Use these links to rapidly review the document

INDEX TO FINANCIAL STATEMENTS

Filed pursuant to Rule 424(b)(7)
Registration Statement No. 333-234215

The information in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell these securities, nor does it solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 23, 2019.

Preliminary prospectus supplement
(To prospectus dated October 21, 2019)

7,719,503 Class A Common Shares

Arco Platform Limited
(Incorporated in the Cayman Islands)

          This is an offering of an aggregate of 7,719,503 Class A common shares, US$0.00005 par value per share, of Arco Platform Limited, or Arco. Arco is offering 3,450,656 Class A common shares. The selling shareholders identified in this prospectus supplement are offering an additional 4,268,847 Class A common shares. We will not receive any proceeds from the sale of Class A common shares by the selling shareholders.

          Our Class A common shares are currently listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol "ARCE." On October 22, 2019, the last reported sale price of our Class A common shares on the Nasdaq Global Select Market was US$43.47. The final public offering price will be determined through negotiation between us and the lead underwriters in the offering and the recent market price used throughout this prospectus supplement may not be indicative of the final offering price.

          Following this offering, Oto Brasil de Sá Cavalcante, Margarida Maria Porto Soares de Sá Cavalcante, Ari de Sá Cavalcante Neto, Mariana Magalhães de Sá Cavalcante, Patrícia Soares de Sá Cavalcante, Paula Soares de Sá Cavalcante and Luciana Soares de Sá Cavalcante Moraes, or the Founding Shareholders, will beneficially own 1.1% of our Class A common shares and 50.5% of our outstanding share capital, assuming no exercise of the underwriters' option to purchase additional shares referred to below. The shares held by the Founding Shareholders are Class B common shares, which carry rights that are identical to the Class A common shares being sold in this offering, except that (i) holders of Class B common shares are entitled to 10 votes per share, whereas holders of our Class A common shares are entitled to one vote per share, (ii) Class B common shares have certain conversion rights, and (iii) holders of Class B common shares are entitled to preemptive rights in the event that additional Class A common shares are issued in order to maintain their proportional ownership interest. For further information, see "Description of Share Capital" in the accompanying prospectus. As a result, the Founding Shareholders will control approximately 91.0% of the voting power of our outstanding share capital following this offering, assuming no exercise of the underwriters' option to purchase additional shares.

          Investing in these securities involves a high degree of risk. You should carefully consider the risks described under "Item 3. Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2018, as filed with the SEC on April 17, 2019 and amended on May 2, 2019, and any further amendments thereto (our "2018 Annual Report"), incorporated by reference herein, and "Risk Factors" beginning on page S-36 of this prospectus supplement.

          We are an "emerging-growth company" as defined in the U.S. Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements.

	Per Class A common share	Total

Offering price	US$	US$

Underwriting discounts and commissions	US$	US$

Proceeds, before expenses, to us(1)	US$	US$

Proceeds, before expenses, to selling shareholders(1)	US$	US$

(1)
See "Underwriting" for a description of all compensation payable to the underwriters.

          General Atlantic Arco (Bermuda), L.P., or the GA Entity, one of the selling shareholders, has granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 1,157,925 additional Class A common shares to cover the underwriters' option to purchase additional shares, if any, at the offering price, less underwriting discounts and commissions.

          Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriters expect to deliver the Class A common shares against payment in New York, New York, on or about                                    , 2019.

Global Coordinators

Goldman Sachs & Co. LLC	Morgan Stanley	Itaú BBA

The date of this prospectus supplement is                            , 2019.

 PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

        You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus we file with the United States Securities and Exchange Commission, or the "SEC." We, the selling shareholders, and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. We, the selling shareholders, and the underwriters are not, making an offer of the Class A common shares in any jurisdiction where such offer is not permitted. You should not assume that the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf, the selling shareholders' behalf or the underwriters' behalf, to subscribe for and purchase any of the Class A common shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

        For investors outside the United States: Neither we, the selling shareholders, nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our Class A common shares and the distribution of this prospectus supplement outside the United States and in their jurisdiction.

        We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus supplement are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under the shelf registration process, we may, from time to time, offer and sell any combination of the securities described in the accompanying prospectus in one or more offerings. This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and certain documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        You should carefully read the accompanying prospectus, this prospectus supplement, the documents incorporated by reference in the accompanying prospectus and in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision, together with additional information described below under the heading "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "Arco" or the "Company," "we," "our," "ours," "us" or similar terms refer to Arco Platform Limited, together with its subsidiaries. The Class A common shares that may be offered using this prospectus supplement are referred to collectively as the securities.

        The term "Brazil" refers to the Federative Republic of Brazil and the phrase "Brazilian government" refers to the federal government of Brazil. "Central Bank" refers to the Brazilian Central Bank (Banco Central do Brasil). References in the prospectus to "real," "reais" or "R$" refer to the Brazilian real, the official currency of Brazil and references to "U.S. dollar," "U.S. dollars" or "US$" refer to U.S. dollars, the official currency of the United States.

S-iii

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        The prospectus, the registration statement of which it forms a part, this prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as "anticipate," "believe," "could," "expect," "should," "plan," "intend," "may," "predict," "continue," "estimate" and "potential," among others.

        Forward-looking statements appear in a number of places in this prospectus supplement and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled "Risk Factors" in this prospectus supplement. These risks and uncertainties include factors relating to:

  •
  general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on our business;

  •
  fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;

  •
  our ability to implement our business strategy;

  •
  our ability to integrate and realize the synergies from mergers and acquisitions;

  •
  our ability to adapt to technological changes in the educational sector;

  •
  our ability to enhance our brands;

  •
  our ability to obtain government authorizations on terms and conditions and within periods acceptable to us;

  •
  our ability to continue attracting and retaining partner schools;

  •
  our ability to maintain the academic quality of our programs;

  •
  the availability of qualified personnel and the ability to retain such personnel;

  •
  changes in the financial condition of the students enrolling in our partner schools or private schools in general and in the competitive conditions in the education industry, or changes in the financial condition of our partner schools in the primary and secondary education sector;

  •
  our capitalization and level of indebtedness;

  •
  the interests of our controlling shareholder;

  •
  changes in government regulations applicable to the primary and secondary education industry in Brazil;

  •
  government interventions in the primary or secondary education industry that affect the economic or tax regime, the collection of tuition fees or the regulatory framework applicable to primary and/or secondary educational institutions;

  •
  a decline in the number of our partner schools or the amount of fees we can charge for our educational platform;

  •
  our ability to compete and conduct our business in the future;

  •
  the success of our marketing initiatives, including advertising and promotional efforts;

S-iv

  •
  our ability to develop new educational products, services and concepts;

  •
  changes in consumer demands and preferences and technological advances, and our ability to innovate to respond to such changes;

  •
  changes in labor, distribution and other operating costs;

  •
  our compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;

  •
  other factors that may affect our financial condition, liquidity and results of operations; and

  •
  other risk factors discussed under "Risk Factors."

        Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

S-v

SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus as well as the documents incorporated by reference. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and (i) our consolidated financial statements and notes thereto, (ii) Positivo's (as defined below) combined carve-out financial statements, and (iii) our unaudited pro forma condensed consolidated financial information, each included elsewhere in this prospectus supplement, the accompanying prospectus as well as the documents incorporated by reference, before deciding to invest in our Class A common shares.

Overview

        Our mission is to transform the way students learn by delivering high-quality education at scale through technology to private primary and secondary, or "K-12", schools.

        We provide a complete pedagogical system with technology-enabled features to deliver educational content to private schools in Brazil. Our turnkey curriculum solutions provide educational content in both printed and digital formats delivered through our platform to improve the learning process.

        Our network as of March 31, 2019 consisted of 1,464 partner schools, compared to 1,140 schools as of March 31, 2018, 835 schools as of March 31, 2017 and 667 schools as of March 31, 2016, representing annual growth rates of 28.4%, 36.5% and 25.2%, respectively. We had 498,553 enrolled students across all Brazilian states as of March 31, 2019, compared to 405,814 enrolled students as of March 31, 2018, 322,031 as of March 31, 2017 and 265,354 as of March 31, 2016, representing annual growth rates of 22.9%, 26.0% and 21.4%, respectively.

        We have an asset-light, highly scalable business model that emphasizes operational efficiency and profitability. We operate through long-term service contracts with private schools. These contracts generally have initial terms that average three years, pursuant to which we provide educational content in printed and digital format to private schools. Our revenue is driven by the number of enrolled students at each customer using the solutions and the agreed-upon price per student per year, all in accordance with the terms and conditions set forth in each contract. As a result, we benefit from high visibility in our net revenue and operating margin, which we calculate by dividing our operating profit by net revenue over a given period. Our annual retention rate in 2017 and 2018 was 95.0%, which makes our recurring revenue base highly stable.

        Our business model has allowed us to grow and achieve profitability since our founding. Our net revenue totaled R$381.0 million, R$244.4 million, and R$159.3 million in 2018, 2017 and 2016, respectively, representing annual growth rates of 55.9% and 53.4% in 2018 and 2017, respectively, and R$254.6 million and R$195.1 million in the six months ended June 30, 2019 and 2018, respectively, representing a growth rate of 30.5%. We generated operating profit of R$62.1 million, R$74.9 million and R$48.6 million in 2018, 2017 and 2016, respectively. We had a loss of R$82.9 million in 2018, and profit of R$43.6 million and R$74.4 million in 2017 and 2016, respectively. We generated operating profit of R$68.6 million and R$75.4 million in the six months ended June 30, 2019 and 2018, respectively, representing a decrease of 9.0% and profit for the period of R$56.5 million and R$54.3 million in the six months ended June 30, 2019 and 2018, respectively. Our partner-school base is highly diversified, which reduces our dependence on a concentrated number of large clients. Our 10 largest clients represented only 8.1% and 5.6% of our net revenue in 2018 and the six months ended June 30, 2019, respectively.

        We believe that the quality of our platform, together with the credibility of our client base and the strong reputation of our brand, has driven our significant growth, allowing us to quickly and efficiently expand our footprint in Brazil since our founding. As of December 31, 2018, 216 (or 15%) of our partner schools ranked as one of the top three schools of their respective cities, according to the Exame Nacional do Ensino Médio, or "ENEM," the principal national standardized test for university entrance in Brazil. Furthermore, Arco's schools are among the top 10 in 13 out of 27 Brazilian states according to ENEM results as of December 31, 2018, and Arco has the highest penetration among top 10 performing schools according to rankings based on data from the Ministry of Education and our existing partner schools.

        Consistent with our mergers and acquisitions strategy and in line with our long-term vision to become a one stop shop platform, in May 2019 we entered into a purchase agreement with the shareholders of Positivo Soluções Didáticas Ltda., or "Positivo," to acquire the entire share capital of Positivo, one of the largest K-12 content providers to private schools in Brazil, and other companies of the Positivo Group (as defined below), or the "Positivo Acquisition." We believe the Positivo Acquisition will allow us to increase our student base, accelerate our growth while maintaining our B2B2C model, and enable us to broaden our product offerings and expand our footprint. For more information about the Positivo Acquisition and Positivo, see "—Recent Developments—Acquisition of Positivo Soluções Didáticas" and "Business of Positivo."

Context

        The 21st century has been characterized by rapid and accelerating technological innovation, with students at the forefront of the adoption of new technologies. We believe that we can deliver a more effective, personal, engaging and enjoyable learning experience for students by combining high-quality proprietary content and software applications in our simple, integrated and personalized educational platform. We aim to move beyond traditional educational models used by schools by empowering educators, school administrators and students to achieve their highest potential through our educational platform.

        We founded our company with the aim of creating high-quality products that simplify learning and make the education process more efficient. Traditionally, school administrators required a multitude of vendors for developing content, engaging in teacher training, and commercializing and managing K-12 education. Simultaneously, students acquired educational content through textbooks from various publishers across retail channels. Our platform aims to replace this multitude of third-party educational providers with a streamlined, one-stop solution that delivers high-quality education at scale.

        Our Core Curriculum and Supplemental Solutions enable students, teachers and school administrators to have access to engaging and easy-to-use resources that propel academic success and meet students' diverse learning needs. Pairing our printed and digital curriculum with real-time data and teacher-led learning allows us to personalize learning at the individual level, improving both individual student and aggregate school performance.

        We develop our educational content using a model based on extensive research and performance-based standards. We combine printed and digital content with online lecturettes featuring expert, on-screen teachers and tailored assignments and assessments to engage students and help them master their subject areas. With this integrated approach, students can track their progress and performance, teachers can access real-time data to evaluate students and personalize their teaching, and school administrators can better manage their school's performance both on absolute and comparative terms.

        The increase in Internet penetration and the rapid increase in the use of mobile devices and cloud-based services is broadening access to educational content and services and expanding the potential reach of educational institutions. Our platform does not require our partner schools to make any significant capital expenditures or setup investments, and is compatible with most mainstream computing platforms (including tablets and mobile phones). Our solutions are designed to be highly interactive and enjoyable, which we believe results in enhanced educational outcomes when compared to traditional models.

Underlying Trends

        We believe that the strength of our business and growth prospects is supported by strong underlying market and industry trends, including:

Demand for quality education is driving a shift from public to private K-12 education

        A wide gap in the quality of education exists between public and private K-12 institutions in Brazil, and within the private school market itself. Test performance is significantly better in private primary and secondary education, as illustrated by the average quality index differential of the primary and secondary education development index (Índice de Desenvolvimento da Educação Básica), or "IDEB." As of December 31, 2017, private K-12 education schools had an average education quality index score 47% higher than that of public primary and secondary schools across all school years according to the IDEB quality index differential. As a result, over the last eight years, student enrollments in private K-12 institutions have increased 15.9%, from 6.9 million in 2010 to 8.0 million in 2018.

Technological innovation is driving enhancements in private K-12 education

        In a 2019 survey conducted by Getulio Vargas Foundation (Fundação Getulio Vargas), or "FGV," the number of smartphones in Brazil was expected to reach 230 million by May 2019, or approximately 1.6 smartphone devices per Brazilian. Brazil is a mass adopter of disruptive technological innovations in a number of areas, and it is among the five largest markets for Waze®, the digital traffic map application for Android® and iOS®, with São Paulo serving as its largest city in terms of number of users, according to an April 2019 article in Época Negócios, a Brazilian financial magazine. Brazil is also the second-largest market in the world for Instagram® in terms of number of users according to a May 2019 article in Exame, a Brazilian business magazine, and one the most popular destinations for Airbnb®, with Rio de Janeiro ranking fifth behind Moscow, New York City, Paris and London, according to an August 2018 article in Época Negócios.

        We believe that this digital transition can provide significant benefits and opportunities for education service and content providers, such as:

  •
  revenue diversification, as technological developments in education platforms, such as new tools or capabilities, may be sold for different purposes and to different consumers;

  •
  customization enabled by technology and tied to a soft adaptation, which allows for distribution to different customers and a scaling by companies that offer different solutions; and

  •
  margin gains, given a lower cost per student and a larger consumer base that is accessible through technological developments.

Importance of K-12 performance in university admissions processes

        The best higher education institutions in Brazil are public, with a highly competitive admissions process based largely on challenging standardized admissions exams. According to the World University Rankings 2020 published by Times Higher Education (THE), 39 out of the 46 top ranked universities in Brazil were public as of September 11, 2019. In recent years, competition for admission into public universities has increased, a trend driven both by greater student demand and a decrease in the number of available seats. In 2012, there were on average 11 applicants per available seat in public universities, as compared to 14 applicants in 2016, according to Oliver Wyman, a global management consulting firm, while the number of public university seats decreased by 6.3% from 2012 to 2016. As a result of this competition, parents are increasingly focused on schools that over perform in the standardized university admissions tests. According to a 2017 study by the Brazilian Institute of Public Opinion and Statistics (Instituto Brasileiro de Opinião Pública e Estatística), or the "IBOPE," education is the number one spending priority for Brazilian families. Our solution is designed to enhance our students' ability to perform on these exams.

Expansion of school hours and after-school programs including, but not limited to, "English as a Second Language," or ESL, bilingual programs and 21st century skills programs

        The increased focus on education has led to an increase in the length of the average school day. After-school education, comprising tutoring, language courses, 21st century skills, such as critical thinking, leadership, collaboration and communication skills, and robotics, among other extracurricular activities, is also becoming more popular, offering a variety of training and learning programs in which students can participate according to their personal interests and preferences.

        For many parents, after-school education is considered a lifeline that helps them work without worry and balance their schedules, given (i) that Brazil has one of the highest average working hours per week in the world, and (ii) the increased participation of women in the workforce. In addition, an increase in disposable income has increased demand for private education and after-school programs, and parent expectations for their children's education are high considering the strong competition to gain admission into top public universities. Accordingly, after-school education represents a growing opportunity for private institutions, with an addressable market of R$18.7 billion compared to R$6.5 billion of potential market for private K-12 learning systems and textbooks in Brazil, based on EY-Parthenon's assessment of the private K-12 learning systems market. This is especially the case given the wide variety of supplemental solutions that can be offered to students during after-school hours.

Obsolescence of traditional content-distribution models

        We believe that traditional content-distribution models are becoming obsolete. Traditional educational publishers are almost exclusively focused on physical textbooks, which they sell through retailers rather than directly to schools. These traditional suppliers have limited capability to develop and offer integrated digital solutions to schools, teachers and students, and typically rely on third-party authors, illustrators and graphic designers to develop new content. In contrast, because of our robust technology backbone, use of data and strong relationships with teachers and administrators, we can offer a comprehensive solution and content that is continuously updated and improved.

Limited and unintegrated product offering

        Due to the lack of turnkey education solutions, school administrators often rely on a multitude of third-party vendors for K-12 educational content, teacher training, student testing, management and communication tools.

        Traditional education providers have struggled to develop mission-critical education platforms for several reasons, including the significant costs associated with the development of content and technologies, as well as the lack of extensive in-house technological expertise. In addition, developing a comprehensive and effective methodology is difficult to achieve since it requires many years of proven educational experience and a successful track record.

Our Market Opportunity

        We believe that the challenges inherent in the traditional content-distribution model, coupled with increasing demand for modern content and integrated value-added services, present a unique market opportunity for our business. By providing an affordable, modern and efficient platform, we believe that we can continue to disrupt the Brazilian education market and increase our penetration into current and new markets.

The Arco Way

        We believe that by combining our platform, our ability to innovate and our corporate culture, we can help create value for our partner schools and competitive advantages for our business.

Our Business Model

        Our Business-to-Business-to-Consumer, or B2B2C, model is financially aligned with our partner schools.    Our revenues consist of wholesale content fees paid by our partner schools annually on a per-student, per-year basis. On average, partner schools charge students' parents an incremental markup on top of our wholesale fees, ensuring that their incentives are aligned with ours. Accordingly, we provide a supplemental revenue stream to our partner schools through our B2B2C model, which is a feature that the traditional education model does not employ. Once schools adopt our platform for a particular class year, access to, and payment for, our platform becomes mandatory for all enrolled students in each class year, and such payments are charged as a supplement to tuition. Typically, we revise our contract fees annually, in line with our price-setting policies, which are usually above published inflation indices, to account for changes in our cost-and-expenses structure and for improvements in our platform.

        Long-term contracts, high retention rates and high financial predictability.    Our three-year standard contract provides a revenue stream with long-term cash flow visibility. We have a lead time (which we define as the period from the moment of first contact to the execution of a contract) for the acquisition of new partner schools, and we typically enter into contracts with new partner schools within one year from the moment of first contact. Once our content is adopted, switching costs (which are the costs that schools incur as a result of switching to our platform) and time associated with updating the teaching curriculum for each class year work to our advantage. Most of our average 5.0% annual attrition rate is attributable to the early termination or suspension of performance by us, at our option, of contracts with certain partner schools as a result of their failure to timely pay our contract fees.

        Asset-light and scalable business model, with high operating leverage and limited capex requirements.    By outsourcing distribution activities to third parties and developing standard solutions, we have an asset-light and scalable business model that enables us to quickly expand our customer base with low associated expenses and capital expenditures. This allows us to increasingly expand our margins as we grow the number of students we serve, while generating cash to fund the development of new products and features, as well as identify acquisitions and strategic investments.

        Our platform is difficult to replicate.    We have continuously developed our platform since our founding, with the benefit of over 50 years of an evolving educational methodology and a dedicated team of education specialists focused on developing and improving our Core Curriculum and Supplemental Solutions materials. Accordingly, we believe that the depth of our educational content and the technological experience necessary to develop our products makes our platform difficult to replicate.

Our Cohort Economics

        We believe that an annualized cohort analysis is a useful indicator of demand for our platform. We define a cohort as the amount spent by all of our partner schools on our platform over each 12-month period. We calculate the total contractual fees payable by our partner schools in each cohort as of the end of each academic year, or the yearly contract fee amount. We have a track record of attracting new partner schools and increasing the amount of fees they pay us over time. For further information, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations of Arco—Our Cohort Economics."

Our Solutions

        In the education sector, we believe that quality is fundamental. Our platform was developed with the benefit of over 50 years of an evolving educational methodology and robust track record of academic results. Our track record of high-performing educational outcomes motivated us to create a digital, technology-driven product that could deliver high-quality education at scale.

        We provide a complete suite of turnkey curriculum solutions and technology-enabled features to help our students, teachers, partner schools and parents, targeting our students' educational success.

        Our turnkey educational platform solutions comprise core K-12 curricula, as well as supplemental instructional content currently focused on English as a second language.

Benefits Across Our Educational Platform

        We deliver the following benefits to all the stakeholders engaged in the learning process:

  •
  Students:  We deliver a personalized, multimedia learning experience in an omni-channel format. Students can access content in various formats, including digital, video, print and other audiovisual media aligned with the daily curriculum of their classes. Our platform provides real-time feedback to students on areas for improvement and benchmarking relative to their peers, which enables us to simultaneously ensure that education is provided on an individual basis, and that our content is complete, up to date and readily available.

  •
  Teachers:  We offer a range of tools to help improve teacher efficiency and learning outcomes. We provide teaching plans for each class, digital content for classroom review, premade class videos, a test-builder platform and homework-correction automation tools. In addition, teachers are able to access students' performance reports and identify which students are having difficulties in progressing in a given class at any time.

  •
  Administrators:  We provide a supplemental revenue stream to our partner schools. In addition, our platform provides back-office administrative support, alongside data and analytics to support decision-making processes. Administrators receive student reports and are able to analyze student participation rates, detailed individual performance, an overview by area of knowledge and their schools' national ranking. They are also able to benchmark teacher performance to optimize the effectiveness of their teaching staff.

  •
  Parents:  Our software brings parents closer to the education process, through an informal communication channel and the opportunity to closely monitor and engage with their children's performance and development.

Our Products

        We believe that innovation is an important part of our success. As a technology company in the education sector, we believe that our dynamic and adaptive nature is essential to our continued growth. Our product offerings comprise two main segments that operate in concert: (i) Core Curriculum; and (ii) Supplemental Solutions.

        Our Core Curriculum comprises high-quality content solutions that are designed to address the Ministry of Education's national K-12 curriculum requirements through a personalized and interactive learning experience. Students access content in various formats, such as digital, video, print and other audiovisual media that are aligned with the daily curriculum of their classes. Our Core Curriculum offering serves a broad range of price points, allowing us to maximize our market reach and penetration. It is offered in two different versions, consisting of (i) SAS Plataforma de Educação, or "SAS," a premium solution focused on high-income private schools, and (ii) SAE Digital S.A., or "SAE," a basic solution focused on upper-middle-income private schools.

        SAS and SAE share certain key attributes, such as:

  •
  Online homework assessment:  An extensive questions and problem-solving activities database that provides additional teacher-led instructional content to help meet individual student or small student-group needs.

  •
  Adaptive learning:  A personalized instruction and assessment tool delivered through our exam management portal to help students prepare for and take exams.

  •
  Interactive learning:  Augmented reality and video features throughout our materials, contributing to a more interactive and engaging learning experience.

  •
  Students and teachers web portal:  An online environment aggregating relevant content for students and teachers by grade.

  •
  In-app communication:  A responsive, simple and user-friendly communication tool for partner schools, students and parents.

  •
  Support to partner schools:  Back office management, educational consulting services, training programs for teachers to assess and improve the quality of their teaching methods and marketing advisory services.

        Our Supplemental Solutions comprise additional value-added content for which partner schools can opt-in as an addition to our Core Curriculum. We have a Supplemental Solutions market share of 1%, calculated by dividing Arco's Supplementary Solutions ACV Bookings for the 2019 school year by the total addressable market for Supplemental Solutions, which consists of ESL, bilingual programs and 21st century skills programs, based on EY-Parthenon's assessment of the private K-12 learning systems market. Currently, our primary Supplemental Solutions offering is an ESL bilingual program, first offered in 2015 following our acquisition of an interest in International School Serviços de Ensino, Treinamento, Editoração e Franqueadora S.A., or "International School." International School provides students with an internationally-oriented education, in a multi-cultural environment, based on a curriculum like the International Baccalaureate or Cambridge International Examinations.

        In December 2015 and January 2017, our subsidiary EAS Educação (at the time, SAS Educação S.A.), or "EAS Brazil," acquired 40% and 11.48% interests, respectively, in the share capital of International School from Mr. Ulisses Borges Cardinot, pursuant to an investment and other covenants agreement (Contrato de Investimento e Outras Avenças) dated December 21, 2015 (as amended on January 28, 2016 and January 23, 2017), or the "Investment Agreement." Mr. Cardinot is currently the chief executive officer of International School pursuant to a shareholders' agreement between Mr. Cardinot and EAS Brazil. For further information, see "Item 4.A. History and Development of the Company—Acquisitions" in our 2018 Annual Report.

        The Investment Agreement contains certain contractual arrangements for the acquisition by EAS Brazil of the remaining 48.52% interest in the share capital of International School held by Mr. Cardinot, or the "Remaining Interest," divided in two steps: (1) 25% of the share capital between January 1, 2020 and April 30, 2020 at a purchase price equal to the product of 30% and 10 times the accounting EBITDA of International School for the 2019 school year (twelve-month period between October and September) (subject to certain adjustments); and (2) 23.52% of the share capital between January 1, 2021 and April 30, 2021 at a purchase price equal to the product of 30% and 10 times the accounting EBITDA of International School for the 2020 school year (subject to certain adjustments). In addition, Mr. Cardinot may elect to allocate up to 50% of the total purchase price to subscribe for EAS Brazil shares (which would be valued at the product of 30% and 10 times the accounting EBITDA of EAS Brazil (subject to certain adjustments) for the applicable school year). See note 4 to our audited consolidated financial statements in our 2018 Annual Report.

        Pursuant to the Investment Agreement, with the approval of an initial public offering of EAS Brazil (1) certain contractual arrangements for the acquisition by EAS Brazil of the Remaining Interest are accelerated; and (2) Mr. Cardinot's option to allocate up to 50% of the total purchase price to subscribe for EAS Brazil shares must be exercised by Mr. Cardinot at the shareholder meeting approving an initial public offering by EAS Brazil. We recorded a financial liability as of June 30, 2019 in the amount of R$188.6 million, which represented the present value of the estimated amount payable to Mr. Cardinot. This financial liability may vary in subsequent financial periods and depending on the final basis for calculation of the purchase price of the Remaining Interest and it will be updated accordingly in our financial statements for future financial periods.

        In 2019, to further enhance our portfolio in line with growing international education trends focusing on 21st century skills, we invested in Nave à Vela Editora e Comercializadora de Materiais Educacionais S.A. (formerly Nave à Vela Ltda), or "NAV," a competence-based learning solutions company with proprietary, high-quality content and a methodology fully integrated with the K-12 curriculum, present in more than 50 schools and reaching 16,000 students, according to NAV's website. Through projects, problem solving and technology, NAV helps students develop transferable skills, such as critical and creative thinking, and communication skills. In addition, we also started to develop our proprietary solution, Pleno, a Social-Emotional Learning (SEL) program. We intend to add additional, non-core supplemental educational modules to our Supplemental Solutions over time.

        The key attributes of our Supplemental Solutions are:

  •
  Proprietary applications:  Two complementary applications providing content and English-based games that form part of students' school-year collections, including a communications tool for partner schools, students and parents.

  •
  Robotics:  Pioneering activities that enable students to build and program their own Lego® robots as a way to maximize learning beyond the classroom experience.

  •
  Combination of concrete materials and animations:  Print and digital textbooks combined with interactive animations, educational videos and exercises.

  •
  Crowdsourced education:  Collaborative and versatile platform for classrooms that allows students to collaborate in project building and problem solving.

What Sets Us Apart

        We believe that we have the following business strengths that allow us to disrupt the private K-12 education market:

Disruptive approach to traditional school model

        Instead of simply delivering content as a product through textbooks, we provide an education solution through a technology-based platform. We believe that our platform is cutting-edge, modern, dynamic and client-oriented. We offer a multichannel experience, combining proprietary content and software that would otherwise require the purchase of multiple, nonintegrated solutions.

        According to internal studies, we believe that the parents of students enrolled at our partner schools enjoy significant savings since our content solutions are less expensive than a traditional collection of textbooks, mainly because we can avoid incremental costs associated with a traditional retail distribution chain by primarily selling directly to our partner schools, as well as certain incremental costs relating to content production. In contrast, the sale of traditional textbooks often requires publishers to pay authors royalties for each book sold, and traditional textbooks are frequently marketed as penned by specific authors, each of which generally entails higher total royalty costs, whereas we generally acquire rights to content from a large pool of available authors, without variable payments relating to royalties. Furthermore, we deliver a supplemental revenue stream for our partner schools. As of December 31, 2018, partner schools charged parents an incremental markup on our wholesale per-student prices.

Strong combination of content-development team and technology to develop a best-in-class learning experience

        As of June 30, 2019, we had a dedicated team of over 319 technology and content-development employees focused on developing and improving our Core Curriculum and Supplemental Solutions materials. They achieve this by leveraging feedback from our (i) highly qualified base of over 1,200 experienced educational authors in Brazil on the quality of materials we produce, and (ii) network of partner schools and teachers on the impact of our materials on student performance. The advanced state of our platform reflects a process of evolution spanning over a decade, making it difficult to replicate.

        We also have a team of over 122 employees focused on the product design and digital presentation of our education materials on our platform.

Widespread positive customer satisfaction and strong academic outcomes

        We monitor our user experience on a regular basis by measuring our Net Promoter Scores, or "NPS," a widely known survey methodology used to measure overall customer satisfaction. As of December 31, 2018, we had an NPS score of 83 according to our internal analysis. Our NPS score compares to 55 for Apple iPhone as of October 26, 2017, 61 for Amazon as of October 19, 2017 and 50 for Google as of October 31, 2017, according to NPS Benchmarks.

        Our customer satisfaction is driven by our ability to meaningfully improve the performance of our partner schools' enrolled students on the ENEM a prerequisite for entrance into almost all higher education undergraduate institutions in Brazil. According to the 2018 results of the ENEM:

  •
  Three of the 10 top schools in the Brazilian national school rankings use our solutions;

  •
  Our schools are among the top 10 in 13 out of 27 Brazilian states; and

  •
  216 of our partner schools are ranked among the top three schools in their respective cities.

        In addition, we have the highest penetration among top 10 performing schools, according to rankings based on data from the Ministry of Education and our existing partner schools.

Strong brand equity and aligned incentives resulting in high retention rates

        We prioritize quality by employing a "white glove" service model across our business, with clear financial incentives (in the form of bonuses) to our sales force that drive long-term relationships with our partner schools. Educational performance is one of the main drivers of school growth, and the success of our partner schools is a critical part of our value proposition. Due to the quality of our academic outcomes, we rarely lose clients. In addition, we have historically been highly effective in increasing contract values, achieving an annual retention rate in net revenue of 95.0% in 2017 and 2018.

Attractive financial model with a high level of visibility and predictability

        We have cash flow visibility given our long-term contracts with partner schools. Initial contract terms generally average three years, with high switching costs resulting in a customer churn of approximately 5.0% in 2018. In addition, we benefit from increasing enrollments across partner schools as our relationships mature and deployments increase, leading to revenue growth and increased operating margins, which contribute to the predictability of our business.

Founder-led and experienced management, innovation-driven culture

        Our culture flows from our founder and CEO's family, who have specialized in education for over 50 years. Our founder and CEO, Mr. Ari de Sá Cavalcante Neto, has brought his family's successful school formula to scale by creating a leading educational platform. We strive to innovate and instill in our professionals a passion for serving all our stakeholders and seeking impactful next-generation solutions for private K-12 education.

        As of March 31, 2019, the average age of our employees was 30, and 53% of our employees were women. Also, we offer a long-term incentive plan for key employees and apply meritocratic methods to engage them, recognize their value and maintain their motivation.

Our Growth Strategies

        We aim to continue driving rapid, profitable growth and to generate greater shareholder value by implementing the following strategic initiatives:

Deepen relationships with our existing customer base

        We intend to increase student enrollments within our existing partner schools at a minimum marginal cost as we see major opportunities for increased penetration through:

  •
  Increasing the number of class years that adopt our Core Curriculum at each partner school. As of December 31, 2018, our up-selling potential would increase our student enrollments by 44%, translating to around 218,000 students; and

  •
  Cross-selling our Supplemental Solutions to currently enrolled class years at our partner schools. As of December 31, 2018, only 3.6% of our client base used both our Core Curriculum and Supplemental Solutions, thus representing a cross-sell opportunity of around 396,000 students.

Expand our partner-school base

        We estimate that the top five private education providers in Brazil accounted for less than 2% of the private education market as of December 31, 2017. We believe that our sales efforts will benefit as the performance of partners schools using our educational platform becomes more widespread and widely known.

Add new Supplemental Solutions

        We consistently review potential opportunities to provide additional after-school educational solutions that we may integrate into our Supplemental Solutions. We plan to enforce a disciplined approach to growth by using market-validation techniques to assess the likelihood of our partner schools adopting our solutions, as well as their potential spending. We will also aim to ensure that any new vertical fits within our proven business strategy, through a careful assessment of available alternatives, such as the number and size of potential adjacent market opportunities, and their relative risk and return.

Continue to innovate and extend our technological leadership

        Innovation is a cornerstone of our culture. As such, we employ significant efforts and resources to ensure the constant development and improvement of our portfolio of solutions. We have also invested in a select group of education-technology startups in an effort to bring new ideas and solutions into our ecosystem. These initiatives have helped us identify new business potential to enhance our overall growth prospects, such as education IT systems (WPensar S.A., or "Wpensar," and EEM Licenciamento de Programas Educacionais S.A., or "EEM"), supplemental instruction content (International School, NAV and Pleno) and digital-native content platform (Geekie Desenvolvimento de Softwares S.A., or "Geekie").

        We intend to increase the functionality of our platform and continue our investment in the development and acquisition of new applications that extend our technological leadership. We also intend to continue to improve and update our print and digital content based on the real-time feedback we receive from our partner schools.

Continue to pursue M&A opportunities

        We plan to continue to opportunistically pursue acquisitions that are complementary to, or that will help us diversify, our business. We intend to maintain a disciplined approach toward evaluating possible targets and integrating acquisitions into our business model. Our preferred acquisition targets are core or supplemental educational platform providers that engage in delivering K-12 educational content through software-based platforms. We are currently evaluating possible acquisition opportunities and submit nonbinding proposals from time to time. We intend to use the net proceeds from this offering to fund in part the Positivo Acquisition (as defined below) and future acquisitions or investments in complementary businesses, products or technologies. For further information, see "Use of Proceeds."

        We believe that we have developed a strong capability and track record of identifying, negotiating and integrating acquisitions. Moreover, we have developed a systematic model that enables us to integrate our acquired businesses in a timely and efficient manner. Since 2011, we have successfully acquired or invested in 14 companies. Our acquisition strategy is focused on expanding our operations into new regions within Brazil and adding new products and technologies to accelerate our pace of innovation and broaden our footprint.

        We have executed three strategic transactions since our initial public offering. These acquisitions have a strong fit with our business and have been executed based on three main pillars: (i) boost growth, accelerating the expansion of our partner-school base; (ii) increase cross-sell opportunities, extending our product offering; and (iii) enhance the client experience, adding value-add tech features. See "—Recent Developments."

Recent Developments

  Request for Arbitration

        On September 19, 2019, Mr. Ulisses Borges Cardinot, a 48.52% shareholder in our subsidiary, International School, filed a request for arbitration with the Center for Arbitration and Mediation of the Chamber of Commerce Brazil-Canada in Brazil against Arco Platform Limited, EAS Educação S.A. and Arco Educação S.A.

        This request for arbitration purporting to assert Mr. Cardinot's rights under the Investment Agreement (for more information regarding the Investment Agreement, see "Summary—Our Products") is still at an early stage; therefore, it is not possible to confirm which claims will be asserted by Mr. Cardinot in the course of the proceedings. Mr. Cardinot, however, has asserted that, among others, he is entitled to receive shares of Arco Platform and the purchase price due pursuant to the Investment Agreement is materially higher. On October 10, 2019, we filed our response to the request for arbitration, denying Mr. Cardinot's claims and affirming that Arco Platform and Arco Educação cannot be parties to the arbitration since they are not parties to the Investment Agreement.

        We intend to vigorously defend ourselves against the existing claims and any additional claims that may be asserted against us in the future by Mr. Cardinot. If an unfavorable decision in the arbitration were to occur, it could result in a material adverse impact on our financial position and results of operations in the period in which the decision occurs, or in future periods, and on the price of our Class A common shares.

  Acquisition of Positivo Soluções Didáticas

        On May 7, 2019, we entered into a purchase agreement with the shareholders of Positivo to acquire the entire share capital of Positivo, one of the largest K-12 content providers to private schools in Brazil, and other companies of the Positivo Group (as defined below). Positivo is part of a group founded in 1972 in Curitiba by a group of teachers as a preparatory course focused on preparing students for admission exams to universities in the state of Paraná, or the "Positivo Group." This carve-out acquisition encompasses only the private school learning systems and does not include the other assets of the Positivo Group, such as the public-schools learning system, the printing company, the Universidade Positivo postsecondary education business, and the Colégio Positivo proprietary schools. The agreed purchase price is R$1,684.8 million (equity value), of which (i) 50% will be payable in cash on the transaction closing date, and (ii) the remaining 50% will be paid in four installments as follows: (1) 10% to be paid in cash in each of 2021 and 2022, and (2) 15% to be paid in cash in each of 2023 and 2024, all as adjusted by the CDI rate (Brazilian interest rates). The closing of the transaction is subject to customary conditions precedent, including antitrust and other regulatory approvals. We obtained the final approval from the Administrative Council for Economic Defense (Conselho Administrativo de Defesa Economica, or "CADE") with no conditions, on October 23, 2019.

        The Positivo Acquisition will allow us to increase our student base twofold, reaching over 1.2 million students. In addition, it will allow us to accelerate expansion and our growth with the same B2B2C business model, with predictable subscription-based revenue, high operating leverage and cash flow conversion while remaining asset-light. By adding complementary assets, Positivo also enables us to broaden our product offerings and expand our footprint. Positivo comprises two different brands with reciprocal business profiles: (i) Sistema de Ensino Positivo, or "SPE," an educational solution consisting of content, technology and services provided to private schools serving upper middle class students; and (ii) Conquista Solução Educacional, or "Conquista," which is focused on private schools serving lower-middle income class students. Together, SPE and Conquista enhance our Core Curriculum offering, allowing us to reach a larger base of schools at different price points. In addition, Positivo also owns Positivo English Solution, or "PES," an affordably-priced second language offering that enhances our Supplemental Solutions.

        Positivo has a strong presence in the South and Southeast regions of Brazil, with relatively low geographic overlap with our student base. The acquisition will also allow us to add opportunities through our scale and technology, strengthening our capacity to invest in high-quality content and technology and enabling us to enhance our student base experience and academic outcomes through technology improvements and our cross-selling capabilities. For further information, see "Business of Positivo."

Acquisition of EEM

        On April 29, 2019, we entered in an agreement to acquire all the shares of EEM, hereinafter referred to as the "EEM Acquisition," an app developer with more than 600,000 enrolled students at more than 1,000 schools that enhances communication between schools and parents by providing chat-based interactions, location-based identifications, NPS tool to assess parent's satisfaction and pilot project related to payments. The purchase consideration transferred was R$18.3 million. The amount of R$16.1 million was paid on the closing date, the amount of R$0.3 million was paid on June 29, 2019, and the deferred payment in the amount of R$1.9 million, which has been retained for a period of two years as guarantee for the payment of any contingent liabilities, will be released in accordance with the provisions of the agreement. Any remaining balance will be transferred to the former owners of the acquired entity. For further information, see note 3 to our unaudited consolidated interim financial statements as of June 30, 2019 and for the six months then ended included elsewhere in this prospectus supplement.

Acquisition of NAV

        In May 2019, we acquired a 13.2% interest in the share capital of NAV, a developer of competence-based learning content present in more than 50 schools and reaching 16,000 students, according to NAV's website, for the total subscription price of R$4.2 million, hereinafter referred to as the "NAV Acquisition." Pursuant to the investment and share purchase agreement, we have agreed to acquire the remaining 86.8% of the outstanding share capital of NAV in three tranches, as follows: (i) Tranche 1, corresponding to 37.8% of the outstanding share capital of NAV, which we intend to acquire on October 29, 2019, (ii) Tranche 2, corresponding to 24% of the outstanding share capital of NAV, which we intend to acquire on February 15, 2021, and (iii) Tranche 3, corresponding to 25% of the outstanding share capital of NAV, which we intend to acquire on February 15, 2022. The purchase price will be paid in cash. For further information, see note 10 to our unaudited consolidated interim financial statements as of June 30, 2019 and for the six months then ended, included elsewhere in this prospectus supplement.

        NAV enhances our Supplemental Solutions offering and the cross-selling capacity of our Core Curriculum offering through a competence-based curriculum to address 21st century skills. The EEM Acquisition and NAV Acquisition provide us with new capabilities that further increases our value proposition to partner schools, parents and students, and also allows us to access each acquisition's network of schools.

Increase of Interest in Geekie

        On September 20, 2019, we acquired an additional 0.96% interest in the share capital of Geekie, an entity that provides technology for adaptive assessment and learning products and engages in the production, development and licensing of software tailored to the specific requirements of education sector customers, through a capital increase of R$1.2 million. On September 24, 2019, we acquired an additional 18.44% interest in the share capital of Geekie from a minority shareholder, the consummation of which is subject to the exercise by the other shareholders of their preferential rights by October 25, 2019. In addition, on October 14, 2019, we acquired an additional 1.92% interest in the share capital of Geekie through a capital increase of R$2.5 million, increasing our total interest to

29.36%, provided no shareholder exercises its preferential rights. As of the date of this prospectus supplement, discussions with the other Geekie shareholders are ongoing in connection with the acquisition of additional interests and additional capital increases in Geekie. For further information, see "Item 4. Information on the Company—A. History and Development of the Company—Acquisitions" on our 2018 Annual Report and note 11 to our audited consolidated financial statements.

Restricted Shares Grant Plan

        On April 30, 2019, our board of directors approved our restricted share long-term incentive program, or the "Restricted Shares Grant Plan." The maximum number of shares that can be issued under the Restricted Shares Grant Plan may not exceed 5% of our share capital at any time. The Restricted Shares Grant Plan will be administered by our board of directors or a designated committee.

        Our and our controlled companies' directors, officers, employees and professionals of any nature may participate in the Restricted Shares Grant Plan, which is composed of two underlying programs: (i) the regular program, pursuant to which we will grant restricted shares to the participant at no cost, subject to certain vesting conditions and (ii) the matching shares program, pursuant to which we will match the number of Class A shares (at no additional cost to the participant) that were acquired by the participant at fair market value ("investment shares"), using the amounts received by the participant as a short term incentive and designated by our board of directors to be used as an investment in investment shares, provided certain vesting conditions are satisfied.

        Under the matching shares program, participants are required to (i) be employed or providing services to us through each vesting date, as set forth in the applicable award agreement and (ii) hold the investment shares through each vesting date. The vesting period may not exceed five years. In addition, upon each vesting date, a portion of the investment shares will become free of restrictions and the participant will be allowed to freely negotiate such shares. Under the regular shares program, the participant's right to receive the restricted shares will be subject to the participant remaining continuously bound as our employee, officer or director, as applicable, through each vesting, which may not exceed five years.

        If a participant is dismissed by us with cause or voluntarily terminates his or her employment or service relationship with us, the participant will forfeit any right to the unvested shares. In the event that the participant is dismissed by us without cause or by mutual agreement between us and the participant, the participant will be entitled to receive his or her vested shares and a pro-rata amount of the granted and unvested shares, by reference to the vesting period in which the termination occurred and based on the number of days the participant was employed by us. In case of the participant's death or permanent disability, the participant (or his or her heirs) will be entitled to receive all the granted shares, whether or not vested, which will be delivered upon termination of the original vesting period.

        If our shares cease to be publicly traded or in an event of a change in our control, the vesting period of the granted shares will be accelerated, as applicable. In each such case, each participant may elect to (i) sell his or her granted shares at a price equal to the price at which the shares were sold in connection with the transaction resulting in the Company becoming privately owned or in a change of control, or (ii) remain a shareholder of the Company subject to the approval of the board of directors.

        Awards of restricted shares and matching shares may be settled in shares or cash, as determined by our board of directors. The restricted shares and matching shares may not be pledged, assigned or transferred to third parties, without the prior approval of our board of directors. Participants in the Restricted Share Grant Plan will be subject to a two year post-termination of employment or service non-compete and prohibition against soliciting our employees, service providers and customers.

        By November 28, 2019, we will issue 136,366 Class A common shares underlying restricted shares units pursuant to the Restricted Shares Grant Plan, of which 68,876 Class A common shares were issued on October 21, 2019 and will be sold in this offering.

Board of Directors

        On July 15, 2019, we appointed Edward Ruiz to our board of directors and our audit committee as an independent member, and on August 7, 2019, we appointed Pablo Doberti to our board of directors and our audit committee as an independent member, increasing the size of our board to six directors.

        Mr. Ruiz is a member of our board of directors, as an independent director, and a member of our audit committee since July 15, 2019. He is currently also a board member and audit committee chair at Nexa Resources, a mining company listed on the New York Stock Exchange and Toronto Stock Exchange and with mining and smelting operations in Brazil and Peru. Mr. Ruiz has over 48 years of experience in public and private accounting. He has been a Certified Public Accountant in the United States since 1972. Mr. Ruiz retired from Deloitte in 2012, where he was an audit partner and member of Deloitte's IFRS Specialist Group in Brazil. Prior to Deloitte, he held executive positions in internal audit at JP Morgan and PepsiCo Inc. in the United States. Mr. Ruiz holds a bachelor's degree in business administration from Pace University (in New York City) and has taken advanced courses, including an executive MBA at FIA in São Paulo and governance courses at the Harvard Business School. Since his retirement, Mr. Ruiz has gained extensive board-level experience as a member and audit committee chair of several publicly traded companies in Brazil.

        Mr. Doberti is a member of our board of directors, as an independent director, a position he has held since August 7, 2019. He is an education executive with more than 25 years of experience in the sector. He is the founder and CEO of Agaton Educação, a startup incubator and accelerator focused on education in Brazil and Mexico. He is also the founder and CEO of Vivadi. Prior to Vivadi, Mr. Doberti was the General Global Director of Uno Internacional Santillana, creating the business model and leading the international expansion and the entrance of Unoi in Brazil. Mr. Doberti holds a bachelor's degree in psychology from Universidad de Buenos Aires.

Organizational Structure

        The diagram below depicts our organizational structure, after giving effect to this offering:

(1)
Includes Class B common shares beneficially owned by our Founding Shareholders.

(2)
Includes Class A common shares beneficially owned by the GA Entity. See "Principal and Selling Shareholders."

Summary of Risk Factors

        An investment in our Class A common shares is subject to a number of risks, including risks relating to our business and industry, risks related to Brazil, risks related to the Positivo Acquisition, and risks related to the offering and our Class A common shares. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled "Risk Factors" in this prospectus supplement and under the heading "Risk Factors" in our 2018 Annual Report, as well as the risks that are described in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, for a more thorough description of these and other risks.

Risks Relating to Our Business and Industry

  •
  Our revenue derives from the contract fees per student that we generate from the sales of our educational content to our partner schools. Any disruption in our relationship with our partner schools, or an increase in delays and/or defaults in the payment of amounts owed to us by the partner schools, may adversely affect our income and cash flow and may materially affect us.

  •
  Any increase in the attrition rates of students in our partner schools may adversely affect our results of operations.

  •
  Increases in the price of certain inputs used to produce our printed educational materials and increases in the fees of our third-party printer providers may materially affect us.

  •
  Our success depends on our ability to monitor and adapt to technological changes in the education sector and maintain a technological infrastructure that works adequately and without interruption.

  •
  Any change or review of the tax treatment applied to our activities, or the loss or reduction in tax benefits on the sale of books (including digital content), may materially adversely affect us.

  •
  Our principal operating subsidiary in Brazil is obliged to adapt its business activities related to data processing to the Law No. 13,709/2018 (Lei Geral de Proteção de Dados, or the "LGPD") that will come into force in August 2020.

Risks Relating to Brazil

  •
  The Brazilian federal government has exercised, and continues to exercise, significant influence over the Brazilian economy. This involvement as well as Brazil's current political and economic conditions could harm us and the price of our Class A common shares.

  •
  The ongoing economic uncertainty and political instability in Brazil may harm us and the price of our Class A common shares.

  •
  Inflation and certain measures by the Brazilian government to curb inflation have historically harmed the Brazilian economy and Brazilian capital markets, and high levels of inflation in the future would harm our business and the price of our Class A common shares.

  •
  Exchange-rate instability may have adverse effects on the Brazilian economy, us and the price of our Class A common shares.

  •
  Infrastructure and workforce deficiency in Brazil may impact economic growth and have a material adverse effect on us.

Risks Related to the Positivo Acquisition

  •
  If we are unable to complete the Positivo Acquisition in a timely manner or at all, our business and the price of our Class A common shares may be adversely affected.

  •
  We may not realize the benefits anticipated from the Positivo Acquisition, which could adversely affect the price of our Class A common shares.

  •
  Uncertainty about the Positivo Acquisition may adversely affect our relationships with customers and employees, which could negatively affect our business, whether or not the Positivo Acquisition is completed.

  •
  The Positivo Acquisition may result in significant charges or other liabilities that could adversely affect the financial results of the combined company.

  •
  The regulatory approvals required in connection with the Positivo Acquisition may not be obtained or may contain materially burdensome conditions.

  •
  The use of cash and incurrence of significant indebtedness in connection with the financing of the Positivo Acquisition may have an adverse impact on our liquidity, limit our flexibility in responding to other business opportunities and increase our vulnerability to adverse economic and industry conditions.

  •
  Positivo relies significantly on a key supplier for the printing of its educational materials.

  •
  Positivo's core business relies on educational materials, but not all agreements signed by the authors set forth the full and unrestricted assignment of copyrights to Positivo over such material. By consequence, Positivo may have restricted copyrights over certain educational materials and may be subject to lawsuits filed by said authors to prevent Positivo from marketing or using them and/or claiming royalties to use them.

  •
  The due diligence performed on the acquired companies of the Positivo Group and the indemnification provided for in the purchase agreement of the Positivo Acquisition may not be sufficient to cover all liabilities of the acquired companies.

Risks Relating to the Offering and our Class A Common Shares

  •
  The Founding Shareholders, our largest group of shareholders, own 100% of our outstanding Class B common shares, which will represent approximately 91.0% of the voting power of our issued share capital following this offering, and control all matters requiring shareholder approval. This concentration of ownership and voting power limits your ability to influence corporate matters.

  •
  Our dual class capital structure means our shares are not included in certain indices. We cannot predict the impact this may have on our share price.

  •
  The dual class structure of our common stock has the effect of concentrating voting control with the Founding Shareholders; this will limit or preclude your ability to influence corporate matters.

  •
  Our Class A common shares may not be a suitable investment for all investors, as investment in our Class A common shares presents risks and the possibility of financial losses.

Corporate Information

        Our principal executive offices are located at Rua Augusta 2840, 9th floor, suite 91, Consolação, São Paulo—SP, 01412-100, Brazil. Our telephone number at this address is +55 55 (11) 3047-2655.

        Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.arcoeducacao.com.br. The information contained in, or accessible through, our website is not incorporated into this prospectus supplement or the registration statement of which it forms a part.

Implications of Being an Emerging-Growth Company

        As a company with less than US$1.07 billion in revenue during our last fiscal year, we qualify as an "emerging-growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the "JOBS Act." An emerging-growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

  •
  a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations disclosure;

  •
  an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the "Sarbanes-Oxley Act," in the assessment of our internal control over financial reporting;

  •
  reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

  •
  exemptions from the requirements of holding nonbinding advisory votes on executive compensation and golden parachute arrangements.

        We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging-growth company. We would cease to be an emerging-growth company if we had more than US$1.07 billion in annual revenue, had more than US$700 million in market value of our Class A common shares held by nonaffiliates, or issued more than US$1.0 billion of nonconvertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this prospectus supplement, although we may choose to do so in future filings, and if we do, the information that we provide shareholders may be different than you might get from other public companies in which you hold equity.

        In addition, under the JOBS Act, emerging-growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report and expect to continue to report under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

 THE OFFERING

        This summary highlights information presented in greater detail elsewhere in this prospectus supplement, the accompanying prospectus as well as the documents incorporated by reference. This summary is not complete and does not contain all the information you should consider before investing in our Class A common shares. You should carefully read this entire prospectus supplement, the accompanying prospectus as well as the documents incorporated by reference before investing in our Class A common shares, including "Risk Factors" and (i) our consolidated financial statements and notes thereto, (ii) Positivo's combined carve-out financial statements, and (iii) our unaudited pro forma condensed consolidated financial information, each included elsewhere in this prospectus supplement.

Issuer	Arco Platform Limited
Class A common shares offered by us	3,450,656 Class A common shares.
Class A common shares offered by the selling shareholders	4,268,847 Class A common shares (or 5,426,772 Class A common shares if the underwriters exercise in full their option to purchase additional shares).
Voting rights	The Class A common shares will be entitled to one vote per share, whereas the Class B common shares (which are not being sold in this offering) will be entitled to 10 votes per share.
Each Class B common share may be converted into one Class A common share at the option of the holder.

If, at any time, the total number of the issued and outstanding Class B common shares is less than 10% of the total number of shares outstanding, then each Class B common share will convert automatically into one Class A common share.

In addition, each Class B common share will convert automatically into one Class A common share upon any transfer, except for certain transfers to other holders of Class B common shares or their affiliates or to certain unrelated third parties as described under "Description of Share Capital—Conversion."

Holders of Class A common shares and Class B common shares will vote together as a single class on all matters unless otherwise required by law and subject to certain exceptions set forth in our Articles of Association as described under "Description of Share Capital—Voting Rights."

Upon consummation of this offering, assuming no exercise of the underwriters' option to purchase additional shares, (1) holders of Class A common shares will hold approximately 9.0% of the combined voting power of our outstanding common shares and approximately 49.5% of our total equity ownership, and (2) holders of Class B common shares will hold approximately 91.0% of the combined voting power of our outstanding common shares and approximately 50.5% of our total equity ownership.

If the underwriters exercise their option to purchase additional shares in full, (1) holders of Class A common shares will hold approximately 9.0% of the combined voting power of our outstanding common shares and approximately 49.5% of our total equity ownership, and (2) holders of Class B common shares will hold approximately 91.0% of the combined voting power of our outstanding common shares and approximately 50.5% of our total equity ownership.

The rights of the holders of Class A common shares and Class B common shares are identical, except with respect to voting, conversion and transfer restrictions applicable to the Class B common shares, and holders of Class B common shares are entitled to preemptive rights to purchase additional Class B common shares in the event that additional Class A common shares are issued, upon the same economic terms and at the same price, in order to maintain such holder's proportional ownership interest in us. See "Description of Share Capital" in the accompanying prospectus for a description of the material terms of our common shares.

Option to purchase additional Class A common shares

The GA Entity has granted the underwriters the right to purchase up to an additional 1,157,925 Class A common shares from it within 30 days of the date of this prospectus supplement, at the public offering price, less underwriting discounts and commissions, on the same terms as set forth in this prospectus supplement. We will not receive any proceeds from the sale of Class A common shares by the GA Entity.

Listing	Our Class A common shares are listed on the Nasdaq Global Select Market under the symbol "ARCE."
Use of proceeds

We estimate that the net proceeds to us from the offering will be approximately US$144.6 million, assuming an offering price of US$43.47 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering to fund in part the Positivo Acquisition and future acquisitions or investments in complementary businesses, products or technologies, as well as for general corporate purposes. See "Use of Proceeds."

We will not receive any proceeds from the sale of Class A common shares by the selling shareholders.
Share capital before and after offering

As of the date of this prospectus supplement, our authorized share capital is US$50,000, consisting of 1,000,000,000 shares of par value US$0.00005 each. Of those authorized shares, (i) 500,000,000 are designated as Class A common shares, (ii) 250,000,000 are designated as Class B common shares, and (iii) 250,000,000 are as yet undesignated and may be issued as common shares or shares with preferred rights.

Immediately after the offering, we will have 27,470,749 Class A common shares outstanding, assuming no exercise of the underwriters' option to purchase additional shares.
Dividend policy

The amount of any distributions will depend on many factors, such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors and shareholders. We do not anticipate paying any cash dividends in the foreseeable future.

Lock-up agreements

We have agreed with the underwriters, subject to certain exceptions, not to offer, sell or dispose of any shares of our share capital or securities convertible into or exchangeable or exercisable for any shares of our share capital during the 90-day period following the date of this prospectus supplement. Members of our board of directors, our executive officers, the selling shareholders and our principal shareholders, have agreed to substantially similar lock-up provisions, subject to certain exceptions. See "Underwriting."

Risk factors

See "Risk Factors" and the other information included in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference, for a discussion of factors you should consider before deciding to invest in our Class A common shares.

Cayman Islands exempted company with limited liability

We are a Cayman Islands exempted company with limited liability. The rights of shareholders and the responsibilities of members of our board of directors may be different from the rights of shareholders and responsibilities of directors in companies governed by the laws of U.S. jurisdictions. In particular, as a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not properly fetter the exercise of future discretion; (iv) duty to exercise powers fairly as between different sections of shareholders; (v) duty to exercise independent judgment; and (vi) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. Our Articles of Association have varied this last obligation by providing that a director must disclose the nature and extent of his or her interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting. In comparison, under the Delaware General Corporation Law, a director of a Delaware corporation owes fiduciary duties to the corporation and its stockholders comprised of the duty of care and the duty of loyalty. Such duties prohibit self-dealing by a director and mandate that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. See "Description of Share Capital—Principal Differences between Cayman Islands and U.S. Corporate Law" in the accompanying prospectus.

        Unless otherwise indicated, all information contained in this prospectus supplement (i) assumes no exercise of the option granted to the underwriters to purchase up to additional 1,157,925 Class A common shares in connection with the offering, and (ii) excludes the issuance of 67,490 Class A common shares issuable by November 28, 2019 upon the settlement of outstanding restricted shares units granted under the Restricted Shares Grant Plan. See "Summary—Recent Developments—Restricted shares and matching programs."

        When the selling shareholders consummate sales of Class B common shares in this offering, the Class B common shares sold will automatically convert into Class A common shares on a share-for-share basis. As a result, purchasers of our common shares in this offering will only receive Class A common shares, and only Class A common shares are being offered by this prospectus supplement. Class B common shares that are not sold by the selling shareholders will remain Class B common shares unless otherwise converted into Class A common shares. See "Description of Share Capital" in the accompanying prospectus.

SUMMARY FINANCIAL AND OTHER INFORMATION

        The following tables set forth, for the periods and as of the dates indicated, our summary financial and other data. This information should be read in conjunction with (i) our unaudited interim condensed consolidated financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 and the notes thereto, included elsewhere in this prospectus supplement, (ii) our audited consolidated financial statements as of and for the years ended December 31, 2018, 2017 and 2016 and the notes thereto, included in our 2018 Annual Report and incorporated by reference in this prospectus supplement, and (iii) "Item 3.A. Selected Financial Data" and "Item 5. Operating and Financial Review and Prospects" in our 2018 Annual Report, which is qualified in its entirety by reference to our audited consolidated financial statements and our unaudited interim condensed consolidated financial statements, and the related notes thereto.

        The following tables also set forth, for the periods and as of the dates indicated, (i) the summary financial information of Positivo, which should be read in conjunction with Positivo's unaudited interim condensed combined carve-out financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 and the notes thereto, and Positivo's audited combined carve-out financial statements as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 and the notes thereto, each included elsewhere in this prospectus supplement, and (ii) our pro forma summary financial information, which should be read in conjunction with our unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2019 and for the year ended December 31, 2018 and the notes thereto, included elsewhere in this prospectus supplement.

Arco

        Our interim statements of financial position as of June 30, 2019 and the interim statements of operations for the six months ended June 30, 2019 and 2018 have been derived from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus supplement, prepared in accordance with International Financial Reporting Standard IAS No. 34 "Interim Financial Reporting," or "IAS 34." The summary statements of financial position as of December 31, 2018, 2017 and 2016 and the statements of operations for the years ended December 31, 2018, 2017 and 2016 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus supplement, prepared in accordance with IFRS, as issued by the IASB. The results of operations for the six months ended June 30, 2019 are not necessarily indicative of the results of operations that may be expected for the entire year ending December 31, 2019.

	For the Six Months Ended June 30,			For the Year Ended December 31,
	2019	2019	2018	2018	2018	2017	2016
	US$ millions(1)	R$ millions		US$ millions(1)	R$ millions
	(unaudited)
Statement of Operations Data:
Net revenue	66.4	254.6	195.1	99.4	381.0	244.4	159.3
Cost of sales	(12.4)	(47.7)	(42.7)	(21.1)	(80.7)	(58.5)	(41.3)

Gross profit	54.0	206.9	152.4	78.3	300.2	185.9	117.9

Selling expenses	(19.7)	(75.5)	(48.4)	(29.6)	(113.3)	(65.3)	(40.3)
General and administrative expenses	(17.2)	(65.8)	(30.7)	(33.9)	(129.8)	(48.9)	(32.7)
Other income, net	0.8	2.9	2.2	1.3	4.9	3.3	3.6

Operating profit	17.9	68.6	75.4	16.2	62.1	74.9	48.6

Finance income	8.1	30.9	7.3	9.6	36.6	12.5	47.2
Finance costs	(7.5)	(28.9)	(7.8)	(51.9)	(198.8)	(20.4)	(1.8)

Finance result	0.5	2.1	(0.5)	(42.3)	(162.2)	(7.9)	45.4

Share of loss of equity-accounted investees	(0.3)	(1.2)	(0.3)	(0.2)	(0.8)	(0.7)	(1.1)

Profit (loss) before income taxes	18.1	69.5	74.7	(26.3)	(100.9)	66.4	92.8

Income taxes-income (expense)	(3.4)	(13.0)	(20.4)	4.7	18.0	(22.7)	(18.4)

Current	(7.6)	(29.2)	(20.9)	(6.9)	(26.5)	(31.0)	(13.0)
Deferred	4.2	16.1	0.5	11.6	44.5	8.3	(5.5)

Profit (loss) for the period / year	14.7	56.5	54.3	(21.6)	(82.9)	43.6	74.4

Profit (loss) attributable to:
Equity holders of the parent	14.7	56.5	54.7	(21.5)	(82.4)	44.3	75.1
Noncontrolling interests	—	—	(0.4)	(0.1)	(0.5)	(0.6)	(0.7)
Basic earnings per share-R$(unless otherwise indicated)
Class A Common Shares	0.29	1.12	1.09	(0.43)	(1.64)	0.88	1.49
Class B Common Shares	0.29	1.12	1.09	(0.43)	(1.64)	0.88	1.49
Diluted earnings per share-R$(unless otherwise indicated)
Class A Common Shares	0.28	1.09	1.04	(0.43)	(1.64)	0.85	1.44
Class B Common Shares	0.29	1.10	1.05	(0.43)	(1.64)	0.85	1.45

(1)
For convenience purposes only, amounts in reais for the six months ended June 30, 2019 and for the year ended December 31, 2018 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

	As of June 30,		As of December 31,
	2019	2019	2018	2018	2017	2016
	US$ millions(1)	R$ millions	US$ millions(1)	R$ millions
	(unaudited)
Balance Sheet Data:
Assets
Total current assets	278.9	1,068.7	257.9	988.1	210.0	162.0
Total non-current assets	112.6	431.5	90.5	346.7	220.4	160.8

Total assets	391.5	1,500.2	348.4	1,334.9	430.4	322.9

Liabilities and Equity
Total current liabilities	53.7	205.9	15.1	57.9	69.7	50.1
Total non-current liabilities	46.3	177.4	54.0	207.1	55.0	31.6

Total liabilities	100.0	383.3	69.2	265.0	124.7	81.7

Total equity	291.5	1,116.9	279.2	1,069.9	305.7	241.2

Total liabilities and equity	391.5	1,500.2	348.4	1,334.9	430.4	322.9

(1)
For convenience purposes only, amounts in reais as of June 30, 2019 and for the year ended December 31, 2018 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

Positivo

        The unaudited interim condensed combined carve-out balance sheet as of June 30, 2019 and the unaudited interim condensed combined carve-out statements of income for the six months ended June 30, 2019 and 2018 of Positivo have been derived from the unaudited interim condensed combined carve-out financial statements of Positivo included elsewhere in this prospectus supplement, prepared in accordance with IAS 34. The audited combined carve-out balance sheets as of December 31, 2018 and 2017 and the audited combined carve-out statements of income for the years ended December 31, 2018, 2017 and 2016 of Positivo have been derived from the audited combined carve-out financial statements of Positivo included elsewhere in this prospectus supplement, prepared in accordance with IFRS, as issued by the IASB. The results of operations of Positivo for the six months ended June 30,

2019 are not necessarily indicative of the results of operations that may be expected for the entire year ending December 31, 2019.

	For the Six Months Ended June 30,			For the Year Ended December 31,
	2019	2019	2018	2018	2018	2017	2016
	US$ millions(1)	R$ millions		US$ millions(1)	R$ millions
Statement of Income Data:
Net revenue from sales	61.2	234.4	231.8	106.1	406.4	405.8	340.5
Cost of sales	(16.4)	(62.9)	(58.1)	(25.3)	(97.1)	(111.5)	(98.6)

Gross profit	44.8	171.5	173.7	80.8	309.3	294.3	241.9

General and administrative expenses	(8.6)	(32.8)	(31.3)	(17.6)	(67.6)	(63.7)	(51.1)
Selling and distribution expenses	(9.2)	(35.1)	(28.8)	(16.4)	(63.0)	(89.3)	(72.9)
Other operating income (expenses), net	—	—	0.7	(0.1)	(0.5)	—	0.1
Impairment loss on accounts receivable	—	(0.1)	(3.1)	(1.0)	(4.0)	(11.1)	(5.6)

Income before financial income and taxes	27.0	103.5	111.2	45.7	174.2	130.2	112.4

Financial revenues	0.9	3.6	1.8	1.2	4.7	3.7	2.6
Financial expenses	(0.2)	(0.7)	(1.0)	(0.5)	(1.8)	(5.7)	(4.8)

Income before income tax and social contribution	27.7	106.4	112.0	46.4	177.1	128.2	110.2

Income tax and social contribution
Current	(7.5)	(28.6)	(39.7)	(17.7)	(68.0)	(44.9)	(44.0)
Deferred	(1.9)	(7.1)	1.6	2.4	9.3	1.3	6.5

Net income for the period/year	18.4	70.7	73.9	30.9	118.6	84.6	72.8

(1)
For convenience purposes only, amounts in reais for the six months ended June 30, 2019 and for the year ended December 31, 2018 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

	As of June 30,		As of December 31,
	2019	2019	2018	2018	2017
	US$ millions(1)	R$ millions	US$ millions(1)	R$ millions
Balance Sheet Data:
Assets
Total current assets	30.5	116.8	33.4	127.8	119.5
Total non-current assets	14.1	54.0	13.6	52.2	40.5

Total assets	44.6	170.8	47.0	180.0	160.0

Liabilities and Parent's Net Investments
Total current liabilities	16.3	62.5	14.6	55.9	100.8
Total non-current liabilities	2.5	9.5	1.7	6.5	4.7
Total parent's net investments(2)	25.8	98.8	30.7	117.6	54.5

Total liabilities and parent's net investments	44.6	170.8	47.0	180.0	160.0

(1)
For convenience purposes only, amounts in reais as of June 30, 2019 and as of December 31, 2018 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

(2)
Represents the net contributions (to)/from Positivo Group on the combined carve-out financial statements. For further information, see note 2 to Positivo's audited combined carve-out financial statements included elsewhere in this prospectus supplement.

Pro Forma Financial Information

        The unaudited pro forma summary interim statement of financial position as of June 30, 2019 and the unaudited pro forma interim statements of operations for the six months ended June 30, 2019 and for the year ended December 31, 2018, have been derived from our unaudited pro forma condensed consolidated financial information and related notes thereto, included elsewhere in this prospectus supplement.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2019	2019	2018	2018
	US$ millions(1)	R$ millions	US$ millions(1)	R$ millions
	(unaudited)
Statement of Income Data:
Net revenue	127.6	489.0	205.5	787.4
Cost of sales	(28.1)	(107.8)	(44.4)	(170.2)

Gross profit	99.5	381.3	161.1	617.2

Selling expenses	(37.6)	(144.1)	(64.5)	(247.3)
General and administrative expenses	(24.8)	(95.2)	(51.7)	(198.2)
Other income, net	0.8	3.0	1.1	4.4

Operating profit	37.8	144.9	46.0	176.1

Finance income	9.0	34.5	10.8	41.4
Finance costs	(15.0)	(57.3)	(66.4)	(254.4)

Finance result	(5.9)	(22.8)	(55.6)	(213.1)

Share of loss of equity-accounted investees	(0.3)	(1.2)	(0.2)	(0.8)

Profit (loss) before income taxes	31.6	120.9	(9.8)	(37.7)

Income taxes	(7.8)	(30.0)	(0.5)	(1.9)

Profit (loss) for the period/year	23.7	91.0	(10.3)	(39.6)

(1)
For convenience purposes only, amounts in reais for the six months ended June 30, 2019 and for the year ended December 31, 2018 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

	As of June 30,
	2019	2019
	US$ millions(1)	R$ millions
	(unaudited)
Balance Sheet Data:
Assets
Total current assets	86.2	330.2
Total non-current assets	547.3	2,097.4

Total assets	633.5	2,427.6

Liabilities and Equity
Total current liabilities	70.1	268.5
Total non-current liabilities	272.0	1,042.3

Total liabilities	342.0	1,310.7

Total equity	291.5	1,116.9

Total liabilities and equity	633.5	2,427.6

(1)
For convenience purposes only, amounts in reais as of June 30, 2019 and as of December 31, 2018 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

Non-GAAP Financial Measures

        The following table presents our Adjusted EBITDA, Adjusted Net Income and Free Cash Flow information for the convenience of investors. Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are the key performance indicators used by us to measure financial operating performance. Our management believes that these Non-GAAP financial measures provide useful information to investors and shareholders. We also use these measures internally to establish budgets and operational goals to manage and monitor our business, evaluate our underlying historical performance and business strategies and to report our results to the board of directors.

        We calculate Adjusted EBITDA as profit (loss) for the year (or period) plus income taxes plus/minus finance result plus depreciation and amortization plus share of loss of equity-accounted investees plus share-based compensation plan, restricted stock units and related payroll charges (restricted stock units) plus M&A expenses.

        We calculate Adjusted Net Income as profit (loss) for the year plus share-based compensation plan, restricted stock units and related payroll charges (restricted stock units) plus amortization of intangible assets from business combinations (which refers to the amortization of the following intangible assets from business combinations: (i) rights on contracts, (ii) customer relationships, (iii) educational system, (iv) trademarks, and (v) non-compete agreement) plus/minus changes in fair value of derivative instruments (which refers to (i) changes in fair value of derivative instruments—finance income, plus (ii) changes in fair value of derivative instruments—finance costs) plus changes in accounts payable to selling shareholders (which refers to changes in fair value of contingent consideration and accounts payable to selling shareholders—finance costs) plus share of loss of equity-accounted investees plus foreign exchange on cash and cash equivalents plus interest expenses related to accounts payable to selling shareholders from business combinations and investments in associates, net of interest income related to receivables from sale of subsidiary and loans to related parties, plus tax effects (which refers to tax effects of changes in deferred tax assets and liabilities recognized in profit or loss corresponding to financial instruments from acquisition of interests, tax benefit from tax deductible goodwill, share-based compensation and amortization of intangible assets) plus M&A expenses.

        We calculate Free Cash Flow as net cash flows from operating activities less acquisition of property and equipment less acquisition of intangible assets We consider Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by operating activities and cash used for investments in property and equipment required to maintain and grow our business.

        We understand that, although Adjusted EBITDA, Adjusted Net Income and Free Cash Flow are used by investors and securities analysts in their evaluation of companies, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results of operations as reported under IFRS. Additionally, our calculations of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow may be different from the calculations used by other companies, including our competitors in the education services industry, and therefore, our measures may not be comparable to those of other companies.

Reconciliations for Non-GAAP Financial Measures

        The following tables set forth reconciliations of Adjusted EBITDA and Adjusted Net Income to our profit for the six months ended June 30, 2019 and 2018 and for the years ended December 31, 2018, 2017 and 2016, our most recent directly comparable financial measures calculated and presented in accordance with IFRS, as well as reconciliations between Free Cash Flow and net cash flows from operating activities for the six months ended June 30, 2019 and 2018 and for the years ended December 31, 2018, 2017 and 2016, our most recent directly comparable financial measures calculated and presented in accordance with IFRS.

Reconciliation between Adjusted EBITDA and Profit (Loss) for the Period / Year

	For the Six Months Ended June 30,			For the Year Ended December 31,
Adjusted EBITDA reconciliation	2019	2019	2018	2018	2018	2017	2016
	US$ millions(1)	R$ millions		US$ millions(1)		R$ millions
Profit (loss) for the period / year	14.7	56.5	54.3	(21.6)	(82.9)	43.6	74.4
(+) Income taxes	3.4	13.0	20.4	(4.7)	(18.0)	22.7	18.4
(+/–) Finance result	(0.5)	(2.1)	0.5	42.3	162.2	7.9	(45.4)
(+) Depreciation and amortization	4.3	16.3	8.9	5.1	19.6	14.3	5.8
(+) Share of loss of equity-accounted investees	0.3	1.2	0.3	0.2	0.8	0.7	1.1
(+) Share-based compensation plan, restricted stock units and related payroll charges (restricted stock units)	5.5	21.0	0.7	15.7	60.3	1.9	2.0
(+) M&A expenses	1.1	4.4	—	—	—	—	—
Adjusted EBITDA	28.8	110.4	85.0	37.1	142.0	91.1	56.4

(1)
For convenience purposes only, amounts in reais for the six months ended June 30, 2019 and for the year ended December 31, 2018 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

Reconciliation of Adjusted Net Income from Profit (Loss) for the Period / Year

	For the Six Months Ended June 30,			For the Year Ended December 31,
Reconciliation of Adjusted Net Income	2019	2019	2018	2018	2018	2017	2016
	US$ millions(1)	R$ millions		US$ millions(1)	R$ millions
Profit (loss) for the period / year	14.7	56.5	54.3	(21.6)	(82.9)	43.6	74.4
(+) Share-based compensation plan restricted stock units and related payroll charges (restricted stock units)	5.5	21.0	0.7	15.7	60.3	1.9	2.0
(+) Amortization of intangible assets from business combinations(2)	1.6	6.1	5.8	3.1	11.8	9.6	4.4
(+/–) Changes in fair value of derivative instruments(3)	0.5	1.9	(2.0)	(0.2)	(0.7)	6.7	(31.7)
(+/-) Changes in accounts payable to selling shareholders(4)	—	—	—	34.0	130.4	—	—
(+) Share of loss of equity-accounted investees	0.3	1.2	0.3	0.2	0.8	0.7	1.1
(+) Foreign exchange on cash and cash equivalents	0.1	0.5	—	9.0	34.4	—	—
(+) Interest expenses, net(5)	3.6	13.9	4.8	2.6	9.8	11.2	0.1
(+/–) Tax effects(6)	(3.6)	(13.7)	(0.8)	(13.4)	(51.5)	(7.1)	9.9
(+) M&A expenses	1.1	4.4	—	—	—	—	—

Adjusted Net Income	24.0	91.8	63.1	29.3	112.3	66.6	60.3

(1)
For convenience purposes only, amounts in reais for the six months ended June 30, 2019 and for the year ended December 31, 2018 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

(2)
Refers to the amortization of the following intangible assets from business combinations: (i) rights on contracts, (ii) customer relationships, (iii) educational system, (iv) trademarks, and (v) non-compete agreement. For further information, see note 13 to our unaudited interim consolidated financial statements included elsewhere in this prospectus supplement.

(3)
Refers to (i) changes in fair value of derivative instruments—finance income, plus (ii) changes in fair value of derivative instruments—finance costs. For further information, see note 21 to our unaudited interim consolidated financial statements included elsewhere in this prospectus supplement.

(4)
Refers to changes in fair value of contingent consideration and accounts payable to selling shareholders—finance costs. For further information, see note 21 to our unaudited interim consolidated financial statements included elsewhere in this prospectus supplement.

(5)
Refers to interest expenses related to accounts payable to selling shareholders from business combinations and investments in associates, net of interest income related to receivables from sale of subsidiary and loans to related parties.

(6)
Refers to tax effects of changes in deferred tax assets and liabilities recognized in profit or loss corresponding to financial instruments from acquisition of interests, tax benefit from tax deductible goodwill, share-based compensation and amortization of intangible assets. For further information, see note 22 to our unaudited interim consolidated financial statements included elsewhere in this prospectus supplement.

Reconciliation of Free Cash Flow from Net Cash Flows from Operating Activities

	For the Six Months Ended June 30,			For the Year Ended December 31,
Reconciliation of Free Cash Flow	2019	2019	2018	2018	2018	2017	2016
	US$ millions(1)	R$ millions		US$ millions(1)	R$ millions
Net cash flows from operating activities	27.6	105.8	77.3	24.0	92.1	62.7	41.2
Acquisition of property and equipment	(1.5)	(5.8)	(2.2)	(1.8)	(6.9)	(5.3)	(1.6)
Acquisition of intangible assets	(4.8)	(18.4)	(4.9)	(7.7)	(29.4)	(6.0)	(5.6)

Free Cash Flow	21.3	81.5	70.2	14.6	55.9	51.3	34.1

(1)
For convenience purposes only, amounts in reais for the six months ended June 30, 2019 and for the year ended December 31, 2018 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

Operating Data

ACV Bookings

        The following table sets forth our ACV Bookings for the periods indicated, for the convenience of investors. ACV Bookings represents our partner schools' commitments to pay for our solutions offerings. We believe it is a meaningful indicator of demand for our platform and the market's response to it. In particular, we believe ACV Bookings is a helpful metric because it is designed to show amounts that we expect to be recognized as revenue for the twelve-month period between October of one fiscal year through September of the following fiscal year. We deliver our educational materials to our partner schools for their convenience in the last calendar quarter of each year so that our partner schools can prepare their classes in advance prior to the start of the following school year in January. As a result, our results of operations for the last quarter of a given fiscal year contain revenues relating to the following school year, which reflect the content that has been delivered prior to the start of the new fiscal year. Therefore, ACV Bookings conveys information that has predictive value for subsequent months and which may not be as clearly conveyed or understood by simply analyzing our revenues in our statements of operations, especially in view of our recent growth.

        We define ACV Bookings as the revenue we would contractually expect to recognize from a partner school in each school year pursuant to the terms of our contract with such partner school, assuming no further additions or reductions in the number of enrolled students that will access our content at such partner school in such school year. ACV Bookings is a non-accounting managerial operating metric and is not prepared in accordance with IFRS. We calculate ACV Bookings by multiplying the number of enrolled students at each partner school with the average ticket per student per year; the related number of enrolled students and average ticket per student per year are each calculated in accordance with the terms of each contract with the related partner school. Although our contracts with our partner schools are typically for three-year terms, we record one year of revenue under such contracts as ACV Bookings. For example, if a school enters into a three-year contract with us to provide our Core Curriculum solution to 100 students for a contractual fee of $100 per student per year, we record $10,000 as ACV Bookings, not $30,000.

        We measure our ACV Bookings on a monthly basis throughout the school year, starting in November of the preceding fiscal year. Pursuant to the terms of our contracts with our partner schools,

they are required, by the end of November of each year, to provide us with an estimate of the number of enrolled students that will access our platform in the next school year. Since we allow our partner schools to make small adjustments to their estimates to account for late admissions and dropouts, this number may fluctuate slightly until March 31, when it becomes more accurate. Accordingly, we believe this metric is most accurately reflected as of March 31 of each year. Average ticket per student per year reflects the average price per student for the relevant school year, and is presented in order to link this average price with the number of enrolled students in our partner schools, resulting in the ACV Bookings metric.

        We understand that, although ACV Bookings may be used by investors and securities analysts in their evaluation of companies, it has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under IFRS.

	As of March 31,
	2019	2019(2)	2018(3)	2017(4)	2016(5)
	US$(except number of enrolled students)(1)	R$(except number of enrolled students)
Number of enrolled students	n/a	498,553	405,814	322,031	265,354
Average ticket per student per year	230.8	884.3	793.8	711.9	622.0
ACV Bookings (in millions)	115.1	440.9	322.1	229.3	165.1

(1)
For convenience purposes only, amounts in reais as of March 31, 2019 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

(2)
For the 2019 school year (which we define for purposes of ACV Bookings as the period starting in October 2018 and ending in September 2019).

(3)
For the 2018 school year (which we define for purposes of ACV Bookings as the period starting in October 2017 and ending in September 2018).

(4)
For the 2017 school year (which we define for purposes of ACV Bookings as the period starting in October 2016 and ending in September 2017).

(5)
For the 2016 school year (which we define for purposes of ACV Bookings as the period starting in October 2015 and ending in September 2016). Includes the ACV Bookings of SAE, which we acquired in June 2016, for the full year 2016. On a stand-alone basis, SAE had ACV Bookings for the full year 2016 totaling R$21.5 million and net revenue totaling R$11.9 million. If the acquisition had taken place on January 1, 2016, SAE's total net revenue would have been R$24.6 million and our total net revenue would have been R$172.7 million.

RISK FACTORS

        Investing in the securities offered using this prospectus supplement and the accompanying prospectus involves risk. Before you decide to buy our securities, you should carefully consider the following risks and the risks described under the heading "Risk Factors" in our 2018 Annual Report, which is incorporated herein by reference, as well as the risks that are described in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus supplement and the accompanying prospectus could decline, in which case you may lose all or part of your investment. Please see "Where You Can Find More Information" and "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus supplement and the accompanying prospectus by reference.

Risks Related to the Positivo Acquisition

If we are unable to complete the Positivo Acquisition in a timely manner or at all, our business and the price of our Class A common shares may be adversely affected.

        The completion of the Positivo Acquisition is subject to the satisfaction or waiver of certain customary conditions, including: (i) the receipt of regulatory clearance in Brazil; (iii) the receipt of all governmental approvals; (ii) the absence of any order, legal restriction or the enactment of any law, prohibiting or preventing the Positivo Acquisition; (iii) the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the acquisition agreement; and (iv) the absence of any material adverse effect on Positivo since the date of the acquisition agreement. As many of these conditions are outside of our control, we cannot assure you that the conditions to the completion of the Positivo Acquisition will be satisfied in a timely manner or at all, which may affect when and whether the Positivo Acquisition will occur. If the Positivo Acquisition is not completed, the price of our Class A common shares could fall to the extent that our current price reflects an assumption that we will complete the Positivo Acquisition. Furthermore, if the Positivo Acquisition is not completed and the acquisition agreement is terminated, we may suffer other consequences that could adversely affect our business, results of operations and share price, including the following:

  •
  we have incurred and will continue to incur costs relating to the Positivo Acquisition (including significant legal and financial advisory fees) and many of these costs are payable by us whether or not the Positivo Acquisition is completed;

  •
  we may be subject to legal proceedings related to the Positivo Acquisition or the failure to complete the Positivo Acquisition;

  •
  we may be subject to fines and penalties if we fail to complete the Positivo Acquisition as a result of our action(s) or inaction(s), and the seller is in compliance with its obligations under the acquisition agreement; and

  •
  the failure to consummate the Positivo Acquisition may result in negative publicity and a negative impression of us in the investment community.

        In addition, until we receive all relevant governmental approvals, we are not permitted to access any strategic information of Positivo. Any prolonged delay until the completion of the Positivo Acquisition could adversely affect the business of Positivo if we do not have access to such strategic information in a timely manner for the commercial cycle of 2020.

We may not realize the benefits anticipated from the Positivo Acquisition, which could adversely affect the price of our Class A common shares.

        The Positivo Acquisition, if completed, will be our largest acquisition to date. The anticipated benefits from the Positivo Acquisition are, necessarily, based on projections and assumptions of expert advisors hired by us about the combined businesses of Arco and Positivo, which may not materialize as expected or which may prove to be inaccurate. Our ability to achieve the anticipated benefits will depend on our ability to successfully and efficiently integrate the business and operations of Positivo with our business and achieve the expected synergies. We may encounter significant challenges with successfully integrating and recognizing the anticipated benefits of the Positivo Acquisition once completed, including the following:

  •
  potential disruption of, or reduced growth in, our historical core businesses, due to diversion of management attention and uncertainty with Positivo's current partner schools and supplier relationships;

  •
  coordinating and integrating research and development teams across technologies and products to enhance product development while reducing costs;

  •
  consolidating and integrating corporate, information technology, finance and administrative infrastructures, and integrating and harmonizing business and other back-office systems, which may be more difficult than anticipated, in particular because Positivo shares back-office systems with the Positivo Group through a shared-services center;

  •
  coordinating sales and marketing efforts to effectively position our capabilities and the direction of product development;

  •
  difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from combining Positivo's business with our business;

  •
  limitations prior to the completion of the Positivo Acquisition on the ability of management of Arco and of Positivo to effectively plan for the integration of the two companies;

  •
  the increased scale and complexity of our operations resulting from the Positivo Acquisition;

  •
  retaining key employees, suppliers and other partners of Positivo;

  •
  obligations that we will have to counterparties of Positivo that arise as a result of the change in control of Positivo;

  •
  difficulties in anticipating and responding to actions that may be taken by competitors in response to the transaction;

  •
  issues that may arise as a result of the public in general not being able to distinguish the business acquired by us, which will continue to use the trademark "Positivo," and the businesses of Positivo Group, such as post-secondary education and the operation of physical schools, which will also continue to use the trademark "Positivo;"

  •
  potential labor, civil and tax liabilities arising from the corporate reorganization of the Positivo Group in 2018 to segregate the Positivo business from the other businesses of the Positivo Group, such as post-secondary education and the operation of physical schools; and

  •
  the assumption of and exposure to unknown or contingent liabilities of Positivo.

        If we do not successfully manage these issues and the other challenges inherent in integrating an acquired business of the scale of Positivo, then we may not achieve the anticipated benefits of the Positivo Acquisition, we could incur unanticipated expenses and charges and our operating results and the value of our Class A common shares could be materially and adversely affected.

Uncertainty about the Positivo Acquisition may adversely affect our relationships with customers and employees, which could negatively affect our business, whether or not the Positivo Acquisition is completed.

        The announcement of the Positivo Acquisition on May 7, 2019, whether or not completed, may cause uncertainties in our relationships with our partner schools, which could impair our ability to or expand our historical partner school sales growth. Furthermore, uncertainties about the Positivo Acquisition may cause our current and prospective employees to experience uncertainty about their future with us. These uncertainties may impair our ability to retain, recruit or motivate key employees, which could affect our business. Additionally, even if completed, the Positivo Acquisition could still adversely affect our relationship with customers and employees, since the general public might not be able to distinguish the business acquired by us, which will continue to use the trademark "Positivo", and the Positivo Group. Legal proceedings (including criminal charges, civil or administrative proceedings) involving, as well as acts of, Positivo Group or any of its employees could cause damage to "Positivo Group" which may be erroneously associated to "Positivo" and may adversely affect our B2B2C base.

The Positivo Acquisition may result in significant charges or other liabilities that could adversely affect the financial results of the combined company.

        The financial results of the combined company, following our acquisition of Positivo, may be adversely affected by cash expenses and non-cash accounting charges incurred in connection with our integration of the business and operations of Positivo. Furthermore, as a result of the transaction, we will record a significant amount of goodwill and other intangible assets on our consolidated financial statements, which could be subject to impairment based upon future adverse changes in our business or prospects, including our inability to recognize the benefits anticipated by the transaction.

The use of cash and incurrence of significant indebtedness in connection with the financing of the Positivo Acquisition may have an adverse impact on our liquidity, limit our flexibility in responding to other business opportunities and increase our vulnerability to adverse economic and industry conditions.

        The Positivo Acquisition will be funded by existing cash and cash equivalents and financial investments and a portion of the proceeds from this offering. As of June 30, 2019, we had R$882.1 million in cash and cash equivalents and financial investments. The use of cash on hand to finance the Positivo Acquisition will reduce our liquidity, thereby reducing the availability of our cash flow for working capital, dividend and capital expenditure needs or to pursue other potential strategic plans.

Positivo relies significantly on a key supplier for the printing of its educational materials

        Positivo currently relies significantly on a key supplier, Posigraf, a Positivo Group company that we did not acquire as part of the Positivo Acquisition, for the printing of its educational content. In the event that Posigraf ceases operations or otherwise ceases to do business with Positivo, or to the extent there are any disruptions in Positivo's relationship with Posigraf or any delays or interruptions by Posigraf in the printing of the educational content of Positivo, it may take a substantial amount of time and expense for Positivo to secure substitute suppliers, and it may harm Positivo's ability to deliver its printed educational content to its partner schools in a timely manner. This could hurt Positivo's relationships with its partner schools, prevent Positivo from acquiring new partner schools, and harm Positivo's reputation and business, which in turn, would harm our business.

The unaudited pro forma financial information included in this prospectus supplement is presented for illustrative purposes only and may not be indicative of our consolidated financial condition or results of operations after giving effect to the Positivo Acquisition.

        The unaudited pro forma financial information contained in this prospectus supplement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates, and may not be indicative of our consolidated financial condition or results of operations after giving effect to the Positivo Acquisition. See the accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Information included elsewhere in this prospectus supplement. Our actual financial condition and results of operations after giving effect to the Positivo Acquisition may not be consistent with, or evident from, our unaudited pro forma financial information. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations after giving effect to the Positivo Acquisition.

Risks Relating to Our Class A Common Shares and the Offering

The Founding Shareholders, our largest group of shareholders, own 100% of our outstanding Class B common shares, which will represent approximately 91.0% of the voting power of our issued share capital following this offering, and control all matters requiring shareholder approval. This concentration of ownership and voting power limits your ability to influence corporate matters.

        The Founding Shareholders control our company and immediately following this offering, will beneficially own 50.5% of our issued share capital through their beneficial ownership of all of our outstanding Class B common shares, and consequently, 91.0% of the combined voting power of our issued share capital (or 91.0% if the underwriters' option to purchase additional Class A common shares is exercised in full). Our Class B common shares are entitled to 10 votes per share and our Class A common shares, which are the common shares we are offering in this offering, are entitled to one vote per share. Our Class B common shares are convertible into an equivalent number of Class A common shares and generally convert into Class A common shares upon transfer subject to limited exceptions. As a result, the Founding Shareholders control the outcome of all decisions at our shareholders' meetings, and are able to elect a majority of the members of our board of directors. They are also able to direct our actions in areas such as business strategy, financing, distributions, acquisitions and dispositions of assets or businesses. For example, the Founding Shareholders may cause us to make acquisitions that increase the amount of our indebtedness or outstanding Class A common shares, sell revenue-generating assets or inhibit change of control transactions that benefit other shareholders. The Founding Shareholders' decisions on these matters may be contrary to your expectations or preferences, and they may take actions that could be contrary to your interests. They are able to prevent any other shareholders, including you, from blocking these actions. For further information regarding shareholdings in our company, see "Principal and Selling Shareholders."

        So long as the Founding Shareholders continue to beneficially own a sufficient number of Class B common shares, even if they beneficially own significantly less than 50% of our outstanding share capital, acting together, they will be able to effectively control our decisions. For example, if our Class B common shares amounted to 15% of our outstanding common shares, beneficial owners of our Class B common shares (consisting of the Founding Shareholders), would collectively control 63.8% of the voting power of our outstanding common shares. If the Founding Shareholders sell or transfer any of their Class B common shares, they will generally convert automatically into Class A common shares, subject to limited exceptions, such as transfers to affiliates, to trustees for the holder or its affiliates and certain transfers to U.S. tax exempt organizations. The fact that any Class B common shares convert into Class A common shares if the Founding Shareholders sell or transfer them means that the Founding Shareholders will in many situations continue to control a majority of the combined voting power of our outstanding share capital, due to the voting rights of any Class B common shares that they retain. However, if our Class B common shares at any time represent less than 10% of the total number of shares in the capital of the Company outstanding, the Class B common shares then outstanding will automatically convert into Class A common shares. For a description of the dual class structure, see "Description of Share Capital" in the accompanying prospectus.

Class A common shares eligible for future sale may cause the market price of our Class A common shares to drop significantly.

        The market price of our Class A common shares may decline as a result of sales of a large number of our Class A common shares in the market after this offering (including Class A common shares issuable upon conversion of Class B common shares) or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

        Following the completion of this offering, we will have outstanding 27,470,749 Class A common shares and 27,400,848 Class B common shares. Subject to the lock-up agreements described below, the Class A common shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act by persons other than our affiliates within the meaning of Rule 144 of the Securities Act.

        Our principal shareholders or entities controlled by them or their permitted transferees will, subject to the lock-up agreements described below, be able to sell their shares in the public market from time to time without registering them, subject to certain limitations on the timing, amount and method of those sales imposed by regulations promulgated by the SEC. If any of our shareholders, the affiliated entities controlled by them or their respective permitted transferees were to sell a large number of their Class A common shares, the market price of our Class A common shares may decline significantly. In addition, the perception in the public markets that sales by them might occur may also cause the trading price of our Class A common shares to decline.

        We have agreed with the underwriters, subject to certain exceptions, not to offer, sell or dispose of any shares in our share capital or securities convertible into or exchangeable or exercisable for any shares in our share capital during the 90-day period following the date of this prospectus supplement. Members of our board of directors, our executive officers, the selling shareholders and our principal shareholders, have agreed to substantially similar lock-up provisions. However, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC may, in their sole discretion and without notice, release all or any portion of the shares from the restrictions in any of the lock-up agreements described above. In addition, these lock-up agreements are subject to the exceptions described in "Underwriting," including the right for our company to issue new shares if we carry out an acquisition or enter into a merger, joint venture or strategic participation.

        Sales of a substantial number of our Class A common shares upon expiration of the lock-up agreements, the perception that such sales may occur, or early release of these lock-up periods, could cause our market price to fall or make it more difficult for you to sell your Class A common shares at a time and price that you deem appropriate.

Our Articles of Association contain anti-takeover provisions that may discourage a third party from acquiring us and adversely affect the rights of holders of our Class A common shares.

        Our Articles of Association contain certain provisions that could limit the ability of others to acquire our control, including a provision that grants authority to our board of directors to establish and issue from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series. These provisions could have the effect of depriving our shareholders of the opportunity to sell their shares at a premium over the prevailing market price by discouraging third parties from seeking to obtain our control in a tender offer or similar transactions.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our Class A common shares and our trading volume could decline.

        The trading market for our Class A common shares depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our Class A common shares or publish inaccurate or unfavorable research about our business, the price of our Class A common shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Class A common shares could decrease, which might cause the price of our Class A common shares and trading volume to decline.

We do not anticipate paying any cash dividends in the foreseeable future.

        We currently intend to retain our future earnings, if any, for the foreseeable future, to fund the operation of our business and future growth. We do not intend to pay any dividends to holders of our Class A common shares. As a result, capital appreciation in the price of our Class A common shares, if any, will be your only source of gain on an investment in our Class A common shares.

Our dual class capital structure means our shares are not included in certain indices. We cannot predict the impact this may have on our share price.

        In 2017, FTSE Russell, S&P Dow Jones and MSCI announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices to exclude companies with multiple classes of shares of common stock, such as ours, from being added to such indices. FTSE Russell announced plans to require new constituents of its indices to have at least five percent of their voting rights in the hands of public stockholders, whereas S&P Dow Jones announced that companies with multiple share classes, such as ours, will not be eligible for inclusion in the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. MSCI also opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from its ACWI Investable Market Index and U.S. Investable Market 2500 Index; however, in October 2018, MSCI announced its decision to include equity securities "with unequal voting structures" in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. We cannot assure you that other stock indices will not take a similar approach to FTSE Russell, S&P Dow Jones and MSCI in the future. Under the announced policies, our dual class capital structure is not eligible for inclusion in any of these indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not invest in our stock. It continues to be somewhat unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from the indices, but in certain situations they may depress these valuations compared to those of other similar companies that are included. Exclusion from indices could make our Class A common shares less attractive to investors and, as a result, the market price of our Class A common shares could be adversely affected.

The dual class structure of our common stock has the effect of concentrating voting control with the Founding Shareholders; this will limit or preclude your ability to influence corporate matters.

        Each Class A common share entitles its holder to one vote per share, and each Class B common share will entitle its holder to ten votes per share, so long as the total number of the issued and outstanding Class B common shares is at least 10% of the total number of shares outstanding. Due to the ten-to-one voting ratio between our Class B and Class A common shares, the beneficial owners of our Class B common shares (composed of the Founding Shareholders) collectively will continue to control a majority of the combined voting power of our common shares and therefore be able to control all matters submitted to our shareholders so long as the total number of the issued and outstanding Class B common shares is at least 10% of the total number of shares outstanding.

        In addition, our Articles of Association provide that at any time when there are Class A common shares in issue, additional Class B common shares may only be issued pursuant to (1) a share split, subdivision of shares or similar transaction or where a dividend or other distribution is paid by the issue of shares or rights to acquire shares or following capitalization of profits, (2) a merger, consolidation, or other business combination involving the issuance of Class B common shares as full or partial consideration, or (3) an issuance of Class A common shares, whereby holders of the Class B common shares are entitled to purchase a number of Class B common shares that would allow them to maintain their proportional ownership interests in Arco (following an offer by us to each holder of Class B common shares to issue to such holder, upon the same economic terms and at the same price, such number of Class B common shares as would ensure that such holder may maintain a proportional ownership interest in Arco pursuant to our Articles of Association).

        Future transfers by holders of Class B common shares will generally result in those shares converting to Class A common shares, subject to limited exceptions, such as certain transfers effected to permitted transferees or for estate planning or charitable purposes. The conversion of Class B common shares to Class A common shares will have the effect, over time, of increasing the relative voting power of those holders of Class B common shares who retain their shares in the long term.

        In light of the above provisions relating to the issuance of additional Class B common shares, the fact that future transfers by holders of Class B common shares will generally result in those shares converting to Class A common shares, subject to limited exceptions as provided in the Articles of Association; as well as the ten-to-one voting ratio of our Class B common shares and Class A common shares, holders of our Class B common shares will in many situations continue to maintain control of all matters requiring shareholder approval. This concentrated control will limit or preclude your ability to influence corporate matters for the foreseeable future. For a description of our dual class structure, see "Description of Share Capital—Voting Rights" in the accompanying prospectus.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

        Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A common shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, results of operations and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See "Use of Proceeds."

Our Class A common shares may not be a suitable investment for all investors, as investment in our Class A common shares presents risks and the possibility of financial losses.

        The investment in our Class A common shares is subject to risks. Investors who wish to invest in our Class A common shares are thus subject to asset losses, including loss of the entire value of their investment, as well as other risks, including those related to our Class A common shares, us, the sector in which we operate, our shareholders and the general macroeconomic environment in Brazil, among other risks.

        Each potential investor in our Class A common shares must therefore determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

  •
  have sufficient knowledge and experience to make a meaningful evaluation of our Class A common shares, the merits and risks of investing in our Class A common shares and the information contained in this prospectus supplement;

  •
  have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in our Class A common shares and the impact our Class A common shares will have on its overall investment portfolio;

  •
  have sufficient financial resources and liquidity to bear all of the risks of an investment in our Class A common shares;

  •
  understand thoroughly the terms of our Class A common shares and be familiar with the behavior of any relevant indices and financial markets; and

  •
  be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

New investors in our Class A common shares will experience immediate and substantial book value dilution after this offering.

        The public offering price of our Class A common shares will be substantially higher than the pro forma net tangible book value per share of the outstanding Class A common shares immediately after the offering. Based on a public offering price of US$43.47 per share and our net tangible book value as of October 22, 2019 if you purchase our common shares in this offering you will pay more for your shares than the amounts paid by our existing shareholders for their shares and you will suffer immediate dilution of approximately US$36.27 per share in pro forma net tangible book value. As a result of this dilution, investors purchasing shares in this offering may receive significantly less than the full purchase price that they paid for the shares purchased in this offering in the event of a liquidation. See "Dilution."

USE OF PROCEEDS

        We estimate that the net proceeds from our issuance and sale of shares of our Class A common shares in this offering will be approximately US$144.6 million, assuming an offering price of US$43.47 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

        Each US$1.00 increase (decrease) in the assumed offering price of US$43.47 per share would increase (decrease) the net proceeds to us from this offering by approximately US$3.4 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1.0 million in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately US$42.4 million, assuming that the assumed offering price stays the same.

        We intend to use the net proceeds from this offering to fund in part the Positivo Acquisition and future acquisitions or investments in complementary businesses, products or technologies. Any remaining net proceeds will be used for general corporate purposes. We will have broad discretion in allocating the net proceeds from this offering.

        Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. The amounts and timing of our actual expenditures will depend upon numerous factors, including the factors described under "Risk Factors" in this prospectus supplement and under the heading "Risk Factors" in our 2018 Annual Report, as well as the risks that are described in other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

        Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments and Brazilian and U.S. government securities.

        We will not receive any proceeds from the sale of shares by the selling shareholders.

 CAPITALIZATION

        The table below sets forth our total capitalization (defined as non-current loans and financing and lease liabilities and total equity) as of June 30, 2019, as follows:

  •
  historical financial information on an actual basis; and

  •
  as adjusted to give effect to the issuance and sale of the Class A common shares in the offering, and the receipt of approximately US$144.6 million (R$554.1 million) in estimated net proceeds, considering an offering price of US$43.47 (R$166.6) per Class A common share, after deduction of the estimated underwriting discounts and commissions and estimated offering expenses payable by us in connection with the offering, and the use of proceeds therefrom (and assuming no exercise of the underwriters' option to purchase additional shares and placement of all offered Class A common shares).

        Investors should read this table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus supplement and the accompanying prospectus, with the sections of this prospectus supplement and the accompanying prospectus entitled "Summary Financial and Other Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Arco," as well as "Item 3.A. Selected Financial Data" and "Item 5. Operating and Financial Review and Prospects" in our 2018 Annual Report, which is qualified in its entirety by reference to our audited consolidated financial statements and our unaudited interim condensed consolidated financial statements, and the related notes thereto.

	As of June 30, 2019
	Actual		As adjusted for the offering(2)
	(US$ millions)(1)	(R$ millions)	(US$ millions)(1)	(R$ millions)
Non-current lease liabilities	4.4	16.8	4.4	16.8
Non-current loans and financing	0.1	0.4	0.1	0.4
Total equity(3)	291.5	1,116.9	436.1	1,671.0

Total capitalization(3)(4)	295.9	1,134.0	440.5	1,688.1

(1)
For convenience purposes only, amounts in reais as of June 30, 2019 have been translated to U.S. dollars at the exchange rate of R$3.832 to US$1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

(2)
As adjusted to reflect the issuance and sale of the Class A common shares in the offering, and the receipt of approximately US$144.6 million (R$554.1 million) in estimated net proceeds, considering an offering price of US$43.47 (R$166.6) per Class A common share, after deduction of the estimated underwriting discounts and commissions and estimated offering expenses payable by us in connection with the offering, and the use of proceeds therefrom (and assuming no exercise of the underwriters' option to purchase additional shares and placement of all offered Class A common shares).

(3)
Each US$1.00 increase (decrease) in the offering price per Class A common share would increase (decrease) our total capitalization and shareholders' equity by R$12.8 million.

(4)
Total capitalization consists of non-current loans and financing and lease liabilities and total equity.

        Other than as set forth above, there have been no material changes to our capitalization since June 30, 2019.

 DIVIDEND POLICY

        We have not adopted a dividend policy with respect to future distributions of dividends. The amount of any distributions will depend on many factors such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors and, where applicable, our shareholders. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

Certain Cayman Islands and Brazilian Legal Requirements Related to Dividends

        Under the Companies Law and our Articles of Association, a Cayman Islands company may pay a dividend out of either its profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. According to our Articles of Association, dividends can be declared and paid out of funds lawfully available to us, which include the share premium account. Dividends, if any, would be paid in proportion to the number of common shares a shareholder holds. For further information, see "Taxation—Cayman Islands Tax Considerations."

        Additionally, please refer to "Risk Factors—Certain Factors Relating to Our Business and Industry—We depend on dividend distributions by our subsidiaries, and we may be adversely affected if the performance of our subsidiaries is not positive or if Brazil imposes legal restrictions on dividend distributions by subsidiaries" in our 2018 Annual Report. Our ability to pay dividends is directly related to positive and distributable net results from our Brazilian subsidiaries. If, for any legal reasons due to new laws or bilateral agreements between countries, they are unable to pay dividends to Cayman Islands companies, or if a Cayman Islands company becomes incapable of receiving them, we may not be able to make any dividend payments in the future.

 DILUTION

        As of June 30, 2019, we had a net tangible book value of R$958.9 million, corresponding to a net tangible book value of R$18.67 per share. Net tangible book value represents the amount of our total assets less our total liabilities, excluding goodwill and other intangible assets, divided by 51,352,066, the total number of shares outstanding as of June 30, 2019.

        After giving effect to the sale of the Class A common shares offered by us in the offering, and considering an offering price of US$43.47 per Class A common share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value estimated as of June 30, 2019 would have been approximately US$394.8 million, representing US$7.20 per share. This represents an immediate increase in net tangible book value of US$2.32 per share to existing shareholders and an immediate dilution in net tangible book value of US$36.27 per share to new investors purchasing Class A common shares in this offering. Dilution for this purpose represents the difference between the price per Class A common shares paid by these purchasers and net tangible book value per Class A common share immediately after the completion of the offering.

        If you invest in our Class A common shares, your interest will be diluted to the extent of the difference between the offering price per Class A common share (when converted into reais) and the pro forma net tangible book value per Class A common share after accounting for the issuance and sale of new common shares in this offering.

        Because the Class A common shares and Class B common shares of Arco have the same dividend and other rights, except for voting, preemption and conversion rights, we have counted the Class A common shares and Class B common shares equally for purposes of the dilution calculations below.

        The following table illustrates this dilution to new investors purchasing Class A common shares in the offering.

Net tangible book value per share as of June 30, 2019	US$	4.87
Increase in net tangible book value per share attributable to new investors	US$	2.32
Pro forma net tangible book value per share after the offering	US$	7.20
Dilution per Class A common share to new investors	US$	36.27
Percentage of dilution in net tangible book value per Class A common share for new investors		83.4%

        Each US$1.00 increase (decrease) in the offering price per Class A common share, respectively, would increase (decrease) the net tangible book value after this offering by US$0.06 per Class A common share and the dilution to investors in the offering by US$0.94 per Class A common share.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ARCO

        The following discussion of our financial condition and results of operations should be read in conjunction with our unaudited interim condensed consolidated financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 and the notes thereto, included elsewhere in this prospectus supplement, and "Item 5. Operating and Financial Review and Prospects" in our 2018 Annual Report.

        The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those expressed or implied in such forward-looking statements as a result of various factors, including those set forth in "Special Note on Forward-Looking Statements" and "Risk Factors."

Overview

        We provide a complete pedagogical system with technology-enabled features to deliver educational content to private schools in Brazil.

        We founded our company with the aim of creating high-quality products that simplify learning and make the education process more efficient. Traditionally, school administrators required a multitude of vendors for content development, training, commercializing and managing K-12 education. Simultaneously, students acquired educational content through textbooks from various publishers across retail channels. Our platform aims to replace this multitude of third-party educational providers with a streamlined, one-stop solution that delivers high-quality education at scale.

        We believe the success of our platform, together with the quality of our client base and the popularity of our brand, has driven our significant growth, allowing us to quickly and efficiently expand our footprint in Brazil.

        We provide a complete suite of turnkey curriculum solutions and technology-enabled features to help our students, teachers, partner schools and parents, targeting our students' educational success. Our turnkey educational platform solutions consist of core K-12 curricula, as well as supplemental instructional content currently focused on English as a second language.

        As of March 31, 2019 we had 1,464 unique partner schools. These schools are spread across 488 cities located across all of the states of Brazil. Our partner-school base is highly diversified, which reduces our dependence on major accounts.

Our Cohort Economics

        We believe that an annualized cohort analysis is a useful indicator of demand for our platform. We define a cohort as the amount spent by all of our partner schools on our platform over each 12-month period. We calculate the total contractual fees payable by our partner schools in each cohort as of the end of each academic year, or the yearly contract fee amount. These amounts increase as a result of (i) increases in the total number of enrolled students at our partner schools served by our platform, and (ii) annual adjustments of our contract fees. These amounts decrease when customers terminate their contracts, downgrade their contracts to a lower price point, or if there is a decrease in the number of enrolled students at our partner schools.

        We focus on attracting new partner schools and increasing the value we offer to them. Accordingly, each cohort of new partner schools tends to generate higher fees payable to us over time. We have a track record of attracting new partner schools and increasing the amount of fees they pay us over time, as illustrated by the chart below.

        Customer expansion can be seen in the Annual Contract Value, or ACV, growth in cohorts over the last five fiscal years. Our cohorts of customers from 2014 through 2018 have grown their ACV, on a real-weighted average basis, by an average of 27% by the end of the first contract year (Year 1), 39% by the end of the second contract year (Year 2), 48% by the end of the third contract year (Year 3), 59% by the end of the fourth contract year (Year 4) and 77% by the end of the fifth contract year (Year 5).

        The strength of our partner-school base and our ability to expand sales are demonstrated in the increasing portion of our ACV derived from existing clients and up-sell in existing clients, combining for 79.1%, 44.5%, 43.4% and 37.6% growth in 2016, 2017, 2018 and 2019, respectively.

Our Growth

        Our revenue growth has been driven by:

  •
  Expansion of our partner-school base:  The increase in the number of partner schools using our educational platform.

  •
  Deepening of relationships with our existing customer base:  The increase in the number of enrolled students we serve in our partner schools, through (i) the increase in the number of class years that adopt our Core Curriculum solutions, and (ii) cross-selling our Supplemental Solutions.

  •
  Price increases:  The annual adjustments of our contract fees, in line with our price-setting policies, which are usually above published inflation indices, to account for changes in our cost and expenses structure and for improvements in our platform.

  •
  M&A:  The acquisition of complementary businesses. Since 2011, we have successfully acquired or invested in 11 companies that have helped us expand our operations regionally and nationally, and also add new products and technologies.

Revenue Recognition and Seasonality

        Prior to the adoption of IFRS 15, revenue was recognized when the significant risks and rewards of ownership were transferred to the customer, recovery of the consideration was probable, the associated costs and possible return of educational content could be estimated reliably, there was no continuing management involvement with the educational content, and the amount of revenue could be measured reliably. Upon the adoption of IFRS 15, revenue is recognized when the performance obligation is satisfied. We recognize our revenue at the moment we deliver our content to our partner schools in printed format or via access to our digital platform. The technology is provided solely to optimize the use of our educational content. Our printed materials can be used independently of the technology we provide, as the content of both our printed materials and online materials is substantially the same.

        We generate substantially all of our revenue from contracts that have an average term of three years, pursuant to which we provide educational content in printed and digital format to partner schools. Our revenue is driven by the number of enrolled students at each partner school using our solutions and the agreed price per student per year, all in accordance with the terms and conditions set forth in each contract. Each contract contemplates penalties ranging between 20% and 100% of the remaining total value of the contract in the event of termination, and the content already delivered by us through the termination date is not returned to us by the partner school.

        Our partner schools pay us our fees directly, and pass that cost on to their enrolled students' parents, who in turn are charged through a mandatory supplement to school tuition, in lieu of paying for textbooks from several vendors. Most of our partner schools charge parents an incremental markup from which we do not earn any additional revenue on top of our wholesale prices.

        Pursuant to the terms of our contracts with our partner schools, they are required, by the end of November of each year, to provide us with an estimate of the number of enrolled students that will access our content in the next school year (which typically starts in February of the following year). Since we allow our partner schools to make small adjustments to their estimates to account for late admissions and dropouts, this number may fluctuate slightly until March 31, when it becomes more accurate.

        We typically deliver our Core Curriculum content four times each year in March, June, August and December, and our Supplemental Solutions content twice each year in June and December, typically two to three months prior to the start of each school quarter. This allows our partner schools and their teachers to prepare classes in advance of each school quarter. Because we recognize revenue at the moment of delivery of our educational content, our fourth-quarter results reflect the growth in the number of our students from one school year to another. Consequently, we generally produce higher revenues in the fourth quarter of our fiscal year compared to the preceding quarters.

        In addition, we bill partner schools and collect the sales we charge them in the first half of each academic collections year, generally resulting in a higher cash position in the first half of each fiscal year relative to the second half of each fiscal year.

        Accordingly, we expect quarterly fluctuations in our revenues and operating results to continue. These fluctuations could result in volatility and adversely affect our liquidity and cash flows. As our business grows, these seasonal fluctuations may become more pronounced. As a result, we believe that sequential quarterly comparisons of our financial results may not provide an accurate assessment of our financial position.

        A significant portion of our expenses is also seasonal. Due to the nature of our business cycle, we require significant working capital, typically in September and/or October of each year, to cover costs related to production and accumulation of inventory, selling and marketing expenses, and delivery of our teaching materials at the end of each fiscal year in preparation for the beginning of each school year. Therefore, such operating expenses are generally incurred in the period between September and December of each year.

Key Business Metrics

        We review the following key metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions:

Enrolled Students

        The number of enrolled students is the primary operational metric our management reviews. It represents the total number of students at our partner schools served by our platform during a given school year. Although our primary customers are the partner schools we attract to our base, our revenues are determined by the number of students enrolled in our partner schools.

        We typically have high visibility of the number of students we will serve before the school year starts, typically by the end of November. Since we allow our partner schools to make small adjustments to their estimates to account for late admissions and dropouts, this number may fluctuate slightly until March 31, when it becomes more accurate. Accordingly, we believe this metric is most accurately reflected as of March 31 of each year.

        As of March 31, 2019, 2018, 2017 and 2016, we had 498,553, 405,814, 322,031 and 265,354 enrolled students, respectively, representing a CAGR of 23.4%.

        In our Core Curriculum segment, we had 413,678, 363,824, 303,950 and 265,354 students as of March 31, 2019, 2018, 2017 and 2016, respectively, representing a CAGR of 16.0%. In our Supplemental Solutions segment, which we began consolidating in our financial statements in 2017, we had 84,875, 41,990 and 18,081 students as of March 31, 2019, 2018 and 2017, respectively.

        The following table sets forth the number of enrolled students at our partner schools as of the dates indicated.

	As of March 31,
	2019	2018	2017	2016
Number of enrolled students	498,553	405,814	322,031	265,354

ACV Bookings

        ACV Bookings is an operating metric and represents our partner schools' commitment to pay for our solutions offerings. We believe that they are a meaningful indicator of demand for our platform and the market's response to it.

        We define ACV Bookings as the revenue we would contractually expect to recognize from a partner school in each school year pursuant to the terms of our contract with such partner school, assuming no further additions or reductions in the number of enrolled students that will access our content at such partner school in such school year. ACV Bookings is a non-accounting managerial operating metric and is not prepared in accordance with IFRS. We calculate ACV Bookings by multiplying the number of enrolled students at each partner school with the average ticket per student per year, all in accordance with the terms of our contract with such partner school. Although our contracts with our partner schools are typically for three-year terms, we record one year of revenue under such contracts as ACV Bookings. For example, if a school enters into a three-year contract with us to provide our Core Curriculum solution to 100 students for a contractual fee of $100 per student per year, we record $10,000 as ACV Bookings, not $30,000.

        We measure our ACV Bookings on a monthly basis throughout the school year, starting in November of the preceding fiscal year. Pursuant to the terms of our contracts with our partner schools, they are required, by the end of November of each year, to provide us with an estimate of the number of enrolled students that will access our platform in the next school year. Since we allow our partner schools to make small adjustments to their estimates to account for late admissions and dropouts, this number may fluctuate slightly until March 31, when it becomes more accurate. Accordingly, we believe this metric is most accurately reflected as of March 31 of each year.

        The following table sets forth our ACV Bookings for the periods presented.

	As of March 31,
	2019	2019(2)	2018(3)	2017(4)	2016(5)
	US$ (except number of enrolled students)(1)	R$ (except number of enrolled students)
Number of enrolled students	n/a	498,553	405,814	322,031	265,354
Average ticket per student per year	230.8	884.3	793.8	711.9	622.0
ACV Bookings (in millions)	115.1	440.9	322.1	229.3	165.1

(1)
For convenience purposes only, amounts in reais as of March 31, 2019 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

(2)
For the 2019 school year (which we define for purposes of ACV Bookings as the period starting in October 2018 and ending in September 2019).

(3)
For the 2018 school year (which we define for purposes of ACV Bookings as the period starting in October 2017 and ending in September 2018).

(4)
For the 2017 school year (which we define for purposes of ACV Bookings as the period starting in October 2016 and ending in September 2017).

(5)
For the 2016 school year (which we define for purposes of ACV Bookings as the period starting in October 2015 and ending in September 2016). Includes the ACV Bookings of SAE, which we acquired in June 2016, for the full year 2016. On a stand-alone basis, SAE had ACV Bookings for the full year 2016 totaling R$21.5 million and net revenue totaling R$11.9 million. If the acquisition had taken place on January 1, 2016, SAE's total net revenue would have been R$24.6 million and our total net revenue would have been R$172.7 million.

        As of March 31, 2019, our total number of students enrolled was 498,553, our average ticket per student per year was R$884.3 and our total ACV Bookings were R$440.9.million.

(1)
Includes the ACV Bookings of SAE, which we acquired in June 2016, for the full year 2016. On a stand-alone basis, SAE had ACV Bookings for the full year 2016 totaling R$21.5 million and net revenue totaling R$11.9 million. If the acquisition had taken place on January 1, 2016, SAE's total net revenue would have been R$24.6 million and our total net revenue would have been R$172.7 million.

        The following table sets forth the approximate number of enrolled students and ACV Bookings for our supplemental segment for the periods presented.

	As of March 31,
	2019	2019(2)	2018(3)	2017(4)	2016(5)
	US$ (except number of enrolled students)(1)	R$ (except number of enrolled students)
Number of enrolled students	n/a	84,875	42,000	18,000	6,000
ACV Bookings (in millions)	26.2	100.4	45.0	20.0	6.0

(1)
For convenience purposes only, amounts in reais as of March 31, 2019 have been translated to U.S. dollars using an exchange rate of R$3.832 to US$1.00, the commercial selling rate for U.S. dollars as of June 30, 2019 as reported by the Central Bank. These translations should not be considered representations that any such amounts have been, could have been or could be converted at that or any other exchange rate.

(2)
For the 2019 school year (which we define for purposes of ACV Bookings as the period starting in October 2018 and ending in September 2019).

(3)
For the 2018 school year (which we define for purposes of ACV Bookings as the period starting in October 2017 and ending in September 2018).

(4)
For the 2017 school year (which we define for purposes of ACV Bookings as the period starting in October 2016 and ending in September 2017).

(5)
For the 2016 school year (which we define for purposes of ACV Bookings as the period starting in October 2015 and ending in September 2016).

        For our supplemental segment, as of March 31, 2019, the approximate number of enrolled students was 84,875 and ACV Bookings were approximately R$100.4 million.

Brazilian Macroeconomic Environment

        We believe that our results of operations and financial performance are and will continue to be affected by the following macroeconomic trends and factors:

        All of our operations are located in Brazil. As a result, our revenues and profitability are affected by political and economic developments in Brazil and the effect that these factors have on the availability of credit, disposable income, employment rates and average wages in Brazil. Our operations, and the industry in general, are particularly sensitive to changes in economic conditions.

        Brazil is the largest economy in Latin America, as measured by gross domestic product, or GDP. The following table shows data for real GDP, inflation and interest rates in Brazil and the U.S.-dollar/real exchange rate at the dates and for the periods indicated.

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2019	2018	2018	2017	2016
Real growth (contraction) in gross domestic product	n/a	n/a	1.1%	1.0%	(3.5)%
Inflation (IGP-M)(1)	4.3%	5.4%	7.6%	(0.5)%	7.2%
Inflation (IPCA)(2)	2.2%	2.6%	3.8%	2.9%	6.3%
Long-term interest rates—TJLP (average)(3)	6.7%	6.7%	6.7%	7.0%	7.5%
CDI interest rate (average)(4)	6.4%	6.6%	6.9%	10.1%	14.1%
Period-end exchange rate-reais per US$1.00	3.832	3.856	3.875	3.308	3.259
Average exchange rate—reais per US$1.00(5)	3.859	3.427	3.656	3.203	3.483
Appreciation (depreciation) of the real vs. US$ in the period(6)	12.6%	(17.9)%	(17.1)%	(1.5)%	16.6%
Unemployment rate(7)	12.0%	12.8%	11.6%	12.7%	11.5%

Source: FGV, IBGE, Central Bank and Bloomberg.

(1)
Inflation (IGP-M) is the general market price index measured by the FGV.

(2)
Inflation (IPCA) is a broad consumer price index measured by the IBGE.

(3)
TJLP is the Brazilian long-term interest rate (average of monthly rates for the period).

(4)
The CDI interest rate is an average of interbank overnight rates in Brazil (daily average for the period).

(5)
Average of the exchange rate on each business day of the year.

(6)
Comparing the US$ closing selling exchange rate as reported by the Central Bank at the end of the period's last day with the day immediately prior to the first day of the period discussed.

(7)
Average unemployment rate for year as measured by the IBGE.

        For the years ended December 31, 2018, 2017 and 2016, we have been able to offset the inflation effects by adjusting the contractual fees per student that we charge our partner schools above the IPCA rate. Our financial performance is also tied to fluctuations in interest rates, such as the CDI rate, because such fluctuations affect the value of our financial investments.

Printer Costs; Raw Materials

        We outsource the printing and binding of our educational materials. Printer costs are one of our principal costs; printer fees are impacted by changes in the price of paper, one of the principal raw materials required for the production of our educational materials. The cost of paper is generally impacted by fluctuations in the U.S.-dollar/real exchange rate, and is also impacted by inflation, but not necessarily linked to a specific inflation index. Such changes in prices are reflected as inflation adjustments in the fees charged by our third-party printers, which produce our printed materials. To the extent we cannot offset the impact of printer costs by adjusting the contractual fees per student that we charge our partner schools, our margins may be negatively affected.

Components of Our Results of Operations

        The following is a summary of the principal line items comprising our statements of operations.

Net Revenue

        We generate substantially all of our revenue from contracts that have a standard term of three years, pursuant to which we provide educational content in printed and digital format to partner schools.

        Our revenue is driven by the number of enrolled students at each partner school using our solutions and the agreed price per student per year, all in accordance with the terms and conditions set forth in each contract. We recognize our revenue at the moment we make our content available to our partner schools in printed format or via access to our digital platform. We typically deliver our Core Curriculum content four times each year in March, June, August and December and our Supplemental Solutions content twice each year in June and December, typically two to three months prior to the start of each school quarter. This allows our partner schools and their teachers to prepare classes in advance of each school quarter.

Cost of sales

        Cost of sales primarily consists of expenses related to the production and delivery of our content and technology, which are mainly composed of printing costs, employee-related costs and the purchase of long-term intellectual property assets such as educational content produced by third-party authors, as well as inventory write-off costs.

        We intend to continue to invest additional resources in our content development and technology platform. The timing of these expenses will affect our cost of sales in the affected periods. Also, we may launch new products that require additional resources and can affect our cost of sales.

Expenses

        We classify our operating expenses as selling expenses, general and administrative expenses, and other expenses. The largest component of our operating expenses is employee and labor-related expenses, which includes salaries and bonuses, employee benefit expenses and contractor costs. We allocate expenses such as information technology infrastructure costs related to our operations and rent and occupancy charges in each expense category based on employee headcount in that category.

  •
  Selling expenses.  Selling expenses consist primarily of the personnel expenses of our sales and marketing and customer support employees, including commissions and incentives, travel and travel-related expenses, benefits, marketing programs, including lead generation, costs of our education-related conferences and other miscellaneous expenses, as well as intangible-assets amortization expenses. We expect that our selling expenses will increase as we increase the size of our sales and marketing teams and potentially increase the number of conferences and events that we organize.

  •
  General and administrative expenses.  General and administrative expenses consist of personnel expenses and related expenses, including executive, finance, legal, human resources, recruiting, employee-related information technology, administrative personnel, payroll and benefits. They also consist of expenses in connection with professional fees for external legal, accounting and other consulting services, intangible-assets amortization expenses, as well as other miscellaneous expenses. We expect general and administrative expenses to increase on an absolute real basis but decrease as a percentage of total revenue as we focus on processes, systems and controls that will enable our internal support functions to grow concurrently with the growth of our business. We also anticipate increases to general and administrative expenses as we incur the expenses of compliance associated with being a publicly traded company, including legal, audit and consulting fees.

        We allocate share-based payment expense to general and administrative expenses. These share-based expenses represent granted share options to selected employees we consider to be key executives. We recognize our share-based payments as an expense in the statement of operations based on their fair value over the vesting period. These charges have been significant in the past, and we expect that they will increase as we hire more employees and seek to retain existing employees.

Other income (expenses), net

        Our other income (expenses), net, line item consists mainly of miscellaneous income and/or expense items.

Finance result

        Our finance result includes finance income and finance costs.

        Finance income includes mainly income from cash equivalents and financial investments and changes in fair value of derivative instruments from business combinations and acquisition of interest in associates and joint ventures. Finance costs consist mainly of changes in fair value of derivatives instruments and interest expenses of liabilities from business combinations and other financial discounts and bank fees.

Income taxes

        Income taxes include current and deferred income taxes. Deferred tax expenses are mainly related to provisions for bonuses, inventories reserve, allowance for doubtful accounts, share-based compensation plan, intangible amortization and derivatives from acquisition of interests and business combinations.

Our Results of Operations

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018

        The following table sets forth our unaudited interim condensed consolidated statements of income for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018	Variation (%)
	(in R$ millions, except for percentages)
	(unaudited)
Statement of Income Data:
Net revenue	254.6	195.1	30.5
Core(1)	200.0	161.9	23.5
Supplemental(1)	54.6	33.1	64.9
Cost of sales	(47.7)	(42.7)	11.7

Gross profit	206.9	152.4	35.8

Selling expenses	(75.5)	(48.4)	55.9
General and administrative expenses	(65.8)	(30.7)	114.0
Other income, net	2.9	2.2	34.5

Operating profit	68.6	75.4	(9.0)

Finance income	30.9	7.3	324.0
Finance costs	(28.9)	(7.8)	271.6

Finance result	2.1	(0.5)	n.m. (2)

Share of loss of equity-accounted investees	(1.2)	(0.3)	294.2

Profit before income taxes	69.5	74.7	(6.9)

Income taxes-income (expense)	(13.0)	(20.4)	(36.1)

Current	(29.2)	(20.9)	39.6
Deferred	16.1	0.5	2,958.5

Profit for the period	56.5	54.3	4.1

Profit attributable to:
Equity holders of the parent	56.5	54.7	3.4
Noncontrolling interests	—	(0.4)	n.m.

(1)
Our operating segments consist of our Core Curriculum segment and our Supplemental Solutions segment. For further information, please see notes 19 and 23 to our unaudited interim condensed consolidated financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018, included elsewhere in this prospectus supplement.

(2)
Not meaningful.

  Net revenue

        Net revenue for the six months ended June 30, 2019 was R$254.6 million, an increase of R$59.5 million, or 30.5%, from R$195.1 million for the six months ended June 30, 2018.

        This increase was primarily attributable to:

  (i)
  the positive impact of our organic growth through the addition of new partner schools and an increase in up-sales of our solutions, which resulted in a 23.0% increase in the total number of students enrolled at our partner schools, to 498,553 students distributed across our partner schools as of March 31, 2019, from 405,814 students distributed across our partner schools as of March 31, 2018; and

  (ii)
  the 11.4% increase in the average contractual fees per student that we charge our partner schools, to R$884.3 per student for the six months ended June 30, 2019, from R$793.8 per student for the six months ended June 30, 2018.

        In our Core segment, net revenue for the six months ended June 30, 2019 was R$200.0 million, an increase of R$38.1 million, or 23.5%, from R$161.9 million for the six months ended June 30, 2018. In our Supplemental segment, net revenue for the six months ended June 30, 2019 was R$54.6 million, an increase of R$21.5 million, or 64.9%, from R$33.1 million for the six months ended June 30, 2018.

  Cost of sales

        Cost of sales for the six months ended June 30, 2019 was R$47.7 million, an increase of R$5.0 million, or 11.7%, from R$42.7 million for the six months ended June 30, 2018. The increase of 11.7% was lower than our revenue growth, reflecting benefits from economies of scale, and was primarily attributable to:

  (i)
  a R$5.1 million, or 20.8%, increase in our content-providing costs and freight costs, mainly attributable to the overall increase in the production volume of our educational materials, as a result of the positive impact of our organic growth through the addition of new partner schools and an increase in up-sales of our solutions during the period; and

  (ii)
  a R$4.4 million, or 206.3%, increase in our depreciation and amortization costs, reflecting higher investments in content, which we classify as intangibles, and the impact from the implementation of IFRS 16 starting in 2019.

        As a percentage of net revenue, our cost of sales decreased to 18.7% for the six months ended June 30, 2019, compared to 21.9% for the six months ended June 30, 2018.

        In our Core segment, cost of sales for the six months ended June 30, 2019 was R$40.3 million, an increase of R$3.0 million, or 7.9%, from R$37.3 million for the six months ended June 30, 2018. This increase was primarily attributable to the overall increase in the production volume of our educational materials, resulting from the positive impact of our organic growth and our continued focus on content development. As a percentage of net revenue in our Core segment, cost of sales decreased to 20.1% in the six months ended June 30, 2019, compared to 23.1% in the six months ended June 30, 2018.

        In our Supplemental segment, cost of sales for the six months ended June 30, 2019 was R$7.4 million, an increase of R$2.0 million, or 38.2%, from R$5.4 million for the six months ended June 30, 2018. This increase was primarily attributable to the overall increase in the production volume of our educational materials, resulting from the growth of our base of partner schools adopting our products. As a percentage of net revenue in our Supplemental segment, cost of sales decreased to 13.6% in the six months ended June 30, 2019, compared to 16.2% in the six months ended June 30, 2018.

  Gross profit

        For the reasons discussed above, gross profit for the six months ended June 30, 2019 was R$206.9 million, an increase of R$54.5 million, or 35.8%, from R$152.4 million for the six months ended June 30, 2018. In our Core segment, gross profit for the six months ended June 30, 2019 was R$159.7 million, an increase of R$35.1 million, or 28.2%, from R$124.6 million for the six months ended June 30, 2018. In our Supplemental segment, gross profit for the six months ended June 30,

2019 was R$47.2 million, an increase of R$19.4 million, or 70.0%, from R$27.8 million for the six months ended June 30, 2018.

  Selling expenses

        Selling expenses for the six months ended June 30, 2019 were R$75.5 million, an increase of R$27.1 million, or 55.9%, from R$48.4 million for the six months ended June 30, 2018. This increase was primarily attributable to:

  (i)
  a R$15.6 million, or 71.1%, increase in sales personnel costs, mainly attributable to the increase in the number of employees in our educational and pedagogical consulting teams to support our growth strategy going forward; and

  (ii)
  a R$6.4 million, or 76.8%, increase in customer support expenses, mainly due to the increase in our partner-school base across Brazil, as well as expenses related to promoting our growth strategy going forward.

        In our Core segment, selling expenses for the six months ended June 30, 2019 were R$57.7 million, an increase of R$18.5 million, or 47.1%, from R$39.2 million for the six months ended June 30, 2018. This increase was primarily attributable to an increase in (i) the number of employees in our educational and pedagogical consulting teams, and (ii) customer support and travel expenses.

        In our Supplemental segment, selling expenses for the six months ended June 30, 2019 were R$17.7 million, an increase of R$8.6 million, or 93.7%, from R$9.1 million for the six months ended June 30, 2018. This increase was primarily attributable to an increase in (i) the number of employees in our educational and pedagogical consulting teams, and (ii) customer support expenses.

  General and administrative expenses

        General and administrative expenses for the six months ended June 30, 2019 were R$65.8 million, an increase of R$35.1 million, or 114.0%, from R$30.7 million for the six months ended June 30, 2018. This increase was primarily attributable to:

  (i)
  a R$6.7 million increase in corporate personnel expenses totaling R$22.7 million for the six months ended June 30, 2019, due to the increase in number of employees in our general administrative team, from 255 employees as of June 30, 2018, to 276 employees as of June 30, 2019; and

  (ii)
  a R$20.2 million increase in share-based compensation plan, restricted stock units and related payroll charges totaling R$21.0 million for the six months ended June 30, 2019, attributable to expenses relating to (i) the creation of our first restricted stock units plan, applicable to 22 key executive members of our team.

  Operating profit

        For the reasons discussed above, operating profit for the six months ended June 30, 2019 was R$68.6 million, a decrease of R$6.8 million, or 9.0%, from R$75.4 million for the six months ended June 30, 2018.

  Finance result

        Finance result for the six months ended June 30, 2019 was a finance income, net of R$2.1 million, compared to a finance cost, net of R$0.5 million for the six months ended June 30, 2018, for the reasons described below.

        Finance income.    Finance income for the six months ended June 30, 2019 was R$30.9 million, an increase of R$23.6 million, or 324.0%, from R$7.3 million for the six months ended June 30, 2018. This increase was primarily attributable to increase in income from financial investments, reflecting our higher cash position, increase in income from changes in fair value of financial investments, and the increase in fair value of derivative financial instruments, composed of the put and call options of our business acquisitions and investments in associates and joint ventures.

        Finance costs.    Finance costs for the six months ended June 30, 2019 were R$28.9 million, an increase of R$21.1 million, from R$7.8 million for the six months ended June 30, 2018. This increase was primarily attributable to the interest expenses from accounts payable to selling shareholders and the increase in expenses from fair value of derivative financial instruments, composed of the put and call options of our business acquisitions and investments in associates and joint ventures.

  Profit before income taxes

        For the reasons discussed above, profit before income taxes for the six months ended June 30, 2019 was R$69.5 million, a decrease of R$5.2 million, or 6.9%, from R$74.7 million for the six months ended June 30, 2018.

  Income taxes-income (expense)

        Income taxes expenses for the six months ended June 30, 2019 were R$13.0 million, a decrease of R$7.4 million, or 36.1%, from R$20.4 million for the six months ended June 30, 2018. This decrease was primarily attributable to the reduction in our taxable income.

  Profit for the period

        As a result of the foregoing, profit for the six months ended June 30, 2019 was R$56.5 million, an increase of R$2.2 million, or 4.1%, from R$54.3 million for the six months ended June 30, 2018.

Our Liquidity and Capital Resources

        As of June 30, 2019, we had R$882.1 million in cash and cash equivalents and financial investments. We believe that our current available cash and cash equivalents and financial investments and the cash flows from our operating activities will be sufficient to meet our working capital requirements and capital expenditures in the ordinary course of business for the next 12 months.

  Cash Flows

	For the Six Months Ended June 30,
	2019	2018
	(in thousands of reais)
	(unaudited)
Cash Flow Data
Net cash flows from operating activities	105,757	77,279
Net cash flows from (used in) investing activities	(121,074)	12,581
Net cash flows from (used in) financing activities	12,062	(85,050)

  Operating Activities

        Our net cash flows from operating activities increased by 36.9% from R$77.3 million in the six months ended June 30, 2018 to R$105.8 million in the six months ended June 30, 2019, primarily due to: (1) an increase in advances from customers as a result of our organic growth through the addition of new partner schools and (2) an increase in up-sales of our solutions during the period, which was partially offset by an increase in payments to suppliers and personnel expenses.

  Investing Activities

        Our net cash flows from (used in) investing activities changed from net cash from investing activities of R$12.6 million in the six months ended June 30, 2018, to net cash used in investing activities of R$121.1 million in the six months ended June 30, 2019, primarily due: (1) to the R$33.5 million cash from financial investments in the six months ended June 30, 2018, compared to a R$62.5 million cash used of financial investments in the six months ended June 30, 2019; (2) an increase in acquisition of subsidiaries, such as EEM, from R$13.8 million in the six months ended June 30, 2018 to R$16.1 million in the six months ended June 30, 2019; and (3) a loan to related parties of R$14.0 million made to Geekie and its controlling shareholder, a related party, in the six months ended June 30, 2019.

  Financing Activities

        Our net cash flows from financing activities in the six months ended June 30, 2019 was R$12.1 million, compared to net cash used in financing activities of R$85.1 million in the six months ended June 30, 2018, primarily due to: (1) a dividend payment of R$85.1 million in the six months ended June 30, 2018; and (2) a capital increase in the amount of R$13.8 million in the six months ended June 30, 2019.

Indebtedness

        As of June 30, 2019, we had loans and financing of R$0.5 million and lease liabilities of R$21.5 million.

Capital Expenditures

        In the six months ended June 30, 2019, we made capital expenditures of R$24.2 million. These capital expenditures mainly include expenditures related to the acquisition of property and equipment and the acquisition of intangible assets.

        We expect to increase our capital expenditures to support the growth in our business and operations. We expect to meet our capital expenditure needs for the foreseeable future from our operating cash flow, our existing cash and cash equivalents, and with the net proceeds of this offering. Our future capital requirements will depend on several factors, including our growth rate, the expansion of our research and development efforts, employee headcount, marketing and sales activities, the introduction of new features to our existing products, and the continued market acceptance of our products.

Tabular Disclosure of Contractual Obligations

        The following is a summary of our contractual obligations as of June 30, 2019:

	Payments Due by Period as of June 30, 2019
	Less than 1 year	1 -3 years	3 -5 years	More than 5 years	Total
	(in thousands of reais)
Trade payables	13,991	—	—	—	13,991
Lease liabilities	4,736	8,986	7,766	—	21,488
Loans and financing	161	376	—	—	537
Financial instruments from acquisition of interests(1)	15,562	49,242	—	—	64,804
Accounts payable to selling shareholders	90,829	103,156	3,775	—	197,760

Total	125,279	161,760	11,541	—	298,580

(1)
As of June 30, 2019 it includes (i) an option to acquire the remaining 91.95% of the outstanding share capital of Geekie in May 2022 pursuant to the share purchase agreement dated as of December 8, 2016, as part of our acquisition of our current 8.05% interest in the share capital of Geekie, (ii) an option to acquire the remaining 75% of the outstanding share capital of WPensar between July 10, 2020 and July 10, 2021 and (iii) a forward contract to acquire the remaining 86.8% of the total capital of NAV between February 15, 2020 and February 15, 2022.

Off-Balance Sheet Arrangements

        As of June 30, 2019 and as of December 31, 2018, we did not have any off-balance sheet arrangements.

Recent Accounting Pronouncements

Standards, interpretations and amendments adopted in 2019

        We started applying IFRS 16—Leases beginning on January 1, 2019. For further information, see note 2.3 to our unaudited interim condensed consolidated financial statements as of June 30, 2019 and for the six months then ended, included elsewhere in this prospectus supplement. Other standards, amendments and interpretations were applied for the first time in 2019, but did not have a significant impact on our unaudited interim condensed consolidated financial statements.

IFRS 16—Leases

        We adopted IFRS 16 "Leases" on January 1, 2019 using the modified retrospective approach. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. See note 2.3 to our unaudited interim condensed consolidated financial statements for additional information on the adoption of IFRS 16.

Quantitative and Qualitative Disclosure About Market Risk

        We monitor market, credit and operational risks in line with the objectives in capital management, supported by the oversight of our Board of Directors, in decisions related to capital management and to ensure their consistency with our objectives and assessment of risks. Information relating to quantitative and qualitative disclosures about these market risks is described below. For further information, see note 25 to our unaudited interim condensed consolidated financial statements as of June 30, 2019 and for the six months then ended, included elsewhere in this prospectus supplement.

Foreign Exchange Risk

        As of June 30, 2019, our exposure to foreign exchange risk is related to cash and cash equivalents and financial investments held in foreign currency. We do not operate outside Brazil and our results are not subject to significant fluctuations resulting from the effects of the volatility of any exchange rate.

Liquidity Risk

        Our management is responsible for mitigating liquidity risk. In order to achieve this, management regularly reviews the risk and maintains appropriate reserves, including bank credit facilities with first tier financial institutions. Management also continuously monitors projected and actual cash flows and the combination of the maturity profiles of the financial assets and liabilities. The main requirements for financial resources used by us arise from the need to make payments for printing educational content, freight expenses, operating expenses, labor and social obligations and other operating disbursements.

Financial Counterparty Risk

        This risk arises from the possibility that we may incur losses due to the default of our counterparties. To mitigate these risks, we adopt as a practice the analysis of the financial and equity situation of our counterparties. Counterparty credit limits, which take published credit ratings and other factors into account, are set to cover our total aggregate exposure to a single financial institution. Exposures and limits applicable to each financial institution are approved by our treasury within guidelines approved by the board and are reviewed on a regular basis.

Interest Rate Risk

        Interest rate risk represents the chance that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. Our exposure to this risk relates primarily to our financial investments with floating interest rates. We are primarily exposed to fluctuations in CDI interest rates on financial investments. See note 25 to our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus supplement for a sensitivity analysis of the impact of a hypothetical 10% change in the CDI on our cash, bank deposits and cash equivalents and financial investments as of June 30, 2019 and December 31, 2018.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF POSITIVO

        The following discussion of Positivo's financial condition and results of operations should be read in conjunction with Positivo's unaudited interim condensed combined carve-out financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 and Positivo's audited combined carve-out financial statements as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 and the notes thereto, included elsewhere in this prospectus supplement.

        The following discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those expressed or implied in such forward-looking statements as a result of various factors, including those set forth in "Special Note on Forward-Looking Statements" and "Risk Factors."

Overview

        The Positivo Group was founded in 1972 in Curitiba by a group of teachers as a preparatory course focused on preparing students for admission exams to universities in the state of Paraná. The preparatory course reached 2,300 enrolled students in the first year of operation and its success led the group to quickly open new schools for all K-12 grades under the brand Colégio Positivo. In a short period of time, the proprietary content and methodology developed and used by Colégio Positivo schools achieved significant recognition among teachers, parents and students. The high-quality content and its dynamic approach led to the foundation of Positivo in 1979, allowing the Positivo brand to expand far beyond the reach of Colégio Positivo, being adopted by third-party schools in several cities of the state of Paraná and other Brazilian states.

        With over 40 years of brand legacy, Positivo evolved to become a leading content providing platform that currently transforms the lives of over 698,000 students in nearly 3,400 private schools across all Brazilian states. This is a vibrant ecosystem with several opportunities to effectively address the needs of parents, students, teachers and school owners. Positivo is focused on building long-term relationships with partner schools and this approach is an important factor to its success, proven by the fact that more than 50% of its client base has over 10 years of relationship.

        Positivo's product offering can be divided into two parts: Core Curriculum and Supplemental Solution. The SPE and Conquista brands are part of the Core Curriculum, both delivering high-quality content aligned with the national curriculum to schools with different socioeconomic profiles. The Supplemental Solution is PES, which offers an English curriculum for K-12 schools in Brazil.

        On May 7, 2019, we entered into a purchase agreement with the shareholders of Positivo to acquire the entire share capital of Positivo, one of the largest K-12 content providers to private schools in Brazil, and other companies of the Positivo Group. This carve-out acquisition encompasses only the private school learning systems and does not include the other assets of the Positivo Group, such as the public-schools learning system, the printing company, the Universidade Positivo postsecondary education business, and the Colégio Positivo proprietary schools. The closing of the transaction is subject to customary conditions precedent, including antitrust and other regulatory approvals. We obtained the final approval from CADE with no conditions, on October 23, 2019.

Components of Positivo's Results of Operations

        The following is a summary of the principal line items comprising Positivo's statements of income.

Net Revenue from sales

        Positivo generates substantially all of its revenue from the sale of learning systems to private schools. This is achieved through contracts between Positivo and partner schools that have a minimum term of one year, pursuant to which Positivo provides to partner schools educational content in printed and digital format.

        Positivo's revenue is driven by the number of enrolled students at each partner school using an agreed-on price per student per year, in accordance with the terms and conditions set forth in each contract. It recognizes revenue at the moment it delivers its educational content and makes it available for use to its partner schools. Positivo typically delivers its printed SPE content four times each year in March, June, August and December, typically two to three months prior to the start of the school year, and its other SPE content and Conquista materials once each year in December. This allows its partner schools and their teachers to prepare classes in advance of each school quarter.

Cost of sales

        Cost of sales primarily consists of the expenses related to (i) the resale of goods and consumption material used, which mainly comprises printing costs and amortization of intellectual property, and (ii) personnel expenses of the content producing and educational technology teams.

Expenses

        Positivo classifies its operating expenses as general and administrative expenses, selling and distribution expenses and other expenses. The largest component of its operating expenses comprises employee and labor-related expenses, which includes salaries and bonuses, employee benefit expenses and contractor costs.

  •
  General and administrative expenses.  General and administrative expenses consist of personnel expenses and related expenses, including executive, finance, legal, human resources, recruiting, employee-related information technology, administrative personnel, payroll and benefits. They also consist of expenses in connection with professional fees for external legal, accounting and other consulting services, intangible-assets amortization expenses (software), as well as other miscellaneous expenses.

  •
  Selling and distribution expenses.  Selling expenses consist primarily of the personnel expenses of Positivo's sales and marketing and customer support employees, including commissions and incentives, travel and travel-related expenses, benefits, marketing programs, including lead generation, costs of its education-related conferences and other miscellaneous expenses, as well as intangible-assets amortization expenses.

Financial income

        Positivo's financial income includes financial revenues and financial expenses. Financial revenues consists mainly of income from discounts obtained, income from interest charged on accounts receivable, and yield from financial investments. Financial expenses consist mainly of discounts granted, expenses relating to interest on loans and leases, and bank expenses.

Income tax and social contribution

        Income taxes include current and deferred income taxes. Current tax expenses are mainly related to the tax payable or receivable on the taxable income for the year and any adjustments to taxes payable in relation to prior years. Deferred tax expenses are mainly related to provisions for bonuses, copyright and commissions, impairment loss on accounts receivable, provision of services, provision for revenue cut-off, provision to tax, labor, civil risks, and others.

Results of Operations of Positivo

Six Months Ended June 30, 2019 Compared to Six Months Ended June 30, 2018

        The following table sets forth the unaudited interim combined carve-out statements of income of Positivo for the six months ended June 30, 2019 and 2018:

	For the Six Months Ended June 30,
	2019	2018	Variation (%)
	(in R$ millions, except for percentages)
Statement of Income Data:
Net revenue from sales	234.4	231.8	1.1
Cost of sales	(62.9)	(58.1)	8.3

Gross profit	171.5	173.7	(1.3)

General and administrative expenses	(32.8)	(31.3)	4.8
Selling and distribution expenses	(35.1)	(28.8)	21.9
Other operating income, net	—	0.7	—
Impairment loss on accounts receivable	(0.1)	(3.1)	(96.8)

Income before financial income and taxes	103.5	111.2	(6.9)

Financial income	2.9	0.8	262.5
Financial revenues	3.6	1.8	100.0
Financial expenses	(0.7)	(1.0)	(30.0)

Income before income tax and social contribution	106.4	112.0	(5.0)

Income tax and social contribution
Current	(28.6)	(39.7)	(28.0)
Deferred	(7.1)	1.6	n.m.(1)

Net income for the year	70.7	73.9	(4.3)

(1)
Not meaningful.

  Net revenue from sales

        Net revenue from sales for the six months ended June 30, 2019 was R$234.4 million, an increase of R$2.6 million, or 1.1%, from R$231.8 million for the six months ended June 30, 2018. This result is in line with the prior period, and the growth was negatively impacted by the partial discontinuation of a non-subscription-based product. Non-subscription-based products do not affect the ACV, as they are not tied to long-term contracts.

  Cost of sales

        Cost of sales for the six months ended June 30, 2019 was R$62.9 million, an increase of R$4.8 million, or 8.3%, from R$58.1 million for the six months ended June 30, 2018. This increase was primarily attributable to a R$5.0 million, or 10.5%, increase in resale material and consumption material used, which comprises the preparation, printing and delivery of products, mainly as a result of the increase in the number of PES and Conquista students during the period.

  Gross profit

        For the reasons discussed above, gross profit for the six months ended June 30, 2019 was R$171.5 million, a decrease of R$2.2 million, or 1.3%, from R$173.7 million for the six months ended June 30, 2018.

  General and administrative expenses

        General and administrative expenses for the six months ended June 30, 2019 were R$32.8 million, an increase of R$1.5 million, or 4.8%, from R$31.3 million for the six months ended June 30, 2018. This increase was primarily attributable to:

  (i)
  a R$1.5 million, or 182.2%, increase in depreciation and amortization, reflecting the adoption of IFRS 16 starting on January 1, 2019; and

  (ii)
  a R$1.9 million, or 9.1%, increase in personnel costs across several departments.

  Selling and distribution expenses

        Selling and distribution expenses for the six months ended June 30, 2019 were R$35.1 million, an increase of R$6.3 million, or 21.9%, from R$28.8 million for the six months ended June 30, 2018. This increase was primarily attributable to:

  (i)
  a R$5.3 million, or 100.9%, increase in advertising and publicity expenses, as a result of investments in events to attract new customers, reduce churn and strengthen the brand awareness of the SPE and Conquista products; and

  (ii)
  a R$1.4 million, or 40.5%, increase in traveling expenses related to an increase in in-person visits to partner schools.

  Other operating income, net

        For the six months ended June 30, 2019, Positivo did not record other operating income, net, whereas for the six months ended June 30, 2018, Positivo recorded other operating income, net of R$0.7 million.

  Impairment loss on accounts receivable

        Impairment loss on accounts receivable for the six months ended June 30, 2019 was R$0.1 million, a decrease of R$3.0 million, or 96.8%, from R$3.1 million for the six months ended June 30, 2018. This decrease was primarily attributable to the improvement in the profile of Conquista's partner schools in 2018, which resulted in a decrease in delinquency rates and, in turn, allowances for doubtful accounts.

  Income before financial income and taxes

        For the reasons discussed above, income before financial income and taxes for the six months ended June 30, 2019 was R$103.5 million, a decrease of R$7.7 million, or 6.9%, from R$111.2 million for the six months ended June 30, 2018.

  Financial income

        Financial income for the six months ended June 30, 2019 was R$2.9 million, an increase of R$2.1 million, from R$0.8 million for the six months ended June 30, 2018, for the reasons described below.

  Financial revenues

        Financial revenues for the six months ended June 30, 2019 was R$3.6 million, an increase of R$1.8 million, or 100.0%, from R$1.8 million for the six months ended June 30, 2018. This increase was primarily attributable to an increase in income from interest charged on late payments from partner schools.

  Financial expenses

        Financial expenses for the six months ended June 30, 2019 were R$0.7 million, a decrease of R$0.3 million, or 30.0%, from R$1.0 million for the six months ended June 30, 2018. This decrease was mainly related to the decrease in interest payments on indebtedness as a result of the repayment in February 2018 of the loan agreement entered into with the Brazilian Bank for Economic and Social Development (Banco Nacional de Desenvolvimento, or "BNDES") in May 2016.

  Income before income tax and social contribution

        For the reasons discussed above, income before income tax and social contribution for the six months ended June 30, 2019 was R$106.4 million, a decrease of R$5.6 million, or 5.0%, from R$112 million for the six months ended June 30, 2018.

  Current income tax and social contribution

        Current income tax and social contribution expenses for the six months ended June 30, 2019 were R$28.6 million, a decrease of R$11.1 million, or 28.0%, from R$39.7 million for the six months ended June 30, 2018.

  Deferred income tax and social contribution

        Deferred income tax and social contribution expenses for the six months ended June 30, 2019 of R$7.1 million, compared to deferred income tax and social contribution income of R$1.6 million for the six months ended June 30, 2018.

  Net income for the year

        As a result of the foregoing, net income for the six months ended June 30, 2019 was R$70.7 million, a decrease of R$3.2 million, or 4.3%, from R$73.9 million for the six months ended June 30, 2018.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

        The following table sets forth the combined carve-out statements of income of Positivo for the years ended December 31, 2018 and 2017:

	For the Year Ended December 31,
	2018	2017	Variation (%)
	(in R$ millions, except for percentages)
Statement of Income Data:
Net revenue	406.4	405.8	0.2
Cost of sales	(97.1)	(111.5)	(12.9)

Gross profit	309.3	294.3	5.1

General and administrative expenses	(67.6)	(63.7)	6.1
Selling and distribution expenses	(63.0)	(89.3)	(29.5)
Other operating income (expenses), net	(0.5)	—	—
Impairment loss on accounts receivable	(4.0)	(11.1)	(64.0)

Income before financial income and taxes	174.2	130.2	33.8

Financial income	2.9	(2.0)	(245.0)
Financial revenues	4.7	3.7	27.0
Financial expenses	(1.8)	(5.7)	(68.4)

Income before income tax and social contribution	177.1	128.2	38.1

Income tax and social contribution
Current	(68.0)	(44.9)	51.4
Deferred	9.3	1.3	615.4

Net income for the year	118.4	84.6	40.0

  Net revenue

        Net revenue from sales for the year ended December 31, 2018 was R$406.4 million, an increase of R$0.6 million, or 0.2%, from R$405.8 million for the year ended December 31, 2017. This result is in line with the prior period, and the growth was negatively impacted by the partial discontinuation of a non-subscription-based product. Non-subscription-based products do not affect the ACV, as they are not tied to long-term contracts.

  Cost of sales

        Cost of sales for the year ended December 31, 2018 was R$97.1 million, a decrease of R$14.4 million, or 12.9%, from R$111.5 million for the year ended December 31, 2017. This decrease was primarily attributable to the discontinuation of two non-subscription products, which resulted in a decrease in the headcount of the editorial team for those products, and a decrease in resale material and consumption material used, which comprises the preparation, printing and delivery of products.

        As a percentage of net revenue, Positivo's cost of sales decreased to 23.9% for the year ended December 31, 2018, compared to 27.5% for the year ended December 31, 2017.

  Gross profit

        For the reasons discussed above, gross profit for the year ended December 31, 2018 was R$309.3 million, an increase of R$15 million, or 5.1%, from R$294.3 million for the year ended December 31, 2017.

  General and administrative expenses

        General and administrative expenses for the year ended December 31, 2018 were R$67.6 million, an increase of R$3.9 million, or 6.1%, from R$63.7 million for the year ended December 31, 2017. This increase was primarily attributable to a R$6.6 million, or 16.5%, increase in personnel expenses as a result of increases in variable compensation and mandatory salary adjustments in connection with collective bargaining agreements with the applicable workers' unions.

  Selling and distribution expenses

        Selling and distribution expenses for the year ended December 31, 2018 were R$63.0 million, a decrease of R$26.3 million, or 29.5%, from R$89.3 million for the year ended December 31, 2017. This decrease was primarily attributable to a R$23.0 million, or 58.3%, decrease in advertising and publicity expenses, due to the fact that Positivo did not conduct specific marketing campaigns in 2018, unlike in 2016 and 2017 where Positivo conducted marketing campaigns to reinforce awareness of the SPE brand and highlight the ENEM results of partner schools.

  Other operating income (expenses), net

        For the year ended December 31, 2018, Positivo recorded other operating expenses, net, of R$0.5 million, whereas for the year ended December 31, 2017, Positivo did not record other operating expenses, net.

  Impairment loss on accounts receivable

        Impairment loss on accounts receivable for the year ended December 31, 2018 was R$4.0 million, a decrease of R$7.1 million, or 64.0%, from R$11.1 million for the year ended December 31, 2017. This decrease was primarily attributable to the improvement in the profile of Conquista's partner schools in 2018, which resulted in a decrease in delinquency rates and, in turn, allowances for doubtful accounts.

  Income before financial income and taxes

        For the reasons discussed above, income before financial income and taxes for the year ended December 31, 2018 was R$174.2 million, a decrease of R$44 million, or 33.8%, from R$130.2 million for the year ended December 31, 2017.

  Financial revenues

        Financial revenues for the year ended December 31, 2018 was R$4.7 million, an increase of R$1 million, or 27.0%, from R$3.7 million for the year ended December 31, 2017. This increase was primarily attributable to an increase in income from interest charged on late payments from partner schools.

  Financial expenses

        Financial expenses for the year ended December 31, 2018 were R$1.8 million, a decrease of R$3.9 million, or 68.4%, from R$5.7 million for the year ended December 31, 2017. This decrease was primarily attributable to the repayment in February 2018 of the loan agreement entered into with the BNDES in May 2016.

  Income before income tax and social contribution

        For the reasons discussed above, income before income tax and social contribution for the year ended December 31, 2018 was R$177.1 million, an increase of R$48.9 million, or 38.1%, from R$128.2 million for the year ended December 31, 2017.

  Current income tax and social contribution

        Current income tax and social contribution expenses for the year ended December 31, 2018 were R$68.0 million, an increase of R$23.1 million, or 51.4%, from R$44.9 million for the year ended December 31, 2017. Positivo's effective tax rate was 34% for both periods, in line with the statutory tax rate.

  Deferred income tax and social contribution

        Deferred income tax and social contribution income for the year ended December 31, 2018 was R$9.3 million, an increase of R$8.0 million, or 615.4%, from R$1.3 million for the year ended December 31, 2017.

  Net income for the year

        As a result of the foregoing, net income for the year ended December 31, 2018 was R$118.4 million, an increase of R$33.8 million, or 40.0%, from R$84.6 million for the year ended December 31, 2017.

Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

        The following table sets forth the combined carve-out statements of income of Positivo for the years ended December 31, 2017 and 2016:

	For the Year Ended December 31,
	2017	2016	Variation (%)
	(in R$ millions, except for percentages)
Statement of Income Data:
Net revenue	405.8	340.5	19.2
Cost of sales	(111.5)	(98.6)	13.1

Gross profit	294.3	241.9	21.7

General and administrative expenses	(63.7)	(51.1)	24.7
Selling and distribution expenses	(89.3)	(72.9)	22.5
Other operating income, net	—	0.1	—
Impairment loss on accounts receivable	(11.1)	(5.6)	98.2

Income before financial income and taxes	130.2	112.4	15.8

Financial income	(2.0)	(2.2)	(9.1)
Financial revenues	3.7	2.6	42.3
Financial expenses	(5.7)	(4.8)	18.8

Income before income tax and social contribution	128.2	110.2	16.3

Income tax and social contribution
Current	(44.9)	(44.0)	2.0
Deferred	1.3	6.5	(80.0)

Net income for the year	84.7	72.7	16.4

  Net revenue

        Net revenue for the year ended December 31, 2017 was R$405.8 million, an increase of R$65.3 million, or 19.2%, from R$340.5 million for the year ended December 31, 2016. This increase was primarily attributable to (i) the ramp up of Conquista's operations, a new brand aimed at capturing an addressable market of lower tuition schools in Brazil, and (ii) an increase in sales of two non-subscription products.

  Cost of sales

        Cost of sales for the year ended December 31, 2017 was R$111.5 million, an increase of R$12.9 million, or 13.1%, from R$98.6 million for the year ended December 31, 2016. The increase of 13.1% was lower than Positivo's revenue growth, and reflects the net effect of:

  (i)
  a R$22.4 million, or 35.4%, increase in resale material and consumption material used, as a result of the increase in sales of two non-subscription products; and

  (ii)
  a R$3.3 million, or 17.1%, decrease in personnel as a result of internal resource reallocation.

        As a percentage of net revenue, Positivo's cost of sales decreased to 27.5% for the year ended December 31, 2017, compared to 29.0% for the year ended December 31, 2016.

  Gross profit

        For the reasons discussed above, gross profit for the year ended December 31, 2017 was R$294.3 million, an increase of R$52.4 million, or 21.7%, from R$241.9 million for the year ended December 31, 2016.

  General and administrative expenses

        General and administrative expenses for the year ended December 31, 2017 were R$63.7 million, an increase of R$12.6 million, or 24.7%, from R$51.1 million for the year ended December 31, 2016. This increase was primarily attributable to:

  (i)
  a R$4.2 million, or 11.7%, increase in personnel expenses to reinforce the management team; and

  (ii)
  a R$ 3.5 million, or 2259.9%, increase in provision for tax, civil and labor risks as a result of labor and business contingencies.

  Selling and distribution expenses

        Selling and distribution expenses for the year ended December 31, 2017 were R$89.3 million, an increase of R$16.4 million, or 22.5%, from R$72.9 million for the year ended December 31, 2016. This increase was primarily attributable to a R$14.5 million, or 58.4%, increase in advertising and publicity expenses, due to the marketing campaigns conducted in 2017 to reinforce awareness of the SPE brand and highlight the ENEM results of partner schools.

  Other operating income, net

        For the year ended December 31, 2017, Positivo did not record other operating expenses, net, whereas for the year ended December 31, 2016, Positivo recorded other operating income, net, of R$0.1 million.

  Impairment loss on accounts receivable

        Impairment loss on accounts receivable for the year ended December 31, 2017 was R$11.1 million, an increase of R$5.5 million, or 98.2%, from R$5.6 million for the year ended December 31, 2016. This increase was primarily attributable to the deterioration in the profile of Conquista's partner schools in 2017, which resulted in an increase in delinquency rates and, in turn, allowances for doubtful accounts.

  Income before financial income and taxes

        For the reasons discussed above, income before financial income and taxes for the year ended December 31, 2017 was R$130.2 million, an increase of R$17.7 million, or 15.8%, from R$112.4 million for the year ended December 31, 2016.

  Financial revenues

        Financial revenues for the year ended December 31, 2017 was R$3.7 million, an increase of R$1.1 million, or 42.3%, from R$2.6 million for the year ended December 31, 2016. This increase was primarily attributable to an increase in income from interest charged on late payments from partner schools.

  Financial expenses

        Financial expenses for the year ended December 31, 2017 were R$5.7 million, an increase of R$0.9 million, or 18.8%, from R$4.8 million for the year ended December 31, 2016. This increase was primarily attributable to debt servicing expenses related to the loan agreement entered into with the BNDES in May 2016.

  Income before income tax and social contribution

        For the reasons discussed above, income before income tax and social contribution for the year ended December 31, 2017 was R$128.2 million, an increase of R$18 million, or 16.3%, from R$110.2 million for the year ended December 31, 2016.

  Current income tax and social contribution

        Current income tax and social contribution expenses for the year ended December 31, 2017 were R$44.9 million, an increase of R$0.9 million, or 2.0%, from R$44.0 million for the year ended December 31, 2016.

  Deferred income tax and social contribution

        Deferred income tax and social contribution income for the year ended December 31, 2017 was R$1.3 million, a decrease of R$5.2 million, or 80.0%, from R$6.5 million for the year ended December 31, 2016.

  Net income for the year

        As a result of the foregoing, net income for the year ended December 31, 2017 was R$84.6 million, an increase of R$11.9 million, or 16.4%, from R$72.7 million for the year ended December 31, 2016.

Liquidity and Capital Resources

        As of June 30, 2019, Positivo had R$22.1 million in cash and cash equivalents. Positivo believes that its current available cash and cash equivalents and the cash flows from its operating activities will be sufficient to meet its working capital requirements and capital expenditures in the ordinary course of business for the next 12 months.

Cash Flows

	For the Six Months Ended June 30,		For the Year Ended December 31,
	2019	2018	2018	2017	2016
	(in millions of reais)
Cash Flow Data
Net cash flows from operating activities	94.8	91.2	146.4	90.0	106.9
Net cash flows used in investing activities	(7.4)	(5.1)	(13.9)	(9.7)	(11.1)
Net cash flows used in financing activities	(85.6)	(86.0)	(112.5)	(80.2)	(95.6)

  Operating Activities

        Positivo's net cash flows from operating activities (i) decreased by 15.8% from R$106.9 million in 2016, to R$90.0 million in 2017, mainly due to the increase in trade accounts receivable as a result of Conquista's revenue growth, as Positivo delivers its content once a year and clients pay in installments throughout the year, (ii) increased by 62.7% from R$90.0 million in 2017, to R$146.4 million in 2018, mainly due to the decrease in trade accounts receivable as a result of the improvement in the profile of Conquista's partner schools in 2018, and (iii) increased by 4.1% from R$91.2 million in the six months ended June 30, 2018 to R$94.8 million in the six months ended June 30, 2019.

  Investing Activities

        Positivo's net cash flows used in investing activities (i) decreased by 12.8% from R$11.1 million in 2016, to R$9.7 million in 2017, (ii) increased by 43.8% from R$9.7 million in 2017, to R$13.9 million in 2018, and (iii) increased by 44.5% from R$5.1 million in the six months ended June 30, 2018 to R$7.4 million in the six months ended June 30, 2019. Net cash flows used in investing activities for the periods were composed primarily of investments in intangible assets made by Positivo in connection with content development.

  Financing Activities

        Positivo's net cash flows used in financing activities (i) decreased by 16.1% from R$95.6 million in 2016, to R$80.2 million in 2017, mainly due to the loan agreement entered into with the BNDES in May 2016, (ii) increased by 40.2% from R$80.2 million in 2017, to R$112.5 million in 2018, mainly due to the repayment of the loan with the BNDES in 2018, and (iii) decreased by 0.5% from R$86.0 million in the six months ended June 30, 2018 to R$85.6 million in the six months ended June 30, 2019, mainly due to the repayment of the loan with the BNDES in 2018 and the distribution of dividends to shareholders in the first half of 2019.

Indebtedness

        As of June 30, 2019 and as of December 31, 2018, Positivo had no outstanding indebtedness.

        In May 2016, Positivo entered into a loan agreement with the BNDES in an amount equal to R$56.4 million. The loan accrued interest at a rate per annum equal to 2% plus TJLP and was scheduled to mature on May 15, 2022. Positivo repaid the loan in full in February 2018.

Capital Expenditures

        In the six months ended June 30, 2019, Positivo made capital expenditures of R$7.4 million. These capital expenditures mainly include expenditures related to the development of intellectual property related to learning systems, literature and educational platforms (software), and the acquisition of copyrights as well as other services provided by third parties (design project, text edition and design, among others).

        Positivo expects to increase its capital expenditures to support the growth in its business and operations. Positivo expects to meet its capital expenditure needs for the foreseeable future from its operating cash flow and its existing cash and cash equivalents. Positivo's future capital requirements will depend on several factors, including its growth rate, the expansion of its research and development efforts, employee headcount, marketing and sales activities, the introduction of new features to its existing products, and the continued market acceptance of its products.

Tabular Disclosure of Contractual Obligations

        The following is a summary of Positivo's contractual obligations as of June 30, 2019 and as of December 31, 2018:

	Payments Due by Maturity Age as of June 30, 2019
	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years	Total
	(in thousands of reais)
Suppliers	12,034	—	—	—	12,034
Lease payable	2,783	3,296	146	—	6,225

Total	14,817	3,296	146	—	18,259

	Payments Due by Maturity Age as of December 31, 2018
	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years	Total
	(in thousands of reais)
Suppliers	14,039	—	—	—	14,039
Lease payable	—	—	—	—	—

Total	14,039	—	—	—	14,039

Off-Balance Sheet Arrangements

        As of June 30, 2019 and as of December 31, 2018, Positivo did not have any off-balance sheet arrangements.

Critical Accounting Estimates and Judgments

        Positivo's combined carve-out financial statements are prepared in conformity with IFRS. In preparing its combined carve-out financial statements, Positivo makes assumptions, judgments and estimates that can have a significant impact on amounts reported in its combined carve-out financial statements. Positivo bases its assumptions, judgments and estimates on historical experience and various other factors that it believes to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions. Positivo regularly reevaluates its assumptions, judgments and estimates. Positivo's significant accounting policies are described in note 3 to its audited combined carve-out financial statements included elsewhere in this prospectus supplement. Positivo believes that the following critical accounting policies are more affected by the significant judgments and estimates used in the preparation of its combined carve-out financial statements:

Trade accounts receivable

        Trade accounts receivable are initially recognized on the date that they were originated. All other financial assets and liabilities are initially recognized when Positivo becomes a party to the instrument's contractual provisions. A financial asset (unless it is trade accounts receivable without a significant financing component) or a financial liability is initially measured at fair value, plus, for an item not measured at fair value through profit or loss, transaction costs which are directly attributable to its acquisition or issuance. A trade accounts receivable without a significant financing component is initially measured at its transaction price.

Inventories

        Inventories are measured at the lower of cost and net realizable value. Inventory costs are valued at the average cost of purchase or production and include expenses incurred in the acquisition of inventories, production and conversion costs and other costs incurred in bringing them to their current locations and conditions. When applicable, a provision for inventory losses is measured and recognized for slow moving and obsolete resale materials based on management's best judgment, considering the assessment of the marketplace, industry trends, content relevance, feasibility of visual update and projected product demand as compared to the number of units currently in stock. If losses are no longer expected, the provision is reversed by corresponding proportion.

Property, plant and equipment and intangible assets

        Property, plant and equipment items are stated at historical acquisition or construction cost, including capitalized borrowing costs, net of accumulated depreciation and impairment losses. Any gains and losses on disposal a property, plant and equipment item are recognized in the statement of income.

        Intangible assets mainly comprise the expenditures incurred and directly associated with the development of intellectual property related to learning systems, literature and educational platforms (software). These expenditures substantially comprise the acquisition of copyrights as well as other services provided by third parties (design project, text edition and design, among others). Intangible assets are recognized only if the expenditure can be measured reliably, the product is technically and commercially feasible, future economic benefits are probable, and Positivo intends to and has sufficient resources to complete development and to use or sell the asset. Intellectual properties are considered to meet the definition of intangible assets with finite useful lives, which are estimated as the period on which the business will be required to update the education methodology, book content and / or publishing format of books and learning systems. Intangible assets with a defined useful life are recorded at cost, net of accumulated amortization and accumulated impairment losses.

Current and deferred income tax and social contribution

        Current tax expense is the tax payable or receivable on the taxable income or loss for the year and any adjustments to taxes payable in relation to prior years. The amount of current taxes payable or receivable is recognized in the balance sheet as an asset or tax liability under the best estimate of the expected amount of taxes to be paid or received reflecting the uncertainties related to its calculation, if any. It is measured based on tax rates enacted at the balance sheet date.

        Deferred tax assets and liabilities are recognized in relation to the temporary differences between the book values of assets and liabilities for financial statement purpose and the related amounts used for taxation purposes. Changes in deferred tax assets and liabilities are recognized as deferred income and social contribution taxes. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets, if any, are reviewed at each balance sheet date and reduced when their realization is no longer probable. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

        Positivo offsets deferred tax assets and deferred tax liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority.

Provisions

        Provisions are recognized when Positivo has a present obligation (legal or constructive) as a result of past event, it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Contingencies of tax, civil and labor nature subject to judicial challenges are periodically reassessed and recorded based on management's opinion with the input of its legal advisors on the probable outcome of lawsuits on the dates of disclosure.

Measurement of fair value of financial instruments

        Fair value is the price that would be received upon the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants at the measurement date, on the primary market or, in the absence thereof, on the most advantageous market to which Positivo has access on such date. The fair value of a liability reflects its risk of non-performance, which includes, among others, Positivo's own credit risk.

        When available, Positivo measures the fair value of a security using the price quoted on an active market for such securities. A market is considered as active if the transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis. If there is no price quoted on an active market, Positivo uses valuation techniques that maximize the use of relevant observable data and minimize the use of unobservable data. The chosen valuation technique incorporates all the factors market participants would take into account when pricing a transaction. If an asset or a liability measured at fair value has a purchase and a selling price, Positivo measures the assets based on purchase prices and liabilities based on selling prices.

        The best evidence of the fair value of a financial instrument upon initial recognition is usually the transaction price—i.e., the fair value of the consideration given or received. If Positivo determines that the fair value upon initial recognition differs from the transaction price and the fair value is not evidenced by either a price quoted on an active market for an identical asset or liability or based on a valuation technique for which any non-observable data are judged to be insignificant in relation to measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value upon initial recognition and the transaction price. This difference is subsequently recognized in the statement of income on an appropriate basis over the life of the instrument, or until such time when its valuation is fully supported by observable market data or the transaction is closed, whichever comes first.

Recent Accounting Pronouncements

New standards, interpretations and amendments adopted in 2018

        Positivo started applying IFRS 9—Financial Instruments and IFRS 15—Revenue from Contracts with Customers, beginning on January 1, 2018. For further information, see note 4 to Positivo's audited combined carve-out financial statements included elsewhere in this prospectus supplement. Other amendments and interpretations were applied for the first time in 2018, but do not have an impact on Positivo's audited combined carve-out financial statements.

IFRS 9—Financial Instruments

        The IASB issued IFRS 9 relating to the classification and measurement of financial instruments. IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, and this approach replaces the previous requirements of IAS 39. Positivo adopted IFRS 9 prospectively, with the initial application date of January 1, 2018.

        The adoption of IFRS 9 changed Positivo's accounting for impairment losses for financial assets by replacing IAS 39's incurred loss approach with a forward-looking expected credit loss (ECL) approach. IFRS 9 requires Positivo to record an allowance for ECLs for all loans and other debt financial assets not held at FVPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that Positivo expects to receive. The shortfall is then discounted at an approximation to the asset's original effective interest rate. For trade receivables, Positivo has applied the standard's simplified approach and has calculated ECLs based on lifetime expected credit losses. Positivo has established a provision matrix that is based on its historical loss experience, adjusted for forward-looking factors specific to the debtors.

        Positivo concluded that there is no impact from the adoption of IFRS 9 on its operations. For further information, see note 4 to Positivo's audited combined carve-out financial statements included elsewhere in this prospectus supplement.

IFRS 15—Revenue from Contracts with Customers

        IFRS 15 was issued in May 2014, and amended in April 2016. IFRS 15 affects any entity entering into contracts with customers, unless those contracts fall within the scope of other standards such as insurance contracts, financial instruments or lease contracts. IFRS 15 supersedes the revenue recognition requirements in IAS 18, Revenue, IFRIC 13, Customer Loyalty Programmes, and the majority of other industry-specific guidance.

        Positivo adopted IFRS 15 as of January 1, 2018 using the cumulative effect method and the effects of adopting IFRS 15 are not material. Accordingly, 2017 and 2016 information is presented in accordance with IAS 18, IAS 11 and related interpretations. Moreover, the disclosure requirements of IFRS 15 in general were not applied to comparative information

        Positivo assessed the new standard and did not identify significant impacts on its combined carve-out financial statements, considering the nature of its main financial transactions. For further information, see note 4 to Positivo's audited combined carve-out financial statements included elsewhere in this prospectus supplement.

Standards, interpretations and amendments adopted in 2019

        Positivo started applying IFRS 16—Leases beginning on January 1, 2019. For further information, see note 3 to Positivo's unaudited interim condensed combined carve-out financial statements included elsewhere in this prospectus supplement. Other amendments and interpretations were applied for the first time in 2019, but do not have an impact on Positivo's unaudited interim condensed combined carve-out financial statements.

IFRS 16—Leases

        The IASB recently issued IFRS 16 to replace IAS 17 "Leases." This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than 12 months, unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. This standard substantially carries forward the lessor accounting requirements of IAS 17, while requiring enhanced disclosures to be provided by lessors.

        Positivo adopted IFRS 16 from its effective date of January 1, 2019 using the forward-looking transition approach and did not restate comparative amounts for the year prior to first adoption, and has applied available practical expedients wherein it:

  •
  used a single discount rate for each rental portfolio with reasonably similar characteristics. Accordingly, the incremental funding rate, measured on January 1, 2019, applicable to each of the leased asset portfolios, was obtained. Through this methodology, Positivo obtained a weighted average rate of 6.5%;

  •
  applied the short-term leases exemptions to leases with lease terms that end within 12 months at the date of initial application;

  •
  excluded the initial direct costs from the measurement of the right-of-use asset at the date of initial application;

  •
  used hindsight in determining the lease term where the contract contains options to extend or terminate the lease; and

  •
  did not separate non-lease components from contracts that also have lease components.

        The impacts of the adoption are as disclosed in note 3 to Positivo's unaudited interim condensed combined carve-out financial statements included elsewhere in this prospectus supplement.

Quantitative and Qualitative Disclosure About Market Risk

        The main risks to which Positivo is exposed are of a strategic, operational and economic/financial nature. Strategic operating risks (including demand behavior, competition and material changes in the structure of the industry) are addressed by Positivo's management model. The economic and financial risks mainly reflect the behavior of macroeconomic variables, such as exchange and interest rates, as well as the characteristics of the financial instruments that Positivo uses. These risks are managed through control and monitoring policies, specific strategies and limits.

        Information relating to quantitative and qualitative disclosures about these market risks is described below. For further information, see note 15 to Positivo's unaudited interim condensed combined carve-out financial statements as of June 30, 2019 and for the six months then ended and note 23 to Positivo's audited combined carve-out financial statements, included elsewhere in this prospectus supplement.

Credit Risk

        Credit risk is the risk of Positivo incurring losses due to a customer or financial instrument counterparty failing to comply with contractual obligations. Positivo's exposure to credit risk is influenced mainly by the individual characteristics of each client. However, management considers the geographical distribution of customers in its evaluation, including the risk of default according to industry and the country where operations are located, as these factors may impact credit risk. The quality of the credit of accounts receivable from other receivables is assessed through the credit policy established by Positivo.

Liquidity Risk

        Liquidity risk is the risk of Positivo encountering difficulties in performing the obligations associated with its financial liabilities that are settled with cash payments or with another financial asset. Positivo's approach to managing liquidity is to maintain, as much as possible, sufficient liquidity to perform its obligations upon maturity, under ordinary course conditions or otherwise, without causing unacceptable losses or risk to Positivo's reputation.

        Positivo's management is ultimately responsible for liquidity risk management, which comprises managing short, medium- and long- term funding and liquidity needs. Positivo manages liquidity risk by maintaining sufficient cash reserves and the ability to raise loans as it considers adequate, through continuous monitoring of foreseen and actual cash flows and through a combination of financial asset and liability maturity profiles.

Market Risk

        Market risk is the risk that alterations in market prices, such as exchange rates and interest rates, will impact Positivo's earnings or the value of the financial instruments it holds. The objective of market risk management is to manage and control exposures to market risks according to acceptable parameters and optimize returns.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        On May 7, 2019, we entered into a purchase agreement with the shareholders of Positivo to acquire the entire share capital of Positivo, one of the largest K-12 content providers to private schools in Brazil, and other companies of the Positivo Group. Positivo is part of the Positivo Group. This carve-out acquisition encompasses only the private school learning systems and does not include the other assets of the Positivo Group, such as the public-schools learning system, the printing company, the Universidade Positivo postsecondary education business, and the Colégio Positivo proprietary schools. The agreed purchase price is R$1,685 million, of which (i) 50% will be payable in cash on the transaction closing date, and (ii) the remaining 50% will be paid in four installments as follows: (1) 10% to be paid in cash in each of 2021 and 2022, and (2) 15% to be paid in cash in each of 2023 and 2024, all as adjusted by the CDI rate (Brazilian interest rates). The closing of the transaction is subject to customary conditions precedent, including antitrust and other regulatory approvals.

        We obtained the final approval from CADE, the Brazilian anti-trust authority, with no conditions, on October 23, 2019.

        Set forth below are the unaudited pro forma condensed consolidated statement of financial position as of June 30, 2019 and the unaudited pro forma condensed consolidated statements of operations for the six-month period ended June 30, 2019 and for the year ended December 31, 2018.

        The unaudited pro forma condensed consolidated statement of financial position is based on the historical unaudited interim consolidated financial statements of Arco and the historical unaudited interim carve-out financial statements of Positivo, appearing elsewhere in this prospectus supplement, and gives effect to the Positivo Acquisition as if it had been consummated on June 30, 2019. The unaudited pro forma condensed consolidated statement of operations for the six-month period ended June 30, 2019 is based on the historical unaudited interim consolidated financial statements of Arco and the historical unaudited interim carve-out financial statements of Positivo, appearing elsewhere in this prospectus, and gives effect to the Positivo Acquisition as if it had been consummated on January 1, 2018. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is based on the historical audited consolidated financial statements of Arco, incorporated by reference in this prospectus supplement, and the historical audited carve-out financial statements of Positivo, appearing elsewhere in this prospectus supplement, and gives effect to the Positivo Acquisition as if it had been consummated on January 1, 2018.

        Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed consolidated financial information.

        Pro forma adjustments were made to reflect:

  •
  the Positivo Acquisition;

  •
  changes in the carrying value of certain assets and liabilities at their estimated fair values;

  •
  changes in amortization expenses resulting from fair value adjustments to intangible assets;

  •
  increase in interest expense resulting from the outstanding accounts payable to selling shareholders in connection with the Positivo Acquisition;

  •
  elimination of non-recurring M&A expenses on the Positivo Acquisition; and

  •
  tax effects on the pro forma adjustments.

        The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information is presented for information purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our actual consolidated results of operations would have been had the Positivo Acquisition occurred on the dates indicated, nor are they indicative of future consolidated results of operations or financial condition. The unaudited pro forma condensed consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Arco," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Positivo,"our historical consolidated financial statements and the historical combined carve-out financial statements of Positivo appearing elsewhere in this prospectus supplement. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial information.

        The audited consolidated financial statements and the unaudited interim condensed consolidated financial statements from which the unaudited pro forma condensed consolidated financial information have been derived, were prepared in accordance with IFRS. In making your investment decision, you should rely only on the financial information contained in this prospectus supplement.

        We expect to incur integration costs and synergies from the consolidation of Positivo. The unaudited pro forma condensed consolidated financial information does not reflect any future integration costs or synergies that my result from the consolidation of Positivo.

        The Positivo Acquisition by Arco will be accounted for as a business combination in accordance with IFRS 3—Business Combinations, using the purchase method of accounting. The pro forma information presented, including allocation of the purchase price, is based upon our preliminary estimates of the fair value of the assets acquired and liabilities assumed, available information as of this date and management assumptions, and will be revised upon final calculations during the one year measurement period as from the acquisition date. Therefore, the actual adjustments may differ from the pro forma adjustments, and the differences may be material.

        Additionally, the purchase price will be monetarily updated by the CDI rate up to the closing of the Positivo Acquisition, and a final determination of the fair value of assets acquired and liabilities assumed on the Positivo Acquisition will be based on the actual net tangible and intangible assets and liabilities of Positivo that existed as of the closing date. Accordingly, the pro forma purchase price adjustments presented herein may not reflect any final purchase price adjustments. We estimated the fair value of Positivo's assets and liabilities based on discussions with Positivo's management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of the assets acquired and liabilities assumed will result in adjustments, which may result in material differences from the information presented herein.

Unaudited pro forma condensed consolidated statement of financial position
As of June 30, 2019
(amounts in thousands of reais)

	Arco Historical(1)	Positivo Historical(2)	Pro forma adjustments		Total pro forma
Assets
Current assets
Cash and cash equivalents	8,530	22,133	—		30,663
Financial investments	869,141	—	(855,332)	(3)	13,809
Trade receivables	142,943	90,528	—		233,471
Inventories	14,598	3,139	—		17,737
Recoverable taxes	20,690	291	—		20,981
Other assets	12,838	685	—		13,523

Total current assets	1,068,740	116,776	(855,332)		330,184

Non-current assets
Financial instruments from acquisition of interests	21,261	—	—		21,261
Deferred income tax	133,419	8,843	—		142,262
Recoverable taxes	1,033	—	—		1,033
Financial investments	4,473	—	—		4,473
Loans to related parties	15,631	—	—		15,631
Other assets	6,027	19	—		6,046
Investments and interests in other entities	58,113	—	—		58,113
Property and equipment	15,959	4,507	—		20,466
Right-of-use assets	17,593	6,131	—		23,724
Intangible assets	157,960	34,546	1,611,910	(4)	1,804,416

Total non-current assets	431,469	54,046	1,611,910		2,097,425

Total assets	1,500,209	170,822	756,578		2,427,609

Liabilities
Current liabilities
Trade payables	13,991	12,034	—		26,025
Labor and social obligations	31,786	19,024	—		50,810
Advances from customers	20,506	183	—		20,689
Lease liabilities	4,736	2,782	—		7,518
Loans and financing	161	—	—		161
Taxes and contributions payable	1,509	1,560	—		3,069
Income taxes payable	26,731	17,463	—		44,194
Financial instruments from acquisition of interests	15,562	—	—		15,562
Accounts payable to selling shareholders	90,829	—	—		90,829
Other liabilities	138	9,495	—		9,633

Total current liabilities	205,949	62,541	—		268,490

Non-current liabilities
Labor and social obligations	2,064	—	—		2,064
Lease liabilities	16,752	3,443	—		20,195
Loans and financing	376	—	—		376
Financial instruments from acquisition of interests	49,242	—	—		49,242
Accounts payable to selling shareholders	106,931	—	855,332	(3)	962,263
Provision for legal proceedings	342	5,159	—		5,501
Deferred income tax	1,560	—	—		1,560
Other liabilities	125	925	—		1,050

Total non-current liabilities	177,392	9,527	855,332		1,042,251

Total liabilities	383,341	72,068	855,332		1,310,741

Equity	1,116,868	98,754	(98,754)		1,116,868

Total liabilities and equity	1,500,209	170,822	756,578		2,427,609

(1)
Represents the unaudited historical consolidated statement of financial position of Arco as of June 30, 2019.

(2)
Represents the unaudited historical combined carve-out balance sheet of Positivo as of June 30, 2019.

(3)
Reflects (i) 50% of the purchase consideration paid in cash if the Positivo Acquisition had been completed as of June 30, 2019, monetarily updated by the CDI rate; and (ii) the remaining 50% which will be paid in installments, monetarily updated by the CDI rate.

(4)
Reflects the estimated fair value of additional intangibles assets of R$820,275; write-off of existing intangible assets of R$7,284 and goodwill arising on the Positivo Acquisition of R$798,919.

The preliminary purchase price allocation of the identifiable assets acquired and liabilities assumed as of June 30, 2019 is as follows:

Fair values as of June 30, 2019
Assets
Cash and cash and equivalents	22,133
Trade receivables	90,528
Inventories	3,139
Recoverable taxes	291
Other assets	704
Deferred income tax	8,843
Property and equipment	4,507
Right-of-use assets	6,131
Intangible assets(i)	847,537

983,813

Liabilities
Trade payables	(12,034)
Labor and social obligations	(19,024)
Advances from customers	(670)
Lease liabilities	(6,225)
Taxes and contributions payable	(1,560)
Income taxes payable	(17,463)
Provision for legal proceedings	(5,159)
Other liabilities	(9,933)

(72,068)

Total identifiable net assets at fair value	911,745

Goodwill arising on acquisition	798,919

Purchase consideration	1,710,664

Cash payable at the acquisition date	855,332
Payable in installments	855,332

(i)
Considers software recorded by Positivo in the combined carve-out balance sheet of R$8,807, literature books in progress of R$18,455 and additional identifiable intangible assets in the Positivo Acquisition of R$820,275.

Unaudited pro forma condensed consolidated statement of operations
For the six-month period ended June 30, 2019
(amounts in thousands of reais, except per share data)

	Arco Historical(1)	Positivo Historical(2)	Pro forma adjustments		Total pro forma
Net revenue	254,621	234,423	—		489,044
Cost of sales	(47,696)	(62,930)	2,863	(3)	(107,763)

Gross profit	206,925	171,493	2,863		381,281

Selling expenses	(75,450)	(35,196)	(33,481	)(4)	(144,127)
General and administrative expenses	(65,758)	(32,837)	3,388	(5)	(95,207)
Other income, net	2,922	35	—		2,957

Operating profit	68,639	103,495	(27,230)		144,904

Finance income	30,917	3,610	—		34,527
Finance costs	(28,855)	(694)	(27,780	)(6)	(57,329)

Finance result	2,062	2,916	(27,780)		(22,802)

Share of loss of equity-accounted investees	(1,159)	—	—		(1,159)

Profit before income taxes	69,542	106,411	(55,010)		120,943

Income taxes	(13,002)	(35,679)	18,703	(7)	(29,978)

Profit for the period	56,540	70,732	(36,307)		90,965

Basic earnings per common share—in R$ (reais)
Class A	1.12			(8)	1.80
Class B	1.12			(8)	1.80
Diluted earnings per common share—in R$ (reais)
Class A	1.09			(8)	1.78
Class B	1.10			(8)	1.78

(1)
Represents the unaudited historical consolidated statement of operations of Arco for the six-month period ended June 30, 2019.

(2)
Represents the unaudited historical interim condensed combined carve-out statement of income of Positivo for the six-month period ended June 30, 2019.

(3)
Reflects the elimination of amortization of existing intangible assets recorded by Positivo in cost of sales.

(4)
Reflects the adjustment to amortization expenses resulting from the estimated fair value adjustments to intangible assets in the Positivo Acquisition. The amounts allocated to intangible assets with definitive lives in the purchase price allocation for the Positivo Acquisition, based upon our preliminary estimates of fair value, are as follows:

	Estimated useful lives (in years)	Estimated fair value	Estimated amortization expense
Customer relationships	8.8	229,469	(13,038)
Trademark	20	355,433	(8,886)
Educational system	10	214,217	(10,711)
Literature books	10	16,925	(846)
Non-compete agreement	5	4,231	(423)

		820,275	(33,904)

Pro forma adjustments:
Selling expenses			(33,481)
General and administrative expenses			(423)
(5)
Reflects (i) the adjustment to amortization expense resulting from the estimated fair value adjustment to intangible assets allocated to non-compete agreement in the Positivo Acquisition of R$423; and (ii) the elimination of non-recurring M&A expenses related to the Positivo Acquisition recorded in the statement of operations by Arco of R$3,811.

(6)
Reflects the estimated adjustment to finance costs resulting from the interest expense from the monetary indexation by the CDI rate on the amounts payable in installments of the purchase consideration.

(7)
Reflects the estimated income taxes effects on the pro forma adjustments considering the statutory rate of 34%.

(8)
The following table reflects the pro forma profit and share data used in the basic and diluted pro forma earnings per share ("EPS") calculations:

	Six-month period ended June 30, 2019
	Class A	Class B	Total
Profit attributable to equity holders of the parent	41,971	48,994	90,965
Weighted average number of common shares outstanding (thousands)	23,303	27,202
Effects of dilution from:
Share-based compensation plan (thousands)	567	—
Basic earnings per share—R$ (reais)	1.80	1.80
Diluted earnings per share—R$ (reais)	1.78	1.78

 Unaudited pro forma condensed consolidated statement of operations
For the year ended December 31, 2018
(amounts in thousands of reais, except per share data)

	Arco Historical(1)	Positivo Historical(2)	Pro forma adjustments		Total pro forma
Net revenue	380,981	406,415	—		787,396
Cost of sales	(80,745)	(97,068)	7,589(3)		(170,224)

Gross profit	300,236	309,347	7,589		617,172

Selling expenses	(113,270)	(67,018)	(66,963	)(4)	(247,251)
General and administrative expenses	(129,754)	(67,608)	(846	)(4)	(198,208)
Other income (expenses), net	4,856	(460)	—		4,396

Operating profit	62,068	174,261	(60,220)		176,109

Finance income	36,618	4,737	—		41,355
Finance costs	(198,795)	(1,753)	(53,871	)(5)	(254,419)

Finance result	(162,177)	2,984	(53,871)		(213,064)

Share of loss of equity-accounted investees	(792)	—	—		(792)

Profit (loss) before income taxes	(100,901)	177,245	(114,091)		(37,747)

Income taxes	17,985	(58,665)	38,791	(6)	(1,889)

Profit (loss) for the year	(82,916)	118,580	(75,300)		(39,636)

Basic earnings per common share—in R$ (reais)
Class A	(1.64)			(7)	(0.79)
Class B	(1.64)			(7)	(0.79)
Diluted earnings per common share—in R$ (reais)
Class A	(1.64)			(7)	(0.79)
Class B	(1.64)			(7)	(0.79)

(1)
Represents the audited historical consolidated statement of operations of Arco for the year ended December 31, 2018.

(2)
Represents the historical audited combined carve-out statement of income of Positivo for the year ended December 31, 2018.

(3)
Reflects the elimination of amortization of existing intangible assets recorded by Positivo in cost of sales.

(4)
Reflects the adjustment to amortization expenses resulting from the estimated fair value adjustments to intangible assets in the Positivo Acquisition. The amounts allocated to intangible assets with definitive lives in the purchase price allocation for the Positivo Acquisition, based upon our preliminary estimates of fair value, are as follows:

	Estimated useful lives (in years)	Estimated fair value	Estimated amortization expense
Customer relationships	8.8	229,469	(26,076)
Trademark	20	355,433	(17,772)
Educational system	10	214,217	(21,422)
Literature books	10	16,925	(1,693)
Non-compete agreement	5	4,231	(846)

		820,275	(67,809)

Pro forma adjustments:
Selling expenses			(66,963)
General and administrative expenses			(846)
(5)
Reflects the estimated adjustment to finance costs resulting from the interest expense from the monetary indexation by the CDI rate on the amounts payable in installments of the purchase consideration.

(6)
Reflects the estimated income taxes effects on the pro forma adjustments considering the statutory rate of 34%.

(7)
The following table reflects the pro forma loss and share data used in the basic and diluted pro forma EPS calculations:

	Year ended December 31, 2018
	Class A	Class B	Total
Loss attributable to equity holders of the parent	(17,825)	(21,811)	(39,636)
Weighted average number of common shares outstanding (thousands)	22,603	27,658
Effects of dilution from:
Share-based compensation plan (thousands)	—	—
Basic earnings per share—R$ (reais)	(0.79)	(0.79)
Diluted earnings per share—R$ (reais)	(0.79)	(0.79)

        Due to the pro forma loss for the year ended December 31, 2018, the share-based compensation plan has antidilutive effect and, therefore, was not considered in the computation of diluted pro forma loss per share.

BUSINESS OF POSITIVO

Overview

        The Positivo Group was founded in 1972 in Curitiba by a group of teachers as a preparatory course focused on preparing students for admission exams to universities in the state of Paraná. The preparatory course reached 2,300 enrolled students in the first year of operation and its success led the group to quickly open new schools for all K-12 grades under the brand Colégio Positivo. In a short period of time, the proprietary content and methodology developed and used by Colégio Positivo schools achieved significant recognition among teachers, parents and students. The high-quality content and its dynamic approach led to the foundation of Positivo in 1979, allowing the Positivo brand to expand far beyond the reach of Colégio Positivo, being adopted by third-party schools in several cities of the state of Paraná and other Brazilian states.

        With over 40 years of brand legacy, Positivo evolved to become a leading content providing platform that currently transforms the lives of over 698,000 students in nearly 3,400 private schools across all Brazilian states. This is a vibrant ecosystem with several opportunities to effectively address the needs of parents, students, teachers and school owners. Positivo is focused on building long-term relationships with partner schools and this approach is an important factor to its success, proven by the fact that more than 50% of its client base has over 10 years of relationship.

        Positivo's product offering can be divided into two parts: Core Curriculum and Supplemental Solution. The SPE and Conquista brands are part of the Core Curriculum, both delivering high-quality content aligned with the national curriculum to schools with different socioeconomic profiles. The Supplemental Solution is PES, which offers an English curriculum for K-12 schools in Brazil. Combined ACV Bookings for the Core Curriculum and Supplemental Solution totaled R$397 million for the 2019 school year. Together, Positivo's combined ACV Bookings for the 2019 school year plus Arco's combined ACV Bookings for the 2019 school year result in a 3% ACV market share of the total addressable market, which includes after-school education and the potential market for private K-12 learning systems and textbooks in Brazil, based on EY-Parthenon's assessment of the private K-12 learning systems market. In addressing the Core Solutions market, Positivo's combined ACV Bookings for the 2019 school year plus Arco's Core Solutions ACV Bookings for the 2019 school year result in an 11% Core Solutions market share, which includes the potential market for private K-12 learning systems and textbooks in Brazil, based on EY-Parthenon's assessment of the private K-12 learning systems market.

        On May 7, 2019, we entered into a purchase agreement with the shareholders of Positivo to acquire the entire share capital of Positivo, one of the largest K-12 content providers to private schools in Brazil, and other companies of the Positivo Group. This carve-out acquisition encompasses only the private school learning systems and does not include the other assets of the Positivo Group, such as the public-schools learning system, the printing company, the Universidade Positivo postsecondary education business, and the Colégio Positivo proprietary schools. The closing of the transaction is subject to customary conditions precedent, including antitrust and other regulatory approvals. We obtained the final approval from CADE with no conditions, on October 23, 2019.

Business Model

        Positivo has a B2B2C model, which is similar to Arco's. Most of Positivo's revenues are subscription-based and consist of fees paid by partner schools annually on a per-student, per-year basis.

        There are some advantages in adopting the business-to-business-to-consumer model:

  •
  It generates a new source of revenue for partner schools.  Once schools adopt Positivo's solutions for a particular class year, it becomes mandatory for all enrolled students, and such payments are charged as a supplement to tuition, potentially with a markup, generating a new source of revenues and profits for the partner schools.

  •
  Subscription-based revenue that allows financial predictability.  Most of Positivo's revenues are subscription-based combined with a contract renewal option on a yearly basis. In addition, Positivo has a loyalty program which allows it to further increase the duration of these contracts.

  •
  Highly scalable business model with operating leverage.  Since Positivo's content and methodology are proprietary, as it adds new partners schools to its base, it benefits from significant gains in scale with distribution, content producing and resale of materials costs.

Solutions and Products

        Positivo is the pioneer in the learning system segment in Brazil and has served the K-12 private school market for more than 40 years. The pedagogical methodology developed inside the Colégio Positivo schools was transformed into a comprehensive educational solution that quickly expanded to other schools in Brazil. Over time, Positivo expanded its product offering to address different profiles of schools and increase its addressable market.

        Similar to Arco's approach, Positivo's educational solutions can be divided in two main groups: (i) Core Curriculum and (ii) Supplemental Solutions.

        Positivo's Core Curriculum solutions consist of (i) SPE, an educational solution consisting of content, technology and services provided to upper-middle-income class private schools, and (ii) Conquista, which is focused on lower-middle income private schools, a profile of school that Arco previously did not target. As part of the Core Curriculum, Positivo also delivers traditional solutions which are annually sold to partner schools without long-term contracts on a case by case basis.

        Supplemental Solutions comprise additional value-added content that partner schools can opt-in as an addition to their Core Curriculum. Positivo's primary Supplemental Solution offering consists of PES, a bilingual program with an approach that promotes integrated learning of content and language, in partnership with Cambridge University Press. The program consists of 2-5 weekly hours of English classes with several tools to develop the skills needed to communicate well. PES also provides teachers' training and pedagogical support to its partner schools. PES was launched in 2015 and currently has around 190 schools and nearly 40,000 students. It has a strong cross-sell potential within Positivo's Core Solution partner schools network and to expand to schools that have not yet adopted a Positivo solution. Currently 94% of PES's client base is composed of partner schools that also use either SPE or Conquista as a Core Solution.

        Positivo's focus on student outcomes and long-term relationships with partner schools is proven by the strong results achieved in national exams. In the ENEM test in 2018, SPE had 274 schools (or 8%) ranked amongst the top 3 in their cities, based on INEP data.

Technology

        Positivo offers innovative solutions that enrich the teaching-learning process and transform the classroom into a stimulating and challenging environment for students by using technology-enabled features. These innovative solutions provide us the opportunity to enhance student experience and outcomes through technology improvement. For example, in 2000, Positivo initiated the development of an on-line portal for students to unlock the internet potential in education. Collaborative learning, multimedia resources, content editing tools, communication and management are just a few examples of the numerous resources offered by such portal.

        More recently, Positivo transformed its on-line portal into an integrated technology solution named Positivo On. This platform was internally developed with the objective of creating an omni-channel solution to deliver digital content and transform the way students learn. Positivo On provides video classes, personalized learning tracks, e-books, among others and assessments are fully integrated with the pedagogical curriculum. Positivo On app is also available on mobile devices.

Marketing and Sales

        Quality and brand equity are crucial to succeed in education and it takes time to build a strong brand given the long sales and academic cycles in the K-12 industry. For a partner school to adopt a content providing platform, trust and confidence in the solutions must be built, and this can only be achieved after years of proven track record of success and quality. A study conducted by Expertise as of January 2019 showed that the Positivo brand is the most recognizable among parents, teacher and school owners.

        Positivo lead time (which we define as the period from the moment of first contact to the closing of a commercial contract) for the acquisition of new partner schools typically takes one year from the moment of first contact, and requires a series of interactions and constant contact, to build a trust-based relationship with target and partner schools. Currently, Positivo has 87 fully dedicated sales consultants in the field and in the beginning of every year they undergo into an internal product and services training.

        In addition, Positivo promotes specialized events that are aimed to retain current partner schools. The most relevant event is Positivo's Course Program that provides teacher's training, workshops of recent trends in education and lectures from highly specialized and trained pedagogical professionals. In 2019, the Course Program reached 48 cities, addressing approximately 70% of SPE's partner schools.

        Positivo also has a loyalty program aimed at strengthening the relationship with partner schools and increasing the length of the contract. The loyalty program allows SPE to offer more personalized consulting services from Positivo's pedagogical experts, literature materials to complement the school's curriculum, cooperative media, and other products or services, in order to increase a contract's profitability.

Customer Service and Support

        Positivo believes that a strong and close relationship with schools is essential in order to grow and to foster a long-term partnership. The customer service and support areas have fully dedicated professionals to give support to Positivo's partner schools.

        The Customer Service and Support comes in a variety of forms such as on-site visits, remote assistance, workshops and events for partner schools. Moreover, Positivo's support goes beyond the pedagogical border helping schools in typical management issues, such as legal, finance and marketing.

Seasonality

        Positivo's main revenue comes from a single performance obligation, the sale of educational content to private schools; which is complied with when printed materials are delivered to each partner school. Content in printed and digital formats are mostly the same, with minor supplements presented in digital format only. Content in printed and digital formats are sold as a package, as these formats are not designed or intended to be used independently.

        The business substantially generates its revenues through contracts with a minimum period of one year, driven by the number of enrolled students at each client and the price charged per student pursuant to the terms and conditions set forth in each contract. Thus, under contract terms, each client should provide an estimate of the number of enrolled students who will use the educational content in the following school year.

        Revenue is recognized only when the educational content is effectively delivered and available for use by each partner school over the academic year. Usually, the SPE educational content is provided four times a year. The PES and Conquista educational content are delivered once a year.

Geographic Presence

        We believe that Positivo's product offering addresses Core and Supplemental curriculum needs for all Brazilian schools. SPE and Conquista have different pricing points, allowing them to address different school profiles and grow Positivo's total addressable market. Positivo's geographic presence adds scale and complements Arco's current positioning. Currently, Positivo has 3,363 partner schools distributed in all Brazilian states, with a significant concentration in the South and Southeast regions of Brazil, with over 60% of its students based in those locations, while Arco has around 40% (as shown in the below). Our combined scale will allow for higher investment capacities in content and technology and provide opportunity to distribute ours and Positivo's supplemental products through an enormous network of partner schools.

Intellectual Property

        Most of Positivo's services are provided using proprietary software developed by third parties and by Positivo's employees. Positivo relies on a combination of industrial property, copyright and software laws, as well as employee and third-party non-disclosure, confidentiality and other types of contractual arrangements to protect, establish, maintain and enforce its intellectual property rights, including with respect to its proprietary rights related to its products and services. Nevertheless, Positivo may hold restricted rights over certain software developed either by third parties or by Positivo's current or former employees and, occasionally, may be subject to lawsuits filed by said third parties or employees to claim ownership over each software. In addition, Positivo licenses technology from third parties, and does not hold or own licenses regarding all software employed in the business. However, Positivo has not received any legal notices related to such non-licensed software and is employing measures to obtain pending licenses.

Properties

        Positivo's corporate headquarters, which houses its sales, marketing, and business operations, are in Curitiba and comprise 13,858 square meters under a lease that expires on December 31, 2019. Positivo also has Sales & Distribution sites in the cities of Barueri, Recife, Simões Filho and Salvador.

Employees

        As of June 30, 2019, Positivo had 674 employees. As of June 30, 2019, 547 of these employees were based in Positivo's offices in Curitiba, and 127 were based in other cities elsewhere in Brazil. As of June 30, 2019, Positivo had 87 sales consultants. Positivo also engage temporary employees and consultants as needed to support its operations.

        Positivo's employees are represented by labor unions through collective agreements (convenções coletivas) they have with such labor unions. These collective agreements are renegotiated annually. Positivo has not experienced any work stoppages in the last years.

        None of Positivo's executive officers have entered into employment agreements with the Company. Positivo does not have any service contracts with its executive directors that provide benefits upon termination of employment.

PRINCIPAL AND SELLING SHAREHOLDERS

        The following table and accompanying footnotes presents information relating to the beneficial ownership of our Class A common shares and Class B common shares (1) immediately prior to the completion of this offering, (2) following the sale of Class A common shares in this offering, assuming no exercise of the underwriters' option to purchase additional common shares, and (3) following the sale of Class A common shares in this offering, assuming the underwriters' option to purchase additional common shares is exercised in full, by:

  •
  each person, or group of affiliated persons, known by us to own beneficially 5% or more of our outstanding shares;

  •
  each of our executive officers and directors individually;

  •
  all executive officers and directors as a group; and

  •
  the selling shareholders, which consists of the entities shown as having shares listed in the column "Shares to be Sold in the Offering."

        The number of common shares beneficially owned by each entity, person, executive officer or director is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days through the exercise of any option, warrant or other right. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common shares held by that person.

        The percentages of beneficial ownership in the table below are calculated on the basis of the following numbers of shares outstanding:

  •
  immediately prior to the completion of this offering: 24,020,093 Class A common shares and 27,400,848 Class B common shares;

  •
  following the sale of Class A common shares in this offering, assuming no exercise of the underwriters' option to purchase additional common shares (which Class B common shares sold in this offering by the selling shareholders would convert from Class B common shares into Class A common shares upon such sale): 27,470,749 Class A common shares and 27,400,848 Class B common shares; and

  •
  following the sale of Class A common shares in this offering, assuming exercise in full of the underwriters' option to purchase additional Class A common shares (which Class B common shares sold in this offering by the selling shareholders would convert from Class B common shares into Class A common shares upon such sale): 27,470,749 Class A common shares and 27,400,848 Class B common shares.

        At the closing of this offering, all of the Class B common shares to be sold by the selling shareholders will be converted from Class B common shares into Class A common shares. The table below does not reflect any purchases of our Class A common shares in the offering from our existing shareholders.

        Unless otherwise indicated below, the address for each beneficial owner is c/o Arco, Rua Augusta 2840, 9th floor, suite 91, Consolação, São Paulo-SP, 01412-100, Brazil.

	Shares Beneficially Owned Prior to Offering						Shares Beneficially Owned After Offering Without Exercise of Underwriters' Option				% of Total Voting Power After Offering Without Exercise of Underwriters' Option(1)	Shares Beneficially Owned After Offering With Full Exercise of Underwriters' Option				% of Total Voting Power After Offering With Full Exercise of Underwriters' Option(1)
					% of Total Voting Power Before Offering(1)	Shares to be Sold in the Offering
	Class A		Class B				Class A		Class B			Class A		Class B
Shareholders	Shares	%	Shares	%			Shares	%	Shares	%		Shares	%	Shares	%
5% Shareholders
Ari de Sá Cavalcante Neto(2)	514,904	2.1%	8,297,485	30.3%	28.0%	205,961	308,943	1.1%	8,297,485	30.3%	27.6%	308,943	1.1%	8,297,485	30.3%	27.6%
Oto Brasil de Sá Cavalcante(3)	257,442	1.1%	18,966,953	69.2%	63.7%	257,442	—	—%	18,966,953	69.2%	62.9%	—	—%	18,966,953	69.2%	62.9%
General Atlantic(4)	9,725,235	40.5%	—	—%	3.3%	3,560,920	6,164,315	22.4%	—	—%	2.0%	5,006,390	18.2%	—	—%	1.7%
Other Shareholders
Other Shareholders	—	—%	136,410	* %	* %	—	—	—%	136,410	* %	* %	—	—%	136,410	* %	* %
Executive Officers and Directors
Ari de Sá Cavalcante Neto(2)	514,904	2.1%	8,297,485	30.3%	28.0%	205,961	308,943	1.1%	8,297,485	30.3%	27.6%	308,943	1.1%	8,297,485	30.3%	27.6%
Oto Brasil de Sá Cavalcante(3)	257,442	1.1%	18,966,953	69.2%	63.7%	257,442	—	—%	18,966,953	69.2%	62.9%	—	—%	18,966,953	69.2%	62.9%
David Peixoto dos Santos	321,581	1.3%	—	—%	* %	128,632	192,949	* %	—	—%	* %	192,949	* %	—	—%	* %
João Cunha Silva	144,631	* %	—	—%	—%	57,852	86,779	* %	—	—%	—%	86,779	* %	—	—%	—%
Pablo Doberti	—	—%	—	—%	—%	—	—	—%	—	—%	—%	—	—%	—	—%	—%
Martin Escobari(5)	—	—%	—	—%	—%	—	—	—%	—	—%	—%	—	—%	—	—%	—%
Alberto Menache(6)	99,725	* %	—	—%	—%	25,929	73,796	* %	—	—%	—%	73,796	* %	—	—%	—%
Edward Ruiz	—	—%	—	—%	—%	—	—	—%	—	—%	—%	—	—%	—	—%	—%
Raison Pinheiro Barros	80,277	* %	—	—%	—%	32,111	48,166	* %	—	—%	—%	48,166	* %	—	—%	—%
All directors and executive officers as a group	1,418,559	5.9%	27,264,438	99.5%	92.0%	707,927	710,632	2.6%	27,264,438	99.5%	90.7%	710,632	2.6%	27,264,438	99.5%	90.7%

Total	24,020,093	100.0%	27,400,848	100.0%	100.0%	4,268,847	27,470,749	100.0%	27,400,848	100.0%	100.0%	27,470,749	100.0%	27,400,848	100.0%	100.0%

*
Represents beneficial ownership of less than 1% of our issued and outstanding common shares.

(1)
Percentage of total voting power represents voting power with respect to all of our Class A common shares and Class B common shares, as a single class. Holders of our Class B common shares are entitled to 10 votes per share, whereas holders of our Class A common shares are entitled to one vote per share. For more information about the voting rights of our Class A common shares and Class B common shares, see "Description of Share Capital" in the accompanying prospectus.

(2)
Indirectly owns Class B common shares through ASCN Investments Ltd.

(3)
Indirectly owns Class B common shares through OSC Investments Ltd.

(4)
Includes 9,725,235 Class A common shares owned by General Atlantic Arco (Bermuda), L.P., or "GA Arco." The limited partners of GA Arco are General Atlantic SAS A, LLC, General Atlantic SAS B, LLC, General Atlantic SAS C, LLC, General Atlantic SAS D, LLC, General Atlantic SAS E, LLC, General Atlantic SAS F, LLC, General Atlantic SAS G, LLC, General Atlantic SAS H, LLC, General Atlantic SAS I, LLC, General Atlantic SAS J, LLC and GA Latin America Coinvestments, LLC, all of which are limited liability companies. Each of General Atlantic Partners 97A, L.P., or "GAP 97A," General Atlantic Partners 97B, L.P., or "GAP 97B," General Atlantic Partners 97C, L.P., or "GAP 97C," General Atlantic Partners 97D, L.P., or "GAP 97D," General Atlantic Partners 97E, L.P., or "GAP 97E," General Atlantic Partners 97F, L.P., or "GAP 97F," General Atlantic Partners 97G, L.P., or "GAP 97G," General Atlantic Partners 97H, L.P., or "GAP 97H," General Atlantic Partners 97I, L.P., or "GAP 97I," and General Atlantic Partners 97J, L.P. ("GAP 97J" and together with GAP 97A, GAP 97B, GAP 97C, GAP 97D, GAP 97E, GAP 97F, GAP 97G, GAP 97H and GAP 97I, the "GA Funds") is the sole member of General Atlantic SAS A, LLC, General Atlantic SAS B, LLC, General Atlantic SAS C, LLC, General Atlantic SAS D, LLC, General Atlantic SAS E, LLC, General Atlantic SAS F, LLC, General Atlantic SAS G, LLC, General Atlantic SAS H, LLC, General Atlantic SAS I, LLC, General Atlantic SAS J, LLC, respectively. The members of GA Latin America Coinvestments, LLC are GAP Coinvestments III, LLC, or "GAPCO III," GAP Coinvestments IV, LLC, or "GAPCO IV," GAP Coinvestments V, LLC, or "GAPCO V," GAP Coinvestments CDA, L.P. and GAPCO GmbH & Co. KG ("KG" and together with GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA, the "Sponsor Coinvestment Funds"). GAP (Bermuda) Limited is the general partner of GA Arco. General Atlantic GenPar, L.P., or "GenPar," is the general partner of each of the GA Funds. General Atlantic LLC, or "GA LLC," is the general partner of GenPar. GA LLC is also the managing member of GAPCO III, GAPCO IV, GAPCO V, and the general partner of GAPCO CDA. GAPCO Management GmbH, or "GmbH," is the general partner of KG. There are six members of the management committee of GA LLC, or the "GA Management Committee," as of the date hereof. The members of the GA Management Committee are also the directors and the members of the management committee of GAP (Bermuda) Limited. Martin Escobari, a member of our board of directors, is a member of the GA Management Committee. GA Arco, GA LLC, GenPar, GAP (Bermuda) Limited, the GA Funds and the Sponsor Coinvestment Funds are a "group" within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Escobari disclaims beneficial ownership of all of such shares except to the extent of his pecuniary interest therein. The mailing address of the foregoing General Atlantic entities (other than GmbH and KG) is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GmbH and KG is c/o General Atlantic GmbH, Luitpoldblock, Amiraplatz 3, 80333 Munich, Germany. The Company has agreed to cause the appointment or election of one director designated by GA Arco so long as GA Arco and its affiliates own at least 15.0% of the issued and outstanding aggregate class A common shares and class B common shares of the Company. This agreement is expected to terminate with the consummation of this offering.

(5)
Mr. Escobari, a member of our board of directors, is a managing director of GA LLC. Mr. Escobari disclaims beneficial ownership of the shares held by GA Arco except to the extent, if any, of his pecuniary interest therein.

(6)
Indirectly owns Class A common shares through Alfaco Holding Inc.

        The holders of our Class A common shares and Class B common shares have identical rights, except that our Founding Shareholders as holders of Class B common shares (i) are entitled to 10 votes per share, whereas holders of our Class A common shares are entitled to one vote per share (ii) has certain conversion rights and (iii) is entitled to maintain a proportional ownership interest by purchasing additional Class B common shares in the event that additional Class A common shares are issued. For more information see "Description of Share Capital—Preemptive or Similar Rights" and "Description of Share Capital—Conversion" in the accompanying prospectus. Each Class B common share is convertible into one Class A common share.

CLASS A COMMON SHARES ELIGIBLE FOR FUTURE SALE

        Future sales of substantial amounts of Class A common shares, including shares issued upon the exercise of outstanding options, in the public market after this offering, or the possibility of these sales occurring, could adversely affect the prevailing market price for our Class A common shares or impair our ability to raise equity capital.

        Upon the completion of this offering, we will have an aggregate of 27,470,749 Class A common shares outstanding. Of these shares, the Class A common shares sold in this offering by us will be freely tradable without restriction or further registration under the Securities Act, unless purchased by "affiliates" as that term is defined under Rule 144 of the Securities Act, who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below. The remaining Class A common shares, representing 20.8% of our outstanding shares will be held by our existing shareholders. These shares will be "restricted securities" as that phrase is defined in Rule 144 under the Securities Act. Subject to certain contractual restrictions, including the lock-up agreements described below, holders of restricted shares will be entitled to sell those shares in the public market pursuant to an effective registration statement under the Securities Act or if they qualify for an exemption from registration under Rule 144. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions. As a result of lock-up agreements and market standoff agreements described below, and the provisions of Rules 144 and 701 under the Securities Act, the restricted securities will be available for sale in the public market.

        Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Lock-up Agreements

        We, members of our board of directors, our executive officers, the selling shareholders, and our principal shareholders, have agreed not to sell or transfer any Class A common shares or securities convertible into, exchangeable for, exercisable for, or repayable with Class A common shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class A common shares, or any options or warrants to purchase any Class A common shares, or any securities convertible into, exchangeable for or that represent the right to receive Class A common shares, whether now owned or later acquired, engage in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of Class A common shares, including any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Class A common shares or with respect to any security that includes, relates to, or derives any significant part of its value from Class A common shares.

        We also agreed not to file with the SEC a registration statement under the Securities Act relating to, any securities that are substantially similar to the Class A common shares, including but not limited to any options or warrants to purchase Class A common shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A common shares or any such other securities.

Eligibility of restricted shares for sale in the public market

        The Class A common shares that are not being sold in this offering, but which will be outstanding at the time this offering is complete, will be eligible for sale into the public market, under the provisions of Rule 144 commencing after the expiration of the restrictions under the lock-up agreements, subject to volume restrictions discussed below under "—Rule 144."

Rule 144

        In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

        A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our Class A common shares or the average weekly trading volume of our Class A common shares on the during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

 TAXATION

        The following summary contains a description of certain Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common shares. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the Class A common shares, is not applicable to all categories of investors, some of which may be subject to special rules, and does not address all of the Cayman Islands and U.S. federal income tax considerations applicable to any particular holder. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the United States and regulations thereunder as of the date hereof, which are subject to change.

        Prospective purchasers of our Class A common shares should consult their own tax advisors about the particular Cayman Islands and U.S. federal, state, local and other tax consequences to them of the acquisition, ownership and disposition of our Class A common shares.

Cayman Islands Tax Considerations

        The Cayman Islands laws currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty or withholding tax applicable to us or to any holder of Class A common shares. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by or to our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        As a Cayman Islands exempted company with limited liability, we have obtained an undertaking as to tax concessions pursuant to Section 6 of the Tax Concessions Law (2018 Revision). This undertaking provides that, for a period of 20 years from April 16, 2018, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to us or our operations.

        Payments of dividends and capital in respect of our Class A common shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A common shares, nor will gains derived from the disposal of our Class A common shares be subject to Cayman Islands income or corporation tax.

        There is no income tax treaty or convention currently in effect between the United States and the Cayman Islands.

Material U.S. Federal Income Tax Considerations for U.S. Holders

        In the opinion of Davis Polk & Wardwell, the following summary describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common shares, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to acquire such securities.

        This summary applies only to U.S. Holders (as defined below) that hold our Class A common shares as capital assets for tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder's particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), known as the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  real estate investment trusts or regulated investment companies;

  •
  dealers or traders in securities that use a mark-to-market method of tax accounting;

  •
  persons holding common shares as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction, or persons entering into a constructive sale with respect to the common shares;

  •
  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  tax-exempt entities, including an "individual retirement account" or "Roth IRA";

  •
  persons that own or are deemed to own ten percent or more of our Class A common shares, by vote or value;

  •
  persons holding our Class A common shares in connection with a trade or business conducted outside of the United States; or

  •
  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds our Class A common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our Class A common shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of owning and disposing of the Class A common shares.

        This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

        A "U.S. Holder" is a holder who, for U.S. federal income tax purposes, is a beneficial owner of our Class A common shares and is:

  •
  an individual that is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our Class A common shares in their particular circumstances.

        This discussion assumes that we are not, and will not become, a passive foreign investment company (a "PFIC"), as described below.

  Taxation of Distributions

        As discussed above under "Dividend Policy," we do not currently intend to pay dividends. In the event that we do pay dividends, and subject to the discussion below under "—Passive Foreign

Investment Company Rules," distributions paid on our Class A common shares, other than certain pro rata distributions of common shares, will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as "qualified dividend income" and therefore may be taxable at rates applicable to long-term capital gains so long as our Class A common shares are listed and traded on Nasdaq or are readily tradable on another established securities market in the United States. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances.

        The amount of the dividend will generally be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder's income on the date of the U.S. Holder's receipt of the dividend.

  Sale or Other Disposition of Common Shares

        Subject to the discussion below under "—Passive Foreign Investment Company Rules," for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of our Class A common shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Class A common shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder's tax basis in the Class A common shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to various limitations.

  Passive Foreign Investment Company Rules

        A non-U.S. corporation will be a PFIC for any taxable year in which either (i) 75% or more of its gross income consists of "passive income," or (ii) 50% or more of the average quarterly value of its assets consist of assets that produce, or are held for the production of, "passive income." For this purpose, subject to certain exceptions, passive income includes interest, dividends, rents and gains from transactions in commodities. A non-U.S. corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, more than 25% (by value) of the stock.

        Based on our current operations, income, assets and certain estimates and projections, including as to the relative values of our assets, we believe that we were not a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2018. However, because PFIC status depends on the composition of a company's income and assets and the market value of its assets from time to time, there can be no assurance that we will not be a PFIC for any taxable year. If we were a PFIC for any year during which a U.S. Holder holds our Class A common shares, we generally would continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds the Class A common shares, even if we ceased to meet the threshold requirements for PFIC status.

        If we were a PFIC for any taxable year during which a U.S. Holder held our Class A common shares (assuming such U.S. Holder has not made a timely election described below), gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the common shares would be allocated ratably over the U.S. Holder's holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its common shares exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. If we are a PFIC in any year, certain elections may be available that would result in alternative tax consequences (such as mark-to-market treatment) of owning and disposing the common shares. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in their particular circumstances.

        In addition, if we were a PFIC or, with respect to a particular U.S. Holder, were treated as a PFIC for the taxable year in which we paid a dividend or for the prior taxable year, the preferential dividend rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

        If a U.S. Holder owns common shares during any year in which we are a PFIC, the holder generally must file an annual report containing such information as the U.S. Treasury may require on IRS Form 8621 (or any successor form) with respect to us, generally with the holder's federal income tax return for that year.

        U.S. Holders should consult their tax advisors concerning our potential PFIC status and the potential application of the PFIC rules.

  Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

        Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

  Information with Respect to Foreign Financial Assets

        Certain U.S. Holders who are individuals (and, under recent Treasury regulations, certain entities) may be required to report information on their U.S. federal income tax returns relating to an interest in our common shares, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of this requirement on their ownership and disposition of the common shares.

UNDERWRITING

        We, the selling shareholders and the underwriters named below have entered into an underwriting agreement dated                        , 2019 with respect to the Class A common shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Itau BBA USA Securities, Inc. are the representatives of the underwriters.

Underwriter	Number of Class A Common Shares
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
Itau BBA USA Securities, Inc.

Total	7,719,503

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Class A common shares sold under the underwriting agreement, if any of these Class A common shares are purchased, other than the shares covered by the option described below unless and until this option is exercised. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        The GA Entity has granted the underwriters an option to buy up to an additional 1,157,925 Class A common shares from it to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

        The following table shows the per share and total public offering price, underwriting discounts and commissions to be paid to the underwriters by us and by the selling shareholders, and proceeds before expenses to us and to the selling shareholders. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional 1,157,925 Class A common shares.

Total
	Per Share	No Exercise	Full Exercise
(US$)
Offering price
Underwriting discounts and commissions to be paid by us
Underwriting discounts and commissions to be paid by the selling shareholders
Proceeds, before expenses, to us
Proceeds, before expenses, to the selling shareholders

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately US$            . We have agreed to reimburse the underwriters for expenses of up to US$            related to clearance of this offering with FINRA.

        Shares sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to US$            per share from the offering price. After the offering of

the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We, members of our board of directors, our executive officers, the selling shareholders, and our principal shareholders, have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their Class A common shares or securities convertible into or exchangeable for Class A common shares during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Class A common shares, or any options or warrants to purchase any Class A common shares, or any securities convertible into, exchangeable for or that represent the right to receive Class A common shares (including Class B common shares), whether now owned or later acquired, engage in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of Class A common shares, including any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Class A common shares or with respect to any security that includes, relates to, or derives any significant part of its value from Class A common shares. These lock-up restrictions will not apply to: (a) bona fide gifts, as long as such donee or donees agree to be bound in writing by the terms of the lock-up agreement, (b) any trust for the direct or indirect benefit of the signatories of the lock-up agreement or their immediate family, provided that the trustee of such a trust agrees in writing to be bound by the terms of the lock-up agreement and provided further that any such transfer shall not involve a disposition for value, (c) transfers that occur by reason of a will or under the laws of descent, or pursuant to statutes governing the effects of a qualified domestic order or divorce settlement, provided that the transferee or transferees agree to be bound in writing by the terms of the lock-up agreement, (d) transactions relating to our Class A common shares or other securities acquired in open market transaction after the completion of this offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Class A common shares or other securities acquired in such open market transactions, (e) transfers following the consummation of our offering, pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our issued share capital involving a "change of control" (meaning a change in our ownership of not less than 75% of our voting stock) that has been approved by our board of directors, provided that should such a transaction not be completed, the lock-up restrictions will continue to apply to the signatories of the lock-up agreement, (f) pursuant to the underwriting agreement and any reclassification, conversion or exchange in connection with sales of Class A common shares, (g) as a result of the operation of law, or pursuant to an order of a court or regulatory agency, (h) transfers whereby a signatory of the lock-up agreement transfers its Class A common shares to a subsidiary or an "affiliate" (as defined by the Securities Act), or if the signatory is an individual, to any immediate family member or any person controlled by the signatory, or if the signatory is an entity, distributes its Class A common shares to partners, members, shareholders or holders of similar equity interest in the signatory to the lock-up agreement, provided that the transferee or transferees agree to remain subject to execute an agreement stating that the transferee is receiving and holding such Class A common shares subject to the provisions of the lock-up agreement, and there shall be no further transfer of such Class A common shares except in accordance with the lock-up agreement and (1) any such transfer shall not involve a disposition of value and (2) the signatories of the lock-up agreement is not required to and does not voluntarily affect any public filing or report regarding such transfers, (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that such a plan does not provide for the transfer of Class A common shares during the lock-up period, neither the Company nor the signatories of the lock-up agreement shall effect any public filing or report regarding the establishment of the trading plan, or (j) any third-party pledge in a bona fide transaction as collateral to secure the obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and its affiliates, provided that (1) any such pledgee or other party, upon foreclosure on the pledged shares, executes and deliver an agreement stating that the transferee is receiving and holding such shares subject to the provisions of the lock-up agreement and (2) none of the Company, the signatory, nor such pledgee or other party shall effect any public filing or report regarding such pledge, foreclosure or otherwise relating to the pledge.

        In addition, if a signatory of a lock-up agreement is a director or officer, without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, the signatory may exercise any rights to purchase, exchange or convert any stock options granted to the signatory pursuant to Arco's equity incentive plans referred to in this prospectus supplement or the accompanying prospectus, or any options, warrants or other securities convertible into or exercisable or exchangeable for shares of Class A common shares, which options, warrants or other securities are described in this prospectus supplement or the accompanying prospectus, provided that (1) no filings shall be required or made during the lock-up period, (2) the underlying Class A common shares continue to be subject to the restrictions set forth in the lock-up agreement and (3) neither the Company nor the signatory otherwise voluntarily effects any other public filings, announcements or reports regarding such exercise during the lock- up period.

        We also agreed not to file with the SEC a registration statement under the Securities Act relating to any securities that are substantially similar to the Class A common shares, including but not limited to any options or warrants to purchase Class A common shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common shares (including Class B common shares) or any such substantially similar securities, or to publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A common shares or any such other securities. These restrictions will not apply to: (a) the issuance of Class A common shares to be sold pursuant to this offering, (b) the issuance of Class A common shares upon the exercise of an option or warrant or under the long-term incentive plan, provided that the recipients of such Class A common shares enter into a written letter agreement agreeing to remain subject to the lock-up restrictions set forth in such agreement with the underwriters, (c) the issuance of Class A common shares upon the conversion of a security described in this prospectus supplement outstanding as of the date of this prospectus supplement, provided that the recipients of such Class A common shares enter into a written letter agreement agreeing to remain subject to the lock-up restrictions set forth in such agreement with the underwriters, (d) the issuance of Class A common shares in connection with a merger, acquisition, joint venture or strategic participation entered into by us, provided that the aggregate number of such Class A common shares issued thereby shall not exceed 10% of the total number of Class A common shares issued and outstanding on the date of such merger, acquisition, joint venture or strategic participation, and the recipients of such Class A common shares enter into a written letter agreement agreeing to remain subject to the lock-up restrictions set forth in such agreement with the underwriters or (e) the issuance of Class A common shares in connection with the establishment of a trading plan pursuant to Rule 10b5-1 of the Exchange Act for the transfer of Class A common shares, provided that such trading plan does not provide for the transfer of Class A common shares during the lock-up period and no public announcement whether required or voluntary will be made.

        We and the selling shareholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and may actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers or affiliates, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

        Our Class A common shares are listed on the Nasdaq Global Select Market under the symbol "ARCE."

        In connection with the offering, the underwriters may purchase and sell Class A common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common shares made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A common shares. As a result, the price of the Class A common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq, in the over-the-counter market or otherwise.

Selling Restrictions

European Economic Area

        In relation to each member state of the European Economic Area (each, a "Member State"), our Class A common shares have not been offered or will not be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the our Class A common shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation), except that an offer to the public in that Member State of our Class A common shares may be made at any time under the following exemptions under the Prospectus Regulation:

  •
  To any legal entity which is a qualified investor as defined in the Prospectus Regulation;

  •
  To fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

  •
  In any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer or shares of our Class A common shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

        The Class A common shares are also not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the Insurance Mediation Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to our Class A common shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our Class A common shares to be offered so as to enable an investor to decide to purchase or subscribe for our Class A common shares and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

        This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Argentina

        The Class A common shares are not authorized for public offering in Argentina by the Comisión Nacional de Valores pursuant to Argentine Public Offering Law No. 17,811, as amended, and they shall not be sold publicly. Therefore, any transaction carried out in Argentina must be made privately.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged or will be lodged with the Australian Securities and Investments Commission

("ASIC"), in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the Class A common shares may only be made to persons (the Exempt Investors) who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Class A common shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The Class A common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Class A common shares must observe such Australian on-sale restrictions.

        The Company is not licensed in Australia to provide financial product advice in relation to the Class A common shares. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Any advice contained in this document is general advice only. Before making an investment decision on the basis of this document, investors should consider the appropriateness of the information in this document, having regard to their own objectives, financial situation and needs, and, if necessary, seek expert advice on those matters. No cooling off period applies to an acquisition of the Class A common shares.

Brazil

  Notice to Prospective Investors in Brazil

        The offer and sale of our Class A common shares has not been, and will not be, registered (or exempted from registration) with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or "CVM") and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under CVM Rule No. 400, of December 29, 2003, as amended, or under CVM Rule No. 476, of January 16, 2009, as amended. Any representation to the contrary is untruthful and unlawful. As a consequence, our Class A common shares cannot be offered and sold in Brazil.

Canada

        The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

        This prospectus supplement does not constitute a public offer of the Class A common shares, whether by way of sale or subscription, in the Cayman Islands. The Class A common shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

        The offer of the Class A common shares is subject to CMF Rule 336. The Class A common shares being offered will not be registered under the Chilean Securities Market Law in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and, therefore, the Class A common shares are not subject to the supervision of the CMF. As unregistered securities, we are not required to disclose public information about the Class A common shares in Chile. Accordingly, the Class A common shares cannot and will not be publicly offered to persons in Chile unless they are registered in the corresponding securities registry. The Class A common shares may only be offered in Chile in circumstances that do not constitute a public offering under Chilean law or in compliance with CMF Rule 336. Pursuant to CMF Rule 336, the Class A common shares may be privately offered in Chile to certain "qualified investors" identified as such therein (which in turn are further described in Rule No. 216, dated June 12, 2008 and in Rule No. 410, dated July 27, 2016, both issued by the CMF).

        LA OFERTA DE LAS ACCIONES COMUNES CLASE A SE ACOGE A LA NORMA DE CARÁCTER GENERAL N°336 DE LA CMF. LAS ACCIONES COMUNES CLASE A QUE SE OFRECEN NO ESTÁN INSCRITOS BAJO LA LEY DE MERCADO DE VALORES EN EL REGISTRO DE VALORES O EN EL REGISTRO DE VALORES EXTRANJEROS QUE LLEVA

        LA CMF, POR LO QUE TALES VALORES NO ESTÁN SUJETOS A LA FISCALIZACIÓN DE ÉSTA. POR TRATARSE DE VALORES NO INSCRITOS, NO EXISTE OBLIGACIÓN POR PARTE DEL EMISOR DE ENTREGAR EN CHILE INFORMACIÓN PÚBLICA RESPECTO DE ESTOS VALORES. LAS ACCIONES COMUNES CLASE A NO PODRÁN SER OBJETO DE OFERTA PÚBLICA EN CHILE MIENTRAS NO SEAN INSCRITOS EN EL REGISTRO DE VALORES CORRESPONDIENTE. LAS ACCIONES COMUNES CLASE A SOLO PODRÁN SER OFRECIDOS EN CHILE EN CIRCUNSTANCIAS QUE NO CONSTITUYAN UNA OFERTA PÚBLICA O CUMPLIENDO CON LO DISPUESTO EN LA NORMA DE CARÁCTER GENERAL N°336 DE LA CMF. EN CONFORMIDAD CON LO DISPUESTO POR LA NORMA DE CARÁCTER GENERAL N°336, LAS ACCIONES COMUNES CLASE A PODRÁN SER OFRECIDOS PRIVADAMENTE A CIERTOS "INVERSIONISTAS CALIFICADOS," IDENTIFICADOS COMO TAL EN DICHA NORMA (Y QUE A SU VEZ ESTÁN DESCRITOS EN LA NORMA DE CARÁCTER GENERAL N°216 DE LA CMF DE FECHA 12 DE JUNIO DE 2008 Y EN LA NORMA DE CARÁCTER GENERAL N°410 DE LA CMF DE FECHA 27 DE JULIO DE 2016).

China

        The Class A common shares may not be offered or sold directly or indirectly to the public in the People's Republic of China ("China") and neither this prospectus supplement, which has not been submitted to the Chinese Securities and Regulatory Commission, nor any offering material or information contained herein relating to the Class A common shares may be supplied to the public in China or used in connection with any offer for the subscription or sale of Class A common shares to the public in China. The Class A common shares may only be offered or sold to China-related organizations which are authorized to engage in foreign exchange business and offshore investment from outside of China. Such China-related investors may be subject to foreign exchange control approval and filing requirements under the relevant Chinese foreign exchange regulations. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Colombia

        The Class A common shares have not been and will not be registered on the Colombian National Registry of Securities and Issuers or in the Colombian Stock Exchange. Therefore, the Class A common shares may not be publicly offered in Colombia. This material is for your sole and exclusive use as a determined entity, including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant hereto and represent that you are the sole liable party for full compliance with any such laws and regulations.

Hong Kong

        The Class A common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Class A common shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Class A common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Israel

        This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the Class A common shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Kuwait

        The Class A common shares have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus supplement and the offering and sale of the Class A common shares in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus supplement comes are required by us and the international underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the international underwriters to obtain copies of this prospectus supplement are required by us and the international underwriters to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Class A common shares.

Mexico

        The Class A common shares have not been registered in Mexico with the Securities Section (Sección de Valores) of the National Securities Registry (Registro Nacional de Valores) maintained by the Comisión Nacional Bancaria y de Valores, and no action has been or will be taken that would permit the offer or sale of the Class A common shares in Mexico absent an available exemption under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

Peru

        The Class A common shares and this prospectus supplement have not been registered in Peru under the Decreto Supremo Nº 093-2002-EF: Texto Único Ordenado de la Ley del Mercado de Valores, (the "Peruvian Securities Law") or before the Superintendencia del Mercado de Valores, and cannot be offered or sold in Peru except in a private offering under the meaning of the Peruvian Securities Laws. The Peruvian Securities Law provides that an offering directed exclusively to "institutional investors" (as defined in the Institutional Investors Market Regulations) qualifies as a private offering. The Class A common shares acquired by institutional investors in Peru cannot be transferred to a third party, unless such transfer is made to another institutional investor or the Class A common shares have been previously registered with the Registro Público del Mercado de Valores.

Qatar

        The Class A common shares described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar (including the Qatar Financial Centre) in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority, the Qatar Central Bank, Qatar Financial Centre Regulatory Authority or any other relevant Qatar governmental body or securities exchange and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

        Any investor in the Kingdom of Saudi Arabia or who is a Saudi person (a Saudi Investor) who acquires the Class A common shares pursuant to the offering should note that the offer of the Class A common shares is an exempt offer under sub-paragraph (3) of paragraph (a) of Article 16 of the "Offer of Securities Regulations" as issued by the Board of the Capital Market Authority resolution number 2-11-2004 dated October 4, 2004 and amended by the resolution of the Board of Capital Market Authority resolution number 1-33-2004 dated December 21, 2004 (the KSA Regulations). The Class A common shares may be offered to no more than 60 Saudi Investors, and the minimum amount payable per Saudi Investor must not be less than Saudi Riyal (SR) 1 million or an equivalent amount. The offer of Class A common shares is therefore exempt from the public offer provisions of the KSA Regulations, but is subject to the following restrictions on secondary market activity: (a) A Saudi Investor (the transferor) who has acquired Class A common shares pursuant to this exempt offer may not offer or sell Class A common shares to any person (referred to as a transferee) unless (i) the price to be paid by the transferee for such Class A common shares equals or exceeds SR1 million or an equivalent amount, (ii) the Class A common shares are offered or sold to a sophisticated investor, or (iii) the Class A common shares are being offered or sold in such other circumstances as the Capital Market Authority may prescribe for these purposes. (b) If the provisions of paragraph (a)(i) cannot be fulfilled because the price of the Class A common shares being offered or sold to the transferee has declined since the date of the original exempt offer, the transferor may offer or sell the Class A common shares to the transferee if their purchase price during the period of the original exempt offer was equal to or exceeded SR1 million. (c) If the provisions of paragraphs (a) and (b) cannot be fulfilled, the transferor may offer or sell the Class A common shares if he/she sells his entire holding of the Class A common shares to one transferee. (d) The provisions of paragraphs (a), (b) and (c) above shall apply to all subsequent transferees of the Class A common shares.

Singapore

        This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"). Accordingly, each underwriter has not offered or sold any Class A common shares or caused such Class A common shares to be made the subject of an invitation for subscription or purchase and will not offer or sell such Class A common shares or cause such Class A common shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Class A common shares, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Class A common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A common shares pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Class A common shares are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

South Korea

        The Class A common shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act, or the FSCMA. The Class A common shares may not be offered, sold or delivered, or offered or sold for reoffering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea, or FETL) other than to the Accredited Investors (as such term is defined in Article 11 of the Presidential Decree of the FSCMA), for a period of one year from the date of issuance of the Class A common shares, except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. The Class A common shares may not be resold to Korean residents unless the purchaser of the Class A common shares complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Class A common shares.

Switzerland

        The Class A common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Class A common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the Class A common shares have been, or will be filed with, or approved by, any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Class A common shares will not be supervised by, the Swiss Financial Market Supervisory Authority ("FINMA"), and the offer of Class A common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Class A common shares.

United Arab Emirates

        The Class A common shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Furthermore, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority of the United Arab Emirates or the Dubai Financial Services Authority.

LEGAL MATTERS

        Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, and for the underwriters by White & Case LLP. The validity of the Class A common shares offered in this offering and other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder. Certain other matters of Brazil law will be passed upon for us by Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and for the underwriters by Lefosse Advogados.

EXPERTS

        The consolidated financial statements of Arco Platform Limited as of and for the years ended December 31, 2018 and 2017, appearing in Arco Platform Limited's Annual Report on Form 20-F for the year ended December 31, 2018, have been audited by Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Arco Platform Limited for the year ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined carve-out financial statements of Positivo Soluções Didáticas as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been included herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

        Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our Class A common shares are listed on the Nasdaq Global Select Market. You can consult reports and other information about Arco that it filed pursuant to the rules. Those filings are also available to the public on, or accessible through, our website at www.arcoeducacao.com.br. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus supplement and the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

        We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3, dated October 18, 2019 and effective as of October 21, 2019, under the Securities Act of 1933, as amended, or the "Securities Act." This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus supplement. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus supplement:

  •
  Our 2018 Annual Report;

  •
  Our report on Form 6-K furnished to the SEC on July 16, 2019, relating to the appointment of Edward Ruiz as a new member of our board of directors;

  •
  Our report on Form 6-K furnished to the SEC on August 8, 2019, relating to the appointment of Pablo Doberti as a new member of our board of directors; and

  •
  With respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

        We may also incorporate by reference any Form 6-K that we submit to the SEC after the date of this prospectus supplement and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

        Information that we file with the SEC will automatically update and supersede the information included in this prospectus supplement or previously incorporated by reference into this prospectus supplement. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus supplement.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Arco Platform Limited
Rua Augusta 2840, 9th floor, Suite 91
Consolação, São Paulo—SP
01412-100, Brazil
+55 (11) 3047-2655

        You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

Arco Platform Limited

Unaudited interim condensed consolidated statements of financial position

As of June 30, 2019 and December 31, 2018

(In thousands of Brazilian reais)

	Notes	June 30, 2019	December 31, 2018
		(unaudited)
Assets
Current assets
Cash and cash equivalents	4	8,530	12,301
Financial investments	5	869,141	806,789
Trade receivables	6	142,943	136,611
Inventories	7	14,598	15,131
Recoverable taxes	8	20,690	11,227
Other assets		12,838	6,091

Total current assets		1,068,740	988,150

Non current assets
Financial instruments from acquisition of interests	14	21,261	26,630
Deferred income tax	22	133,419	99,460
Recoverable taxes	8	1,033	1,033
Financial investments	5	4,473	4,370
Loans to related parties	9	15,631	1,226
Other assets		6,027	1,060
Investments and interests in other entities	10	58,113	11,862
Property and equipment	11	15,959	13,347
Right-of-use assets	12	17,593	—
Intangible assets	13	157,960	187,740

Total non current assets		431,469	346,728

Total assets		1,500,209	1,334,878

Liabilities
Current liabilities
Trade payables		13,991	14,845
Labor and social obligations		31,786	15,888
Advances from customers		20,506	5,997
Lease liabilities	12	4,736	—
Loans and financing		161	—
Taxes and contributions payable		1,509	2,555
Income taxes payable		26,731	17,294
Financial instruments from acquisition of interests	14	15,562	51
Accounts payable to selling shareholders	15	90,829	830
Other liabilities		138	428

Total current liabilities		205,949	57,888

Non current liabilities
Labor and social obligations		2,064	—
Lease liabilities	12	16,752	—
Loans and financing		376	—
Financial instruments from acquisition of interests	14	49,242	25,046
Accounts payable to selling shareholders	15	106,931	180,551
Provision for legal proceedings	26	342	131
Deferred income tax	22	1,560	1,378
Other liabilities		125	—

Total non current liabilities		177,392	207,106

Total liabilities		383,341	264,994
Equity
Share capital	17	10	10
Capital reserve		1,066,710	1,089,505
Share-based compensation reserve		81,783	67,350
Accumulated losses		(31,635)	(86,687)

Equity attributable to equity holders of the parent		1,116,868	1,070,178
Non-controlling interests		—	(294)

Total equity		1,116,868	1,069,884

Total liabilities and equity		1,500,209	1,334,878

The accompanying notes are part of the unaudited interim condensed consolidated financial statements.

Arco Platform Limited

Unaudited interim condensed consolidated statements of income and comprehensive income

For the three- and six-month periods ended June 30, 2019 and 2018

(In thousands of Brazilian reais, except earnings per share)

		Three-month period ended		Six-month period ended
	Notes	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
		(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenue	19	137,566	81,436	254,621	195,070
Cost of sales	20	(25,827)	(16,862)	(47,696)	(42,702)

Gross profit		111,739	64,574	206,925	152,368
Selling expenses	20	(39,315)	(24,074)	(75,450)	(48,386)
General and administrative expenses	20	(44,926)	(17,033)	(65,758)	(30,728)
Other (expense) income, net		(437)	(1,476)	2,922	2,172

Operating profit		27,061	21,991	68,639	75,426

Finance income	21	13,961	3,582	30,917	7,291
Finance costs	21	(12,374)	(3,840)	(28,855)	(7,765)

Finance result	21	1,587	(258)	2,062	(474)

Share of loss of equity-accounted investees	10	(667)	(229)	(1,159)	(294)

Profit before income taxes		27,981	21,504	69,542	74,658

Income taxes—income (expense)
Current		(10,899)	(6,071)	(29,151)	(20,879)
Deferred		8,617	(1,517)	16,149	528

	22	(2,282)	(7,588)	(13,002)	(20,351)

Profit for the period		25,699	13,916	56,540	54,307

Other comprehensive income for the period		—	—	—	—
Total comprehensive income for the period		25,699	13,916	56,540	54,307

Profit (loss) attributable to
Equity holders of the parent		25,699	14,143	56,540	54,682
Non-controlling interests		—	(227)	—	(375)
Basic earnings per share—in Brazilian reais	18
Class A		0.51	0.28	1.12	1.09
Class B		0.51	0.28	1.12	1.09
Diluted earnings per share—in Brazilian reais	18
Class A		0.49	0.27	1.09	1.04
Class B		0.50	0.27	1.10	1.05

The accompanying notes are part of the unaudited interim condensed consolidated financial statements.

Arco Platform Limited

Unaudited interim condensed consolidated statements of changes in equity

For the three- and six-month periods ended June 30, 2019 and 2018

(In thousands of Brazilian reais, unless otherwise stated)

		Attributable to equity holders of the parent
			Earnings reserves
	Share capital	Capital reserve	Legal reserve	Retained earnings reserve	Share-based compensation reserve	Retained earnings	Total	Non- controlling interests	Total equity
Balances at March 31, 2018 (unaudited)	55,897	160,682	8,165	73,827	7,396	36,232	342,199	41	342,240
Profit for the period	—	—	—	—	—	14,143	14,143	(227)	13,916

Total comprehensive income	—	—	—	—	—	14,143	14,143	(227)	13,916
Non-controlling interest increase	—	—	—	—	—	—	—	17	17
Share-based compensation plan	—	—	—	—	344	—	344	—	344
Distribution of dividends	—	—	—	(73,827)	—	(712)	(74,539)	—	(74,539)

Balances at June 30, 2018 (unaudited)	55,897	160,682	8,165	—	7,740	49,663	282,147	(169)	281,978

		Attributable to equity holders of the parent
			Earnings reserves
	Share capital	Capital reserve	Legal reserve	Retained earnings reserve	Share-based compensation reserve	Retained earnings	Total	Non- controlling interests	Total equity
Balance at December 31, 2017	55,897	160,682	8,165	73,827	7,053	—	305,624	111	305,735
Change in accounting policy—IFRS 9	—	—	—	—	—	(4,307)	(4,307)	—	(4,307)

Profit for the period	—	—	—	—	—	54,682	54,682	(375)	54,307

Total comprehensive income	—	—	—	—	—	54,682	54,682	(375)	54,307
Non-controlling interest increase	—	—	—	—	—	—	—	95	95
Share-based compensation plan	—	—	—	—	687	—	687	—	687
Distribution of dividends	—	—	—	(73,827)	—	(712)	(74,539)	—	(74,539)

Balances at June 30, 2018 (unaudited)	55,897	160,682	8,165	—	7,740	49,663	282,147	(169)	281,978

The accompanying notes are part of the unaudited interim condensed consolidated financial statements.

Arco Platform Limited

Unaudited interim condensed consolidated statements of changes in equity (Continued)

For the three- and six-month periods ended June 30, 2019 and 2018

(In thousands of Brazilian reais, unless otherwise stated)

		Attributable to equity holders of the parent
	Share capital	Capital reserve	Share-based compensation reserve	Accumulated losses	Total	Non- controlling interests	Total equity
Balances at March 31, 2019 (unaudited)	10	1,081,261	67,487	(57,334)	1,091,424	—	1,091,424
Profit for the period	—	—	—	25,699	25,699	—	25,699

Total comprehensive income	—	—	—	25,699	25,699	—	25,699

Capital increase (Note 17)	—	12,611	—	—	12,611	—	12,611

Corporate restructuring (Note 2.2)	—	(27,162)	—	—	(27,162)	—	(27,162)
Restricted stock units (Note 16)	—	—	14,158	—	14,158	—	14,158
Share-based compensation plan—International School	—	—	138	—	138	—	138

Balances at June 30, 2019 (unaudited)	10	1,066,710	81,783	(31,635)	1,116,868	—	1,116,868

		Attributable to equity holders of the parent
	Share capital	Capital reserve	Share-based compensation reserve	Accumulated losses	Total	Non- controlling interests	Total equity
Balances at December 31, 2018	10	1,089,505	67,350	(86,687)	1,070,178	(294)	1,069,884
Change in accounting policy—IFRS 16 (Note 2.3)	—	—	—	(1,488)	(1,488)	—	(1,488)
Profit for the period	—	—	—	56,540	56,540	—	56,540

Total comprehensive income	—	—	—	56,540	56,540	—	56,540

Capital increase (Note 17)	—	13,829	—	—	13,829	—	13,829
Corporate restructuring (Note 2.2)	—	(36,624)	—	—	(36,624)	—	(36,624)
Restricted stock units (Note 16)	—	—	14,158	—	14,158	—	14,158
Non-controlling interest	—	—	—	—	—	294	294
Share-based compensation plan—International School	—	—	275	—	275	—	275

Balances at June 30, 2019 (unaudited)	10	1,066,710	81,783	(31,635)	1,116,868	—	1,116,868

The accompanying notes are part of the unaudited interim condensed consolidated financial statements.

Arco Platform Limited

Unaudited interim condensed consolidated statements of cash flows

For the six-month periods ended June 30, 2019 and 2018

(In thousands of Brazilian reais)

	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)
Operating activities
Profit before income taxes for the period	69,542	74,658
Adjustments to reconcile profit before income taxes
Depreciation and amortization	16,343	8,902
Inventory reserves	3,560	3,242
Allowance for doubtful accounts	2,203	3,137
Residual value of property and equipment and intangible assets disposed	131	138
Changes in fair value of derivative instruments	1,866	(1,974)
Share of loss of equity-accounted investees	1,159	294
Share-based compensation plan	275	687
Restricted stock units	14,158	—
Provision for payroll taxes (restricted stock units)	6,518	—
Accrued interest	14,440	4,052
Interest in lease liabilities	782	—
Provision for legal proceedings	211	76
Foreign exchange results, net	516	—
Alienation of investment	(3,286)	—
Other financial cost/revenue, net	(1,202)	—
Changes in assets and liabilities
Trade receivables	(8,409)	3,087
Inventories	(2,031)	(947)
Recoverable taxes	(5,373)	(1,190)
Other assets	(7,826)	(8,556)
Trade payables	659	1,574
Labor and social obligations	11,354	3,757
Taxes and contributions payable	(1,047)	639
Advances from customers	14,998	7,645
Other liabilities	(354)	(911)

Cash generated from operations	129,187	98,310

Income taxes paid	(23,210)	(21,031)
Interest paid on lease liabilities	(220)	—

Net cash flows from operating activities	105,757	77,279

Investing activities
Acquisition of property and equipment	(5,829)	(2,158)
Payment of investments and interests in other entities	(4,200)	—
Acquisition of subsidiaries, net of cash acquired	(16,137)	(13,820)
Acquisition of intangible assets	(18,379)	(4,911)
Financial investments	(62,529)	33,470
Loans to related parties	(14,000)	—

Net cash flows from (used in) investing activities	(121,074)	12,581

Financing activities
Capital increase	13,829	—
Share issuance costs	(673)	—
Payment of lease liabilities	(1,080)	—
Payment of loans and financing	(14)	—
Dividends paid	—	(85,050)

Net cash flows from (used in) financing activities	12,062	(85,050)

Foreign exchange effects on cash and cash equivalents	(516)	—

Increase (decrease) in cash and cash equivalents	(3,771)	4,810

Cash and cash equivalents at the beginning of the period	12,301	834
Cash and cash equivalents at the end of the period	8,530	5,644

Increase (decrease) in cash and cash equivalents	(3,771)	4,810

The accompanying notes are part of the unaudited interim condensed consolidated financial statements.

Notes to the unaudited interim condensed consolidated financial statements

Expressed in thousands of Brazilian reais, unless otherwise stated

1 Corporate information

        Arco Platform Limited ("Arco") is a holding company incorporated under the laws of the Cayman Islands on April 12, 2018. Arco and its subsidiaries are collectively referred to as the Company. Arco became the parent company of Arco Educação S.A. ("Arco Brazil") through the completion of the corporate reorganization described in Note 1 Corporate reorganization and initial public offering of the Company´s consolidated financial statements for the year ended December 31, 2018.

        Arco Brazil is the holding company of the operating subsidiaries, including EAS Educação S.A. ("EAS"), which provides educational content from basic to secondary education ("K-12 curriculum"). Since 2015, the Company has been investing in technology and its printed methodology evolved to an educational platform, capable of delivering the entire K-12 curriculum content.

        The Company offers a complete pedagogical methodology using technology features to deliver educational content to improve the learning process. The Company's activities comprise the editing, publishing, advertising and sale of educational content for private schools.

        The address of the Company's principal executive office is 2840 Rua Augusta, 11th Floor, Consolação, São Paulo, Brazil. The Company is listed on the NASDAQ Global Select Market (Symbol: ARCE).

        These unaudited interim condensed consolidated financial statements were authorized for issue by the Board of Directors on August 27, 2019.

Acquisition of Sistema Positivo de Ensino ("Positivo")

        On May 7, 2019, the Company announced that it entered into a definitive agreement to acquire Sistema Positivo de Ensino (Positivo), one of the largest K-12 content providers to private schools in Brazil.

        Under terms of the agreement, Arco will acquire Positivo for R$1,650 million in cash, with 50% due at the time of closing. The remaining 50% will be paid over 5 years, 20% payable in 2021 and 2022, and 30% payable in 2023 and 2024, all adjusted by the Brazilian Interbank Certificate of Deposit rate (CDI). The acquisition has been approved by the Boards of Directors of both Arco and Positivo. The transaction is not subject to any shareholder approval, but is subject to customary closing conditions, including antitrust and other regulatory approvals in Brazil, and accordingly, the Company does not have control of Positivo and has not consolidated it as of June 30, 2019.

2 Significant accounting policies

2.1   Basis for preparation and presentation of the unaudited interim condensed consolidated financial statements

        These interim condensed consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting ("IAS 34") as issued by the International Accounting Standards Board ("IASB"). Accordingly, certain disclosures included in the Company's annual consolidated financial statements prepared in accordance with International Financial Reporting Standards ("IFRSs") as issued by the IASB have been condensed or omitted. These interim condensed consolidated financial statements should be read in conjunction with the Company's last annual consolidated financial statements for the year ended December 31, 2018, which include information necessary or useful to understanding the Company's business and financial statement presentation. In

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

2 Significant accounting policies (Continued)

particular, the Company's significant accounting policies were presented in Note 2 Significant accounting policies to the consolidated financial statements for the year ended December 31, 2018.

        The accounting policies applied in the preparation of these interim condensed consolidated financial statements are consistent with those applied and disclosed in the Company's consolidated financial statements for the year ended December 31, 2018, with the exception of the application of certain new and amended IFRSs issued by the IASB, which were effective from January 1, 2019. Those new and amended IFRSs that had a significant impact on the Company's interim condensed consolidated financial statements are described in Note 2.3 Changes in accounting policies and disclosures.

        In preparing these interim condensed consolidated financial statements, management has made judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, revenue and expenses. Actual results may differ from these estimates. The critical judgements made by management in applying the Company's accounting policies and the key sources of estimation uncertainty were the same as those applied and disclosed in Note 3 Significant accounting estimates and assumptions to the Company's consolidated financial statements for the year ended December 31, 2018.

        The unaudited interim condensed consolidated financial statements are presented in Brazilian reais ("BRL" or "R$"), which is the Company's functional and presentation currency. All amounts are rounded to the nearest thousand, except when otherwise indicated.

2.2   Changes in the Company's subsidiaries

        During the six-month period ended June 30, 2019, the Company had the following changes in the corporate organization:

        On January 2, 2019, the Company entered in an agreement to sell its participation of 69.9% of Escola de Aplicação São José dos Campos Ltda. to its minority shareholders, which is part of the Company's Core segment. The transaction price of R$ 3,741 will be received in 16 quarterly installments from January 2022 to October 2025, adjusted by the IGP-M (Brazilian general market price index issued by the FGV—"Fundação Getúlio Vargas").

        On February 1, 2019 because of a corporate restructuring, EAS spun-off its investment in SAE Digital to a new holding company, which was subsequently merged by SAE Digital and its shares were issued to Arco Brazil. When EAS acquired SAE Digital, goodwill was treated as not deductible; however, after this transaction SAE Digital has the tax benefit of the deductibility of the goodwill, which generates a future benefit and has recorded a deferred tax asset of R$ 5,135. The goodwill of this transaction is R$ 14,597. This deferred tax asset and the write off of the goodwill, have a net effect of R$ 9,462 and were accounted in equity.

        Novagaúcha Editora e Livraria Ltda. was merged by Barra Américas Editora Ltda. on March 31, 2019. The goodwill of this transaction is R$ 4,330 and was written of to equity, no tax benefit was generated in this transaction.

        On May 1, 2019, continuing the corporate restructuring, SAE Digital merged NS Educação Ltda. ("NS Educação") and NS Ventures Participações S.A. ("NS Ventures"). In 2017, when NS Ventures acquired 30% interest in SAE Digital and 100% interest in NS Educação, the goodwill was treated as

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

2 Significant accounting policies (Continued)

not deductible; however, after this transaction, SAE Digital has the tax benefit of the deductibility of the goodwill, which generates a future tax benefit and has recorded a deferred tax asset of R$ 11,762. The goodwill of this transaction is R$ 34,594. This deferred tax asset and the write off of the goodwill, have a net effect of R$ 22,832 and were accounted in equity.

2.3   Changes in accounting policies and disclosures

        New standards, interpretations and amendments adopted by the Company

        On January 1, 2019, the Company adopted IFRS 16 Leases. The nature and effect of the initial adoption of this new standard are disclosed below.

        Other amendments and interpretations apply for the first time in 2019, but do not have an impact on the unaudited interim condensed consolidated financial statements of the Company.

  IFRS 16—Leases

        IFRS 16 supersedes IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to account for all leases under a single on-balance sheet model.

        The Company adopted IFRS 16 using the modified retrospective method of adoption with the date of initial application of January 1, 2019. Under this method, the standard is applied retrospectively with the cumulative effect of initially applying the standard recognized at the date of initial application. The Company elected to use the transition practical expedient allowing the standard to be applied only to contracts that were previously identified as leases applying IAS 17 and IFRIC 4 at the date of initial application. The Company also elected to use the recognition exemptions for lease contracts that, at the commencement date, have a lease term of 12 months or less and do not contain a purchase option ('short-term leases'), and lease contracts for which the underlying asset is of low value ('low-value assets', i.e., below US$ 5,000).

        The effects of adoption of IFRS 16 as at January 1, 2019 is as follows:

Assets
Right-of-use assets	20,102
Deferred tax assets	731
Total assets	20,833
Liabilities
Lease liabilities	22,321
Total liabilities	22,321
Total adjustment on equity:
Retained earnings	(1,488)

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

2 Significant accounting policies (Continued)

a)
Nature of the effect of adoption of IFRS16

        The Company has lease contracts for properties. Before the adoption of IFRS 16, the Company classified each of its leases (as lessee) at the inception date as either a finance lease or an operating lease. The Company did not have finance leases as of December 31, 2018. In an operating lease, the leased property was not capitalized, and the lease payments were recognized as rent expense in profit or loss on a straight-line basis over the lease term. Any prepaid rent and accrued rent were recognized under Other assets and Trade payables, respectively. Upon adoption of IFRS 16, the Company applied a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The standard provides specific transition requirements and practical expedients, which have been applied by the Company.

        The Company recognized right-of-use assets and lease liabilities for those leases previously classified as operating leases, except for short-term leases and leases of low-value assets. The right-of-use assets for most leases were recognized based on the carrying amount as if the standard had always been applied. Lease liabilities were recognized based on the present value of the remaining lease payments, discounted using the incremental borrowing rate at the date of initial application.

        The Company also applied the available practical expedients wherein it:

  •
  Used an intrinsic discount rate, according to the characteristics for each lease;

  •
  Relied on its assessment of whether leases are onerous immediately before the date of initial application;

  •
  Applied the short-term leases and low-value assets exemptions to leases at the date of initial application;

  •
  Excluded the initial direct costs from the measurement of the right-of-use asset at the date of initial application;

  •
  Used hindsight in determining the lease term where the contract contains options to extend or terminate the lease.

        Based on the foregoing, as at January 1, 2019:

  •
  Right-of -use assets of R$ 20,102 were recognized and presented separately in the consolidated statement of financial position.

  •
  Lease liabilities of R$ 22,321 were recognized and presented separately in the consolidated statement of financial position;

  •
  Deferred tax assets increased by R$ 731 because of the deferred tax impact of the changes in assets and liabilities;

  •
  The net effect of these adjustments had been adjusted to accumulated losses (R$ 1,488).

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

2 Significant accounting policies (Continued)

        The lease liabilities as at January 1, 2019 can be reconciled to the operating lease commitments as at December 31, 2018 as follows:

Operating lease commitments as at December 31, 2018	27,397
Weighted average incremental borrowing rate as at January 1, 2019	7.35%
Discounted operating lease commitments at January 1, 2019	22,874
Less:
Commitments related to sale of Escola de Aplicação São José dos Campos Ltda.	(553)
Lease liabilities as at January 1, 2019	22,321
b)
Summary of new accounting policies

        Set out below are the new accounting policies of the Company upon adoption of IFRS 16, which have been applied from the date of initial application:

  •
  Right-of-use assets

  The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Company is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognized right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term. Right-of use assets are subject to impairment.

  •
  Lease liabilities

  At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating a lease, if the lease term reflects the Company exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognized as expense in the period on which the event or condition that triggers the payment occurs.

  In calculating the present value of lease payments, the Company uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the lease liabilities are measured at amortized cost using the effective interest method. The lease liabilities are remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Company's estimate of the amount expected to be payable under a residual value guarantee or if the Company changes its assessment of whether it will exercise a purchase, extension or termination option. When the lease liabilities are remeasured in this way, a corresponding

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

2 Significant accounting policies (Continued)

  adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

  •
  Short-term leases and leases of low-value assets

  The Company applies the short-term lease recognition exemption to its short-term leases of properties (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are considered of low value. Lease payments on short-term leases and leases of low-value assets are recognized as expense on a straight-line basis over the lease term.

  •
  Significant judgement in determining the lease term of contracts with renewal options

  The Company determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if it is reasonably certain not to be exercised.

  The Company has the option, under some of its leases to lease the assets for additional terms. The Company applies judgement in evaluating whether it is reasonably certain to exercise the option to renew. That is, it considers all relevant factors that create an economic incentive for it to exercise the renewal. After the commencement date, the Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise (or not to exercise) the option to renew (e.g., a change in business strategy).

        IFRIC Interpretation 23—Uncertainty over Income Tax Treatment

        The Interpretation addresses the accounting for income taxes when tax treatments involve uncertainty that affects the application of IAS 12 Income Taxes. It does not apply to taxes or levies outside the scope of IAS 12, nor does it specifically include requirements relating to interest and penalties associated with uncertain tax treatments. The Interpretation specifically addresses the following:

  •
  Whether an entity considers uncertain tax treatments separately

  •
  The assumptions an entity makes about the examination of tax treatments by taxation authorities

  •
  How an entity determines taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates

  •
  How an entity considers changes in facts and circumstances

        An entity must determine whether to consider each uncertain tax treatment separately or together with one or more other uncertain tax treatments. The approach that better predicts the resolution of the uncertainty should be followed.

        The Company applies significant judgement in identifying uncertainties over income tax treatments.

        Upon adoption of the Interpretation, the Company considered whether it has any uncertain tax positions. The Company applied the interpretation and concluded that it did not have a significant impact on the unaudited interim condensed consolidated financial statements.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

3 Business combination

(a)
EEM Licenciamento de Programas Educacionais S.A. ("Escola em Movimento")

        On April 29, 2019, the Company entered into an agreement to acquire control of Escola em Movimento, by acquiring 100% of its outstanding ordinary shares and voting interests. The Company acquired Escola em Movimento to expand both its existing product portfolio and customer base. The acquisition was subject to CADE's approval, the Brazilian anti-trust agency, which was a condition precedent for closing the acquisition. CADE approved the acquisition in May 2019, and the transaction closing date occurred on June 4, 2019.

        Escola em Movimento is an application developer that enhances communication between schools and parents.

        The purchase consideration transferred was R$ 18,285. The amount of R$ 16,095 was paid on the acquisition date; R$260 was paid on June 29, 2019 and a deferred payment in the amount of R$ 1,930, which has been retained in an escrow account for the period of 2 years as a guarantee for the payment of any contingent liabilities that may arise. Any remaining balance will be transferred to the former owners of the acquired entity. The amount will be released in two annual installments adjusted by the Brazilian basic interest rate (SELIC).

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

3 Business combination (Continued)

        The fair value of the identifiable assets and liabilities as of the date of the acquisition was:

Escola em Movimento
Assets
Cash and cash and equivalents	218
Trade receivables	126
Recoverable taxes	12
Other assets	13
Property and equipment	83
Intangible assets	5,865

6,317

Liabilities
Trade payables	48
Labor and social obligations	200
Taxes and contributions payable	149
Loans and financing	547
Other liabilities	157

1,101

Total identifiable net assets at fair value	5,216

Goodwill arising on acquisition	13,069

Purchase consideration transferred	18,285

Cash paid	16,355
Escrow payments	1,930
Analysis of cash flows on acquisition:
Transaction costs of the acquisition (included in cash flows from operating activities)	(306)
Cash paid and subscribed capital net of cash acquired with the subsidiary (included in cash flows from investing activities)	(16,137)

Goodwill

        The goodwill recorded on the acquisition was R$ 13,069 and it is expected to be deductible for tax purposes after the Company merges the acquiree. For the purpose of impairment testing, the goodwill has been allocated to the Supplemental operating segment.

        The goodwill recognized is primarily attributable to the expected synergies and other benefits from combining the assets and activities of Escola em Movimento with those of the Company. The goodwill paid is based on the Business Plan prepared for purposes of the acquisition, and the principal business assumptions used were considered by the administration as appropriate

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

3 Business combination (Continued)

Transaction costs

        Transaction costs of R$ 306 were expensed and are included in general and administrative expenses for the six-month period ended June 30, 2019.

Measurement of fair value

        The valuation techniques used for measuring the fair value of separate identified intangible assets acquired were as follows:

Asset acquired	Valuation technique
Customer list	Multi-period excess earning method
The method considers the present value of net cash flows expected to be generated by customer relationship, by excluding any cash flows related to contributory assets.
Software	Replacement cost The method considers the amount that an entity would have to pay to replace at the present time, according to its current worth.
Trademarks	Relief-from-royalty method The relief-from-royalty method considers the discount estimated royalty payments that are expected to be avoided as a result of the trademarks being owned.
Non-compete agreement

With-and-without method
The With-and-Without method consists of estimating the fair value of an asset by the difference between the value of this asset in two scenarios: a scenario considering the existence of the asset in question and another, considering its non-existence.

        From the date of acquisition to June 30, 2019, Escola em Movimento had revenues of R$ 335 and a loss before income taxes of R$ 250. If the combination had taken place at the beginning of the six month period ended June 30, 2019, net revenue of the Company would have been R$ 256,175 and profit before income taxes would have been R$ 68,980.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

4 Cash and cash equivalents

	June 30, 2019	December 31, 2018
	(unaudited)
Cash and bank deposits	245	366
Bank deposits in foreign currency (a)	4,124	3,615
Cash equivalents (b)	4,161	8,320

	8,530	12,301

(a)
Short-term deposits (mainly IPO proceeds) maintained in U.S. dollar.

(b)
Cash equivalents correspond to financial investments in Bank Certificates of Deposit ("CDB") of highly rated financial institutions. As of June 30, 2019, the average interest on these CDB are equivalent to 64.5% (December 31, 2018: 61.7%) of the Interbank Certificates of Deposit ("CDI"). These funds are available for immediate use and have insignificant risk of changes in value.

5 Financial investments

	June 30, 2019	December 31, 2018
	(unaudited)
Financial investments(a)	860,746	810,812
Financial investments in foreign currency	12,517	—
Other	351	347

	873,614	811,159

Current	869,141	806,789
Non-current	4,473	4,370

(a)
Financial investments correspond to investments in funds managed by highly rated financial institutions. As of June 30, 2019, the average interest on these funds are equivalent to 101.6% (December 31, 2018: 100.9%) of the CDI.

6 Trade receivables

	June 30, 2019	December 31, 2018
	(unaudited)
From sales of educational content	156,236	146,114
From related parties (Note 9)	1,523	3,916

	157,759	150,030

(–) Allowance for doubtful accounts	(14,816)	(13,419)

	142,943	136,611

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

6 Trade receivables (Continued)

        As of June 30, 2019, and December 31, 2018, the aging of trade receivables was as follows:

	June 30, 2019	December 31, 2018
	(unaudited)
Neither past due nor impaired	132,947	127,387
Past due	24,812	22,643
1 to 60 days	13,033	8,931
61 to 90 days	2,997	3,868
91 to 120 days	2,150	1,978
121 to 180 days	1,632	3,173
More than 180 days	5,000	4,693

	157,759	150,030

        The movement in the allowance for doubtful accounts for the six-month periods ended June 30, 2019 and 2018, was as follows:

	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)
Balance at beginning of the period	(13,419)	(4,533)
Change in accounting policy—IFRS 9	—	(5,757)
Additions	(2,203)	(3,137)
Receivables written off during the period as uncollectible	806	1,346

Balance at end of period	(14,816)	(12,081)

7 Inventories

	June, 2019	December 31, 2018
	(unaudited)
Educational content	5,400	8,335
Educational content in progress(a)	7,909	6,205
Consumables and supplies	644	286
Inventories held by third parties	645	305

	14,598	15,131

(a)
Costs being incurred to develop educational content. These costs include incurred personnel costs and third-party services for editing educational content and related activities (graphic design, editing, proofreading and layout, among others).

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

7 Inventories (Continued)

        Educational content is presented net of inventory reserve. The movement in the inventory reserve for the six-month periods ended June 30, 2019 and 2018 was as follows:

	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)
Balance at beginning of the period	(4,403)	(2,047)
Inventory reserve	(3,560)	(3,242)
Write-off of inventories against reserve	3,505	—

Balance at end of the period	(4,458)	(5,289)

8 Recoverable taxes

	June 30, 2019	December 31, 2018
	(unaudited)
Withholding Income Tax (IRRF) on financial investments	8,178	5,291
Recoverable IRPJ and CSLL	11,566	5,520
Recoverable PIS and COFINS	1,280	1,223
Other recoverable taxes	699	226

	21,723	12,260

Current	20,690	11,227
Non current	1,033	1,033

        Withholding income tax (IRRF) will be utilized to offset federal taxes payable.

9 Related parties

        The table below summarizes the balances and transactions with related parties:

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Trade receivables
Livraria ASC Ltda. and Educadora ASC Ltda.(a)	1,523	3,916

	1,523	3,916
Loans to related parties
WPensar S.A.(b)	1,263	1,226
Loans—Geekie(c)	4,106	—
Debentures—Geekie(c)	10,262	—

	15,631	1,226
Advances from customers
Livraria ASC Ltda. and Educadora ASC Ltda.(a)	(918)	—

	(918)	—

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

9 Related parties (Continued)

	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)
Net revenue
Livraria ASC Ltda. and Educadora ASC Ltda.(a)	3,585	3,718
Expenses
ASC Empreendimentos Ltda. and OSC Empreendimentos Ltda.(d)	(4)	(10)

(a)
SAS Desenvolvimento Educacional Ltda. and International School sell educational content to Livraria ASC Ltda. and Educadora ASC Ltda., entities under common control of the Company's controlling shareholder. The transactions are priced based on contract price at the sales date.

(b)
The amounts receivable from joint venture are monetarily indexed to the Brazilian Sistema Especial de Liquidação e Custódia (SELIC) interest rate and have due date in July 2020.

(c)
On January 17, 2019, the Company entered into an agreement with its associated company, Geekie Desenvolvimento de Softwares S.A. ("Geekie") buying 100,000 debentures issued at same date at par value of R$ 100.00 (hundred reais) each, totaling R$ 10,000. The debentures are due in June 2022 and bear interest of 110% of the CDI. The debentures are convertible at the option of Arco on maturity at the same mechanics of the call and put options presented in the investment agreement.

On the same date, the Company lent R$ 4,000 to Geekie Partners S.A., the controlling shareholder of Geekie, through a loan agreement with payment in June 2022, interest of 110% of the CDI, and with their entire interest on Geekie's shares as collateral to the transaction.

The transactions totaled R$ 14,000 and are intended to support Geekie's working capital needs.

(d)
SAS Sistema de Ensino Ltda. had leased a facility from ASC Empreendimentos Ltda., which agreement was terminated in June 2018; SAS Livrarias Ltda. had leased a facility from OSC Empreendimentos Ltda., which agreement was also terminated in June 2018; and SAS Desenvolvimento Educacional Ltda. leases a facility from OSC Empreendimentos Ltda., which are entities under common control of the Company's controlling shareholder.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

9 Related parties (Continued)

Key management personnel compensation

        Key management personnel compensation comprised the following:

	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)
Short-term employee benefits	6,527	3,888
Share-based compensation plan	—	412
Restricted stock units	20,676	—

	27,203	4,300

        For the six-month period ended June 30, 2019, there was no recognition of expenses for Arco's stock option plan, since it is fully vested (see note 16.b).

        The expense of restricted stock units ("RSUs") represents the grant of new awards (see note 16.b).

        Compensation of the Company's key management includes short-term employee benefits comprised by salaries, bonuses, labor and social charges, and other ordinary short-term employee benefits.

10 Investments and interests in other entities

(a)   Investments

Nave à Vela Ltda. ("Nave")

        On May 13, 2019, the selling shareholders of Nave, a developer of competence-based learning content and methodology, approved a capital increase from SAS Desenvolvimento Educacional Ltda. ("SAS Desenvolvimento") through the issuance of 760 new common shares, registered and without par value, for the total subscription price of R$ 4,200, corresponding to a minority interest of 13.2% of the total amount of shares issued. Nave will be managed by Directors, subject to the guidelines of the Consulting Board, composed of three members, which one member will be indicated by SAS Desenvolvimento and the others by the sellers and, accordingly, as of June 30, 2019, SAS Desenvolvimento does not control Nave.

        The acquisition of the remaining 86.8% of the total capital will occur over the next three years (subject to price adjustments, net of debt at each closing date) and was accounted as forward contract.

            (i)  First tranche: It will be paid on February 15, 2020 or within 15 days after the final and definitive determination of the acquisition price relating to this tranche, whichever occurs last. SAS Desenvolvimento will acquire 37.8% interest, for the amount of 37.8% of Nave's revenues from October 1, 2018 to September 30, 2019 multiplied by 6.5, net of debt. As from the closing date of the first tranche, Nave will be managed by the Board of Directors, and SAS Desenvolvimento will indicate two members.

           (ii)  Second tranche: It will be paid on February 15, 2021 or within 15 days after the final and definitive determination of the acquisition price relating to this tranche, whichever occurs last. SAS Desenvolvimento will acquire 24% interest, for the amount of 24% of Nave's revenues from October 1, 2019 to September 30, 2020 multiplied by 5.3, net of debt;

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

10 Investments and interests in other entities (Continued)

          (iii)  Third tranche: It will be paid on February 15, 2022 or within 15 days after the final and definitive determination of the acquisition price relating to this tranche, whichever occurs last. SAS Desenvolvimento will acquire the remaining 25% interest, for the amount of 25% of the Nave's revenues from October 1, 2020 to September 30, 2021 multiplied by 3, net of debt.

(i)
Investments and interests in other entities

        Reconciliation of carrying amount:

	June 30, 2019				June 30, 2018

	(unaudited)				(unaudited)

	WPensar	Geekie	Nave	Total	Total

At beginning of the period	3,237	8,625	—	11,862	12,654
Capital contributions	—	—	4,200	4,200	—
Forward contract (Note 10a)	—	—	43,210	43,210	—
Share of profit (loss) of equity-accounted investees	14	(887)	(286)	(1,159)	(294)

At end of the period	3,251	7,738	47,124	58,113	12,360

Percentage of ownership	25.0%	8.05%	13.2%
(ii)
Selected financial information for associates and joint ventures

	Geekie	WPensar	Nave
June 30, 2019 (unaudited)
Current assets	5,209	1,697	6,511
Non-current assets	13,851	1,573	242
Current liabilities	4,391	302	1,608
Non-current liabilities	10,277	1,206	398
Equity	4,392	1,762	4,747
Net revenue	5,554	2,482	93
Costs and expenses(*)	(12,426)	(2,303)	(1,136)
Profit (loss) for the period	(6,872)	179	(1,043)
June 30, 2018 (unaudited)
Net revenue	3,902	1,945	—
Costs and expenses(*)	(8,422)	(1,726)	—
Profit (loss) for the period	(4,520)	219	—
December 31, 2018
Current assets	5,215	1,625	—
Non-current assets	12,174	1,414	—
Current liabilities	7,681	286	—
Non-current liabilities	—	1,170	—
Equity	9,708	1,583	—

(*)
Comprise costs, selling and administrative expenses, finance result, other expenses and income tax and social contribution.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

11 Property and equipment

        Reconciliation of carrying amount:

	June 30, 2019 (unaudited)
									June 30, 2018 (unaudited)
	Machinery and equipment		Furniture and fixtures	IT equipment		Leasehold improvements
		Vehicles			Facilities		Others	Total	Total
Cost
At beginning of the period	896	191	2,296	5,080	325	4,638	6,199	19,625	12,926
Additions	34	—	388	977	—	3,569	861	5,829	2,158
Disposals	(17)	—	—	(27)	—	(23)	(1,055)	(1,122)	(155)
Business combination	17	—	21	45	—	—	—	83	—
Sale of Escola de Aplicação São José dos Campos Ltda.	(50)	—	(201)	(51)	—	(710)	—	(1,012)	—
Write-offs	—	—	—	—	—	—	(792)	(792)	—

At end of the period	880	191	2,504	6,024	325	7,474	5,213	22,611	14,929

Depreciation
At beginning of the period	(254)	(144)	(527)	(1,910)	(100)	(1,274)	(2,069)	(6,278)	(3,847)

Depreciation charge for the period	(41)	(13)	(110)	(497)	(17)	(260)	(638)	(1,576)	(1,146)
Depreciation of disposals	—	—	—	—	11	46	934	991	17
Sale of Escola de Aplicação São José dos Campos	10	—	34	17	—	150	—	211	—

At end of the period	(285)	(157)	(603)	(2,390)	(106)	(1,338)	(1,773)	(6,652)	(4,976)

Net book value
As of December 31	642	47	1,769	3,170	225	3,364	4,130	13,347	9,079

As of June 30 (unaudited)	595	34	1,901	3,634	219	6,136	3,440	15,959	9,953

Annual depreciation rates	10%	20%	10%	20%	10%	10% to 30%	33%

(*)
The additions of leasehold improvements during the six-month period ended June 30, 2019 refers to the construction of a new corporate headquarter.

        The Company assesses, at each reporting date, whether there is an indication that a property and equipment asset may be impaired. If any indication exists, the Company estimates the asset's recoverable amount. There were no indications of impairment of property and equipment for the six-month periods ended June 30, 2019 and 2018.

12 Leases

        The balance sheet shows the following amounts relating to leases:

June 30, 2019
(unaudited)
Right-of-use assets
Properties	17,593

17,593

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

12 Leases (Continued)

June 30, 2019
(unaudited)
Lease liabilities*
Current	(4,736)
Non-current	(16,752)

(21,488)

*
For the adjustments recognized on adoption of IFRS 16 on January 1, 2019, see Note 2.3.

        Set out below, are the carrying amounts of the Company's right-of-use assets and lease liabilities and the movements during the period:

	Right-of-use assets— Properties	Lease Liabilities
As at January 1, 2019	20,102	(22,321)
Lease modification	(315)	315
Depreciation expense	(2,194)	—
Interest expense	—	(782)
Payments of lease liabilities	—	1,080
Interest paid	—	220

As at June 30, 2019	17,593	(21,488)

Average annual depreciation rate	18%

        The Company recognized rent expense from short-term leases and low-value assets of R$ 1,506 for the six-month period ended June 30, 2019.

        There were no additions to the right-of-use assets during the six-month period ended June 30, 2019.

Notes to the unaudited interim condensed consolidated financial statements (continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

13 Intangible assets

	June 30, 2019 (unaudited)											June 30, 2018 (unaudited)
		Rights on contracts	Customer relationships	Educational system		Software license		Educational platform	Non- compete agreement
	Goodwill				Copyrights		Trademarks			In Progress	Total	Total
Cost
At the beginning of the period	89,634	15,263	23,045	36,656	12,692	2,808	19,141	21,911	1,097	2,249	224,496	195,093
Corporate restructuring (Note 2.2)	(53,521)	—	—	—	—	—	—	—	—	—	(53,521)	—
Acquisitions	—	—	—	—	4,107	1,024	—	10,539	—	2,709	18,379	4,911
Business combination	13,069	—	1,218	—	—	3,029	1,161	—	457	—	18,934	—

At end of the period	49,182	15,263	24,263	36,656	16,799	6,861	20,302	32,450	1,554	4,958	208,288	200,004

Amortization
At the beginning of the period	—	(3,949)	(7,560)	(12,716)	(3,939)	(648)	(3,810)	(3,860)	(274)	—	(36,756)	(19,610)
Amortization	—	(671)	(1,203)	(3,275)	(2,788)	(474)	(797)	(4,245)	(119)	—	(13,572)	(7,756)

At end of the period	—	(4,620)	(8,763)	(15,991)	(6,727)	(1,122)	(4,607)	(8,105)	(393)	—	(50,328)	(27,366)

Net book value
At the beginning of the period	89,634	11,314	15,485	23,940	8,753	2,160	15,331	18,051	823	2,249	187,740	175,483

At end of the period (unaudited)	49,182	10,643	15,500	20,665	10,072	5,739	15,695	24,345	1,161	4,958	157,960	172,638

Average annual amortization rates	—	10%	13%	17%	33%	33%	10%	33%	21%	—

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

13 Intangible assets (Continued)

(a)   Goodwill

        The carrying amount of goodwill by operating segment was:

	June 30, 2019 (unaudited)	December 31, 2018
Core	8,515	62,036
Supplemental	40,667	27,598

	49,182	89,634

Impairment test for goodwill

        There were no indications of impairment for the six-month periods ended June 30, 2019 and 2018.

(a)   Other intangible assets

        Intangible assets, other than goodwill, are valued separately for each acquisition and are amortized over their expected useful lives. The useful lives and methods of amortization of other intangibles are reviewed at each financial year end and adjusted prospectively, if appropriate.

        For the six-month periods ended June 30, 2019 and 2018 there were no indications that the Company's other intangible assets with definite lives might be impaired.

14 Financial instruments from acquisition of interests

        The breakdown of derivative instruments related to business combinations and acquisition of investments in associates and joint ventures is as follows:

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Derivative financial instruments(*)
Call option in Geekie	19,456	23,346
Call option in WPensar	1,805	3,284

	21,261	26,630

Current	—	—
Non current	21,261	26,630

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

14 Financial instruments from acquisition of interests (Continued)

	June 30, 2019	December 31, 2018
	(unaudited)
Liabilities
Derivative financial instruments
Put option in Geekie	(19,767)	(22,037)
Put option in WPensar	(1,827)	(3,006)
Deferred revenue in Escola de Aplicação São José dos Campos Ltda.	—	(54)
Forward contract
Investment in Nave (Note 10a)	(43,210)	—

	(64,804)	(25,097)

Current	(15,562)	(51)
Non current	(49,242)	(25,046)

(*)
Refer to Note 11 of the consolidated financial statements ate December 31, 2018 for a description of the terms and condition of the call and put options.

15 Accounts payable to selling shareholders

	June 30, 2019	December 31, 2018
	(unaudited)
Accounts payable to selling shareholders
Acquisition of International School(a)	(188,637)	(174,410)
Acquisition of NS Educação Ltda.(b)	(7,186)	(6,971)
Acquisition of Escola em Movimento(c)	(1,937)	—

	(197,760)	(181,381)

Current	(90,829)	(830)
Non-current	(106,931)	(180,551)

(a)
Upon acquiring control of International School, the shareholders entered into an agreement with put and call options over the remaining interest. Because the terms of the put and call options are symmetrical, the Company concluded that it is virtually certain that either the parent or the non-controlling shareholder will exercise the option because it will be in the economic interests of one of them to do so. The financial liability is recorded at the present value of the estimated amount payable to the non-controlling shareholder upon the exercise of the put option and discounted to present value using an estimated interest rate of 17,6%.

(b)
This amount was retained as an escrow for any losses, which will be released in annual installments from December 30, 2018 to December 30, 2022.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

15 Accounts payable to selling shareholders (Continued)

(c)
This amount was retained as an escrow for any losses, which will be released in two annual installments on the first and second anniversary of the acquisition. The amount is being adjusted by the basic interest rate (SELIC).

16 Labor and social obligations

(a)   Variable remuneration (bonuses)

        The Company recorded bonuses related to variable remuneration of employees and management in cost of sales, selling and administrative expenses in the amount of R$ 7,642 and R$ 2,420 for the six-month periods ended June 30, 2019 and 2018, respectively.

(b)   Share-based compensation plan

Arco Plan

        Members of the Company's Management participate in a share-based compensation plan. In 2019, all directors exercised their stock options.

        As of June 30, 2019, there were no outstanding share options (December 31, 2018: 1,091,039).

        There was no share-based compensation expense for the six-month period ended June 30, 2019.

        The following table illustrates the number and movements of share options during the period:

	Number of share options	Average exercise price per share option
Outstanding at December 31, 2018	1,091,039	12.56
Granted	—	—
Forfeited	—	—
Exercised	(1,091,039)	12.68
Expired	—	—

Outstanding at June 30, 2019	—	—

International School plan

        There were no share options granted, forfeited, exercised and expired for the six-month period ended June 30, 2019.

        The share-based compensation expense for the International School Plan recognized in the statement of income for the six-month period ended June 30, 2019 was R$ 275 (R$ 275 in 2018).

Restricted stock units

        On April 30, 2019, the Company granted 566,890 restricted stock units (RSUs), which will be available for sale by the beneficiaries annually, over three years, on each date of the anniversary of the IPO. The related compensation expense will be recognized over a period of three years. The total

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

16 Labor and social obligations (Continued)

compensation expense for the six-month period ended June 30, 2019, including taxes and social charges, was R$ 20,676. These awards are classified as equity.

        After the vesting period, the restricted shares have the same rights and privileges as any shareholder. The condition for the employee to receive the restricted shares is to continue working at the Company during the vesting period.

17 Equity

Share capital

        As of June 30, 2019, the Company's share capital is represented by 51,352,066 common shares (December 31, 2018: 50,261,027) of par value of US$ 0.00005 each, comprised by 27,658,290 Class B common shares (December 31, 2018: 27,658,290) and 23,693,776 Class A common shares (December 31, 2018: 22,602,737).

        In 2019, the directors exercised their stock options, resulting in a capital increase of R$13,829 and 1,091,039 of Class A common shares.

18 Earnings per share (EPS)

Basic

        Basic EPS is calculated by dividing profit attributable to the equity holders of the parent by the weighted average number of Class A and Class B common shares outstanding during the period.

Diluted

        Diluted EPS is calculated by dividing profit attributable to the equity holders of the parent by the weighted average number of Class A and Class B common shares outstanding during the period plus the weighted average number of common shares that would be issued on conversion of all potential common shares with dilutive effects.

        The following table reflects the profit attributable to equity holders of the parent and the share data used in the basic and diluted EPS computations:

	Three-month period ended			Three-month period ended
	June 30, 2019 (unaudited)			June 30, 2018 (unaudited)
	Class A	Class B	Total	Class A	Class B	Total
Profit attributable to equity holders of the parent	11,857	13,842	25,699	6,360	7,783	14,143
Weighted average number of common shares outstanding (thousand)	23,397	27,312	50,709	22,603	27,658	50,261
Effects of dilution from:
Share-based compensation plan (thousands)	567	—		981	—
Basic earnings per share—R$	0.51	0.51		0.28	0.28
Diluted earnings per share—R$	0.49	0.50		0.27	0.27

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

18 Earnings per share (EPS) (Continued)

	Six-month period ended			Six-month period ended
	June 30, 2019 (unaudited)			June 30, 2018 (unaudited)
	Class A	Class B	Total	Class A	Class B	Total
Profit attributable to equity holders of the parent	26,087	30,453	56,540	24,591	30,091	54,682
Weighted average number of common shares outstanding (thousand)	23,303	27,202	50,505	22,603	27,658	50,261
Effects of dilution from:
Share-based compensation plan (thousands)	567	—		981	—
Basic earnings per share—R$	1.12	1.12		1.09	1.09
Diluted earnings per share—R$	1.09	1.10		1.04	1.05

        The number of Class A and Class B common shares outstanding was retrospectively adjusted due to the issuance of new shares as a result of the IPO and the corporate reorganization, described in Note 1.

        Diluted earnings per share is calculated by the weighted average number of outstanding shares, in order to assume the conversion of all potential dilutive shares. Diluted result per share is calculated considering the instruments that may have a potential dilutive effect in the future, such as share-based payment instruments, using the treasury shares method when the effect is dilutive.

19 Revenue

The Company's net revenue is as follows:

	Three-month period ended		Six-month period ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Educational content	146,919	88,293	275,824	205,527
Other	356	695	356	1,742
Returns	(5,913)	(5,298)	(12,889)	(5,913)
Discounts	(3,775)	(2,247)	(8,649)	(6,256)
Taxes	(21)	(7)	(21)	(30)

Net revenue	137,566	81,436	254,621	195,070

	For the six-month period ended 30 June 2019			For the six-month period ended 30 June 2018
Segments	Core	Supplemental	Total	Core	Supplemental	Total
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Type of goods or service
Educational content	199,982	54,304	254,286	160,236	33,140	193,376
Other	—	335	335	1,694	—	1,694

Total net revenue from contracts with customers	199,982	54,639	254,621	161,930	33,140	195,070
Timing of revenue recognition
Transferred at a point in time	199,982	54,639	254,621	161,930	33,140	195,070

Total net revenue from contracts with customers	199,982	54,639	254,621	161,930	33,140	195,070

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

19 Revenue (Continued)

	For the three-month period ended 30 June 2019			For the three-month period ended 30 June 2018
Segments	Core	Supplemental	Total	Core	Supplemental	Total
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Type of goods or service
Educational content	100,832	36,399	137,231	62,482	18,271	80,753
Other	—	335	335	683	—	683

Total net revenue from contracts with customers	100,832	36,734	137,566	63,165	18,271	81,436
Timing of revenue recognition
Transferred at a point in time	100,832	36,734	137,566	63,165	18,271	81,436

Total net revenue from contracts with customers	100,832	36,734	137,566	63,165	18,271	81,436

        The Company's revenues from contracts with customers are all in Brazil.

        The Company recognized impairment losses on trade receivables arising from contracts with customers, included under selling expenses in the statement of income, of R$ 2,203 and R$ 3,137 for the six-month periods ended June 30, 2019 and 2018, respectively.

Revenues tax benefits

        The Company is not subjected to the payment of the social integration program tax (Programa de Integração Social, or PIS) and the social contribution on revenues tax (Contribuição para o Financiamento da Seguridade Social, or COFINS) on the sale of books. The sale of printed and digital books is also exempt from the Brazilian municipal taxes and from the Brazilian value added tax (Imposto sobre Operações relativas à Circulação de Mercadorias e sobre Prestações de Serviços de Transporte Interestadual e Intermunicipal e de Comunicação, or ICMS).

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

20 Expenses by nature

	Three-month period ended		Six-month period ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Content providing	11,272	5,108	22,480	20,994
Operations personnel	3,651	5,192	5,974	9,334
Inventory reserves	1,332	1,146	3,560	3,242
Freight	4,387	2,931	7,481	3,790
Depreciation and amortization	4,068	1,303	6,611	2,158
Other	1,117	1,182	1,590	3,184

Cost of sales	25,827	16,862	47,696	42,702
Sales personnel	17,972	11,107	37,444	21,884
Depreciation and amortization	3,388	2,849	6,483	5,900
Sales & marketing	7,556	4,439	10,626	5,886
Customer support	7,875	4,438	14,885	8,419
Allowance for doubtful accounts	550	(397)	2,203	3,137
Real estate rentals	381	433	944	880
Other	1,593	1,205	2,865	2,280

Selling expenses	39,315	24,074	75,450	48,386
Corporate personnel	10,298	9,219	22,735	16,040
Third party services	8,265	4,581	12,323	7,349
Real estate rents	928	775	1,506	1,703
Travel expenses	649	629	1,218	1,162
Tax expenses	365	366	1,088	916
Software licenses	109	262	298	721
Share-based compensation plan, restricted stock units and payroll taxes	20,814	343	20,951	687
Depreciation and amortization	1,647	424	3,249	844
Other	1,851	434	2,390	1,306

General and administrative expenses	44,926	17,033	65,758	30,728

Total	110,068	57,969	188,904	121,816

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

21 Finance result

	Three-month period ended		Six-month period ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Income from financial investments	8,781	261	20,844	577
Changes in fair value of financial investments(a)	4,383	1,606	4,661	2,889
Changes in fair value of derivative instruments(b)	—	1,203	3,449	3,083
Foreign exchange gains	65	—	377	—
Other	732	512	1,586	742

Finance income	13,961	3,582	30,917	7,291

Changes in fair value of derivative instruments(b)	—	(836)	(5,369)	(1,109)
Interest expenses(c)	(6,916)	(2,326)	(14,440)	(4,824)
Financial discounts granted	(1,316)	(230)	(2,382)	(933)
Bank fees	(1,094)	(89)	(2,174)	(169)
Interest on lease expenses	(387)	—	(782)	—
Foreign exchange loss	(893)	—	(893)	—
Other	(1,768)	(359)	(2,815)	(730)

Finance costs	(12,374)	(3,840)	(28,855)	(7,765)

Finance result	1,587	(258)	2,062	(474)

(a)
Refers to gains on financial investments measured at FVPL.

(b)
Refers to changes in the fair value of derivative financial instruments, comprised of the put and call options from business acquisitions and investments in associates and joint ventures.

(c)
Refer to interest expense on liabilities related to business combinations and investments in associates.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

22 Income taxes

(a)   Reconciliation of income taxes expense

	Three-month period ended		Six-month period ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Profit before income taxes	27,981	21,504	69,542	74,658
Combined statutory income taxes rate—%	34%	34%	34%	34%

	(9,513)	(7,311)	(23,644)	(25,384)
Income taxes at statutory rates
Reconciliation adjustments:
Share of loss of equity-accounted investees(a)	(227)	(78)	(394)	(100)
Effect of presumed profit of subsidiaries(b)	3,429	(79)	8,167	5,444
Other additions (exclusions), net	4,029	(120)	2,869	(311)

Income taxes expense	(2,282)	(7,588)	(13,002)	(20,351)
Current	(10,899)	(6,071)	(29,151)	(20,879)
Deferred	8,617	(1,517)	16,149	528

Income taxes expense	(2,282)	(7,588)	(13,002)	(20,351)
Effective rate	8.2%	35.3%	18.7%	27.3%

(a)
Refers to the effect of 34% on the share of profit of investees for the year.

(b)
Brazilian tax law establishes that companies that generate gross revenues of up to R$ 78,000 in the prior fiscal year may calculate income taxes as a percentage of gross revenue, using the presumed profit income tax regime. The Company's subsidiaries adopted this tax regime and the effect of the presumed profit of subsidiaries represents the difference between the taxation based on this method and the amount that would be due based on the statutory rate applied to the taxable profit of the subsidiaries. The variance between for the six-month periods ended June 30, 2019 and 2018 is due to the effect of presumed profit taxation of certain subsidiaries, which have a lower income tax rate but had a higher profit before income tax.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

22 Income taxes (Continued)

(b)   Deferred income taxes

        The changes in the deferred tax assets and liabilities are as follows:

	As of December 31, 2018	Change in accounting practice	Recognized in profit or loss	Recognized in equity	As of June 30, 2019
					(unaudited)
Deferred tax assets
Tax losses carryforward	4,364	—	(1,178)	—	3,186
Temporary differences
Financial instruments from acquisition of interests	59,166	—	6,703	—	65,869
Other temporary differences	6,585	731	5,103	—	12,419
Tax benefit from tax deductible goodwill(a)	46,314	—	(166)	16,897	63,045
Amortization of intangible assets	1,282	—	1,756	—	3,038
Restricted stock units	—	—	6,571	—	6,571

Total deferred tax assets	117,711	731	18,789	16,897	154,128

Deferred tax liabilities
Financial instruments from acquisition of interests	(18,166)	—	(1,140)	—	(19,306)
Other temporary differences	(1,463)	—	(1,500)	—	(2,963)

Total deferred tax liabilities	(19,629)	—	(2,640)	—	(22,269)

Deferred tax assets (liabilities), net	98,082	731	16,149	16,897	131,859

Deferred tax assets—non current	99,460				133,419
Deferred tax liabilities—non current	(1,378)				(1,560)

(a)
Refers to R$ 46,314 of tax benefit generated from the goodwill in the acquisition of EAS interest by GA Holding and R$ 16,897 to tax benefits generated from the corporates restructuring described in Note 2.2.

        As of June 30, 2019, the Company had unrecognized deferred income tax assets in the amount of R$ 85 (December 31, 2018: R$ 3,228) with respect to tax loss carryforward. The net operating losses carried forwards do not expire, however, their compensation is limited to 30% of the annual taxable income. The recognition of the deferred income tax assets is supported by the Company's forecasts of the future profitability and historical results.

23 Segment information

        Segment information is presented consistently with the internal reports provided to the Company's main key executives. They are responsible for allocating resources, assessing the performance of the operating segments, and making the Company's strategic decisions.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

23 Segment information (Continued)

        The Executive Officers have defined the operating segments based on the reports used to make structured strategic decisions, which allow for decision-making based on these structures:

  (i)
  Core:    The Core Curriculum business segment provides solutions that address the Brazilian K-12 curriculum requirements through a personalized and interactive learning experience. Students access content in various formats, such as digital, video, print, and other audiovisual formats that are aligned with the daily curriculum of their classes;

  (ii)
  Supplemental:    The Supplemental Solutions business segment provide additional value-added content that private schools can opt in for, in addition to the Core Curriculum solution. Currently, the Company's primary Supplemental product is an English as a second language (ESL) bilingual teaching program.

        The Executive Officers do not make strategic decisions or evaluate performance based on geographic regions. Currently, the Company operates solely in Brazil and all the assets, liabilities and results are allocated in Brazil. Also, based on the agreements signed with schools as of June 30, 2019, none of our customers individually represented more than 5% of our total revenue.

Seasonality of operations

        The Company typically delivers Core Curriculum content four times each year: in March, June, August and December. Supplemental Solutions content is delivered twice each year in June and December, typically two to three months prior to the start of each school quarter. This allows the private schools and their teachers to prepare classes in advance of each school quarter. Because revenue is recognized at the moment of delivery of the educational content, the fourth quarter results reflect the growth in the number of students from one school year to another. Consequently, the

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

23 Segment information (Continued)

Company generally have higher revenues in the fourth quarter of the year compared to the preceding quarters.

	Six-month period ended June 30, 2019 (unaudited)
	Core	Supplemental	Total reportable segments	Adjustments and eliminations	Total
Net revenue	199,982	54,639	254,621	—	254,621
Cost of sales	(40,274)	(7,422)	(47,696)	—	(47,696)
Gross profit	159,708	47,217	206,925	—	206,925
Selling expenses	(57,738)	(17,712)	(75,450)	—	(75,450)
Segment profit	101,970	29,505	131,475	—	131,475
General and administrative expenses					(65,758)
Other income, net					2,922
Operating profit					68,639
Finance income					30,917
Finance costs					(28,855)
Share of loss of equity-accounted investees					(1,159)
Profit before income taxes					69,542
Income taxes expense					(13,002)
Profit for the period					56,540
Other disclosures
Depreciation and amortization	14,414	1,929	16,343	—	16,343
Investments in associates and joint ventures	58,113	—	58,113	—	58,113
Capital expenditures	6,417	17,791	24,208		24,208

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

23 Segment information (Continued)

	Six-month period ended June 30, 2018 (unaudited)
	Core	Supplemental	Total reportable segments	Adjustments and eliminations	Total
Net revenue	161,930	33,140	195,070	—	195,070
Cost of sales	(37,332)	(5,370)	(42,702)	—	(42,702)
Gross profit	124,598	27,770	152,368	—	152,368
Selling expenses	(39,241)	(9,145)	(48,386)	—	(48,386)
Segment profit	85,357	18,625	103,982	—	103,982
General and administrative expenses					(30,728)
Other income, net					2,172
Operating profit					75,426
Finance income					7,291
Finance costs					(7,765)
Share of loss of equity-accounted investees					(294)
Profit before income taxes					74,658
Income taxes expense					(20,351)
Profit for the period					54,307
Other disclosures
Depreciation and amortization	8,156	746	8,902	—	8,902
Investments in associates and joint ventures	12,360	—	12,360	—	12,360
Capital expenditures	6,223	846	7,069	—	7,069

	Three-month period ended June 30, 2019 (unaudited)
	Core	Supplemental	Total reportable segments	Adjustments and eliminations	Total
Revenue	100,832	36,734	137,566	—	137,566
Cost of sales	(20,589)	(5,238)	(25,827)	—	(25,827)
Gross profit	80,243	31,496	111,739	—	111,739
Selling expenses	(28,602)	(10,713)	(39,315)	—	(39,315)
Segment profit	51,641	20,783	72,424	—	72,424
General and administrative expenses					(44,926)
Other expenses, net					(437)
Operating profit					27,061
Finance income					13,961
Finance costs					(12,374)
Share of loss of equity-accounted investees					(667)
Profit before income taxes					27,981
Income taxes expense					(2,282)
Profit for the period					25,699

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

23 Segment information (Continued)

	Three-month period ended June 30, 2018 (unaudited)
	Core	Supplemental	Total reportable segments	Adjustments and eliminations	Total
Revenue	63,165	18,271	81,436	—	81,436
Cost of sales	(13,773)	(3,089)	(16,862)	—	(16,862)
Gross profit	49,392	15,182	64,574	—	64,574
Selling expenses	(19,645)	(4,429)	(24,074)	—	(24,074)
Segment profit	29,747	10,753	40,500	—	40,500
General and administrative expenses					(17,033)
Other expenses, net					(1,476)
Operating profit					21,991
Finance income					3,582
Finance costs					(3,840)
Share of loss of equity-accounted investees					(229)
Profit before income taxes					21,504
Income taxes expense					(7,588)
Profit for the period					13,916

        Capital expenditures consist of additions of property and equipment and intangible assets. There were no inter-segment revenues in the six-month periods ended June 30, 2019 and 2018.

        Segment performance is evaluated based on segment profit or loss and is measured consistently with profit or loss in the consolidated financial statements. General and administrative expenses, other income (expenses) net, finance result, share of profit (loss) of equity-accounted investees and income taxes are managed on a Company basis and are not allocated to operating segments.

        Segment profit or loss excludes general and administrative expenses, other income (expenses), net, finance result, share of profit (loss) of equity-accounted investees and income taxes in order to demonstrate the results without the influence of shared service center expenses or significant items of income and expenses which may have an impact on the quality of earnings such as restructuring costs, legal expenses, and impairments.

        There were no adjustments or eliminations in the profit or loss between segments. Segment assets and liabilities are measured in the same way as in the financial statements. These assets and liabilities are allocated based on the operations of the segment.

	Core	Supplemental	Total reportable segments	Adjustments and eliminations	Total
As of June 30, 2019 (unaudited)
Total assets	1,407,331	95,645	1,502,976	(2,767)	1,500,209
Total liabilities	362,436	23,672	386,108	(2,767)	383,341
As of December 31, 2018
Total assets	1,273,107	62,006	1,335,113	(235)	1,334,878
Total liabilities	254,744	10,485	265,229	(235)	264,994

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

24 Financial instruments

        The Company holds the following financial instruments:

Financial assets	Assets at FVPL	Assets at amortized cost	Total
June 30, 2019 (unaudited)
Cash and cash equivalents	8,530	—	8,530
Financial investments	413,756	459,858	873,614
Trade receivables	—	142,943	142,943
Financial instruments from acquisition of interests	21,261	—	21,261

	443,547	602,801	1,046,348

Financial assets	Assets at FVPL	Assets at amortized cost	Total
December 31, 2018
Cash and cash equivalents	12,301	—	12,301
Financial investments	2,370	808,789	811,159
Trade receivables	—	136,611	136,611
Financial instruments from acquisition of interests	26,630	—	26,630

	41,301	945,400	986,701

Financial liabilities	Liabilities at FVPL	Liabilities at amortized cost	Total
June 30, 2019 (unaudited)
Trade payables	—	13,991	13,991
Financial instruments from acquisition of interests	64,804	—	64,804
Accounts payable to selling shareholders	197,760	—	197,760
Lease liabilities	—	21,488	21,488
Loans and financing	—	537	537

	262,564	36,016	298,580

Financial liabilities	Liabilities at FVPL	Liabilities at amortized cost	Total
December 31, 2018
Trade payables	—	14,845	14,845
Financial instruments from acquisition of interests	25,097	—	25,097
Accounts payable to selling shareholders	—	181,381	181,381

	25,097	196,226	221,323

        The Company's exposure to certain risks associated with the financial instruments is discussed in Note 25.

        The maximum exposure to credit risk at the end of the reporting period is the carrying amount of each class of financial assets mentioned above.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

24 Financial instruments (Continued)

(a)   Financial instruments at fair value through profit or loss

Financial investments

        The Company designated part of its financial investments as financial assets at fair value through profit or loss.

Derivative instruments

        The Company acquired entities under business combinations and through the acquisition of interests in associates and joint ventures. The share purchase agreements contain put and call options and forward contracts that are also measured at fair value through profit or loss.

        As of and for the six-month periods ended June 30, 2019 and 2018 none of the Company's derivatives have been designated as hedges for accounting purposes.

(ii)
Amounts recognized in profit or loss

        Changes in fair values of financial instruments at fair value through profit or loss are recorded in finance income (costs) in profit or loss (loss of R$ 1,866 and gain of R$ 1,974 for the six-month periods ended in June 30, 2019 and 2018, respectively).

(b)   Recognized fair value measurements

(i)
Fair value hierarchy

        The table below explains the judgements and estimates made in determining the fair values of the financial instruments that are recognized and measured at fair value through profit or loss in the consolidated financial statements. To provide an indication about the reliability of the inputs used in determining fair value, the Company has classified its financial instruments into the three levels.

        Assets and liabilities are measured and recognized at fair value as follows:

	Hierarchy	June 30, 2019	December 31, 2018
Financial assets
Cash and cash equivalents	Level 2	8,530	12,301
Financial investments	Level 2	413,756	2,370
Derivative financial instruments	Level 3	21,261	26,630
Financial liabilities
Derivative financial instruments and forward contracts	Level 3	64,804	25,097
Accounts payable to selling shareholders	Level 3	197,760	—

        As of June 30, 2019, and December 31, 2018, the Company assessed the fair values of its financial instruments. This assessment does not indicate fair values significantly different from the carrying amounts. The estimated realizable values of financial assets and liabilities were determined based on available market information and appropriate valuation methodologies.

        The Company's policy is to recognize transfers into and transfers out of fair value hierarchy levels as at the end of the reporting period.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

24 Financial instruments (Continued)

        There were no transfers between levels for recurring fair value measurements during the financial statement period.

(ii)
Valuation techniques used to determine fair values

        Specific valuation techniques used to value financial instruments include:

  •
  the use of quoted market prices or dealer quotes for similar instruments;

  •
  the fair value of derivatives is calculated with Black & Scholes; and

  •
  the fair value of the remaining financial instruments is determined using discounted cash flow analysis.

        All the resulting fair value estimates are included in level 2 except for contingent consideration and certain derivative contracts, where the fair values have been determined based on present values and the discount rates used were adjusted for counterparty or own credit risk.

        If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement.

(iii)
Fair value measurements using significant unobservable inputs (level 3)

        The following table presents the changes in level 3 items for the six-month periods ended June 30, 2019 and 2018.

Recurring fair value measurements	Financial instruments from acquisition of interests (assets)	Financial instruments from acquisition of interests (liabilities)	Accounts payable to selling shareholders
Balances as of December 31, 2017	12,511	(13,637)	—
Deferred revenue in Escola de Aplicação São José dos Campos Ltda.	—	25	—
Gains recognized in statement of income	1,782	167	—

Balances as of June 30, 2018 (unaudited)	14,293	(13,445)	—

Balances as of December 31, 2018	26,630	(25,097)	181,381
Acquisition of Escola em Movimento	—	—	1,929
Forward contract of Nave	—	(43,210)
Interest expense	—	—	14,450
Deferred revenue in Escola de Aplicação São José dos Campos Ltda.	—	54	—
Gains (loss) recognized in statement of income	(5,369)	3,449	—

Balances as of June 30, 2019 (unaudited)	21,261	(64,804)	197,760

(iv)
Transfers between levels 2 and 3

        In the six-month periods ended June 30, 2019 and 2018, the Company did not transfer any financial instruments from level 2 into level 3.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

24 Financial instruments (Continued)

(v)
Valuation processes

        The finance department of the Company performs and reviews the valuations of items required for financial reporting purposes, including level 3 fair values. Discussions of valuation processes and results conform with the Company's yearly reporting periods. Also, the Company hires specialists to measure fair value of certain financial assets independently.

        The main level 3 inputs used by the Company are derived and evaluated as follows:

  •
  Discount rates for financial assets and financial liabilities are determined using a capital asset pricing model to calculate a pre-tax rate that reflects current market assessments of the time value of money and the risk specific to the asset.

  •
  Risk adjustments specific to the counterparties (including assumptions about credit default rates) are derived from observable market data of credit risk grading.

  •
  Earnings growth factors for unlisted equity securities are estimated based on market information for similar types of companies.

  •
  Contingent consideration—expected cash outflows are estimated based on the terms of the business combinations and the entity's knowledge of the business as well as how the current economic environment is likely to impact it.

25 Risk

(a)   Financial risk management

        The Company monitors market, credit and operational risks in line with the objectives in capital management and counts with the support, monitoring and oversight of the Board of Directors in decisions related to capital management and its alignment with the objectives and risks. The Company monitors the effectiveness of the Company's risk management.

        The sensitivity analyses in the following sections relate to the position as of June 30, 2019.

Capital management

        The Company's objectives when managing capital are to:

  •
  maximize shareholder value;

  •
  safeguard its ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders; and

  •
  maintain an optimal capital structure to reduce the cost of capital.

        In order to maintain or alter the capital structure, the Company may adjust the amount of dividends paid to shareholders, return capital to shareholders, issue new shares or sell assets to reduce debt.

        No changes were made in the objectives, policies or processes for managing capital during the six-month period ended June 30, 2019.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

25 Risk (Continued)

(i)
Foreign exchange risk

Exposure

        The Company's exposure to foreign currency risk as of June 30, 2019 and December 31, 2018, was as follows:

	June 30, 2019	December 31, 2018
Cash and cash equivalents	4,124	3,615
Financial investments	12,517	—

        The Company does not operate outside Brazil and does not have exposure to foreign exchange risk on commercial transactions, i.e., revenues or expenses.

Sensitivity analysis

        The sensitivity analysis as of June 30, 2019 consider three scenarios of U.S. dollar exchange rate variation, as follows:

  •
  Base scenario—exchange rate as of June 30, 2019 of R$ 3.8322 per US$ 1.00;

  •
  Scenario I—a 10% increase in the U.S. dollar exchange rate, to R$ 4.2154; and

  •
  Scenario II—a 10% decrease in the U.S. dollar exchange rate, to R$ 3.4490.

        The table below set forth the sensitivity analysis as of June 30, 2019, for the amount of cash and cash equivalents and financial investments denominated in U.S. dollar of US$ 4,342 thousand:

	Base scenario	Scenario I	Scenario II
	Exchange rate: R$ 3.8322	Exchange rate: R$ 4.2154	Exchange rate: R$ 3.4490
Finance income (costs)		R$ 1,664	R$ (1,664)
(ii)
Liquidity risk

        Management of the Company has responsibility for mitigating liquidity risk. In order to achieve their goals, management regularly reviews the risk and maintains appropriate reserves, including bank credit facilities with first tier financial institutions. Management also continuously monitors projected and actual cash flows and the combination of the maturity profiles of the financial assets and liabilities.

        The main requirements for financial resources used by the Company arise from the need to make payments for printing educational content, freight expenses, operating expenses, labor and social obligations and other operating disbursements.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

25 Risk (Continued)

        The table below summarizes the maturity profile of the Company's financial liabilities based on contractual undiscounted amounts:

As of June 30, 2019 (unaudited)	On demand	Less than 3 months	3 to 12 months	1 to 5 years	More than 5 years	Total
Trade payables	—	13,991	—	—	—	13,991
Lease liabilities	269	1,031	3,436	16,752	—	21,488
Loans and financing	—	40	121	376	—	537
Financial instruments from acquisition of interests	—	—	15,562	49,242	—	64,804
Accounts payable to selling shareholders	—	—	90,829	106,931	—	197,760

	269	15,062	109,948	173,301	—	298,580

(iii)
Financial counterparty risk

        This risk arises from the possibility that the Company may incur losses due to the default of its counterparties. To mitigate these risks, the Company adopts as practice the analysis of the financial and equity situation of its counterparties.

        Counterparty credit limits, which take published credit ratings and other factors into account, are set to cover the Company's total aggregate exposure to a single financial institution. Exposures and limits applicable to each financial institution are approved by our treasury within guidelines approved by the board and are reviewed on a regular basis.

(iv)
Interest rate risk

        Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company's exposure to the risk of changes in market interest rates relates primarily to the Company's investments with floating interest rates. The Company is mainly exposed to fluctuations in CDI interest rates on financial investments.

Sensitivity analysis

        The Company has a significant portion of its financial investments indexed to the CDI variation. According to the reference rates obtained from the website of the Brazilian Stock Exchange—B3 S.A.—Brasil, Bolsa, Balcão ("B3") and projected for 12 months, as of June 30, 2019 the CDI rate was 6.40%.

        As of June 30, 2019, the Company's management estimated two scenarios of the CDI rates at +10% and –10%, which were used as a basis for the possible and remote scenarios, respectively. The

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

25 Risk (Continued)

table below shows a summary of the scenarios estimated by Management and the effect on profit before income taxes:

	Exposure	+10%	–10%
June 30, 2019 (unaudited)
Cash, bank deposits and cash equivalents	4,406	28	(28)
Financial investments	861,097	5,511	(5,511)

        The Company has derivatives (calls and put options) on non-controlling interests in associates and joint ventures acquired. The fair value of these derivatives is calculated using multiple scenarios and intrinsic methods. The major inputs are: exercise price, exercise date, volatility and gross profit of the associates and joint ventures.

        The Company performed evaluation of their fair value at the end of each period in order to account for any changes to it, as disclosed in Note 24. These derivatives, which are not publicly traded, have specific conditions that do not enable us to present a sensitivity analysis in relation to specific interest rates or market indexes. Also, these derivatives are part of the Company's strategy to acquire companies directly related to its continuous growth and are considered by the Company as a deferred payment to the previous shareholders of the acquirees.

26 Commitments and contingencies

(i)
Legal proceedings

        The Company is party to labor and tax litigation in progress, which arise during the ordinary course of business. The provisions for probable losses arising from these matters are estimated and periodically adjusted by Management, supported by the opinion of its external legal advisors.

	Labor	Taxes	Total
	(unaudited)	(unaudited)	(unaudited)
Balances at December 31, 2018	17	114	131
Additions	213	—	213
Reversals	(2)	—	(2)

Balances at June 30, 2019	228	114	342

        As of June 30, 2019, the Company was party to lawsuits classified as possible losses totaling R$ 5,496 (R$ 5,170 as of December 31, 2018), as shown below:

	June 30, 2019	December 31, 2018
	(unaudited)
Civil(a)	4,919	4,425
Labor(b)	577	745

Total	5,496	5,170

(a)
The civil proceedings relate mainly to customer claims, including those related to the early termination of certain agreements, among others.

Notes to the unaudited interim condensed consolidated financial statements (Continued)

Expressed in thousands of Brazilian reais, unless otherwise stated

26 Commitments and contingencies (Continued)

(b)
The labor proceedings to which the Company is a party were filed by former employees or suppliers and third-party service providers' employees seeking joint liability for the acts of the Company's suppliers and service providers.

27 Transactions not involving cash

        The Company carried out the non-cash activities in the six-month period ended June 30, 2019, which are not reflected in the statement of cash flows, mainly related to the corporate restructuring described in Note 2.2, the recognition of right-of-use asses and lease liabilities as a result of the adoption of IFRS 16, the forward contract (Note 10 and Note 14) and the escrow account described in note 3 (Business combination)

***

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out balance sheets

(In thousands of Reais—R$ thousand)	Note	6/30/2019	12/31/2018
		(Unaudited)
Assets
Current assets
Cash and cash equivalents	5	22,133	20,328
Trade accounts receivable	6	90,528	99,766
Inventories	7	3,139	5,909
Recoverable taxes		286	195
Recoverable income tax (IRPJ) and social contribution (CSLL)		5	126
Other receivables		685	1,457

		116,776	127,781

Non-current assets
Judicial deposits		19	48
Deferred income tax and social contribution	7	8,843	15,934
Property, plant and equipment	8	10,638	4,095
Intangible assets	9	34,546	32,156

		54,046	52,233

		170,822	180,014

	Note	6/30/2019	12/31/2018
		(Unaudited)
Liabilities
Current liabilities
Suppliers		12,034	14,039
Salaries, provisions and social contributions		19,024	19,964
Taxes payable		1,560	1,942
Income tax and social contribution payable		17,463	11,858
Advances from clients		183	183
Lease payable	3 and 10	2,782	—
Other liabilities		9,495	7,943

		62,541	55,929

Non-current liabilities
Advances from clients		487	578
Taxes payable		438	518
Provision for tax, civil and labor risks		5,159	5,359
Lease payable	3 and 10	3,443	—

		9,527	6,455

Parent's net investments		98,754	117,630

		170,822	180,014

See the accompanying notes to the unaudited interim condensed combined carve-out financial statements.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out statements of comprehensive income

For the six month ended June 30

(In thousands of Reais—R$ thousand)	Note	6/30/2019	6/30/2018
		(Unaudited)	(Unaudited)
Net revenue from sales	13	234,423	231,808
Cost of sales	14	(62,930)	(58,102)

Gross profit		171,493	173,706

Operating expense
General and administrative expenses	14	(32,837)	(31,254)
Selling and distribution expenses	14	(35,064)	(28,753)
Other operating income, net		35	667
Impairment loss on accounts receivable	14	(132)	(3,141)

Income before financial income and taxes		103,495	111,225

Financial income
Financial revenues	15	3,610	1,822
Financial expenses	15	(694)	(994)

Income before income tax and social contribution		106,411	112,053

Income tax and social contribution
Current	7	(28,588)	(39,675)
Deferred	7	(7,091)	1,590

Net income for the year		70,732	73,968

See the accompanying notes to the unaudited interim condensed combined carve-out financial statements.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out statements of changes in parent's net investments

For the six month ended June 30

(In thousands of Reais—R$ thousand)	Note	Parent's net investments
Balances at December 31, 2017		54,537

Net income for the period		73,968
Net investments		(29,026)

Balances at June 30, 2018 (unaudited)		99,480

Balances at December 31, 2018		117,630

Net income for the period		70,732
Profit distribution	11	(82,000)
Net investments		(7,608)

Balances at June 30, 2019		98,754

See the accompanying notes to the unaudited interim condensed combined carve-out financial statements.

Positivo Soluções Didáticas

Condensed combined carve-out statements of cash flows—indirect method

For the six month ended June 30

(In thousands of Reais—R$ thousand)	Note	6/30/2019	6/30/2018
		(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income for the year		70,732	73,968
Adjustments to reconcile the net income for the year with cash generated by operating activities:
Depreciation and amortization	14	6,187	4,424
Impairment loss on accounts receivable	14	132	3,141
Provision (reversal) for obsolete inventories	13	247	30
Provision for tax, civil and labor risks	14	(175)	1,556
Provision for interest on loans		—	524
Provision for interest on leases	10	224	—
Deferred income tax and social contribution	7	7,091	(1,590)
(Increase) decrease in operating assets:
Trade accounts receivable		9,106	17,883
Inventories		(3,173)	2,573
Recoverable taxes		(91)	(5)
Recoverable income tax (IRPJ) and social contribution (CSLL)		121	—
Miscellaneous credits		772	887
Judicial deposits		29	(19)
Increase (decrease) in operating liabilities:
Suppliers		(2,005)	(14,671)
Salaries, provisions and social contributions		(940)	1,900
Taxes payable		(462)	(145)
Income tax and social contribution payable		5,605	193
Advances from clients		(91)	852
Other liabilities		1,552	(339)

		94,861	91,162

Lawsuits and proceedings paid		(25)	48

Net cash generated in operating activities		94,836	91,210

Cash flows from investment activities
Acquisition of property, plant and equipment	8	(921)	(632)
Additions to intangible assets	9	(6,521)	(4,517)

Net cash used in investment activities		(7,442)	(5,149)

Cash flows from financing activities
Payment of principal on loans		—	(56,965)
Payment of leases	10	(1,677)	—
Dividends paid		(82,000)	—
Parent´s net investment		(1,912)	(29,026)

Net cash invested in financing activities		(85,589)	(85,991)

Net increase in cash and cash equivalents		1,805	70

Cash and cash equivalents at the beginning of the year	5	20,328	351
Cash and cash equivalents at the end of the year	5	22,133	421

Net increase in cash and cash equivalents		1,805	70

See the accompanying notes to the unaudited interim condensed combined carve-out financial statements.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements

(Amounts expressed in thousands of Reais, unless otherwise indicated)

1. General information

        Positivo Soluções Didáticas (hereinafter referred to as the "Business" and "Positivo Soluções Didáticas") represents the combination of the historical financial statements of Positivo Soluções Didáticas Ltda. and Editora Piá Ltda., and the carve-out of the financial position and results operations of the private sector ("K-12") and those in the scope of National Program for Didactic Books ("PNLD") carried out by Editora Positivo Ltda (hereinafter referred as "Parent Company")

        The Business' activities include conception, production and commercial distribution of the Learning System comprised of integrated solutions of printed (integrated educational books, literature and pedagogical support) and digital (digital books and teaching-learning platform denominated: Positivo On) contents, training of teachers for each area of knowledge.

        Accordingly, businesses conducted by Positivo Soluções Didáticas include:

  •
  Sistema Positivo de Ensino ("SPE") and Conquista:  comprised of Teaching Systems in Portuguese provided to private schools throughout Brazil;

  •
  Positivo English Solution ("PES"):  comprised of Teaching Systems in English provided to private schools throughout Brazil; and

  •
  Literature Books:  editing and commercialization of didactic and literature books in the general market (distributors and resellers), and in the scope of the PNLD.

        Under its articles of association, the three companies with operations that are included in these unaudited interim condensed combined carve-out financial statements are allowed to engaged in: (i) edition and trading of school material, especially books, handouts and maps, (ii) commercial distribution of authors' property rights, (iii) phonographic production, recording and trading of musical compact disc (CD), (iv) provision of graphic creation and editing services, and (v) provision of courses, lectures, trainings, seminars and continued education for personal and professional development, sundry advisory, as well as conduction of operation denominated "factoring".

        Up to November 1, 2018, the activities related to private sector operations ("K-12") and those in the scope of PNLD described in these financial statements were included in Editora Positivo Ltda. On November 1, 2018, a corporate restructuring was completed to spin-off of SPE, Conquista, PES and Literature Books operations to Positivo Soluções Didáticas Ltda. As the entities involved were under common control, this reorganization was accounted for using the historical basis of the assets and liabilities. Additionally, this reorganization did not result in a change in the shareholding structure of the entities.

        On May 7, 2019, Arco Platform Limited, a U.S foreign private issuer entity, entered into a definitive agreement to acquire aforementioned operations included in these unaudited interim condensed combined carve-out financial statements. Acquisition will be concluded after compliance with precedent conditions, mainly CADE (Economic Defense Administrative Council) approval.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

2. Preparation basis and presentation of the unaudited interim condensed combined carve-out financial statements

        These unaudited interim condensed combined carve-out financial statements have been prepared in accordance with IAS 34—Interim Financial Reporting, and should be read in conjunction with the Business' last annual combined carve-out financial statements as at and for the year ended 31 December 2018 ('last annual combined carve-out financial statements'). However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Business' financial position and performance since the last annual financial statements.

        The unaudited interim condensed combined carve-out financial statements are presented in thousands of Brazilian Real ("BRL"), which is the Business functional currency. All financial information presented in BRL has been rounded to the nearest thousand value, except otherwise indicated.

        This is the first set of the Business' financial statements in which IFRS 16 has been applied. Changes to significant accounting policies are described in Note 3.

        These unaudited interim condensed combined carve-out financial statements were authorized for issue by Management on October 14, 2019.

3. Changes in significant accounting policies

        Except as described below, the accounting policies applied in these unaudited interim condensed combined carve-out financial statements are the same as those applied in the last annual financial statements. The Business has not early adopted any other standard, interpretation or amendment that has been issued but is not yet effective.

        The Business applies, as from January 1, 2019, IFRS 16—Leases. As required by IAS 34, the nature and effect of these changes are disclosed below.

        Other amendments and interpretations of IFRS became applicable as from January 1, 2019; however, these changes did not have an impact on the unaudited interim condensed combined carve-out financial statements of the Business.

IFRS 16—Leases

        IFRS 16 supersedes IAS 17 Leases, IFRIC 4 Determining whether an Arrangement contains a Lease, SIC-15 Operating Leases-Incentives and SIC-27 Evaluating the Substance of Transactions Involving the Legal Form of a Lease. The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases and requires lessees to account for all leases under a single on-balance sheet model.

        The Business has lease contracts for properties. Before the adoption of IFRS 16, the Business did not have finance lease prior to December 31, 2018. The leased property was not capitalized and the lease payments were recognized as rent expense in the unaudited interim condensed combined

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

3. Changes in significant accounting policies (Continued)

carve-out statement of comprehensive income on a straight-line basis over the lease term. Upon adoption of IFRS 16, the Business applied a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets.

        In the adoption of IFRS 16, the leases will impact the financial information due to:

  a)
  recognition of right-of-use assets and lease liabilities in the unaudited interim condensed combined carve-out balance sheet initially measured at present value of the future minimum lease payments;

  b)
  recognition of depreciation expenses of right-of-use assets and interest expense on lease liabilities in the unaudited interim condensed combined carve-out statement of comprehensive income; and

  c)
  separation of the total amount of cash paid on these transactions between principal (presented within financing activities) and interest (presented in operating activities) in the unaudited interim condensed combined carve-out statement of cash flow.

a.     The effect of adoption IFRS 16

        The Business applied the forward-looking transition approach and did not restate comparative amounts for the year prior to first adoption. Right-of-use assets for property leases were measured on transition as if the new rules had always been applied. All other right-of-use assets were measured at the amount of the lease liability on adoption (adjusted for any prepaid or accrued lease expenses).

        In the transition process, the Business chose to use the practical expedient that allows not to reevaluate whether a contract is or contains a lease. The main impacts are related to the leasing operations of third party real estate and leased vehicles.

        As permitted, short-term leases (lease term of 12 months or less) and leases of low value assets (such as personal computers and office furniture) will maintain recognition of their lease expenses on a straight-line basis in the income statement.

        The Business also applied the available practical expedients wherein it:

  •
  Use of a single discount rate for each rental portfolio with reasonably similar characteristics. In this sense, the incremental funding rate, measured on January 1, 2019, applicable to each of the leased asset portfolios, was obtained. Through this methodology, the Business obtained a weighted average rate of 6.5%;

  •
  Applied the short-term leases exemptions to leases with lease term that ends within 12 months at the date of initial application;

  •
  Excluded the initial direct costs from the measurement of the right-of-use asset at the date of initial application;

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

3. Changes in significant accounting policies (Continued)

  •
  Used hindsight in determining the lease term where the contract contains options to extend or terminate the lease;

  •
  The Business did not separate non-lease components from contracts that also have lease components;

        As a result of the above facts, the Business recognized the following amounts in the opening balances of its balance sheet:

	December 31, 2018	Opening adjustments	January 1, 2019
Non-current assets
Fixed assets	4,095	7,678	11,773
Deferred taxes	16,581	—	16,581

Total assets	20,676	7,678	28,354

Current liabilities
Leases payable	—	2,952	2,952
Non-current assets
Leases payable	—	4,726	4,726

Total liabilities	—	7,678	7,678

        Additionally, the table below summarizes the accounting impacts of the adoption of this new accounting pronouncement on the unaudited interim condensed combined carve-out statement of comprehensive income for the period of six months ended on June 30, 2019:

June 30, 2019
Statement of comprehensive income
Depreciation	(1,547)
Financial expenses	(224)
Deferred income tax and social contribution	87

(1,684)

b.     Summary of new accounting policies

        Set out below are the new accounting policies of the Business upon adoption of IFRS 16, which have been applied from the date of initial application:

(i)    Right-of-use assets

        The Business recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

3. Changes in significant accounting policies (Continued)

depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. The recognized right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term.

(ii)    Lease liabilities

        At the commencement date of the lease, the Business recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Business and payments of penalties for terminating a lease, if the lease term reflects the Business exercising the option to terminate. The variable lease payments that do not depend on an index or a rate are recognized as expense in the period on which the event or condition that triggers the payment occurs.

        In calculating the present value of lease payments, the Business uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. The accounting amount of the lease liabilities is remeasured if there is a change in the term of the lease, a change in fixed lease payments or a change in valuation to purchase the right-of-use asset.

(iii)    Short-term leases and leases of low-value assets

        The Business applies the short-term lease recognition exemption to its short-term leases of properties (i.e., those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option). It also applies the lease of low-value assets recognition exemption to leases of office equipment that are considered of low value. Lease payments on short-term leases and leases of low-value assets are recognized as expense on a straight-line basis over the lease.

(iv)    Significant judgement in determining the lease term of contracts with renewal options

        The Business determines the lease term as the non-cancellable term of the lease, together with any periods covered by an option to extend the lease if it is reasonably certain to be exercised, or any periods covered by an option to terminate the lease, if reasonably certain to be exercised.

        The Business has the option, under some of its leases to lease the assets for additional terms. The Business applies judgment in evaluating whether it is reasonably certain to exercise the option to renew. That is, it considers all relevant factors that create an economic incentive for it to exercise the renewal. After the commencement date, the Business reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise (or not to exercise) the option to renew (e.g., a change in business strategy).

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

4. Significant accounting judgments, estimates and assumptions

        The preparation of the Business' interim condensed combined carve-out financial statements requires Management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities at the end of the reporting period; however, uncertainties about these assumptions and estimates may result in outcomes that require adjustments to the carrying amount of the affected asset or liability in future periods. The significant assumptions and estimates used in the preparation of the interim condensed combined carve-out financial statements for the six-month period ended June 30, 2019 were the same as those adopted in the combined carve-out financial statements for the year ended December 31, 2018, except for the adoption of IFRS 16-Leases described in Note 3.

5. Cash and cash equivalents

        Balances of cash and cash equivalents are broken down as follows:

	June 30, 2019	December 31, 2018
Cash	1	4
Banks	1,356	1,071
Fixed income investments(a)	20,776	19,253

	22,133	20,328

(a)
These mainly represent investments in Bank Deposit Certificates (CDBs) that earn interest of approximately 100% of CDI change (interest rates of Interbank Deposit Certificates), with immediate liquidity and subject to an insignificant risk of change in value.

6. Trade accounts receivable

        The balance of account is comprised by the following amounts:

	June 30, 2019	December 31, 2018
Learning Systems	110,505	111,023
Literature Books	17,267	25,855
(–) Impairment loss on accounts receivable	(37,244)	(37,112)

	90,528	99,766

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

6. Trade accounts receivable (Continued)

        The breakdown of accounts receivable by maturity age is as follows:

	June 30, 2019	December 31, 2018
Falling due	78,094	93,443
Overdue (days):
up to 30	5,416	2,302
31 - 60	4,125	3,792
61 - 90	2,196	2,734
91 - 180	3,111	3,474
181 - 360	6,548	5,434
>361	28,282	25,699
(–) Impairment loss on accounts receivable	(37,244)	(37,112)

	90,528	99,766

        Changes in impairment losses on accounts receivable are broken down as follows:

Balance at December 31, 2017	33,875
(+) Additions	3,141

Balance at June 30, 2018	37,016

(–) Receipt / reversal	(4,430)
(+) Additions	4,526

Balance at December 31, 2018	37,112

(–) Receipt / reversal	(2,184)
(+) Additions	2,316

Balance at June 30, 2019	37,244

        The impairment losses are formed based on criteria established by the Management and in an amount considered sufficient to cover estimated losses in the realization of these credits. The criterion for the allowance for doubtful accounts is based on a three year average of the default history of the client portfolio in relation to annual revenues.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

7. Inventories

        The balance of this account is comprised by the following amounts:

	June 30, 2019	December 31, 2018
Goods for resale held by third-parties	1,482	1,211
Good for resale	2,317	2,223
Inventories in transit	601	3,489
(–) Provision for obsolete inventories	(1,261)	(1,014)

	3,139	5,909

        The provision for obsolete inventory is recognized based on the analysis of the history of turnover of inventory items, which classification as obsolete additionally comprised of inventory age, considering that Management also performs individual analysis of expected realization of inventory items, considering the product's sales potential (based on sales history), the analysis of the book content, and the possibility of visual update.

        Changes in provision for obsolete inventories is broken down as follows:

Balance at December 31, 2017	324
(+) Additions	30

Balance at June 30, 2018	354

(+) Additions	660

Balance at December 31, 2018	1,014

(–) Reversal	(476)
(+) Additions	723

Balance at June 30, 2019	1,261

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

8. Property, plant and equipment

        The balance of this account is comprised by the following amounts:

		June 30, 2019			December 31, 2018
	Depreciation weighted average rate	Cost	Accumulated depreciation	Net Book value	Cost	Accumulated depreciation	Net Book value
Leases	40%	7,678	(1,547)	6,131	—	—	—
Furniture, fixtures and facilities	15%	1,875	(1,338)	537	1,875	(1,264)	611
Machinery and equipment	10%	277	(129)	148	277	(120)	157
IT equipment	20%	10,327	(8,168)	2,159	9,450	(7,839)	1,611
Leasehold improvements	4%	2,647	(984)	1,663	2,647	(931)	1,716

		22,804	(12,166)	10,638	14,249	(10,154)	4,095

        The mainly increase in the Business' property, plant and equipment was related to the adoption of IFRS 16 Leases, please refer to note 3.

        Changes in fixed assets are as follows:

	Leases	Leasehold improvements	Machinery and equipment	Furniture, fixtures and facilities	IT equipment	Total
Balance at December 31, 2017	—	1,554	91	660	1,489	3,794
Additions	—	79	59	7	487	632
Depreciation	—	(47)	(6)	(70)	(445)	(568)

Balance at June 30, 2018	—	1,586	144	597	1,531	3,858

Balance at December 31, 2018	—	1,716	157	611	1,611	4,095
Initial adoption of IFRS 16	7,678	—	—	—	—	7,678
Additions	—	—	—	1	920	921
Depreciation	(1,547)	(53)	(9)	(75)	(372)	(2,056)

Balance at June 30, 2019	6,131	1,663	148	537	2,159	10,638

a)
Evaluation for impairment of assets

The Business assesses, at each reporting date, whether there is an indication that a property and equipment asset may be impaired. If any indication exists, the Business estimates the asset's recoverable amount. There were no indications of impairment of property and equipment for the six-month periods ended June 30, 2019 and 2018.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

8. Property, plant and equipment (Continued)

b)
Useful life

The Business reviewed the estimate of useful life annually in the preparation of the combined carve-out financial statements. As of June 30, 2019 the Business did not identify any significant change in relation to the previously adopted useful life.

9. Intangible assets

        The balance of this account is comprised by the following amounts:

		June 30, 2019			December 31, 2018
	Weighted average rate of amortization	Cost	Accumulated amortization	Net Book value	Cost	Accumulated amortization	Net Book value
Literature books
Learning Systems	25%	38,233	(33,145)	5,088	38,240	(31,352)	6,888
Educational books	25%	28,205	(26,016)	2,189	28,189	(24,940)	3,249
Dictionaries	10%	4,883	(4,876)	7	4,883	(4,873)	10
Literature books in progress	0%	18,455	—	18,455	12,368	—	12,368
Software	20%	15,627	(6,820)	8,807	15,193	(5,552)	9,641

		105,403	(70,857)	34,546	98,873	(66,717)	32,156

        The changes in intangible assets in the year is comprised as follows:

	Literature books	Literature books in progress	Software	Total
Balance at December 31, 2017	11,750	17,229	1,101	30,080
Additions	—	4,260	257	4,517
Transfers	5,209	(5,209)	—	—
Amortization	(3,577)	—	(279)	(3,856)

Balance at June 30, 2018	13,382	16,280	1,079	30,741

Balance at December 31, 2018	10,147	12,392	9,617	32,156

Additions	—	6,063	458	6,521
Amortization	(2,863)	—	(1,268)	(4,131)

Balance at June 30, 2019	7,284	18,455	8,807	34,546

Evaluation for asset impairment

        The Business assesses, at each reporting date, whether there is an indication that a intangibles may be impaired. If any indication exists, the Business estimates the asset's recoverable amount. There were no indications of impairment of intangibles for the six-month periods ended June 30, 2019 and 2018.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

9. Intangible assets (Continued)

Useful life

        As of June 30, 2019 there was no write-offs related to discontinued projects.

10. Lease payable

        Changes in leases for the year are composed as follows:

	Current	Non-current	Total
Balance at January 1, 2019	—	—	—
Initial adoption of IFRS 16	2,952	4,726	7,678
Transfers	1,412	(1,412)	—
Interest	95	129	224
Amortization	(1,677)	—	(1,677)

Balance at June 30, 2019	2,782	3,443	6,225

11. Related parties

        The Positivo Group (hereinafter referred as "Group") is composed by all entities owned by the quotaholders of the Parent Company and individual entities included in this unaudited interim condensed combined carve-out financial statements. Balances and transactions between the entities and operations included in the Business, have been eliminated in the unaudited interim condensed combined carve-out financial statements. Some of the Group's transactions and arrangements are with related parties and the effect of these transactions using the basis determined between the parties is reflected in this unaudited interim condensed combined carve-out financial statements.

        Transactions with these related parties are priced on an arm's length basis and are to be settled in cash. None of the related party balances are secured. No expense has been recognized in the current year or prior year for losses in respect of amounts owed by related parties. Additionally, no guarantees have been given or received related to these balances.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

11. Related parties (Continued)

        On June 30, 2019 and December 31, 2018, the Business carried out transaction with related parties, as stated below:

	Accounts receivable from commercial transactions		Accounts payable from commercial transactions
	June 30, 2019	December 31, 2018	June 30, 2019	December 31, 2018
Positivo Educacional Ltda.(a)	2,388	1,479	1	—
Gráfica e Editora Posigraf Ltda.(b)	20	358	803	4,957
Centro de Estudos Superiores Positivo Ltda.(c)	2	566	2	13
Consórcio Positivo J Malucelli	—	3	—	—
Editora Positivo Ltda.(e)	—	—	1,947	578
Centro Educacional Opção Única Ltda.(a)	170	45	—	—
Sociedade Educacional Posiville Ltda.(a)	74	614	—	—
Positivo Tecnologia S.A.(d)	16	142	—	30

	2,670	3,207	2,753	5,578

        During the periods presented below, the Business entered into the following transactions with related parties:

	Sales		Purchases and services
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Positivo Educacional Ltda.(a)	5,436	244	—	—
Gráfica e Editora Posigraf Ltda.(b)	130	2,718	44,200	42,907
Centro de Estudos Superiores Positivo Ltda.(c)	112	3	19	10
Editora Positivo Ltda.(e)	2,438	—	2,409	2,487
Positivo Tecnologia S.A.(d)	14	13	1,757	—
Centro Educacional Opção Única Ltda.(a)	291	46	—	—
Sociedade Educacional Posiville Ltda.(a)	314	175	—	—
Positivo Soluções Didáticas Ltda.	3,320	—	—	—

	12,055	3,199	48,385	45,404

(a)
Substantially refers to the amounts arising from the direct sales of learning system made by the Business to the students of Positivo Educacional Ltda., considering that the Positivo Educacional Ltda intermediates the financial receipt of such sales, and, later on, makes the financial transfer to Positivo Soluções Didáticas.

(b)
These are transactions of purchase of printed books and other products (inventories). These goods are acquired for resale by the Business to its customers.

(c)
Comprises transactions of space rentals, especially the Positivo Theater and Event Center, as well as service provision.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

11. Related parties (Continued)

(d)
Purchases and services comprise the acquisition of computers and other IT equipment. Additionally, up to 2016, the Business made copyright payments related to the access to internet sites, called "Portal Positivo", as well as the supply of CD-ROMs with educational contents to institutions that are members of the SPE System. There was also the engagement of Positivo Tecnologia for the production of Positivo ON, the software which substituted the former.

(e)
Sales comprise the Business transactions of catalog book sales. Purchase refers to the apportionment of expenses and shared service center, which are incurred by Editora Positivo Ltda. and later on apportioned with the other related parties benefitted by the provision of such services following the terms established between the parties. Such reimbursements are represented by the shared use of purchasing (especially indirect materials), human resources, marketing, legal, accounting, finance and IT departments. The apportionment amount is calculated at the effective cost, apportioned according to the use of available resources.

Profit distribution

        During the first semester of 2019, Positivo Soluções Didáticas Ltda. distributed and paid dividends to its quotaholders in a total amount of R$ 82,000.

12. Net revenue from sales

        The breakdown of net sales of the Business as of June 30, 2019 and June 30, 2018 is as follows:

	June 30, 2019	June 30, 2018
Learning system	245,293	243,052
(–) Commissions	(6,395)	(4,411)
(–) Sales taxes	(54)	(48)
(–) Sales return	(4,421)	(6,785)

Net revenue	234,423	231,808

        The Business's revenues from contracts with customers are all in Brazil. The Group recognized impairment losses on trade receivables arising from contracts with customers, included under selling expenses in the unaudited interim condensed combined carve-out statement of comprehensive income of R$ 253 and R$ 3,059 as of June 30, 2019 and 2018, respectively.

Seasonality

        It's important to highlight the revenue recognition and seasonality of our Business. The Business typically deliver the learning system SPE four times each year, in March, June, August and December. The learning system Conquista and PES are delivered twice, in June and December, usually two to three months prior to the start of each school quarter. The books are typically delivered by the end of the fourth quarter and during the first quarter. The amount of revenue recognized is proportional to

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

12. Net revenue from sales (Continued)

the amount of content made available, which is not linearly distributed among the quarters. This causes revenue seasonality in our business, in which the third quarter revenue is the lowest point of the year.

Revenues tax benefits

        The Business is not subjected to the payment of the social integration program tax (Programa de Integração Social, or PIS) and the social contribution on revenues tax (Contribuição para o Financiamento da Seguridade Social, or COFINS) on the sale of books. The sale of printed and digital books is also exempt from the Brazilian municipal taxes and from the Brazilian value added tax (Imposto sobre Operações relativas à Circulação de Mercadorias e sobre Prestações de Serviços de Transporte Interestadual e Intermunicipal e de Comunicação, or ICMS).

13. Information on nature of expenses recognized in the statement of comprehensive income

        The Business presents the statement of comprehensive income using a classification of operating expenses based on their function. The information on the nature of these expenses recognized is as follows:

	June 30, 2019	June 30, 2018
Resale goods and consumption material used	51,536	46,568
Personnel and commissions	36,056	37,782
Advertising and publicity	10,650	5,301
Depreciation and amortization	6,187	4,424
Freight	6,133	4,684
Traveling	4,731	3,367
Promotion expenses	2,263	1,471
Third party services	2,161	2,395
Credit card expenses (commission)	1,572	1,348
Rentals	555	1,846
Provision (reversal) for obsolete inventories	247	30
Impairment loss on accounts receivable(a)	132	3,141
Provision for tax, civil and labor risks	(175)	1,556
Other	8,915	7,337

	130,963	121,250

(a)
At the beginning of 2019, the entire customer portfolio that gave rise to the impairment loss was sold to a third party, with no chance of recourse, and therefore the impairment loss was reversed.

        The cost of sales mainly consists of the expenses related to the production and delivery of educational content, which mainly comprises printing costs and amortization of intellectual property in

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

13. Information on nature of expenses recognized in the statement of comprehensive income (Continued)

the long term. Operating expenses are comprised of sales expenses, general and administrative expenses and other expenses. The largest expense component comprises employees and labor, which includes salaries and bonuses, employee benefit expenses and contracted labor costs.

        The cost of sales mainly consists of the expenses related to the resale goods and consumption material used, which mainly comprises printing costs and amortization of intellectual property in the long term. Operating expenses are comprised of sales expenses, general and administrative expenses and other expenses. The largest expense component comprises employees and labor, which includes salaries and bonuses, employee benefit expenses and contracted labor costs.

        The breakdown of these accounts for reconciling with the unaudited interim condensed combined carve-out statement of comprehensive income is as follows:

	June 30, 2019	June 30, 2018
Cost of sales and services rendered	(62,930)	(58,102)
Commercial expenses	(35,064)	(28,753)
Administrative and general expenses	(32,837)	(31,254)
Impairment loss of accounts receivable and contract assets	(132)	(3,141)

	(130,963)	(121,250)

14. Financial income

	June 30, 2019	June 30, 2018
Financial revenues
Discounts obtained and other	82	61
Interest charged on accounts receivable and other	2,559	1,736
Yield from investments	969	25

	3,610	1,822

Financial expenses
Discounts granted	(359)	(332)
Interest on loans and other	—	(524)
Interest on leases	(208)	—
Bank expenses	(124)	(85)
Other	(3)	(53)

	(694)	(994)

	2,916	828

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

15. Financial instruments

Accounting classification and fair values

        The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their fair values hierarchy. The amortized cost is reasonable approximated to the fair value due to the nature and liquidity level of the financial assets and liabilities held by the Business, are as follows:

June 30, 2019	Hierarchy	Amortized cost	Fair value
Financial assets
Cash and cash equivalents	Level 2	22,133	22,133
Trade accounts receivable	Level 2	90,528	90,528
Other receivables	Level 2	685	685

		113,346	113,346

Financial liabilities
Suppliers	Level 2	12,034	12,034
Other liabilities	Level 2	9,495	9,495

		21,529	21,529

December 31, 2018
Financial assets
Cash and cash equivalents	Level 2	20,328	20,328
Trade accounts receivable	Level 2	99,766	99,766
Other receivables	Level 2	1,457	1,457

		121,551	121,551

Financial liabilities
Suppliers	Level 2	14,039	14,039
Other liabilities	Level 2	7,943	7,943

		21,982	21,982

Financial risk management

Risk management structure

        The main risk factors to which the Business is exposed reflect strategic operational and economic and financial aspects. Strategic operating risks (such as, demand behavior, competition and material changes in the structure of the industry) are addressed by the Business' management model.

        The economic and financial risks mainly reflect the behavior of macroeconomic variables such as exchange and interest rates as well as the characteristics of the financial instruments that the Business uses. These risks are managed through control and monitoring policies, specific strategies and limits.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

15. Financial instruments (Continued)

        The Business has a policy for managing funds, instruments and financial risks monitored by top management and this practice of managing its existing risks in a manner, aiming mainly to preserve the value and liquidity of financial assets and to guarantee financial resources for the smooth running of business, including its expansions.

        The Business is exposed to the following risks resulting from financial instruments:

  •
  Credit risk;

  •
  Liquidity risk;

  •
  Market risk.

        This note presents information on the Business' exposure to each of the risks above, the objectives of the Business, measurement policies, and the Business's risk and capital management proceedings as of June 30, 2019 are the same as those disclosed in the last annual financial statements.

Concentration of credit risk

        Credit risk is the risk of the Business incurring losses due to a customer or financial instrument counterparty, resulting from failure in complying with contract obligations. Risk is mainly due to financial investments and trade accounts receivable.

Accounts receivable and other credits

        The Business' exposure to credit risks is influenced mainly by the individual characteristics of each client. However, Management considers the geographical distribution of customers in its evaluation, including the risk of default of industry and in the country where it operates, as these factors may impact credit risk.

        The quality of the credit of accounts receivable from other receivables is assessed with a basis on the credit policy established by the Business.

Cash and cash equivalents

        The Business held cash and cash equivalents totaling R$ 22,133 as of June 30, 2019, which represent the maximum credit exposure on those assets. Cash and cash equivalents are maintained with major Brazilian banks and financial institutions.

Liquidity risk

        Liquidity risk is the risk of the Business encountering difficulties in performing the obligations associated with its financial liabilities that are settled with cash payments or with another financial asset. The Business' approach in liquidity management is to maintain, as much as possible, sufficient liquidity to perform its obligations upon maturity, under normal conditions or not, without causing unacceptable losses or risk to the Business' reputation.

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

15. Financial instruments (Continued)

        The Business' Management is ultimately responsible for the liquidity risk management, which manages the needs of funding and liquidity management in short, medium and long terms. The Business manages liquidity risk by maintaining sufficient cash reserves and the ability to raise loans as it considers adequate, through continuous monitoring of foreseen and actual cash flows and through combination of financial assets and liabilities' maturity profiles.

        Tables below show the remaining contractual maturities in details of Business's non-derivative financial assets and liabilities and the amortization contractual terms:

Financial Assets

	Weighted average interest rate per annum	<1 month	1 - 3 months	3 - 12 months	1 - 5 years	Total
June 30, 2019
Cash and banks		1,357	—	—	—	1,357
Interest earning bank deposits	6,40%	20,776	—	—	—	20,776
Accounts receivable		11,198	44,953	25,270	9,107	90,528

		33,331	44,953	25,270	9,107	112,661

December 31, 2018
Cash and banks		1,075	—	—	—	1,075
Interest earning bank deposits	6,40%	19,253	—	—	—	19,253
Accounts receivable		12,175	56,129	22,068	9,934	99,766

		32,403	56,129	22,068	9,934	120,094

Financial liabilities

	Weighted average interest rate per annum	<1 month	1 - 3 months	3 - 12 months	1 - 5 years	Total
June 30, 2019
Suppliers		11,497	71	466	—	12,034

		11,497	71	466	—	12,034

December 31, 2018
Suppliers		13,205	8	826	—	14,039

		13,205	8	826	—	14,039

Positivo Soluções Didáticas

Unaudited interim condensed combined carve-out financial statements as of June 30, 2019

Notes to the unaudited interim condensed combined financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated)

15. Financial instruments (Continued)

Market risk

        Market risk is the risk that alterations in market prices, such as exchange rates and interest rates, have in the Business' earnings, or in the value of its holdings of financial instruments. The objective of market risk management is to manage and control exposures to market risks according to acceptable parameters and optimize the return at the same.

16. Non-cash transactions

        The Business carried out the non-cash activities in the six-month period ended June 30, 2019, which are not reflected in the unaudited interim condensed combined carve-out statement of cash flows, mainly related to the recognition of right-of-use assets and lease liabilities as a result of the adoption of IFRS 16, please refer to note 3 and 8.

Lucas Raduy Guimarães CEO	Luiz Cezar Teixeira Administrative and Financial Director

Marco Aurélio Pitta
Accountant CRC-PR - 048.199/O-5

KPMG Auditores Independentes
The Five East Batel
Rua Nunes Machado, n° 68—Batel
Caixa Postal 13533—CEP: 80250-000—Curitiba/PR—Brasil
Telefone +55 (41) 3304-2500
kpmg.com.br

Independent Auditors' Report

The Board of Directors
Positivo Soluções Didáticas

Report on the Combined Carve-out Financial Statements

        We have audited the accompanying combined carve-out financial statements of Positivo Soluções Didáticas, which comprise the combined carve-out balance sheets as of December 31, 2018 and 2017 and the related combined carve-out statements of comprehensive income, changes in parent's net investment, and cash flows for the years ended December 31, 2018, 2017 and 2016, and the related notes to the combined carve-out financial statements.

Management's Responsibility for the Combined Carve-out Financial Statements

        Management is responsible for the preparation and fair presentation of these combined carve-out financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these combined carve-out financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined carve-out financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the combined carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the combined carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the combined carve-out financial statements referred to above present fairly, in all material respects, the combined carve-out financial position of Positivo Soluções Didáticas as of December 31, 2018 and 2017, and its combined carve-out financial performance and its combined carve-out cash flows for the years ended December 31, 2018, 2017 and 2016 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Emphasis of Matter—Basis of Preparation

        We draw attention to Note 2 to the combined carve-out financial statements, which describes their basis of preparation, including the approach to and the purpose for preparing them, and that the preparation involves allocations of income, expenses, assets and liabilities. Consequently, the combined carve-out financial statements may not necessarily be indicative of the financial performance that would have been achieved if Positivo Soluções Didáticas had operated as an independent entity, nor may they be indicative of the results of operations of Positivo Soluções Didáticas for any future period. Our opinion is not modified in respect of this matter.

KPMG Auditores Independentes
Curitiba—Brazil
October 14, 2019

Positivo Soluções Didáticas

Combined carve-out balance sheets

(In thousands of Reais—R$ thousand)	Note	2018	2017
Assets
Current assets
Cash and cash equivalents	7	20,328	351
Trade accounts receivable	8	99,766	111,824
Inventories	9	5,909	5,988
Recoverable taxes		195	10
Recoverable income tax (IRPJ) and social contribution (CSLL)		126	—
Other receivables		1,457	1,372

		127,781	119,545

Non-current assets
Judicial deposits		48	—
Deferred income tax and social contribution	10	15,934	6,625
Property, plant and equipment	11	4,095	3,794
Intangible assets	12	32,156	30,080

		52,233	40,499

		180,014	160,044

Liabilities
Current liabilities
Suppliers	13	14,039	20,001
Loans and financing	14	—	56,441
Salaries, provisions and social contributions	16	19,964	15,018
Taxes payable	15	1,942	1,640
Income tax and social contribution payable	15	11,858	—
Advances from clients		183	—
Other liabilities	17	7,943	7,686

		55,929	100,786

Non-current liabilities
Loans and financing	14	—	—
Advances from clients		578	—
Taxes payable	15	518	310
Provision for tax, civil and labor risks	19	5,359	4,410

		6,455	4,720

Parent's net investments		117,630	54,538

		180,014	160,044

See the accompanying notes to the combined carve-out financial statements.

Positivo Soluções Didáticas

Combined carve-out statements of comprehensive income

Years ended December 31, 2018, 2017 and 2016

(In thousands of Reais—R$ thousand)	Note	2018	2017	2016
Net revenue	20	406,415	405,775	340,490
Cost of sales	21	(97,068)	(111,478)	(98,620)

Gross profit		309,347	294,297	241,870

Operating expense
General and administrative expenses	21	(67,608)	(63,709)	(51,054)
Selling and distribution expenses	21	(63,044)	(89,333)	(72,874)
Other operating income, net		(460)	15	107
Impairment loss on accounts receivable	21	(3,974)	(11,070)	(5,552)

Income before financial income and taxes		174,261	130,200	112,497

Financial income
Financial revenues	22	4,737	3,687	2,616
Financial expenses	22	(1,753)	(5,662)	(4,772)

Income before income tax and social contribution		177,245	128,225	110,341

Income tax and social contribution
Current	10	(67,974)	(44,895)	(44,003)
Deferred	10	9,309	1,326	6,505

Net income for the year		118,580	84,656	72,843

See the accompanying notes to the combined carve-out financial statements.

Positivo Soluções Didáticas

Combined carve-out statements of changes in parent's net investment

Years ended December 31, 2018, 2017 and 2016

(In thousands of Reais—R$ thousand)	Parent's net investments
Balances at December 31, 2015	103,353
Net income for the year	72,843
Net investments	(122,657)

Balances at December 31, 2016	53,539

Net income for the year	84,656
Net investments	(83,657)

Balances at December 31, 2017	54,538

Net income for the year	118,580
Net investments	(55,488)

Balances at December 31, 2018	117,630

See the accompanying notes to the combined carve-out financial statements.

Positivo Soluções Didáticas

Combined carve-out statements of cash flows—indirect method

Years ended December 31, 2018, 2017 and 2016

(In thousands of Reais—R$ thousand)	Note	2018	2017	2016
Cash flows from operating activities
Net income for the year		118,580	84,656	72,843
Adjustments to reconcile the net income for the year with cash generated by operating activities:
Depreciation and amortization	11, 12 and 21	10,513	11,567	16,519
Impairment loss on accounts receivable	21	3,974	11,070	5,552
Provision (reversal) for obsolete inventories	21	690	58	(594)
Provision for tax, civil and labor risks	21	1,047	3,705	157
Provision for interest on loans	13 and 22	743	4,723	3,797
Interest adjustment of lawsuits and proceedings	19	(98)	54	(43)
Residual cost of write-offs of fixed and intangible assets	11 and 12	1,048	3,075	1,322
Deferred income tax and social contribution	10	(9,309)	(1,326)	(6,505)
(Increase) decrease in operating assets:
Trade accounts receivable		8,084	(38,219)	6,484
Inventories		(611)	(2,231)	12,941
Recoverable taxes		(185)	(5)	3
Recoverable income tax (IRPJ) and social contribution (CSLL)		(126)	—	1
Other receivables		(85)	(572)	233
Judicial deposits		(48)	—	—
Increase (decrease) in operating liabilities:
Suppliers		(5,234)	11,634	(2,116)
Salaries, provisions and social contributions		4,946	1,518	385
Taxes payable		510	227	113
Income tax and social contribution payable		11,858	(4)	2
Advances from clients		761	—	—
Other liabilities		257	4,275	(1,076)

		147,315	94,205	110,018

Interest paid	13	(218)	(3,979)	(2,619)
Lawsuits and proceedings paid		(728)	(255)	(532)

Net cash generated in operating activities		146,369	89,971	106,867

Cash flows from investment activities
Acquisition of property, plant and equipment	11	(1,443)	(841)	(181)
Additions to intangible assets	12	(12,495)	(8,853)	(10,939)

Net cash used in investment activities		(13,938)	(9,694)	(11,120)

Cash flows from financing activities
Loans	13	6,873	12,585	44,370
Payment of principal on loans	13	(63,839)	(9,112)	(18,888)
Parent's net investment		(55,488)	(83,657)	(121,098)

Net cash invested in financing activities		(112,454)	(80,184)	(95,616)

Net increase in cash and cash equivalents		19,977	93	131

Cash and cash equivalents at the beginning of the year	7	351	258	127
Cash and cash equivalents at the end of the year	7	20,328	351	258

Net increase in cash and cash equivalents		19,977	93	131

See the accompanying notes to the combined carve-out financial statements.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements

(Amounts expressed in thousands of Reais, unless otherwise indicated).

1 General information

        Positivo Soluções Didáticas (hereinafter referred to as the "Business" or "Positivo Soluções Didáticas") represents the combination of the historical financial statements of Positivo Soluções Didáticas Ltda. and Editora Piá Ltda., and the carve-out of the financial position and results operations of the private sector operations ("K-12") and those in the scope of National Program for Didactic Books ("PNLD") carried out by Editora Positivo Ltda. (hereinafter referred as "Parent Company").

        The Business' activities include conception, production and trading of the Learning System comprised of integrated solutions of printed (integrated educational books, literature and pedagogical support) and digital (digital books and teaching-learning platform denominated: Positivo On) contents, training of teachers for each area of knowledge.

        Accordingly, businesses conducted by Positivo Soluções Didáticas include:

  •
  Sistema Positivo de Ensino ("SPE") and Conquista:  comprised of Teaching Systems in Portuguese traded to schools in general, except to Public Schools;

  •
  Positivo English Solution ("PES"):  comprised of Teaching Systems in English traded to schools in general, except to Public Schools; and

  •
  Literature Books:  editing of didactic and literature books and their trading in the market in general (distributors and resellers) and in the scope of the PNLD.

        Under its articles of association, the three companies with operations that are included in these combined carve-out financial statements are allowed to engaged in: (i) edition and trading of school material, especially books, handouts and maps, (ii) trading of authors' property rights, (iii) phonographic production, recording and trading of musical compact disc (CD), (iv) provision of graphic creation and editing services, and (v) provision of courses, lectures, trainings, seminars and continued education for personal and professional development, sundry advisory, as well as conduction of operation denominated "factoring".

        Up to November 1, 2018, the activities related to private sector operations ("K-12") and those in the scope of PNLD described in these financial statements were included in Editora Positivo Ltda. On November 1, 2018, a corporate restructuring was completed to spin-off of SPE, Conquista, PES and Literature Books operations to Positivo Soluções Didáticas Ltda. As the entities involved were under common control, this reorganization was accounted for using the historical basis of the assets and liabilities. Additionally, this reorganization did not result in a change in the shareholding structure of the entities.

        On May 7, 2019, Arco Platform Limited, a U.S foreign public issuer entity, entered into a definitive agreement to acquire aforementioned operations included in these combined carve-out financial statements. Acquisition will be concluded after compliance with precedent conditions, mainly CADE (Economic Defense Administrative Council) approval.

        These combined carve-out financial statements were prepared for its inclusion in the Registration Statement of Arco Platform Limited with the Securities and Exchange Commission ("SEC") of the

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

1 General information (Continued)

United States of America, in compliance with Rule 3-05 of Regulation S-X under the Securities Act ("Rule 3-05").

        These combined carve-out financial statements were authorized for issuance by Management on October 14, 2019.

2 Preparation basis and presentation of combined carve-out financial statements

        The Business combined carve-out financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations as issued by the IASB. All IFRS issued by the IASB, effective at the time of preparing these combined carve-out financial statements have been applied.

        IFRS provides no guidelines for the preparation of combined carve-out financial statements, which are therefore subject to the rules given in International Accounting Standards (IAS) 8.12. This paragraph requires consideration of the most recent pronouncements of other standard-setting bodies, other financial reporting requirements and recognized industry practices.

        The carved-out assets, liabilities and income of the Business were obtained based on the historic accounting records of Parent Company. The balances in accounts receivable, fixed assets, intangible assets, amortization and depreciation expenses, financing relating to certain intangible assets, labor, civil, tax and social security contingencies, financial expenses related to said financing, revenues and costs from rendering of services rendered and products sold were individually identified.

        Historically, the Parent Company provided certain corporate functions to the Business and costs associated with these functions were allocated to the Business. These functions included corporate communications, human resources, treasury, corporate controllership, internal audit, information technology, corporate and legal compliance, and insurance. The costs of such services were allocated to the Business based on the most relevant allocation method to the service provided, primarily based on relative percentage of headcount attributable to the Business. Management believes such allocations were reasonable; however, they may not be indicative of the actual expense that would have been incurred had the Business been operating as an independent company for all of the periods presented. The charges for these functions are included in selling, general, and administrative expenses in the combined carve-out statements of comprehensive income.

        Allocated costs and expenses have generally been considered to have been paid by the Parent Company in the year in which the costs were incurred. Current income taxes are considered to have been remitted, in cash, by or to the Parent Company in the year the related income taxes were recorded. Amounts receivable from or payable to the Parent Company have been classified in the combined carve-out statement of financial position within "Parent´s net investment". We reflected the cash generated by certain of our operations and expenses paid by the Parent Company on behalf of our operations as a component of return of Parent´s net investment in the accompanying combined carve-out balance sheets, combined carve-out statements of changes in parent´s net investment, and net contributions (to)/from Parent on the accompanying combined carve-out statements of cash flows.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

2 Preparation basis and presentation of combined carve-out financial statements (Continued)

        Cash and bank overdrafts held locally and specifically related to the operations of the Business have been included in the combined carve-out balance sheets. The balances of cash and cash equivalents and changes cash flows of Editora Piá and Positivo Soluções were combined in these combined carve-out financial statements. The cash balances and cash flows relating to the carved-out operation are reflected in the combined carve-out statements of cash flows in financing activities as return of "Parent´s net Investment".

        Income taxes were determined based on the assumption that the companies in the Business were a separate taxable entity. This assumption implies that the current and deferred income taxes of these carve out financial statements are calculated separately and the recoverability of the deferred tax assets is also assessed accordingly. Due to the fact that certain entities of Business did not file separate tax returns in previous years, the respective current tax assets and liabilities, as well as the deferred tax assets on net operating losses are deemed either contributed or distributed to the respective taxable entity member filing the tax return with a corresponding effect in the equity of the shareholder as of the end of the respective fiscal year. The taxes actually paid by the Business have been presented in the Combined carve-out statements of cash flows. In 2018, all companies of the Business were either separately taxable entities or were part of an income taxable entity within Parent Company.

        Management believes that the assumptions used in these combined carve-out financial statements, including assumptions related to recognition of general expenses are reasonable. However, the combined carve-out financial statements may not be indicative of the Business' future performance and may not reflect what the combined results of operations, financial position and cash flows would have been had the Business operated as an independent company during all of the periods presented. To the extent that an asset, liability, revenue or expense is directly associated with the Business, it is reflected in the accompanying combined carve-out financial statements.

Functional and presentation currency

        These combined carve-out financial statements are presented in thousands of Brazilian Real ("BRL"), which is the Business functional currency. All financial information presented in BRL has been rounded to the nearest thousand value, except otherwise indicated.

Measurement basis

        The combined carve-out financial statements were prepared based on historical cost, except for certain financial instruments that are measured using fair values, as described in Note 5.k.

3 Use of estimates and judgments

        In preparing these combined carve-out financial statements, management has made judgements and estimates that affect the application of the Business's accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

3 Use of estimates and judgments (Continued)

        Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

a.     Judgements

        Information about judgements made in applying accounting policies that have the most significant effects on the amounts recognized in the combined carve-out financial statements is included in the following notes:

  •
  Note 2—Preparation basis and presentation of combined carve-out financial statements

        The carve-out adjustments required us to perform certain allocations and estimates which were based on the judgments and assumptions of our management. These carve-out adjustments involved subjective judgments as to the determination of reasonable methods of allocation.

        In particular, we estimated and assumed the allocation of assets and liabilities, revenues and costs, financial liabilities and related interest costs as presented in note 2.

        We applied the foregoing methods, assumptions, judgments and estimates on a consistent basis for all of the periods presented in the combined carve-out financial statements. It is possible that other companies, given the same information, may have reached different reasonable conclusions.

  •
  Note 6—Lease classification

  •
  Note 20—Revenue recognition: whether revenue from made-to-order paper products is recognized over time or at a point in time;

b.     Assumptions and estimation uncertainties

        Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities in the next financial year is included in the following notes:

  •
  Note 2—determination of certain allocations

  •
  Note 8—determination of impairment loss from contracts with customers;

  •
  Note 9—determination of inventory losses;

  •
  Note 10—availability of future taxable income against which deductible temporary differences and tax losses may be used;

  •
  Notes 11 and 12—determination of useful life of fixed and intangible assets and impairment test of fixed and intangible assets;

  •
  Note 17—Recognition and measurement of provision for contingencies: main assumptions on the probability and volume of outflows; and

  •
  Note 21—measurement of fair value and classification of financial instruments.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

4 Changes in significant accounting policies

        The Business initially adopted IFRS 15—Revenue from contracts with customers and IFRS 9—Financial Instruments as from January 1, 2018.

        Due to the transition methods selected by the Business for in applying these standards, comparative information on these financial statements have not been restated to reflect the requirements of the new standards.

IFRS 15—Revenue from contracts with customers

        IFRS 15 establishes a comprehensive framework for determining whether and when a revenue is recognized, and how revenue is measured. It replaced the IAS 18—Revenues, IAS 11—Construction Contracts and related interpretations. Pursuant to IFRS 15, revenue is recognized when the client obtains control over goods or services in an amount that includes the consideration to which an entity expects to be entitled in exchange for their transfer. The standard requires entities to exercise judgment, taking into account all relevant facts and circumstances when applying each step of the model to contracts with their customers.

        The Business adopted IFRS 15 using the cumulative effect method (with no practical expedients), with effect of the adoption of the standard as of January 1, 2018.

        Accordingly, 2017 and 2016 information is presented in accordance with IAS 18, IAS 11 and related interpretations. Moreover, the disclosure requirements of IFRS 15 in general were not applied to comparative information.

        The Business' main revenues comes from a single performance obligation, the sale of learning systems to private schools; which is complied with when printed materials are delivered to each client. Contents in printed and digital formats are mostly the same, with minor supplements presented in digital format only. Thus, educational contents are delivered to private schools with the transfer of printed formats and digital content is usually provided as support to printed content. Contents in printed and digital formats are sold as a package, as these formats are not designed or not intended to be used independently.

        The Business substantially generates all its revenues through contracts with a minimum period of one year, and is driven by the number of enrolled students at each Member School ("Client") and the price charged for each student under the terms and conditions established in each contract. Thus, under contract terms, each client provides an estimate of the number of enrolled students who will use the Learning Systems in the following school year.

        Revenue is recognized only when materials are effectively delivered and available for use by each client over the school year. Usually, the printed content of the SPE material is provided four times a year. The PES and Conquista materials are delivered once a year.

        Possible termination before the end of contract is subject to penalties between 10% and 20% of the remaining contract value or of previous billings performed.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

4 Changes in significant accounting policies (Continued)

        When an employee acts as salesperson of the Business, the commission will be measured considering the book delivery and included as employee remuneration. Related expenses are recognized through profit or loss when the educational content is delivered.

        Some contracts foresee commissions to be paid to schools that opt for an indirect sales channel model. In this model the school receives a variable commission based on the number of educational content purchased by their students. The schools are still considered to be the customer in these transactions once they define which type educational content should be purchased, when it should be delivered, from whom the students should be purchasing from and negotiates the price of the educational content to be offered to the students directly with the Business. The students only pay for the educational content directly to the Business. These commissions are recognized in net revenue.

        Management assessed the new standard and did not identify significant impacts on the combined carve-out financial statements, considering the nature of its main financial transactions. Numerous service contracts were analyzed, as were the rights and obligations of each party, as well as payment terms and types of services or products in each individual contracts. Based on these analyses, management believes that there were no additional impacts resulting from the adoption of IFRS 15.

IFRS 9—Financial instruments

        IFRS 9 establishes requirements to recognize and measure financial assets, financial liabilities and some contracts for the purchase or sale of non-financial items. This standard replaces IAS 39—Financial instruments: Recognition and measurement.

        Additionally, the Business has adopted the amendments of IFRS 9 regarding the classification and measurement of financial assets and liabilities.

Classification and measurement of financial assets and liabilities

        IFRS 9 contains three main classification categories for financial assets: measured at amortized cost, FVTOCI (fair value through other comprehensive income) and FVTPL (fair value through profit or loss). The classification of financial assets pursuant to IFRS 9 is usually based on the business model in which a financial asset is managed and on its characteristics of contractual cash flows. IFRS 9 eliminates the old categories of IAS 39 of securities held-to-maturity, loans and receivables, and available for sale.

        IFRS 9 retains a large part of the existing requirements of IAS 39 for the classification and measurement of financial liabilities; thus, there was no significant effect in accounting policies of the Business related to financial liabilities.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

4 Changes in significant accounting policies (Continued)

        The following table presents the original measurement categories in IAS 39 and the new measurement categories of IFRS 9 for each class of financial assets and liabilities of the Business as of January 1, 2018.

In thousands of Reais	Original classification in accordance with IAS 39	New classification in accordance with IFRS 9	Original book value in accordance with IAS 39	New book value in accordance with IFRS 9
Cash and cash equivalents	Loans and receivables	Amortized cost	351	351
Trade accounts receivable	Loans and receivables	Amortized cost	111,824	111,824
Other receivables	Loans and receivables	Amortized cost	1,372	1,372
Suppliers and other liabilities	Other financial liabilities	Amortized cost	31,494	31,494
Loans and financing	Other financial liabilities	Amortized cost	56,441	56,441

Impairment of financial assets

        The adoption of IFRS 9 has changed the Business' accounting for impairment losses for financial assets by replacing IAS 39's incurred loss approach with a forward-looking expected credit loss (ECL) approach. IFRS 9 requires the Business to record an allowance for ECLs for all loans and other debt financial assets not held at FVPL. ECLs are based on the difference between the contractual cash flows due in accordance with the contract and all the cash flows that the Business expects to receive. The shortfall is then discounted at an approximation to the asset's original effective interest rate.

        For trade receivables, the Business has applied the standard's simplified approach and has calculated ECLs based on lifetime expected credit losses. The Business has established a provision matrix that is based on the Business's historical loss experience, adjusted for forward-looking factors specific to the debtors. The Business concluded that there is no impact from the adoption of the new standard on its operations, and for such reason it is not necessary to supplement the formation of impairment losses of assets.

Transition

        The Business has opted to not restate comparative information from prior periods regarding the classification and measurement requirements since, the Business concluded that there is no impact from the adoption.

5 Significant accounting policies

        The Business applied the accounting policies described below consistently to all the years presented in these financial statements, unless otherwise indicated.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

a.     Revenue from contracts with customers

(i)    Policy applicable as of January 1, 2018

        Based on the adoption of IFRS 15, revenues are recognized when the client obtains control over goods or services in an amount that includes the consideration to which an entity expects to be entitled in exchange for their transfer. With the adoption of this new standard, there were changes to accounting practices previously in force regarding expected returns, as described in note 4.

(ii)    Policy applicable before January 1, 2018

        Revenue is recognized when (i) the most significant risks and rewards inherent to the ownership of the assets have been transferred to the purchaser, (ii) it is probable that the financial economic benefits will flow to the Business, (iii) the costs related and potential return of goods can be reliably estimated, (iv) there is no continued involvement with the goods sold, and (v) the amount of revenue can be reliably measured. Revenue is measured net of returns, trade discounts and bonus.

b.     Short-term employee benefits

        Obligations for short-term employee benefits are recognized as personnel expenses as the related service is rendered. The liability is recognized at the amount expected to be paid, if the Business has a legal or constructive obligation to pay this amount as a result of prior service rendered by the employee, and the obligation can be reliably estimated.

c.     Income tax and social contribution

        The income tax and social contribution, both current and deferred, are calculated based on the rates of 15% plus a surcharge of 10% on taxable income in excess of R$ 240 (annual basis) for income tax and 9% on taxable profit, in the case of social contribution tax, and consider the offsetting of tax losses and negative basis of social contribution, limited to 30% of the taxable income for the year.

        Income tax and social contribution expense/income comprises both current and deferred income tax and social contribution.

Current income tax and social contribution expenses

        Current tax expense is the tax payable or receivable on the taxable income or loss for the year and any adjustments to taxes payable in relation to prior years. The amount of current taxes payable or receivable is recognized in the balance sheet as an asset or tax liability under the best estimate of the expected amount of taxes to be paid or received reflecting the uncertainties related to its calculation, if any. It is measured based on tax rates enacted at the balance sheet date.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

Deferred income and social contribution taxes

        Deferred tax assets and liabilities are recognized in relation to the temporary differences between the book values of assets and liabilities for financial statement purpose and the related amounts used for taxation purposes. Changes in deferred tax assets and liabilities are recognized as deferred income and social contribution taxes.

        A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets, if any, are reviewed at each balance sheet date and reduced when their realization is no longer probable.

        Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted at the reporting date.

        The Business offsets deferred tax assets and deferred tax liabilities if and only if it has a legally enforceable right to set off current tax assets and current tax liabilities and the deferred tax assets and deferred tax liabilities relate to income taxes levied by the same taxation authority.

d.     Inventories

        Inventories are measured at the lower of cost and net realizable value. Inventory costs are valued at the average cost of purchase or production and include expenses incurred in the acquisition of inventories, production and conversion costs and other costs incurred in bringing them to their current locations and conditions.

        When applicable, a provision for inventory losses is measured and recognized for slow moving and obsolete resale materials based on Management's best judgment, considering the assessment of the marketplace, industry trends, content relevance, feasibility of visual update and projected product demand as compared to the number of units currently in stock. If losses are no longer expected, the provision is reversed by corresponding proportion.

e.     Property, plant and equipment

Recognition and measurement

        Property, plant and equipment items are stated at historical acquisition or construction cost, including capitalized borrowing costs, net of accumulated depreciation and impairment losses.

        Any gains and losses on disposal a property, plant and equipment item are recognized in the statement of comprehensive income.

Subsequent costs

        Subsequent costs are capitalized in accordance with the probability that associated future economic benefits may be earned by the Business.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

Depreciation

        Depreciation is calculated to amortize the cost of fixed asset items, net of their estimated residual values, using the straight-line method based on estimated useful lives of such items. Depreciation is recognized in the statement of comprehensive income. Land is not depreciated.

        For the years ended December 31, 2018, 2017 and 2016, the estimated useful lives of fixed assets are as follows:

Furniture, fixtures and facilities	5 - 10 years
Machinery and equipment	10 years
Improvements on third-party property	25 years

        Depreciation methods, useful lives and residual values are reviewed at each balance sheet date and adjusted if appropriate.

f.      Intangible assets

Recognition and measurement

        The Business's intangible assets mainly comprise the expenditures incurred and directly associated with the development of intellectual property related to learning systems, literature and educational platforms (software). These expenditures substantially comprise the acquisition of copyrights as well as other services provided by third parties (design project, text edition and design, among others). Intangible assets are recognized only if the expenditure can be measured reliably, the product is technically and commercially feasible, future economic benefits are probable, and the Business intends to and has sufficient resources to complete development and to use or sell the asset.

        Intellectual properties are considered to meet the definition of intangible assets with finite useful lives, which are estimated as the period on which the business will be required to update the education methodology, book content and / or publishing format of books and learning systems.

        Intangible assets with a defined useful life are recorded at cost, net of accumulated amortization and accumulated impairment losses.

Subsequent expenses

        Subsequent expenses are capitalized only when they increase the future economic benefits embodied in the specific asset to which they relate. All other expenditures, including trademarks and patents, are recognized in the statement of comprehensive income as incurred.

Amortization

        Amortization is calculated using the straight-line method based on estimated useful lives of such items, net of estimated residual values. Amortization is usually recognized in income (loss).

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

        For the years ended December 31, 2018, 2017 and 2016, the estimated useful lives of intangible assets are as follows:

Copyrights and Literature books
Learning Systems	4 years
Educational books	4 years
Dictionaries	10 years
Software	5 years

        Amortization methods, useful lives and residual values for Copyrights and Literature books are reviewed at each balance sheet date and adjusted if appropriate.

Write-off of intangible assets

        An intangible asset is derecognized on disposal, or when no future economic benefits are expected from use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between net revenues from disposal and book value of assets, and are recognized in the statement of comprehensive income when the asset is written-off.

g.     Financial instruments

Recognition and initial measurement

        Trade accounts receivable issued are initially recognized on the date that they were originated. All other financial assets and liabilities are initially recognized when the Business becomes a party to the instrument's contractual provisions.

        A financial asset (unless it is trade accounts receivable without a significant financing component) or a financial liability is initially measured at fair value, plus, for an item not measured at FVTPL (fair value through profit or loss), transaction costs which are directly attributable to its acquisition or issuance. A trade accounts receivable without a significant financing component is initially measured at its transaction price.

Subsequent classification and measurement

Financial instruments—Policy applicable as of January 1, 2018

        Upon initial recognition, a financial asset is classified as measured: at amortized cost, at FVTOCI (fair value through other comprehensive income)—debt instrument; at FVTOCI—equity instrument; or at FVTPL (fair value through profit or loss).

        Financial assets are not reclassified after initial recognition, unless the Business changes the business model for the management of financial assets, in which case all affected financial assets are reclassified on the first day of the reporting period subsequent to the change in the business model.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

        A financial asset is measured at amortized cost if it meets both conditions below and is not designated as measured at FVTPL:

  •
  it is held within a business model whose purpose is to maintain financial assets to receive contractual cash flows; and

  •
  its contractual terms generate, on specific dates, cash flows only related to the payment of principal and interest on outstanding principal value.

        A debt instrument is measured at FVTOCI if it meets both conditions below and is not designated as measured at FVTPL:

  •
  it is maintained within a business model whose purpose is achieved by both the receipt of contractual cash flows and the sale of financial assets; and

  •
  its contractual terms generate, on specific dates, cash flows which are only payments of principal and interest on outstanding principal value.

        In the initial recognition of an investment in an equity instrument not held for trading, the may irrevocably choose to present subsequent changes in the fair value of the investment in OCI (Other comprehensive income). This choice is made on an investment basis.

        All financial assets not classified as measured at amortized cost as described above or at FVTOCI, are classified as FVTPL. This includes all derivative financial assets. At initial recognition, the Business may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or as FVTOCI, as FVTPL if it eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets—evaluation of business model: policy applicable as of January 1, 2018

        A business model to manage financial assets refer to the way how the Business manages its financial assets to generate cash flows. The business model determines if the cash flows will result in the collection of contractual cash flows, financial asset sale, or both. The information considered in the business model evaluation includes the following:

  •
  the policies and goals established for the portfolio and practical operation of these policies. They include whether management's strategy focuses on obtaining contractual interest revenues, maintaining a certain interest rate profile, matching the duration of financial assets with the duration of related liabilities or expected cash outflows, or the realization of cash flows through the sale of assets:

  •
  how the performance of the portfolio is evaluated and reported to the Business' management;

  •
  risks that affect the performance of the business model (and the financial assets held in that business model) and the manner in which those risks are managed;

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

  •
  how business managers are remunerated—for example, if the remuneration is based on the fair value of managed assets or in contractual cash flows obtained; and

  •
  the sales rate, volume and timing of sales of financial assets in prior periods, the reasons for such sales and future sales expectations.

        Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales, which is consistent with the ongoing recognition policies of the Business' assets.

Financial assets—evaluation whether the contractual cash flows represent solely payments of principal and interest: Policy applicable as of January 1, 2018

        For this evaluation purposes, "principal" is defined as the fair value of the financial asset at initial recognition. "Interest" is defined as a consideration for the amount of cash at the time and for the credit risk associated to the outstanding principal value during a certain period and for other risks and base costs of loans (for example, liquidity risk and administrative costs), as well as for the profit margin.

        The Business considers the contractual terms of the instruments to evaluate whether the contractual cash flows are only payments of principal and interest. It includes evaluating whether the financial asset contains a contractual term that could change the time or amount of the contractual cash flows so that it would not meet this condition. In making this evaluation, the Business considers the following:

  •
  contingent events that change the amount or timing of cash flows;

  •
  terms that may adjust the contractual rate, including variable rates;

  •
  the prepayment and the extension of the term; and

  •
  the terms that limit the access of the Business to cash flows of specific assets (for example, based on the performance of an asset).

        The prepayment is consistent with the principal and interest payment criterion if the prepayment amount mostly represents the unpaid principal and interest amounts on the outstanding principal amount—which may include an additional reasonable offset due to the early termination of the contract.

        Furthermore, regarding a financial asset acquired for an amount lower or greater than the nominal value of the contract, the prepayment permission or requirement for an amount representing the nominal value of the contract plus contractual interest (which may also include reasonable additional compensation for early termination of the contract), accrued (but not paid), are treated as consistent with this criterion if the fair value of the prepayment is immaterial at initial recognition.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

Financial assets—Subsequent measurement and gains and losses: Policy applicable as of January 1, 2018

Financial assets at FVTPL	These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.
Financial assets at amortized cost
These assets are subsequently measured at amortized cost using the effective interest rate method. Amortized cost is reduced for impairment losses. Interest revenue, foreign exchange gains, impairment losses and gain or losses on derecognition are recognized in the statement of comprehensive income.
Debt instruments to FVTOCI
These assets are subsequently measured at fair value. Interest revenue calculated using the effective interest method, foreign exchange gains and losses and impairment loss are recognized in the statement of comprehensive income. Other net results are recognized in OCI. In derecognition, the retained earnings in OCI are reclassified to the statement of comprehensive income.
Equity instruments at FVTOCI
These assets are subsequently measured at fair value. Dividends are recognized as gain in statement of comprehensive income, unless the dividend clearly represents a recovery of part of the investment cost. Other net results are recognized in OCI and are never reclassified to the statement of comprehensive income.

Classification of financial assets—Policy applicable before January 1, 2018

        The Business classified financial assets as loans and receivables. Such assets are initially measured at fair value plus any transaction costs directly assignable. After initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

Financial assets—Subsequent measurement and gains and losses: Policy applicable before January 1, 2018

Financial assets at FVTPL	Measured at fair value and changes in fair value, including interest or revenue from dividends were recognized in the statement of comprehensive income.
Financial assets held to maturity	Measured at amortized cost using the effective interest rate method.
Loans and receivables	Measured at amortized cost using the effective interest rate method.
Financial assets held for sale
Measured at fair value, and changes in fair value, except for impairment losses, interest and foreign exchange differences on debt instruments have been recognized in other comprehensive income and accumulated in the fair value reserve. When these assets are derecognized, the accumulated gains and losses in the shareholders' equity were reclassified to the statement of comprehensive income.

Financial liabilities—classification, subsequent measurement and gains and losses

        Financial liabilities were classified as measured as amortized cost or at FVTPL. A financial liability is classified as measured at fair value through profit or loss if it is classified as held for trading, if it is a derivative or assigned as such in initial recognition. Financial liabilities measured at FVTPL are measured at fair value and net income (loss), plus interest, is recognized in the statement of comprehensive income. Other financial liabilities are subsequently measured at amortized cost using the effective interest method. Interest expense, foreign exchange gains and losses and gains or losses on derecognition are recognized in the statement of comprehensive income.

Derecognition

Financial assets

        The Business derecognizes a financial asset when the contractual rights to the cash flow of the asset expire, or when the Business transfers the contractual rights to the reception of contractual cash flows over a financial asset in a transaction in which essentially all the risks and rewards of ownership of the financial asset are transferred or in which the Business nor transfers or maintains all ownership risks and rewards of the financial assets and also does not hold the control over the financial asset.

Financial liabilities

        The Business derecognizes a financial liability when its contractual obligations are discharged or canceled or expired. The Business also derecognizes a financial liability when terms are modified, and

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

the cash flows of the modified liability are substantially different if a new financial liability based on the terms changed is recognized at fair value.

        On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

Offset

        Financial assets or liabilities are offset and the net value reported in the balance sheet only when the Business currently has a legally enforceable right to set off and there is intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Derivative financial instruments

        The Business did not enter into agreements involving derivative financial instruments in none of the years presented.

h.     Impairment

Non-derivative financial assets—Policy applicable as of January 1, 2018

Financial instruments and contract assets

        The Business recognizes provisions for expected credit losses for all financial instruments that are not held at fair value through profit or loss. These losses can be measured as follows:

  •
  expected lifetime credit losses are the expected credit losses that result from all possible default events over the expected life of the financial instrument.

  •
  expected credit losses for 12 months are credit losses that result from potential delinquency events within 12 months after the balance sheet date (or in a shorter period if the expected life of the instrument is less than 12 months).

        For trade accounts receivable, the Business applied the simplified approach of the standard and calculated impairment provision based on lifetime expected credit losses. All other financial instruments are subject to impairment initially measured for 12 month credit losses, except when recovery issues arise.

Measurement of expected credit losses

        Expected credit losses are estimates weighted by the probability of credit losses. Credit losses are measured at present value based on all cash insufficiencies (that is, the difference between the cash flows owed to the Business in accordance with the contract and the cash flows that the Business expects to receive). The expected credit losses are discounted by the effective interest rate of the financial asset.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

        When estimating expected credit losses, the Business applies historical rates of default and losses on past due accounts receivable based on the respective aging categories

Financial assets with recovery issues

        On each balance sheet date, the Business evaluates whether the financial assets accounted for at amortized cost and the debt securities measured at FVTOCI are experiencing recovery issues. A financial asset has "recovery issues" when one or more events with a negative impact on the estimated future cash flows of the financial asset occur.

        Objective evidence that financial assets had impairment issues includes the following observable data:

  •
  breach of covenants, such as delinquency or late payments;

  •
  renegotiation of an amount due to the Business under conditions that would not be accepted;

  •
  the probability that the borrower will enter bankruptcy or other financial reorganization; or

  •
  the disappearance of an active market for that financial asset because of financial difficulties.

Presentation of the expected credit losses in the balance sheet

        Provision for losses for financial assets measured at amortized cost are deducted from the gross book value of the assets.

Write-off

        The gross book value of a financial asset is written off when the Business has no reasonable expectation of recovering the financial asset in full or in part. Regarding the individual or corporate customers, the Business assesses, on an individual basis, the time and amount of write-off based on the existence or not of reasonable expectation of recovery. The Business does not expect any significant recovery of amount written off. However, financial assets written off may still be subject to credit collection, in compliance with procedures of the Business for the recovery of the amounts due.

Non-derivative financial assets—Policy applicable before January 1, 2018

        Financial assets not classified as financial assets at fair value through profit or loss are evaluated at each balance sheet date to determine if there are objective evidences of impairment losses.

        Objective evidences of financial assets' impairment considers the historical rates of default and losses on past due receivables.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

Non-financial assets

        The Business' book values of non-financial assets, except for deferred tax assets and inventories are reviewed at each balance sheet date for indication of impairment. If such indication exists, the asset's recoverable amount is estimated.

        For impairment tests, assets are grouped into the cash generating units (CGUs), that is, smallest identifiable group of assets that can generate cash inflows by continuous use, which are highly independent from cash inflows referring to other assets or cash generating units.

        Recoverable value of an asset or CGU is the higher of value in use and fair value less selling costs. Value in use is based on estimated future cash flows discounted to present value using a discount rate before taxes that reflects the current market evaluation of the time value of money and the specific risks of the assets or CGU.

        An impairment loss is recognized when the book value of an asset or its CGU exceeds its recoverable value. Impairment losses are recognized in profit or loss.

        Impairment losses are reversed only with the condition that the book value of the asset does not exceed the book value that would have been calculated, net of depreciation or amortization, if the value loss had not been recognized.

i.      Provisions

        Provisions are recognized when the Business has a present obligation (legal or constructive) as a result of past event, it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

        Contingencies of tax, civil and labor nature subject to judicial challenges are periodically reassessed and recorded based on Management's opinion with the input of its legal advisors on the probable outcome of lawsuits on the dates of disclosure.

j.      Leases

Determining when an agreement contains a lease

        At the beginning of each contract, the Business determines whether the contract is or contains a lease.

        At the contract inception or upon revaluation of whether a contract contains a lease, the Business separates the payments and other consideration required by the lease from of those relating to the other elements of the contract based on the relative fair value of each element. If the Business concludes for a financial lease that it is impracticable to separate the payments reliably, then the assets and liabilities are recognized for an amount equal to the fair value of the asset; subsequently, the liability is reduced as payments are made and the interest cost of the liability is recognized using the incremental funding rate of the Business.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

Leased assets

        Leases of fixed assets transferring to the Business substantially all risks and benefits of ownership are classified as finance leases. Upon initial recognition, the leased asset is measured at an amount equal to the lower of its fair and the present value of the minimum lease payments. Subsequent to initial recognition, the asset is accounted for in accordance with the accounting policy applicable to that asset.

        Assets held under other leases are classified as operating leases and are not recognized in the Business balance sheet.

Lease payments

        Payments for operating leasing are charged to income on the straight-line basis over the lease period. The incentives received are recognized as integral part of total lease expenses, over the lease period.

        Minimum lease payments made under finance leasing are apportioned between financial expenses and reduction of the lease liability. Financial expenses are allocated in each period over the lease period to produce a continuous and periodic compounding interest rate over the remaining liability balance.

k.     Measurement of fair value

        Fair value is the price that would be received upon the sale of an asset or paid for the transfer of a liability in an orderly transaction between market participants at the measurement date, on the primary market or, in the absence thereof, on the most advantageous market to which the Business has access on such date. The fair value of a liability reflects its risk of non-performance, which includes, among others, the Business' own credit risk.

        When available, the Business measures the fair value of a security using the price quoted on an active market for such securities. A market is considered as active if the transactions for the asset or liability take place with sufficient frequency and volume to provide pricing information on an ongoing basis.

        If there is no price quoted on an active market, the Business uses valuation techniques that maximize the use of relevant observable data and minimize the use of unobservable data. The chosen valuation technique incorporates all the factors market participants would take into account when pricing a transaction. If an asset or a liability measured at fair value has a purchase and a selling price, the Business measures the assets based on purchase prices and liabilities based on selling prices.

        The best evidence of the fair value of a financial instrument upon initial recognition is usually the transaction price—i.e., the fair value of the consideration given or received. If the Business determines that the fair value upon initial recognition differs from the transaction price and the fair value is not evidenced by either a price quoted on an active market for an identical asset or liability or based on a

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

5 Significant accounting policies (Continued)

valuation technique for which any non-observable data are judged to be insignificant in relation to measurement, then the financial instrument is initially measured at fair value, adjusted to defer the difference between the fair value upon initial recognition and the transaction price. This difference is subsequently recognized in the statement of comprehensive income on an appropriate basis over the life of the instrument, or until such time when its valuation is fully supported by observable market data or the transaction is closed, whichever comes first.

l.      Fair value hierarchy

        To provide an indication about the reliability of the inputs used in determining fair value, the Business has classified its financial instruments according the judgements and estimates of the observable data as much as possible. The fair value hierarchy are based on the degree to which the fair value is observable used in the valuation techniques as follows:

  •
  Level 1:  The fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

  •
  Level 2:  The fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

  •
  Level 3:  The fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

6 New standards and interpretations not yet adopted

        New standards will become effective for the years commencing on January 1, 2019. The Business did not early adopt these standards for preparation of these combined carve-out financial statements.

IFRS 16—Leases

        IFRS 16 introduces a single model of accounting of leases in the balance sheet to lessees. A lessee recognizes an asset of right of use that represents its right to use the leased asset and a lease liability that represents its obligation to make the lease payments. Exemptions are available for short-term leases and low value items. The lessor's accounting remains similar to the current standard, that is, lessors continue to classify leases as financial or operating leases.

        IFRS 16 replaces existing lease standards, including IAS 17 Leasing Operations and IFRIC 4—Complementary Aspects of Leasing Operations.

        The Business will recognize new assets and liabilities for its leases regarding real estate and vehicles. The type of expenses related to these leases will change because the Business will start to recognize costs from depreciation of assets of the right to use and interest expenses on lease liabilities and no longer straight-line expenses from rental of these assets.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

6 New standards and interpretations not yet adopted (Continued)

        During 2018, the Business has performed a detailed impact assessment of IFRS 16. In summary the impact of IFRS 16 adoption in 2019 is expected to be, as follows:

Financial position
Fixed assets	7,768
Lease liabilities current	(2,952)
Lease liabilities non-current	(4,726)

        At December 31, the future minimum lease payments under non-cancellable leases were receivable as follows:

Lease liabilities
Less than one year	2,952
Between one and five years	4,726

Transition

        The Business is intended to apply IFRS 16 initially on January 1, 2019 by using the modified approach on a retrospective basis. Therefore, cumulative effect of adopting IFRS 16 will be recognized as an adjustment in opening balance of retained earnings on January 1, 2019, without restating comparative information.

        The Business plans to apply the simplified retroactive approach and will not reassess whether a contract is, or contains, a lease at the date of initial application. That means that it will apply IFRS 16 to all contracts entered into before January 1, 2019 that were identified as lease in accordance with IAS 17 and IFRIC 4. The Business chose to apply the two recognition exemptions proposed by the standard to the following agreements: (i) short-term leases of assets (less than twelve months); and (ii) leases of property related to low-value assets. Rents not included in the initial assessment of the liabilities (for example, variable rents) are classified as operating expenses, as well as charges related to short-term and low-value leases.

Other amendments

        The following amended standards and interpretations do not have a significant impact on the Business combined carve-out financial statements.

  •
  IFRIC 23—Uncertainty on income tax treatments.

  •
  Annual improvements cycle in IFRS 2015-2017—several standards.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

7 Cash and cash equivalents

        Balances of cash and cash equivalents are broken down as follows:

	2018	2017
Cash	4	4
Banks	1,071	11
Fixed income investments(a)	19,253	336

	20,328	351

(a)
These mainly represent investments in Bank Deposit Certificates (CDBs) that earn interest of approximately 100% of CDI change (interest rates of Interbank Deposit Certificates), with immediate liquidity and being subject to an insignificant risk of change in value.

8 Trade accounts receivable

        The balance of account is comprised by the following amounts:

	2018	2017
Learning Systems	111,023	107,200
Literature Books	25,855	38,499
(–) Impairment loss on accounts receivable	(37,112)	(33,875)

	99,766	111,824

        The breakdown of accounts receivable by maturity age is as follows:

	2018	2017
Falling due	93,443	105,540
Overdue (days):
up to 30	2,302	4,578
31 - 60	3,792	2,756
61 - 90	2,734	2,596
91 - 180	3,474	5,073
181 - 360	5,434	3,911
>361	25,699	21,245
(–) Impairment loss on accounts receivable	(37,112)	(33,875)

	99,766	111,824

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

8 Trade accounts receivable (Continued)

        Changes in impairment losses on accounts receivable are broken down as follows:

Balance at December 31, 2015	17,537
(–) Reversal	(4,099)
(+) Additions	9,367

Balance at December 31, 2016	22,805

(–) Reversal	(489)
(+) Additions	11,559

Balance at December 31, 2017	33,875

(–) Reversal	(6,378)
(+) Additions	9,615

Balance at December 31, 2018	37,112

        The impairment losses are formed based on criteria established by the Management and in an amount considered sufficient to cover estimated losses in the realization of these credits. The criterion for the allowance for doubtful accounts is based on a three year average of the default history of the client portfolio in relation to annual revenues,

9 Inventories

        The balance of this account is comprised by the following amounts:

	2018	2017
Goods for resale held by third-parties	1,211	1,436
Goods for resale	1,209	601
Inventories in transit	3,489	3,951

	5,909	5,988

        The provision for obsolete inventory is recognized based on the analysis of the history of turnover of inventory items, which classification as obsolete additionally comprised of inventory age, considering that Management also performs individual analysis of expected realization of inventory items, considering the product's sales potential (based on sales history), the analysis of the book content, and the possibility of visual update.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

9 Inventories (Continued)

        Changes in provision for obsolete inventories is broken down as follows:

Balance at December 31, 2015	860
(–) Reversal	(1,619)
(+) Additions	1,025

Balance at December 31, 2016	266

(–) Reversal	(260)
(+) Additions	318

Balance at December 31, 2017	324

(–) Reversal	(217)
(+) Additions	907

Balance at December 31, 2018	1,014

10 Current and deferred income tax and social contribution

a.     Deferred

        Deferred income tax and social contribution were recorded considering current tax rates, broken down as follows:

	1/1/2018	Recognized in profit or loss	12/31/2018	1/1/2017	Recognized in profit or loss	12/31/2017
Assets
Provision for bonus	591	977	1,568	757	(166)	591
Provision for copyright	1,564	(1,019)	545	900	664	1,564
Provision for commissions	984	954	1,938	703	281	984
Impairment loss on accounts receivable	3,389	(791)	2,598	1,374	2,015	3,389
Provision of services	594	369	963	102	492	594
Provision for revenue cut-off	—	5,241	5,241	—	—	—
Provision to tax, labor, civil risks	1,499	323	1,822	221	1,278	1,499
Sundry	1,198	61	1,259	1,242	(44)	1,198

	9,819	6,115	15,934	5,299	4,520	9,819

Liabilities
Deferred taxes on sales to government bodies (PNLD)	3,194	(3,194)	—	—	3,194	3,194

Deferred net assets	6,625	9,309	15,934	5,299	1,326	6,625

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

10 Current and deferred income tax and social contribution (Continued)

        Management annually reviews its business plan for the following years, and, consequently, reevaluates the realization of such recorded deferred tax assets.

b.     Reconciliation of effective tax rate

        Income tax and social contribution expense for the year may be reconciled with income as follows:

	2018	2017	2016
Profit before income tax and social contribution	177,245	128,225	110,341
Combined current rate	34%	34%	34%

Expected income tax and social contribution in relation to current rate	(60,263)	(43,597)	(37,516)

Permanent exclusions
(–) Tax incentive	443	—	—
(–) Deduction of Workers' Meal Program—PAT and other	130	—	—
(–) Unrecognized deferred tax assets(a)	1,025	28	18
	(58,665)	(43,569)	(37,498)

Current income tax and social contribution	(67,974)	(44,895)	(44,003)
Deferred income tax and social contribution	9,309	1,326	6,505

	(58,665)	(43,569)	(37,498)

Effective rate	33%	34%	34%

(a)
Deferred tax assets have not been recognized in respect of the following items, because it is not probable that future taxable profit will be available against which the Business can use the benefits therefrom. According to the Brazilian tax legislation, unused tax credits arising from loss carryforwards do not expire in Brazil

	2018	2017	2016
Deductible temporary differences	51	31	18
Tax losses carryforward	973	—	—

	1,024	31	18

        Current income tax were considered only in the statements of comprehensive income, once payments were considered how net investments in combined carve-out financial statements.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

11 Property, plant and equipment

        The balance of this account is comprised by the following amounts:

		2018			2017
	Depreciation weighted average rate
		Cost	Accumulated depreciation	Net Book value	Cost	Accumulated depreciation	Net Book value
Furniture, fixtures and facilities	15%	1,875	(1,264)	611	1,782	(1,122)	660
Machinery and equipment	10%	277	(120)	157	196	(105)	91
IT equipment	20%	9,450	(7,839)	1,611	8,442	(6,953)	1,489
Leasehold improvements	4%	2,647	(931)	1,716	2,386	(832)	1,554

		14,249	(10,154)	4,095	12,806	(9,012)	3,794

        Changes in fixed assets are as follows:

	Leasehold improvements	Machinery and equipment	Furniture, fixtures and facilities	IT equipment	Total
Balance at December 31, 2015	1,521	18	936	2,406	4,881
Additions	99	—	11	71	181
Depreciation	(90)	(2)	(178)	(782)	(1,052)

Balance at December 31, 2016	1,530	16	769	1,695	4,010

Additions	118	79	33	611	841
Depreciation	(94)	(4)	(142)	(817)	(1,057)

Balance at December 31, 2017	1,554	91	660	1,489	3,794

Additions	261	81	93	1,008	1,443
Depreciation	(99)	(15)	(142)	(886)	(1,142)

Balance at December 31, 2018	1,716	157	611	1,611	4,095

a.     Evaluation for impairment of assets

        There were no indications of impairment of property, plant and equipment for the years 2018, 2017 and 2016.

b.     Useful life

        At the end of the years 2018, 2017 and 2016, the Business reviewed the estimate of useful life and did not identify any significant change in relation to the previously adopted useful life.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

12 Intangible assets

        The balance of this account is comprised by the following amounts:

		2018			2017
	Weighted average rate of amortization
		Cost	Accumulated amortization	Net Book value	Cost	Accumulated amortization	Net Book value
Literature books
Learning Systems	25%	38,240	(31,352)	6,888	28,950	(24,098)	4,852
Educational books	25%	28,189	(24,940)	3,249	31,493	(24,610)	6,883
Dictionaries	10%	4,883	(4,873)	10	4,883	(4,868)	15
Literature books in progress	0%	12,368	—	12,368	17,229	—	17,229
Software	20%	15,193	(5,552)	9,641	4,871	(3,770)	1,101

		98,873	(66,717)	32,156	87,426	(57,346)	30,080

        The changes in intangible assets in the year is comprised as follows:

	Literature books	Literature books in progress	Software	Total
Balance at December 31, 2015	25,325	13,423	1,914	40,662
Additions	—	10,690	249	10,939
Transfers	5,962	(5,962)	—	—
Write-offs	(1,322)	—	—	(1,322)
Amortization	(14,929)	—	(538)	(15,467)

Balance at December 31, 2016	15,036	18,151	1,625	34,812

Additions	—	8,831	22	8,853
Transfers	6,678	(6,678)	—	—
Write-offs	—	(3,075)	—	(3,075)
Amortization	(9,964)	—	(546)	(10,510)

Balance at December 31, 2017	11,750	17,229	1,101	30,080

Additions	1,891	9,210	1,394	12,495
Transfers	4,095	(13,023)	8,928	—
Write-offs	—	(1,048)	—	(1,048)
Amortization	(7,589)	—	(1,782)	(9,371)

Balance at December 31, 2018	10,147	12,368	9,641	32,156

Evaluation for asset impairment

        There were no indications of impairment of intangible assets for the years ended December 31, 2018, 2017 and 2016.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

12 Intangible assets (Continued)

Useful life

        For the years ended December 31, 2018, 2017 and 2016, the Business reviewed the useful life estimates of intangible assets. The analyses of useful lives of the intangible assets of the Business did not result in amortization adjustments. In the period there was, however, write-offs related to discontinued projects, in the amount of R$ 1,048 and R$ 3,075 in 2018 and 2017, respectively, which were recognized in the profit or loss for each of these years. In 2016, there was no write-off related to discontinued projects.

13 Suppliers

        The balance payable to suppliers is substantially represented by the outstanding amounts related with copyrights, pedagogical and other consulting services, advertising and publicity, freights, among others.

14 Loans and financing

        The balance of this account is comprised by the following amounts:

Operations (in Reais)	Guarantees	Average interest rate p.a.	Maturity	2018	2017
Current:
BNDES—Publishing Plan	Property, Plant and Equipment Group (*) + Bank guarantee	2% p.a. + TJLP	05/15/2022	—	56,441

				—	56,441

(*)
Refers to the economic group Positivo Educação in note 18 related parties.

        In the second quarter of 2016, the Business formalized the funding with the Brazilian Bank for Economic and Social Development (BNDES) for purposes of investments in the Publishing Plan that is, aimed to produce regular educational books, and investments in educational content development for the online portal and digital book.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

14 Loans and financing (Continued)

        Changes in loans and financing are as follows:

	Current	Non-current	Total
Balance at the end of the year 2015	18,894	6,670	25,564
Funding	2,294	42,076	44,370
Interest	3,797	—	3,797
Transfers	6,723	(6,723)	—
Amortization—principal	(18,888)	—	(18,888)
Amortization—interest and changes	(2,619)	—	(2,619)

Balance at the end of the year 2016	10,201	42,023	52,224

Funding	262	12,322	12,584
Interest	4,723	—	4,724
Transfers	54,345	(54,345)	—
Amortization—principal	(9,112)	—	(9,112)
Amortization—interest	(3,979)	—	(3,979)

Balance at the end of the year 2017	56,441	—	56,441

Funding	6,873	—	6,873
Interest	743	—	743
Amortization—principal (a)	(63,839)	—	(63,839)
Amortization—interest	(218)	—	(218)

Balance at the end of the year 2018	—	—	—

(a)
On February 9, 2018, the Business made the prepayment of financing.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

15 Taxes payable

        The balance of this account is comprised by the following amounts:

	2018	2017
Current
IRRF—Tax payer withholding taxes (employee compensation)	1,756	1,378
IRPJ—Corporate Income tax	8,719	—
CSLL—Social Contribution on Net profits	3,139	—
Other	186	262

	13,800	1,640

Non-current
Brazilian Social Security—INSS suspension	518	310

	518	310

16 Salaries, provisions and social contributions

        The balance of this account is comprised by the following amounts:

	2018	2017
Salaries payable	2,308	1,582
Social contributions	2,195	1,659
Provision for vacation pay	8,179	6,481
Provision for commissions(a)	2,475	2,540
Provision for bonus(b)	4,612	1,739
Other accounts payable on payroll	195	1,017

	19,964	15,018

(a)
Refers to variable employee compensation on sales.

(b)
Refers to variable executive compensation based on performance targets.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

17 Other liabilities

        The breakdown of this account is stated as follows:

	2018	2017
Provision—commission to schools(a)	3,226	355
Provision—copyright payable(b)	1,601	4,600
Other accounts payable	3,116	2,731

	7,943	7,686

(a)
Commissions payable to schools (see note 4). This sales channel initiated on October 2016.

(b)
Comprises the variable portion of the payable to the authors of intellectual property included in the books (literature, artistic, and scientific), which are recognized when the literature books tied-up to them are sold.

18 Related parties

        The Positivo Group (hereinafter referred as "Group") is composed by all entities owned by the Parent Company and individual entities included in this combined carve-out financial statements. Balances and transactions between the entities and operations included in the Business, have been eliminated in the combined carve-out financial statements. Some of the Group's transactions and arrangements are with related parties and the effect of these transactions using the basis determined between the parties is reflected in these combined carve-out financial statements.

        Transactions with these related parties are on an arm's length basis and are to be settled in cash. None of the related party balances are secured. No expense has been recognized in the current year or prior year for losses in respect of amounts owed by related parties. Additionally, no guarantees have been given or received related to these balances.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

18 Related parties (Continued)

        During the years presented below, the Business entered into the following transactions with related parties:

	Sales			Purchases and services
	2018	2017	2016	2018	2017	2016
Positivo Educacional Ltda.(a)	1,640	99	53	—	—	—
Gráfica e Editora Posigraf Ltda.(b)	2,793	8,259	17,009	79,760	92,189	73,474
Centro de Estudos Superiores Positivo Ltda.(c)	199	7	6	145	182	366
Editora Positivo Ltda.(e)	1,497	—	—	5,086	5,228	4,484
Centro Educacional Opção Única Ltda.(a)	40	—	—	—	—	—
Sociedade Educacional Posiville Ltda.(a)	871	535	213	—	—	—
Positivo Tecnologia S.A.(d)	28	127	73	1,864	5,010	7,973

	7,068	9,027	17,354	86,855	102,609	86,297

        The balances of assets and liabilities with related parties are broken down as follows:

	Accounts receivable from commercial transactions		Accounts payable from commercial transactions
	2018	2017	2018	2017
Positivo Educacional Ltda.(a)	1,479	6,681	—	—
Gráfica e Editora Posigraf Ltda.(b)	358	—	4,957	12,033
Centro de Estudos Superiores Positivo Ltda.(c)	566	548	13	—
Consórcio Positivo J Malucelli	3	—	—	—
Editora Positivo Ltda.(e)	—	—	578	549
Centro Educacional Opção Única Ltda.(a)	45	56	—	—
Sociedade Educacional Posiville Ltda.(a)	614	87	—	—
Positivo Tecnologia S.A.(d)	142	—	30	38

	3,207	7,372	5,578	12,620

(a)
Substantially refers to the amounts arising from the direct sales of learning system made by the Business to the students of Positivo Educacional Ltda., considering that the Positivo Educacional Ltda. intermediates the financial receipt of such sales, and, later on, makes the financial transfer to Positivo Soluções Didáticas.

(b)
These are transactions of purchase of printed books and other products (inventories). These goods are acquired for resale by the Business to its customers.

(c)
Comprises transactions of space rentals, especially the Positivo Theater and Event Center, as well as service provision.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

18 Related parties (Continued)

(d)
Purchases and services comprise the acquisition of computers and other IT equipment. Additionally, up to 2016, the Business made copyright payments related to the access to internet sites, called "Portal Positivo", as well as the supply of CD-ROMs with educational contents to institutions that are members of the SPE System. There was also the engagement of Positivo Tecnologia for the production of Positivo ON, the software which substituted the former.

(e)
Sales comprise the Business transactions of catalog book sales. Purchase refers to the apportionment of expenses and shared service center, which are incurred by Editora Positivo Ltda. and later on apportioned with the other related parties benefitted by the provision of such services following the terms established between the parties. Such reimbursements are represented by the shared use of purchasing (especially indirect materials), human resources, marketing, legal, accounting, finance and IT departments. The apportionment amount is calculated at the effective cost, apportioned according to the use of available resources.

Remuneration of key management personnel

        For the years 2018, 2017 and 2016, the Directors' fees, including charges and variable remuneration totaled R$ 2,247, R$ 1,485 and R$ 1,150, respectively. For the Business management members, the following benefits are granted: healthcare plan, discounts on monthly tuition of graduate and post-graduate courses, and the Business's schools, besides the own Business products.

        The Business does not grant post-employment benefits, termination benefits or employment or other long-term benefits for their management and employees.

19 Provision for tax, civil and labor risks

	2018	2017
Labor risks(a)	5,359	4,410

	5,359	4,410

(a)
Labor claims are, among others issues, mainly related to claims filed by former employees, claiming labor amounts, including overtime and salary parity, among others.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

19 Provision for tax, civil and labor risks (Continued)

        The change in the provision for labor risk comprises the following:

Balance at December 31, 2015	537
(+) Additions	885
(+) Interest	54
(–) Law suits and proceeds paid	(97)
(–) Reversals	(728)

Balance at December 31, 2016	651

(+) Additions	4,548
(+) Interest	66
(–) Law suits and proceeds paid	(12)
(–) Reversals	(843)

Balance at December 31, 2017	4,410

(+) Additions	4,297
(+) Interest	7
(–) Law suits and proceeds paid	(105)
(–) Reversals	(3,250)

Balance at December 31, 2018	5,359

Likelihood of possible loss

        There are other labor lawsuits in progress, that have been evaluated by internal and external legal advisors as being a possible risk for which no provision has been recorded. On December 31, 2018 and 2017, these possible lawsuits had the amount estimated by R$ 107 and R$ 732, respectively. As of December 31, 2016, there were no lawsuits with possible losses.

20 Net revenue from sales

        The breakdown of net sales of the Business in the years 2018, 2017 and 2016 is as follows:

	2018	2017	2016
Learning system	424,422	415,844	351,290
(–) Commissions(*)	(7,059)	(1.055)	(137)
(–) Sales taxes	(89)	(76)	(371)
(–) Sales return	(10,859)	(8,938)	(10,292)

Net revenue	406,415	405,775	340,490

(*)
See note 4.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

20 Net revenue from sales (Continued)

        The Business's revenues from contracts with customers are all in Brazil. The Business recognized impairment losses on trade receivables arising from contracts with customers, included under selling expenses in the statement of comprehensive income (loss) of R$ 3,809, R$ 10,250 and R$ 5,333 for the years ended December 31, 2018, 2017 and 2016, respectively.

Revenues tax benefits

        The Business is not subjected to the payment of the social integration program tax (Programa de Integração Social, or PIS) and the social contribution on revenues tax (Contribuição para o Financiamento da Seguridade Social, or COFINS) on the sale of books. The sale of printed and digital books is also exempt from the Brazilian municipal taxes and from the Brazilian value added tax (Imposto sobre Operações relativas à Circulação de Mercadorias e sobre Prestações de Serviços de Transporte Interestadual e Intermunicipal e de Comunicação, or ICMS).

21 Information on nature of expenses recognized in the statement of comprehensive income

        The Business presents the statement of comprehensive income using a classification of operating expenses based on their function. The information on the nature of these expenses recognized is as follows:

	2018	2017	2016
Resale goods and consumption material used	71,455	85,652	63,251
Personnel and commissions	79,381	74,781	73,990
Promotion expenses	3,811	5,449	7,249
Advertising and publicity	16,452	39,434	24,901
Third party services	6,356	6,875	6,529
Freight	8,310	8,359	7,975
Rentals	3,740	3,216	2,088
Traveling	7,976	7,777	7,429
Depreciation and amortization	10,513	11,567	16,519
Provision (reversal) for obsolete inventories	690	58	(594)
Impairment loss on accounts receivable	3,974	11,070	5,552
Provision for tax, civil and labor risks	1,047	3,705	157
Credit card expenses (commission)	1,131	253	1
Other	16,858	17,394	13,053

	231,694	275,590	228,100

        The cost of sales mainly consists of the expenses related to the production and delivery of educational content, which mainly comprises printing costs and amortization of intellectual property in the long term. Operating expenses are comprised of sales expenses, general and administrative expenses and other expenses. The largest expense component comprises employees and labor, which includes salaries and bonuses, employee benefit expenses and contracted labor costs.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

21 Information on nature of expenses recognized in the statement of comprehensive income (Continued)

        The breakdown of these accounts for reconciling with the statement of comprehensive income is as follows:

	2018	2017	2016
Cost of sales and services rendered	(97,068)	(111,478)	(98,620)
Commercial expenses	(63,044)	(89,333)	(72,874)
Administrative and general expenses	(67,608)	(63,709)	(51,054)
Impairment loss of accounts receivable	(3,974)	(11,070)	(5,552)

	(231,694)	(275,590)	(228,100)

22 Financial income

	2018	2017	2016
Financial revenues
Discounts obtained and other	123	2	2
Interest charged on accounts receivable and other	4,304	3,646	2,496
Yield from investments	206	26	21
Other	104	13	97

	4,737	3,687	2,616

Financial expenses
Inflation adjustment	(169)	(66)	(54)
Discounts granted	(333)	(248)	(253)
Interest on loans and other	(743)	(4,723)	(3,798)
Other expenses	(508)	(625)	(667)

	(1,753)	(5,662)	(4,772)

	2,984	(1,975)	(2,156)

23 Financial instruments

        The effect of the adoption of IFRS 9 on the Business's financial instruments is described in Note 4b.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

23 Financial instruments (Continued)

Accounting classification and fair values

        The amortized cost is reasonable approximated to the fair value due to the nature and liquidity level of the financial assets and liabilities held by the Business, are as follows:

	Hierarchy	Amortized cost	Fair value
December 31, 2018
Financial assets
Cash and cash equivalents	Level 2	20,328	20,328
Trade accounts receivable	Level 2	99,766	99,766
Other receivables	Level 2	1,457	1,457

		121,551	121,551

Financial liabilities
Suppliers	Level 2	14,039	14,039
Other liabilities	Level 2	7,943	7,943

		21,982	21,982

December 31, 2017
Financial assets
Cash and cash equivalents	Level 2	351	351
Trade accounts receivable	Level 2	111,824	111,824
Other receivables	Level 2	1,372	1,372

		113,547	113,547

Financial liabilities
Suppliers	Level 2	20,001	20,001
Loans and financing	Level 2	56,441	56,441
Other liabilities	Level 2	7,686	7,686

		84,128	84,128

Financial risk management

Risk management structure

        The main risk factors to which the Business is exposed reflect strategic operational and economic and financial aspects. Strategic operating risks (such as, demand behavior, competition and material changes in the structure of the industry) are addressed by the Business' management model.

        The economic and financial risks mainly reflect the behavior of macroeconomic variables such as exchange and interest rates as well as the characteristics of the financial instruments that the Business uses. These risks are managed through control and monitoring policies, specific strategies and limits.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

23 Financial instruments (Continued)

        The Business has a policy for managing funds, instruments and financial risks monitored by top management and this practice of managing its existing risks in a manner, aiming mainly to preserve the value and liquidity of financial assets and to guarantee financial resources for the smooth running of business, including its expansions.

        The Business is exposed to the following risks resulting from financial instruments:

  •
  Credit risk;

  •
  Liquidity risk;

  •
  Market risk.

        This note presents information on the Business' exposure to each of the risks above, the objectives of the Business, measurement policies, and the Business's risk and capital management proceedings.

Credit risks

        Credit risk is the risk of the Business incurring losses due to a customer or financial instrument counterparty, resulting from failure in complying with contract obligations. Risk is mainly due to financial investments and trade accounts receivable as shown below.

Accounts receivable and other credits

        The Business' exposure to credit risks is influenced mainly by the individual characteristics of each client. However, Management considers the geographical distribution of customers in its evaluation, including the risk of default of industry and in the country where it operates, as these factors may impact credit risk.

        The quality of the credit of accounts receivable from other receivables is assessed with a basis on the credit policy established by the Business.

Cash and cash equivalents

        As of December 31, 2018, 2017 and 2016, the Business held cash and cash equivalents totaling R$ 20,328, R$ 351 and R$ 258, respectively, which represent the maximum credit exposure on those assets. Cash and cash equivalents are maintained with major Brazilian banks and financial institutions.

Liquidity risk

        Liquidity risk is the risk of the Business encountering difficulties in performing the obligations associated with its financial liabilities that are settled with cash payments or with another financial asset. The Business' approach in liquidity management is to maintain, as much as possible, sufficient liquidity to perform its obligations upon maturity, under normal conditions or not, without causing unacceptable losses or risk to the Business' reputation.

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

23 Financial instruments (Continued)

        The Business' Management is ultimately responsible for the liquidity risk management, which manages the needs of funding and liquidity management in short, medium and long terms. The Business manages liquidity risk by maintaining sufficient cash reserves and the ability to raise loans as it considers adequate, through continuous monitoring of foreseen and actual cash flows and through combination of financial assets and liabilities' maturity profiles.

        Tables below show the remaining contractual maturities in details of Business's non-derivative financial assets and liabilities and the amortization contractual terms:

Financial Assets

	Weighted average interest rate per annum	<1 month	1 - 3 months	3 - 12 months	1 - 5 years	Total
December 31, 2018
Cash and banks		1,075	—	—	—	1,075
Interest earning bank deposits	6,40%	19,253	—	—	—	19,253
Accounts receivable		12,175	56,129	22,068	9,934	99,766

		32,503	56,129	22,068	9,934	120,094

December 31, 2017
Cash and banks		15	—	—	—	15
Interest earning bank deposits	7,33%	336	—	—	—	336
Accounts receivable		18,871	47,559	42,093	3,301	111,824

		19,222	47,559	42,093	3,301	112,175

Financial liabilities

	Weighted average interest rate per annum	<1 month	1 - 3 months	3 - 12 months	1 - 5 years	Total
December 31, 2018
Suppliers		13,205	8	826	—	14,039

		13,205	8	826	—	14,039

December 31, 2017
Suppliers		18,837	9	1,155	—	20,001
Loans and financing	10.00%	—	—	10,243	46,198	56,441

		18,837	9	11,398	46,198	76,442

Positivo Soluções Didáticas

Combined carve-out financial statements

as of December 31, 2018, 2017 and 2016

Notes to the combined carve-out financial statements (Continued)

(Amounts expressed in thousands of Reais, unless otherwise indicated).

23 Financial instruments (Continued)

Market risk

        Market risk is the risk that alterations in market prices, such as exchange rates and interest rates, have in the Business' earnings, or in the value of its holdings of financial instruments. The objective of market risk management is to manage and control exposures to market risks according to acceptable parameters and optimize the return at the same.

24 Subsequent events

        As described in Note 1, on May 7, 2019, Arco Platform Limited, entered into a definite agreement for acquisition of the operations described above and included in these combined carve-out financial statements. The acquisition will be completed after the fulfillment of suspensive conditions, mainly the approval from CADE (Administrative Council for Economic Defense).

Lucas Raduy Guimarães CEO	Luiz Cezar Teixeira Administrative and Financial Director
Marco Aurélio Pitta Accountant CRC-PR - 048.199/O-5

PROSPECTUS

Arco Platform Limited

(incorporated in the Cayman Islands)

U.S.$500,000,000
Class A Common Shares, Debt Securities, Warrants, Rights and Units offered by the Company and

10,981,770 Class A Common Shares offered by the Selling Shareholders

        Arco Platform Limited, or Arco, may offer from time to time Class A common shares, U.S.$0.00005 par value per share, debt securities, warrants, rights to purchase any of our Class A common shares or any of the other securities offered pursuant to this registration statement or units, separately or together in any combination, in one or more offerings up to U.S.$500,000,000. Our Class A common shares are listed on the Nasdaq Global Select Market under the symbol "ARCE." The closing price of our Class A common shares, as reported on the Nasdaq Global Select Market on October 17, 2019 was US$43.99.

        In addition, from time to time, any selling shareholders named in a prospectus supplement, or the selling shareholders, may offer and sell from time to time up to 10,981,770 Class A common shares held by them and covered by this prospectus. We will not receive any proceeds from the sale of Class A common shares by the selling shareholders.

        We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation of Documents by Reference," before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

        The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. See "Plan of Distribution."

        Investing in these securities involves certain risks. See "Risk Factors" beginning on page 5.

        Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is October 21, 2019

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, any of the securities identified in this prospectus may be offered together or separately in one or more series, if any. We may offer and sell any combination of the securities identified in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering, including the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings "Risk Factors," "Where You Can Find More Information" and "Incorporation of Documents by Reference."

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

        You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        Unless otherwise indicated or the context otherwise requires, all references in this prospectus to "Arco" or the "Company," "we," "our," "ours," "us" or similar terms refer to Arco Platform Limited, together with its subsidiaries. The Class A common shares that may be offered using this prospectus are referred to collectively as the securities.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus, the registration statement of which it forms a part, and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many of the forward-looking statements can be identified by the use of forward-looking words such as "anticipate," "believe," "could," "expect," "should," "plan," "intend," "may," "predict," "continue," "estimate" and "potential," among others.

        Forward-looking statements appear in a number of places and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled "Risk Factors" in this prospectus. These risks and uncertainties include factors relating to:

  •
  general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on our business;

  •
  fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;

  •
  our ability to implement our business strategy;

  •
  our ability to integrate and realize the synergies from mergers and acquisitions;

  •
  our ability to adapt to technological changes in the educational sector;

  •
  our ability to enhance our brands;

  •
  our ability to obtain government authorizations on terms and conditions and within periods acceptable to us;

  •
  our ability to continue attracting and retaining partner schools;

  •
  our ability to maintain the academic quality of our programs;

  •
  the availability of qualified personnel and the ability to retain such personnel;

  •
  changes in the financial condition of the students enrolling in our partner schools or private schools in general and in the competitive conditions in the education industry, or changes in the financial condition of our partner schools in the primary and secondary education sector;

  •
  our capitalization and level of indebtedness;

  •
  the interests of our controlling shareholder;

  •
  changes in government regulations applicable to the primary and secondary education industry in Brazil;

  •
  government interventions in the primary or secondary education industry that affect the economic or tax regime, the collection of tuition fees or the regulatory framework applicable to primary and/or secondary educational institutions;

  •
  a decline in the number of our partner schools or the amount of fees we can charge for our educational platform;

  •
  our ability to compete and conduct our business in the future;

  •
  the success of our marketing initiatives, including advertising and promotional efforts;

  •
  our ability to develop new educational products, services and concepts;

  •
  changes in consumer demands and preferences and technological advances, and our ability to innovate to respond to such changes;

  •
  changes in labor, distribution and other operating costs;

  •
  our compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;

  •
  other factors that may affect our financial condition, liquidity and results of operations; and

  •
  other risk factors discussed under "Risk Factors."

        Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

 THE COMPANY

        Our mission is to transform the way students learn by delivering high-quality education at scale through technology to private primary and secondary, or K-12, schools. We provide a complete pedagogical system with technology-enabled features to deliver educational content to private schools in Brazil. Our turnkey curriculum solutions provide educational content in both printed and digital formats delivered through our platform to improve the learning process.

        Our principal executive offices are located at Rua Augusta 2840, 9th floor, suite 91, Consolação, São Paulo—SP, 01412-100, Brazil. Our telephone number is +55 (11) 3047-2655. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.arcoeducacao.com.br. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

RISK FACTORS

        Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading "Risk Factors" in our most recent annual report for the fiscal year ended December 31, 2018 on Form 20-F, filed with the SEC on April 17, 2019 and amended on May 2, 2019 (along with any further amendments thereto, or "our 2018 Annual Report"), which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. Please see "Where You Can Find More Information" and "Incorporation of Documents by Reference" for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide protections for investors to a significantly lesser extent. Maples and Calder, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or Brazil against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Our Cayman Islands counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

        Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        Substantially all of our assets are located outside the United States, in Brazil. In addition, all of the members of our board of directors and our officers are nationals or residents of Brazil and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        We have appointed Cogency Global Inc., with offices at 10 East 40th Street, 10th Floor, New York, NY, 10016, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States arising out of an offering of securities.

        We have been advised by Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, our Brazilian counsel, that a judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised that a judgment against us, the members of our board of directors or our executive officers obtained in the United States would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a certain amount rendered by any such court, provided that such judgment has been previously recognized by the Brazilian Superior Tribunal of Justice (Superior Tribunal de Justiça), or STJ. That recognition will only be available, pursuant to Articles 963 and 964 of the

Brazilian Code of Civil Procedure (Código de Processo Civil, Law n.13,105, dated March 16, 2015, as amended), if the U.S. judgment:

  •
  complies with all formalities necessary for its enforcement;

  •
  is issued by a court of competent jurisdiction after proper service of process is made or after sufficient evidence of our absence has been given, as requested under the laws of the United States;

  •
  is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of art. 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended);

  •
  is final and, therefore, not subject to appeal (res judicata) in the United States;

  •
  creates no conflict between the United States judgment and a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

  •
  is duly apostilled by a competent authority of the United States, according to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961 authentication, or the Hague Convention. If such decision emanates from a country that is not a signatory of the Hague Convention, it must be duly authenticated by a Brazilian Diplomatic Office or Consulate;

  •
  is accompanied by a translation into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

  •
  is not contrary to Brazilian national sovereignty or public policy and does not violate the dignity of the human person, as set forth in Brazilian law.

        The judicial recognition process may be time-consuming and may also give rise to difficulties in enforcing such foreign judgment in Brazil. Accordingly, we cannot assure you that judicial recognition of a foreign judgment would be successful, that the judicial recognition process would be conducted in a timely manner or that a Brazilian court would enforce a judgment of countries other than Brazil.

        We believe original actions may be brought in connection with the offering of securities hereunder predicated on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the members of our board of directors or our executive officers and certain advisors named herein.

        In addition, a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant's legal fees and court expenses in connection with court procedures for the collection of money according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). This is so except in the case of: (1) claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), or enforcement of foreign judgments that have been duly recognized by the Superior Court of Justice; (2) counterclaims as established; and (3) when an exemption is provided by an international agreement or treaty to which Brazil is a signatory.

        If proceedings are brought in Brazilian courts seeking to enforce our obligations with respect to our Class A common shares, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations with respect to our Class A common shares would be expressed in reais. Under Brazilian exchange control laws, an obligation in Brazil to pay amounts denominated in a currency other than the reais may only be satisfied in Brazilian currency, usually at the exchange rate, as determined by the Central Bank, in effect on the date the judgment is obtained, and such amounts are then usually adjusted to reflect exchange rate variations and monetary restatement through the effective payment date. However, there is no case law on this legal issue. The then prevailing exchange rate may not afford non-Brazilian investors with full compensation for any claim arising out of or related to our obligations under the Class A common shares. See "Risk Factors."

        We have also been advised that the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

        Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

 CAPITALIZATION

        Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

 SELLING SHAREHOLDERS

        The selling shareholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this prospectus, up to 10,981,770 Class A common shares (including Class B common shares prior to conversion) held by them. All of these Class A common shares (including Class B common shares prior to conversion) were either acquired before our initial public offering, or IPO, in August 2018 or afterwards prior to the date hereof by our directors and certain members of our management pursuant to our existing share option long-term incentive program.

        The selling shareholders are expected to consist of the founding shareholders, other significant shareholders or our directors and certain members of our management.

        Information about the selling shareholders, where applicable, including their identities, the amount of Class A common shares owned by each selling shareholder prior to the offering, the number of Class A common shares to be offered by each selling shareholder and the amount of Class A common shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

        The selling shareholders may not sell any Class A common shares pursuant to this prospectus until we have identified such selling shareholders and the Class A common shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their Class A common shares pursuant to any available exemption from the registration requirements of the Securities Act.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the securities offered by us as set forth in the applicable prospectus supplement.

        We will not receive any proceeds from the sale of Class A common shares to be offered by any of the selling shareholders pursuant to this prospectus and the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

General

        Arco Platform Limited was incorporated on April 12, 2018, as a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of Companies Law (as amended) of the Cayman Islands, or the Companies Law generally.

        Our affairs are governed principally by: (1) Articles of Association; (2) the Companies Law; and (3) the common law of the Cayman Islands. As provided in our Memorandum and Articles of Association, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

        Our Articles of Association authorize the issuance of up to 500,000,000 Class A common shares and 250,000,000 Class B common shares of our authorized share capital. As of the date of this prospectus, 23,693,776 Class A common shares and 27,658,290 Class B common shares of our authorized share capital were issued, fully paid and outstanding.

        Our Class A common shares are listed on the Nasdaq Global Select Market under the symbol "ARCE."

        The following is a summary of the material provisions of our authorized share capital and our Articles of Association.

Share Capital

        The Memorandum and Articles of Association authorize two classes of common shares: Class A common shares, which are entitled to one vote per share, and Class B common shares, which are entitled to 10 votes per share and to maintain a proportional ownership interest in the event that additional Class A common shares are issued. Any holder of Class B common shares may convert his or her shares at any time into Class A common shares on a share-for-share basis. The rights of the two classes of common shares are otherwise identical, except as described below. The implementation of this dual class structure was required by Oto Brasil de Sá Cavalcante and Ari de Sá Cavalcante Neto, our principal shareholders, as a condition of undertaking the initial public offering of our common shares. See "—Anti-Takeover Provisions in our Articles of Association—Two Classes of Shares."

        As of the date of this prospectus, Arco had a total issued share capital of US$2,567.60, divided into 51,352,066 common shares. Those common shares are divided into 23,693,776 issued Class A common shares and 27,658,290 Class B common shares.

Treasury Shares

        As of the date of this prospectus, Arco had no shares in treasury.

Issuance of Shares

        Except as expressly provided in Arco's Articles of Association, Arco's board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the company's capital without the approval of our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Law. In accordance with its Articles of Association, Arco shall not issue bearer shares.

        Arco's Articles of Association provide that at any time that there are Class A common shares in issue, additional Class B common shares may only be issued pursuant to (1) a share split, subdivision of shares or similar transaction or where a dividend or other distribution is paid by the issue of shares or rights to acquire shares or following capitalization of profits, (2) a merger, consolidation, or other business combination involving the issuance of Class B common shares as full or partial consideration, or (3) an issuance of Class A common shares, whereby holders of the Class B common shares are entitled to purchase a number of Class B common shares that would allow them to maintain their proportional ownership interests in Arco (following an offer by Arco to each holder of Class B common shares to issue to such holder, upon the same economic terms and at the same price, such number of Class B common shares as would ensure such holder may maintain a proportional ownership interest in Arco pursuant to Arco's Articles of Association). In light of: (a) the above provisions; (b) the fact that future transfers by holders of Class B common shares will generally result in those shares converting to Class A common shares, subject to limited exceptions as provided in the Memorandum and Articles of Association; and (c) the ten-to-one voting ratio between our Class B common shares and Class A common shares, means that holders of our Class B common shares will in many situations continue to maintain control of all matters requiring shareholder approval. This concentration of ownership and voting power will limit or preclude your ability to influence corporate matters for the foreseeable future. For more information see "—Preemptive or Similar Rights."

        Arco's Articles of Association also provide that the issuance of non-voting common shares requires the affirmative vote of a majority of the of then-outstanding Class A common shares.

Fiscal Year

        Arco's fiscal year begins on January 1 of each year and ends on December 31 of the same year.

Voting Rights

        The holders of the Class A common shares and Class B common shares have identical rights, except that (i) the holder of Class B common shares is entitled to 10 votes per share, whereas holders of Class A common shares are entitled to one vote per share, (ii) Class B common shares have certain conversion rights and (iii) the holder of Class B common shares is entitled to maintain a proportional ownership interest in the event that additional Class A common shares are issued. For more information see "—Preemptive or Similar Rights" and "—Conversion." The holders of Class A common shares and Class B common shares vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, except as provided below and as otherwise required by law.

        Arco's Articles of Association provide as follows regarding the respective rights of holders of Class A common shares and Class B common shares:

  (i)
  Class consents from the holders of Class A common shares or Class B common shares, as applicable, shall be required for any variation to the rights attached to their respective class of shares, however, the Directors may treat any two or more classes of shares as forming one class if they consider that all such classes would be affected in the same way by the proposal;

  (ii)
  the rights conferred on holders of Class A common shares shall not be deemed to be varied by the creation or issue of further Class B common shares and vice versa; and

  (iii)
  the rights attaching to the Class A common shares and the Class B common shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, including, without limitation, shares with enhanced or weighted voting rights.

        As set forth in the Articles of Association, the holders of Class A common shares and Class B common shares, respectively, do not have the right to vote separately if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized Class A common shares and Class B common shares may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding Class A common shares and Class B common shares, voting together in a general meeting.

Preemptive or Similar Rights

        The Class A common shares and Class B common shares are not entitled to preemptive rights upon transfer and are not subject to conversion (except as described below under "—Conversion"), redemption or sinking fund provisions.

        The Class B common shares are entitled to maintain a proportional ownership interest in the event that additional Class A common shares are issued. As such, except for certain exceptions, if Arco issues Class A common shares, it must first make an offer to each holder of Class B common shares to issue to such holder, upon the same economic terms and at the same price, such number of Class B common shares as would ensure such holder may maintain a proportional ownership interest in Arco. This right to maintain a proportional ownership interest may be waived by the holders of a majority of the Class B common shares.

Conversion

        The outstanding Class B common shares are convertible at any time as follows: (1) at the option of the holder, a Class B common share may be converted at any time into one Class A common share or (2) upon the election of the holders of a majority of the then outstanding Class B common shares, all outstanding Class B common shares may be converted into a like number of Class A common shares. In addition, each Class B common share will convert automatically into one Class A common share upon any transfer, whether or not for value, except for certain transfers described in the Articles of Association, including transfers to affiliates, transfers to and between the Founding Shareholders, their family members and their respective heirs and successors, trusts solely for the benefit of the shareholder or their affiliates, and partnerships, corporations and other entities exclusively owned by the shareholder or their affiliates and certain transfers to organizations that are exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Furthermore, each Class B common share will convert automatically into one Class A common share and no Class B common shares will be issued thereafter if, at any time, the total number of the issued and outstanding Class B common shares is less than 10% of the total number of shares outstanding.

        No class of Arco's common shares may be subdivided or combined unless the other class of common shares is concurrently subdivided or combined in the same proportion and in the same manner.

Equal Status

        Except as expressly provided in Arco's Articles of Association, Class A common shares and Class B common shares have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, scheme, arrangement or other business combination requiring the approval of our shareholders entitled to vote thereon (whether or not Arco is the surviving entity), the holders of Class A common shares shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B common shares, and the holders of Class A common shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B common shares. In the event of any (1) tender or exchange offer to acquire any Class A common shares or Class B common shares by any third-party pursuant to an agreement to which Arco is a party, or (2) any tender or exchange offer by Arco to acquire any Class A common shares or Class B common shares, the holders of Class A common shares shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of Class B common shares, and the holders of Class A common shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B common shares.

Record Dates

        For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, Arco's board of directors may set a record date which shall not exceed forty (40) clear days prior to the date where the determination will be made.

General Meetings of Shareholders

        As a condition of admission to a shareholders' meeting, a shareholder must be duly registered as a shareholder of Arco at the applicable record date for that meeting and, in order to vote, all calls or installments then payable by such shareholder to Arco in respect of the shares that such shareholder holds must have been paid.

        Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per Class A common share and 10 votes per Class B common share.

        As a Cayman Islands exempted company, Arco is not obliged by the Companies Law to call annual general meetings; however, the Articles of Association provide that in each year the company will hold an annual general meeting of shareholders, at a time determined by the board of directors, provided that the board of directors of Arco has the discretion whether or not to hold an annual general meeting in 2020. For the annual general meeting of shareholders the agenda will include, among other things, the presentation of the annual accounts and the report of the directors. In addition, the agenda for an annual general meeting of shareholders will only include such items as have been included therein by the board of directors.

        Also, Arco may, but is not required to (unless required by the laws of the Cayman Islands), hold extraordinary general meetings during the year. General meetings of shareholders are generally expected to take place in São Paulo, Brazil, but may be held elsewhere if the directors so decide.

        The Companies Law provides shareholders a limited right to request a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting in default of a company's Articles of Association. However, these rights may be provided in a company's Articles of Association. Arco's Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

        Subject to regulatory requirements, the annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days' notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to attend and vote at an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

        Arco will give notice of each general meeting of shareholders by publication on its website and in any other manner that it may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be given notice of a shareholders' meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders' register, or, subject to certain statutory requirements, by electronic means.

        Holders whose shares are registered in the name of DTC or its nominee, which we expect will be the case for all holders of Class A common shares, will not be a shareholder or member of the company and must rely on the procedures of DTC regarding notice of shareholders' meetings and the exercise of rights of a holder of the Class A common shares.

        A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted.

        A resolution put to a vote at a general meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Law and our Articles of Association.

        Pursuant to Arco's Articles of Association, general meetings of shareholders are to be chaired by the chairman of our board of directors or in his absence the vice-chairman of the board of directors. If the chairman or vice-chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting within 15 minutes after the time appointed for holding the meeting, the shareholders present in person or by proxy and entitled to vote may elect any one of the shareholders to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Liquidation Rights

        If Arco is voluntarily wound up, the liquidator, after taking into account and giving effect to the rights of preferred and secured creditors and to any agreement between Arco and any creditors that the claims of such creditors shall be subordinated or otherwise deferred to the claims of any other creditors and to any contractual rights of set-off or netting of claims between Arco and any person or persons (including without limitation any bilateral or any multi-lateral set-off or netting arrangements between the company and any person or persons) and subject to any agreement between Arco and any person or persons to waive or limit the same, shall apply Arco's property in satisfaction of its liabilities pari passu and subject thereto shall, subject to the rights attaching to any share, distribute the property pari passu amongst the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

Changes to Capital

        Pursuant to the Articles of Association, Arco may from time to time by ordinary resolution:

  •
  increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

  •
  consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

  •
  convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

  •
  subdivide its existing shares or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

  •
  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so canceled.

        Arco's shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the Company for an order confirming such reduction, reduce its share capital or any capital redemption reserve in any manner permitted by law.

        In addition, subject to the provisions of the Companies Law and our Articles of Association, Arco may:

  •
  issue shares on terms that they are to be redeemed or are liable to be redeemed;

  •
  purchase its own shares (including any redeemable shares); and

  •
  make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Law, including out of its own capital.

Transfer of Shares

        Subject to any applicable restrictions set forth in the Articles of Association, any shareholder of Arco may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or in the form prescribed by the Nasdaq or any other form approved by the Company's board of directors.

        The Class A common shares are traded on the Nasdaq in book-entry form and may be transferred in accordance with Arco's Articles of Association and Nasdaq's rules and regulations.

        However, Arco's board of directors may, in its absolute discretion, decline to register any transfer of any common share which is either not fully paid up to a person of whom it does not approve or is issued under any share incentive scheme for employees which contains a transfer restriction that is still applicable to such common share. The board of directors may also decline to register any transfer of any common share unless:

  •
  a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to Arco in respect thereof;

  •
  the instrument of transfer is lodged with Arco, accompanied by the certificate (if any) for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of shares;

  •
  the instrument of transfer is properly stamped, if required;

  •
  the common shares transferred are free of any lien in favor of Arco; and

  •
  in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

        If the directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

Share Repurchase

        The Companies Law and the Articles of Association permit Arco to purchase its own shares, subject to certain restrictions. The board of directors may only exercise this power on behalf of Arco, subject to the Companies Law, the Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq, or by any recognized stock exchange on which our securities are listed.

Dividend Rights

        We have not adopted a dividend policy with respect to future distributions of dividends. The amount of any distributions will depend on many factors such as our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our board of directors and, where applicable, our shareholders. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future.

        Subject to the Companies Law, Arco's shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the board of directors. The board of directors may also declare dividends. Dividends may be declared and paid out of funds lawfully available to Arco. Except as otherwise provided by the rights attached to shares and the Articles of Association of Arco, all dividends shall be paid in proportion to the number of Class A common shares or Class B common shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (i) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly, and (ii) where we have shares in issue which are not fully paid up (as to par value) we may pay dividends in proportion to the amounts paid up on each share.

        The holders of Class A common shares and Class B common shares shall be entitled to share equally in any dividends that may be declared in respect of Arco's common shares from time to time. In the event that a dividend is paid in the form of Class A common shares or Class B common shares, or rights to acquire Class A common shares or Class B common shares, (1) the holders of Class A common shares shall receive Class A common shares, or rights to acquire Class A common shares, as the case may be; and (2) the holders of Class B common shares shall receive Class B common shares, or rights to acquire Class B common shares, as the case may be.

Appointment, Disqualification and Removal of Directors

        Arco is managed by its board of directors. The Articles of Association provide that, unless otherwise determined by a special resolution of shareholders, the board of directors will be composed of four to 11 directors, with the number being determined by a majority of the directors then in office. There are no provisions relating to retirement of directors upon reaching any age limit. The Articles of Association also provide that, while Arco's shares are admitted to trading on Nasdaq, the board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

        The Articles of Association provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting. Each director shall be appointed and elected for such term as the resolution appointing him or her may determine or until his or her removal or vacation of office in accordance with the Articles of Association.

        Any vacancies on the board of directors that arise other than upon the removal of a director by resolution passed at a general meeting can be filled by the remaining directors (notwithstanding that they may constitute less than a quorum). Any such appointment shall be as an interim director to fill such vacancy until the next annual general meeting of shareholders.

        Additions to the existing board (within the limits set pursuant to the Articles of Association) may be made by ordinary resolution of the shareholders.

  Grounds for Removing a Director

        A director may be removed with or without cause by ordinary resolution. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

        The office of a director will be vacated automatically if he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director, (4) resigns his office by notice to us or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his or her office be vacated.

  Proceedings of the Board of Directors

        The Articles of Association provide that Arco's business is to be managed and conducted by the board of directors. The quorum necessary for the board meeting shall be a simple majority of the directors then in office (subject to there being a minimum of two directors present) and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

        Subject to the provisions of the Articles of Association, the board of directors may regulate its proceedings as they determine is appropriate. Board meetings shall be held at least once every calendar quarter and shall take place either in São Paulo, Brazil or at such other place as the directors may determine.

        Subject to the provisions of the Articles of Association, to any directions given by ordinary resolution of the shareholders and the listing rules of the Nasdaq, the board of directors may from time to time at its discretion exercise all powers of Arco, including, subject to the Companies Law, the power to issue debentures, bonds and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third-party.

Inspection of Books and Records

        Holders of Arco shares will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of the Company. However, the board of directors may determine from time to time whether and to what extent Arco's accounting records and books shall be open to inspection by shareholders who are not members of the board of directors. Notwithstanding the above, the Articles of Association provide shareholders with the right to receive annual financial statements. Such right to receive annual financial statements may be satisfied by publishing the same on the company's website or filing such annual reports as we are required to file with the SEC.

Register of Shareholders

        The Class A common shares are held through DTC, and DTC or Cede & Co., as nominee for DTC, will be recorded in the shareholders' register as the holder of our Class A common shares.

        Under Cayman Islands law, Arco must keep a register of shareholders that includes:

  •
  the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

  •
  the date on which the name of any person was entered on the register as a member; and

  •
  the date on which any person ceased to be a member.

        Under Cayman Islands law, the register of shareholders of Arco is prima facie evidence of the matters set out therein (i.e. the register of shareholders will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of shareholders is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against his or her name in the register of shareholders. Once the register of shareholders has been updated, the shareholders recorded in the register of shareholders should be deemed to have legal title to the shares set against their name.

        If the name of any person is incorrectly entered in or omitted from the register of shareholders, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of Arco, the person or member aggrieved (or any shareholder of Arco, or Arco itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted Company

        Arco is an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

  •
  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

  •
  an exempted company's register of shareholders is not open to inspection;

  •
  an exempted company does not have to hold an annual general meeting;

  •
  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

  •
  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

  •
  an exempted company may register as a limited duration company; and

  •
  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

        Arco is subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, Arco intends to continue to comply with the Nasdaq rules in lieu of following home country practice.

Anti-Takeover Provisions in our Articles of Association

        Some provisions of the Articles of Association may discourage, delay or prevent a change in control of Arco or management that shareholders may consider favorable. In particular, the capital structure of Arco concentrates ownership of voting rights in the hands of the Founding Shareholders. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Arco to first negotiate with the board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Class A common shares that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of Arco. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

  Two Classes of Common Shares

        The Class B common shares of Arco are entitled to 10 votes per share, while the Class A common shares are entitled to one vote per share. Since it owns of all of the Class B common shares of Arco, the Founding Shareholders currently have the ability to elect all directors and to determine the outcome of most matters submitted for a vote of shareholders. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other shareholders may view as beneficial.

        So long as the Founding Shareholders have the ability to determine the outcome of most matters submitted to a vote of shareholders as well as the overall management and direction of Arco, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, the fact that Arco has two classes of common shares may have the effect of depriving you as a holder of Class A common shares of an opportunity to sell your Class A common shares at a premium over prevailing market prices and make it more difficult to replace the directors and management of Arco.

  Preferred Shares

        Arco's board of directors is given wide powers to issue one or more classes or series of shares with preferred rights. Such preferences may include, for example, dividend rights, conversion rights, redemption privileges, enhanced voting powers and liquidation preferences.

        Despite the anti-takeover provisions described above, under Cayman Islands law, Arco's board of directors may only exercise the rights and powers granted to them under the Articles of Association, for what they believe in good faith to be in the best interests of Arco.

Protection of Non-Controlling Shareholders

        The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one-fifth of the shares of Arco in issue, appoint an inspector to examine the Company's affairs and report thereon in a manner as the Grand Court shall direct.

        Subject to the provisions of the Companies Law, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding-up order, if the court is of the opinion that this winding up is just and equitable.

        Notwithstanding the U.S. securities laws and regulations that are applicable to Arco, general corporate claims against Arco by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by Arco's Articles of Association.

        The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against Arco, or derivative actions in Arco's name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control Arco, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Registration Rights and Restricted Shares

        Although no shareholders of Arco have formal registration rights, they or entities controlled by them or their permitted transferees will be able to sell their shares in the public market from time to time without registering them, subject to certain limitations on the timing, amount and method of those sales imposed by regulations promulgated by the SEC.

Principal Differences between Cayman Islands and U.S. Corporate Law

        The Companies Law was modeled originally after similar laws in England and Wales but does not follow subsequent statutory enactments in England and Wales. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to Arco and the laws applicable to companies incorporated in the United States and their shareholders.

  Mergers and Similar Arrangements

        The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

        For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company's Articles of Association. The plan must be approved by the directors of each constituent company and filed with the Registrar of Companies together with a declaration as to: (1) the solvency of the consolidated or surviving company, (2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; (3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction, (4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property, (5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors; (6) a list of the assets and liabilities of each constituent company; (7) the non-surviving constituent company has retired from any fiduciary office held or will do so; (8) that the constituent company has complied with any requirements under the regulatory laws, where relevant; and (9) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

        Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, may be determined by the Cayman Islands' court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

  •
  Arco is not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

  •
  the shareholders have been fairly represented at the meeting in question;

  •
  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on the minority."

        When a takeover offer is made and accepted by holders of 90.0% in value of the shares affected within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

        If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

  Shareholders' Suits

        Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations.

        In principle, Arco itself would normally be the proper plaintiff and as a general rule, whilst a derivative action may be initiated by a minority shareholder on behalf of Arco in a Cayman Islands court, such shareholder will not be able to continue those proceedings without the permission of a Grand Court judge, who will only allow the action to continue if the shareholder can demonstrate that Arco has a good case against the Defendant, and that it is proper for the shareholder to continue the action rather than the Company's board of directors. Examples of circumstances in which derivative actions would be permitted to continue are where:

  •
  a company is acting or proposing to act illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote that has not been obtained; and

  •
  those who control the company are perpetrating a "fraud on the minority."

  Corporate Governance

        Cayman Islands law restricts transactions between a company and its directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors' duties of care and skill and fiduciary duties to the companies which they serve. Under Arco's Articles of Association, a director must disclose the nature and extent of his interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, the interested director may vote in respect of any transaction or arrangement in which he or she is interested. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the directors present at the meeting.

        Subject to the foregoing and our Articles of Association, our directors may exercise all the powers of Arco to vote compensation to themselves or any member of their body in the absence of an independent quorum. Our Articles of Association provide that, in the event a Compensation Committee is established, it shall be made up of such number of independent directors as is required from time to time by the Nasdaq rules (or as otherwise may be required by law). As of the date of this prospectus, we have no intention to establish a Compensation Committee.

        As a foreign private issuer, we are permitted to follow home country practice in lieu of certain Nasdaq corporate governance rules, subject to certain requirements. We currently rely, and will continue to rely, on the foreign private issuer exemption with respect to the following rules:

  •
  Nasdaq Rule 5605(b), which requires that independent directors comprise a majority of a company's board of directors. As allowed by the laws of the Cayman Islands, independent directors do not comprise a majority of our board of directors.

  •
  Nasdaq Rule 5605(e)(1), which requires that a company have a nominations committee comprised solely of "independent directors" as defined by Nasdaq. As allowed by the laws of the Cayman Islands, we do not have a nominations committee nor do we have any current intention to establish one.

  •
  Nasdaq Rule 5605(d) & (e), which require that compensation for our executive officers and selection of our director nominees be determined by a majority of independent directors. As allowed by the laws of the Cayman Islands, we do not have a nomination and corporate governance committee or remuneration committee nor do we have any current intention to establish either.

  Borrowing Powers

        Arco's directors may exercise all the powers of Arco to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of Arco or of any third party. Such powers may be varied by a special resolution of shareholders (requiring a two-thirds majority vote).

  Indemnification of Directors and Executive Officers and Limitation of Liability

        The Companies Law does not limit the extent to which a company's Articles of Association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Arco's Articles of Association provide that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal or other proceedings concerning Arco or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Arco's directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Directors' Fiduciary Duties

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors owe fiduciary duties to their companies to act bona fide in what they consider to be the best interests of the company, to exercise their powers for the purposes for which they are conferred and not to place themselves in a position where there is a conflict between their personal interests and their duty to the company. Accordingly, a director owes a company a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third-party. However, this obligation may be varied by the company's Articles of Association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board of directors. Arco's Articles of Association provides that a director must disclose the nature and extent of his or her interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

        A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience which he or she actually possesses.

        A general notice may be given to the board of directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or (2) he or she is to be regarded as interested in any contract or arrangement which may after the date of the notice to the board of directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to Arco's Articles of Association and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, a director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

        In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

  Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        The Companies Law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's Articles of Association. Arco's Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

  Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. As permitted under Cayman Islands law, Arco's Articles of Association do not provide for cumulative voting. As a result, the shareholders of Arco are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

  Removal of Directors

        The office of a director shall be vacated automatically if, among other things, he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director (4) resigns his office by notice to us or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his/her office be vacated.

  Transaction with Interested Shareholders

        The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, Arco cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that the board of directors owe duties to ensure that these transactions are entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.

  Dissolution; Winding Up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it may be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company resolves by ordinary resolution that it be wound up because it is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

        Under the Companies Law, Arco may be dissolved, liquidated or wound up by a special resolution of shareholders (requiring a two-thirds majority vote). Arco's Articles of Association also give its board of directors authority to petition the Cayman Islands Court to wind up Arco.

  Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under Arco's Articles of Association, if the share capital is divided into more than one class of shares, the rights attached to any class may only be varied with the written consent of the holders of two-thirds of the shares of that class or the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

        Also, except with respect to share capital (as described above), alterations to Arco's Articles of Association may only be made by special resolution of shareholders (requiring a two-thirds majority vote).

  Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, Arco's Articles of Association generally (and save for certain amendments to share capital described in this section) may only be amended by special resolution of shareholders (requiring a two-thirds majority vote).

  Rights of Non-Resident or Foreign Shareholders

        There are no limitations imposed by Arco's Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on Arco's shares. In addition, there are no provisions in the Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

TAXATION

        Tax considerations relating to the ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

 DESCRIPTION OF DEBT SECURITIES

        The debt securities will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common shares. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

        We have summarized certain terms and provisions of the indentures. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

        Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered. These terms will include some or all of the following:

  •
  classification as senior or subordinated debt securities;

  •
  ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

  •
  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

  •
  the designation, aggregate principal amount and authorized denominations;

  •
  the date or dates on which the principal of the debt securities may be payable;

  •
  the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;

  •
  the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

  •
  the place or places where the principal and interest shall be payable;

  •
  our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

  •
  our obligation, if any, of the Company to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;

  •
  if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;

  •
  if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;

  •
  whether the debt securities will be issued in the form of global securities;

  •
  provisions, if any, for the defeasance of the debt securities;

  •
  any U.S. federal income tax consequences; and

  •
  other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

        We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

        We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our "senior indebtedness." "Senior indebtedness" is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. "Senior indebtedness" does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

  •
  subject to applicable law, any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

  •
  (i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i) above) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

  •
  the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

        We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

        When we use the term "Event of Default" in the indentures with respect to the debt securities of any series, set forth below are some examples of what we mean:

        (1)   default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;

        (2)   default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;

        (3)   default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

        (4)   the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; or

        (5)   any other Events of Default that may be set forth in the applicable prospectus supplement.

        If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may by notice in writing to us declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

        If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

        The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

        We may discharge our obligations under each indenture, except as to:

  •
  the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;

  •
  substitution of mutilated, defaced, destroyed, lost or stolen debt securities;

  •
  the rights of holders of the debt securities to receive payments of principal and interest;

  •
  the rights, obligations and immunities of the trustee; and

  •
  the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

        when:

  •
  either:

  •
  all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or

  •
  all the debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

  •
  we have paid or caused to be paid all other sums then due and payable under such indenture; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

        In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance") or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series ("covenant defeasance"). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

        In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

  •
  we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

  •
  money in an amount;

  •
  U.S. government obligations; or

  •
  a combination of money and U.S. government obligations,

    in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;

  •
  we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

  •
  no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;

  •
  if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

        We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.

 DESCRIPTION OF DEBT WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF RIGHTS

        The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase our common shares and/or any of the other securities offered hereby. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption "Where You Can Find More Information." The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

  •
  the date for determining the persons entitled to participate in the rights distribution;

  •
  the exercise price for the rights;

  •
  the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

  •
  the number of rights issued to each shareholder and the number of rights outstanding, if any;

  •
  the extent to which the rights are transferable;

  •
  the date on which the right to exercise the rights will commence and the date on which the right will expire;

  •
  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

  •
  anti-dilution provisions of the rights, if any; and

  •
  any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and, where applicable, the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        We may issue units that include senior or subordinated debt securities, Class A common shares, rights, warrants or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

 PLAN OF DISTRIBUTION

        We and any selling shareholders may sell the securities offered by this prospectus:

  •
  through or to underwriters;

  •
  through or to dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of these methods.

        The prospectus supplement relating to any offering will identify or describe:

  •
  any underwriters, dealers or agents;

  •
  their compensation;

  •
  the net proceeds to us;

  •
  the purchase price of the securities;

  •
  the public offering price of the securities;

  •
  any discounts or concessions allowed or reallowed; and

  •
  confirm any exchange on which the securities will be listed, if any.

Underwriters

        If we or any selling shareholders use underwriters in the sale, we or the selling shareholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters' obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell Class A common shares short using this prospectus and deliver Class A common shares covered by this prospectus to close out such short positions, or loan or pledge Class A common shares to financial institutions that in turn may sell the Class A common shares using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the selling shareholders default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

        If the prospectus supplement so indicates, we or any selling shareholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

        Certain persons participating in certain offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

        If we or any selling shareholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the selling shareholders will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

        We or any selling shareholders may sell securities directly or through agents that we or the selling shareholders designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or the selling shareholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

        Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies;

  •
  educational and charitable institutions; and

  •
  other similar institutions as we or any selling shareholders may approve.

        The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

  •
  the validity of the arrangements; or

  •
  the performance by us or the institutional investor.

Indemnification

        Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against certain civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Cayman Data Protection Privacy Notice

  Scope

        The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of the Cayman Islands' Data Protection Law, 2017, or the DPL, which came into effect on 30 September 2019. This privacy notice puts investors the Company on notice that through your investment into the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL, or personal data. The Company collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. The Company will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of the Company on an ongoing basis or to comply with legal and regulatory obligations to which the Company is subject. The Company will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organisational information security measures designed to protect against unauthorised or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In our use of this personal data, we will be characterised as a "data controller" for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our "data processors" for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to the Company.

        If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

  What rights do individuals have in respect of personal data?

        Under the DPL, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils the Company's obligation in this respect.

        Individuals have rights under the DPL in certain circumstances. These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that the Company cease processing personal data for direct marketing purposes.

        If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company's responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands' Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

  Contacting the Company

        For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://investor.arcoplatform.com/investor-relations or +55 (11) 3047-2655.

 LEGAL MATTERS

        We are being represented by Davis Polk & Wardwell LLP with respect to the validity of the debt securities, warrants, rights and units, and certain legal matters of United States federal securities and New York State law. Certain legal matters of United States federal securities and New York State law in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of Class A common shares offered in any offering made pursuant to this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder and for the underwriters by a law firm named in the applicable prospectus supplement. Certain other matters of Brazil law will be passed upon for us by Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and for the underwriters by a law firm named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements of Arco Platform Limited as of and for the years ended December 31, 2018 and 2017, appearing in Arco Platform Limited's Annual Report on Form 20-F for the year ended December 31, 2018, have been audited by Ernst & Young Auditores Independentes S.S., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. These consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Arco Platform Limited for the year ended December 31, 2016, have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The combined carve-out financial statements of Positivo Soluções Didáticas as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

        Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our Class A common shares are listed on the Nasdaq Global Select Market. You can consult reports and other information about Arco that it filed pursuant to the rules and regulations of the SEC.

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

  •
  Our 2018 Annual Report;

  •
  Our report on Form 6-K furnished to the SEC on July 16, 2019, relating to the appointment of Edward Ruiz as a new member of our board of directors;

  •
  Our report on Form 6-K furnished to the SEC on August 8, 2019, relating to the appointment of Pablo Doberti as a new member of our board of directors;

  •
  Our report on Form 6-K furnished to the SEC on August 28, 2019, relating to our unaudited interim condensed consolidated financial statements as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 and the notes thereto;

  •
  Our report on Form 6-K furnished to the SEC on October 15, 2019, relating to (i) the unaudited interim condensed combined carve-out financial statements of Positivo as of June 30, 2019 and for the six months ended June 30, 2019 and 2018, and the notes thereto, (ii) the audited combined carve-out financial statements of Positivo as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, and the notes thereto, and (iii) our unaudited pro forma condensed consolidated financial information as of and for the six months ended June 30, 2019 and for the year ended December 31, 2018 and the notes thereto; and

  •
  With respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

        Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Arco Platform Limited
Rua Augusta 2840, 9th floor, suite 91
Consolação, São Paulo—SP
01412-100, Brazil
+55 (11) 3047-2655

        You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

7,719,503 Class A common shares

Arco Platform Limited

PROSPECTUS SUPPLEMENT

Global Coordinators

Goldman Sachs & Co. LLC	Morgan Stanley	Itaú BBA

                , 2019

Through and including                , 2019 (the 25th day after the date of this prospectus supplement), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.